   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2001


                                                      REGISTRATION NO. 333-50576
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 4 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               ARTISTDIRECT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7389                            95-4760230
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)         CLASSIFICATION NUMBER)              IDENTIFICATION NO.)

                            ------------------------

                       5670 WILSHIRE BOULEVARD, SUITE 200
                         LOS ANGELES, CALIFORNIA 90036
                                 (323) 634-4000
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                JAMES B. CARROLL
                            CHIEF FINANCIAL OFFICER
                       5670 WILSHIRE BOULEVARD, SUITE 200
                         LOS ANGELES, CALIFORNIA 90036
                                 (323) 634-4000
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                             GREG T. WILLIAMS, ESQ.
                              JOSEPH H. CHI, ESQ.
                            PARKER A. SCHWEICH, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                              38 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (949) 790-6300
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE



--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED             PROPOSED
                                                                         MAXIMUM              MAXIMUM             AMOUNT OF
TITLE OF EACH CLASS OF                           AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
SECURITIES TO BE REGISTERED                      REGISTERED(1)          PER SHARE         OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value...............        58,572              $40.00(2)          $2,223,971(3)         $556.00(4)
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value, issuable upon
  exercise of options pursuant to the
  Registrant's 1999 Employee Stock Option
  Plan......................................        395,649            $140.00(5)         $16,999,832(6)        $4,250.00(7)
--------------------------------------------------------------------------------------------------------------------------------
Options to purchase common stock, $0.01 par
  value, issued pursuant to the Registrant's
  1999 Employee Stock Option Plan...........      395,649(8)            $28.00(9)         $3,399,966(10)         $850.00(11)
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value, issuable upon
  exercise of options pursuant to the
  Registrant's 1999 Artist Stock Option
  Plan......................................        222,375            $139.28(12)        $13,311,203(6)        $3,328.00(13)
--------------------------------------------------------------------------------------------------------------------------------
Options to purchase common stock, $0.01 par
  value, issued pursuant to the Registrant's
  1999 Artist Stock Option Plan.............      222,375(8)           $27.86(14)         $2,662,241(15)         $665.60(11)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, issuable upon
  exercise of options pursuant to the
  Registrant's 1999 Artist and Artist
  Adviser Stock Option Plan.................        119,336            $139.28(16)         $8,001,216(6)        $2,000.00(13)
--------------------------------------------------------------------------------------------------------------------------------
Options to purchase common stock, $0.01 par
  value, issued pursuant to the Registrant's
  1999 Artist and Artist Advisor Stock
  Option Plan...............................      119,336(8)           $27.86(17)         $1,600,243(18)         $400.00(11)
--------------------------------------------------------------------------------------------------------------------------------
Total.......................................                                                                   $12,049.60(19)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------



(1) All share numbers have been adjusted to reflect a 1-for-10 reverse split of the Registrant's Common Stock in July 2001.



(2) Highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $12.40 to $40.00, depending on the price originally paid by the offeree and excluding interest.



(3) Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this registration statement is accepted in full with respect to the shares of common stock.



(4) Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold.



(5) Highest exercise price of the options issued under the Registrant's 1999 Employee Stock Option Plan which are subject to the rescission offer covered by this registration statement. The price per share ranges from $12.40 to $140.00.



(6) Aggregate purchase price estimated to be payable if the rescission offer covered by this registration statement is rejected in full as to the options issued under the Registrant's 1999 Employee Stock Option Plan and all shares of common stock underlying such options are exercised.



(7) Calculated pursuant to Rule 457(h)(1) on the basis of the exercise price at which such securities may be purchased.



(8) Reflects the number of underlying shares for which the options are exercisable for. The options are subject to the rescission offer.



(9) Highest price, excluding interest, to be payable per share underlying the unexercised options issued pursuant to the Registrant's 1999 Employee Stock Option Plan which are subject to the rescission offer. The price per share will range from $2.48 to $28.00, depending on the exercise price of the related option and excluding interest.



(10)Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this registration statement is accepted in full as to the options issued under the Registrant's 1999 Employee Stock Option Plan.



(11)Calculated pursuant to Rule 457(j) on the basis of the aggregate proposed re-purchase price, excluding interest.



(12)Highest exercise price of the options issued under the Registrant's 1999 Artist Stock Option Plan which are subject to the rescission offer covered by this registration statement. The price per share ranges from $40.00 to $139.28.



(13)Calculated pursuant to Rule 457(i) on the basis of the exercise price at which such securities may be purchased.



(14)Highest price, excluding interest, to be payable per share underlying the unexercised options issued pursuant to the Registrant's 1999 Artist Stock Option Plan which are subject to the rescission offer. The price per share will range from $8.00 to $27.856, depending on the exercise price of the related option and excluding interest.



(15)Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this registration statement is accepted in full as to the options issued under the Registrant's 1999 Artist Stock Option Plan.



(16)Highest exercise price of the options issued pursuant to the Registrant's 1999 Artist and Artist Advisor Stock Option Plan which are subject to the rescission offer covered by this registration statement. The price per share ranges from $36.00 to $139.28.



(17)Highest price, excluding interest, to be payable per share underlying the unexercised options issued pursuant to the Registrant's 1999 Artist and Artist Advisor Stock Option Plan which are subject to the rescission offer. The price per share will range from $7.20 to $27.856, depending on the exercise price of the related option and excluding interest.



(18)Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this registration statement is accepted in full as to the options issued under the Registrant's 1999 Artist and Artist Advisor Stock Option Plan.



(19)$10,134.06 was previously paid. The Registrant is paying the remaining balance of $1,915.54 with the filing of this registration statement.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS NOVEMBER 14, 2001


                              [ARTISTDIRECT LOGO]

                                RESCISSION OFFER
                         795,932 SHARES OF COMMON STOCK
--------------------------------------------------------------------------------

SYMBOL & MARKET:

     - ARTD/The Nasdaq National Market


     - On November 13, 2001, the last reported sale price for our common stock on The Nasdaq National Market was $6.07 per share.


THE RESCISSION OFFER:

     - We are offering to repurchase 58,572 shares of our common stock from employees and artists and their managers and advisors who purchased those shares upon exercise of options granted to them (regardless of whether the shares have been subsequently sold by such persons).


     - We are also offering to repurchase vested and unvested unexercised options to purchase up to 737,360 shares of our common stock from employees and artists and their managers and advisors who have not exercised options granted to them (regardless of whether the options have expired). We are also registering these shares so that if you decide to reject the rescission offer and later exercise your options, the shares issued will be registered under the 1933 Securities Act, as amended.


     - The repurchase price for the shares subject to our rescission offer ranges from $12.40 to $40.00 per share, depending on the price paid by those offerees who exercised options before the expiration of the rescission offer, plus interest, from the date of purchase of the shares until the rescission offer expires, at the interest rate set forth below (less any amounts received if an offeree has already sold the shares).

     - The repurchase price for the vested and unvested unexercised options subject to our rescission offer will be at 20% of the option exercise price multiplied by the number of shares subject to such options, plus interest, from the date of the option grant until the rescission offer expires, at the interest rate set forth below. The options subject to the rescission offer have exercise prices ranging from $12.40 to $140.00 per share. Accordingly, the repurchase price for the vested and unvested unexercised options ranges from $2.48 to $28.00 per share, which is 20% of the option exercise price, plus interest.

     - Depending on the state in which the shares were purchased by you or the options were granted to you, you will be entitled to receive the interest at the following annual rate: 10% in Arizona or Maryland; 9% in Oregon; 8% in Washington; 7% in California, Florida, Illinois, Nevada, New Jersey, New York, Tennessee, Texas or any foreign countries; and 6% in Georgia, Massachusetts or Michigan.

     - The rescission offer will expire on                , 2001, thirty days
       after the effective date of the registration statement filed with this prospectus.


     - See "Risk Factors" beginning on page 12 to read about certain factors you should consider before accepting or rejecting the rescission offer.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS


                                      PAGE
                                      ----
Prospectus Summary..................    7
Risk Factors........................   12
Our Rescission Offer................   29
Special Note Regarding
  Forward-Looking Statements........   38
Dividend Policy.....................   38
Price Range of Common Stock.........   38
Capitalization......................   39
Selected Consolidated Financial
  Data..............................   40
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................   42



                                      PAGE
                                      ----
Business............................   60
Management..........................   75
Related Party Transactions..........  109
Principal Stockholders..............  120
Description of Capital Stock........  122
Shares Eligible for Future Sale.....  125
Plan of Distribution................  126
Legal Matters.......................  126
Experts.............................  127
Where You Can Find Information......  127
Index to Consolidated Financial
  Statements........................  F-1


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

                QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER

     Q:Why are you making the rescission offer?

     A:Prior to our initial public offering in March 2000, we issued shares or options to purchase shares of our common stock to our employees pursuant to our 1999 Employee Stock Option Plan and to artists and their managers and advisors pursuant to our 1999 Artist Stock Option Plan and our 1999 Artist and Artist Advisor Stock Option Plan. Due to the total number of shares and options issued to our employees pursuant to our 1999 Employee Stock Option Plan, and our belief that our artists and their managers and advisors may not have qualified as consultants pursuant to Rule 701 promulgated under the Securities Act of 1933, as amended, we believe the issuance of some of these shares and options did not comply with the requirements of Rule 701 or any other available exemptions from the registration requirements of Section 5 of the Securities Act, and also may not have qualified for any exemption from qualification or registration under the securities laws of Arizona, California, Georgia, Maryland, Massachusetts, Michigan, Oregon or Washington. The rescission offer is intended to address these federal and state compliance issues by allowing holders of shares or options covered by the rescission offer to sell those securities back to us and to reduce our contingent liability with respect to options and shares which may not have been issued in compliance with applicable federal and state securities laws.

     Q:What will I receive if I accept the rescission offer?

     A:If you accept our rescission offer, we will repurchase those shares purchased by you pursuant to option exercises you made before the expiration of this rescission offer (regardless of whether you have subsequently sold the shares), at the purchase or exercise price paid for these shares, plus interest, from the date of purchase of the shares until the rescission offer expires, at the current statutory rate per year mandated by the state in which the shares were purchased by you, or at 7% per year if a "private placement" exemption was available in a particular state or if the shares were otherwise issued in compliance with state law (less any amounts received if you have already sold the shares). If you accept our rescission offer, we will also repurchase all unexercised options granted to you (regardless of whether the options have expired) at 20% of the option exercise price multiplied by the number of shares subject to such options, plus interest, from the date of grant until the rescission offer expires, at the current statutory rate per year mandated by the state in which the options were granted to you, or at 7% per year if a "private placement" exemption was available in a particular state or if the options were otherwise issued in compliance with state law. Depending on the state in which the shares were purchased by you or the options were granted to you, you will be entitled to receive interest at the following annual rate: 10% in Arizona or Maryland; 9% in Oregon; 8% in Washington; 7% in California, Florida, Illinois, Nevada, New Jersey, New York, Tennessee, Texas or any foreign countries; and 6% in Georgia, Massachusetts or Michigan. In addition, although we believe that the shares purchased and options granted in Florida, Illinois, Nevada, New Jersey, Tennessee and Texas complied with applicable "private placement" exemptions in those states, and that the shares purchased and options granted in New York and any foreign countries are not subject to rescission rights under state law, we will nonetheless offer to repurchase those shares purchased by you pursuant to option exercises you made before the expiration of this rescission offer (even if you subsequently sold those shares), at the purchase or exercise price paid for those shares (less any amounts received if you have already sold the shares), and to repurchase all unexercised options granted to you (even if the options have expired) at 20% of the option exercise price multiplied by the number of shares subject to such options, all together with interest at an annual rate of 7% on amounts paid to you for shares purchased and options granted in those states and foreign countries. We believe that your acceptance of the rescission offer will, under general theories of estoppel, preclude you from later seeking similar relief, and we are unaware of any federal or state case law to the contrary. However, we urge you to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the rescission offer.

     Q:What if I have already exercised my options, or hold options that have expired?

     A:If you have already exercised your options, you will only be entitled to exercise your rescission rights with respect to the shares of stock that were issued upon the exercise of those options. If you hold options that have expired, they will be treated in the same manner as any other options subject to the rescission offer that have not expired.

     Q:What if I already sold some or all of my shares subject to the rescission offer?

     A:If you already sold some or all of your shares subject to the rescission offer, you will still be entitled to receive the full amount that you paid for those shares plus interest on such amount at the applicable annual state interest rate, but less any amounts you previously received when you sold those shares at a loss; provided, if you have already received more for those shares than you would otherwise be entitled to under the rescission offer, you will not receive anything under the rescission offer.

     Q:What will happen if I affirmatively reject or fail to accept the rescission offer before the expiration date?


     A:If you affirmatively reject or fail to accept the rescission offer, you will retain ownership of the options and/or shares you received and will not receive any cash for those securities. In addition, any shares issuable upon the exercise of your currently unexercised options, will be registered under the Securities Act, and will be fully tradeable under the Securities Act (unless you are an "affiliate" of ARTISTdirect within the meaning of Rule 144 of the Securities Act) but will remain subject to any applicable terms and conditions of the original agreement under which they were issued. You should note that if you already exercised your options, we are not registering the shares that were issued when you exercised your options and accordingly, you would only be able to resell those shares pursuant to an exemption from registration; however we believe that all such shares are currently eligible to be sold pursuant to the exemption provided by Rule 144 of the Securities Act, as amended.


       If you affirmatively reject or fail to accept the rescission offer, it is unclear whether or not your federal right of rescission will remain preserved. The staff of the Securities and Exchange Commission takes the position that a person's federal right of rescission may survive the rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitation for non-compliance with the requirement to register securities under the Securities Act of 1933 is one year. The state remedies and statutes of limitation vary and depend upon the state in which the options were granted to you and/or the shares were purchased by you:

       - ARIZONA. Generally, the Arizona statute of limitation for non-compliance with the requirement to register or qualify securities under the Arizona Securities Act is one year after the non-compliance occurred. If the shares or options were issued to you in Arizona, and you do not accept the rescission offer, you will still retain your right of rescission under Arizona law. However, if the applicable statute of limitation has expired, you will not have any right of rescission. The Arizona Corporation Commission also has the administrative power to order a rescission offer. It is unclear whether such an administrative action would be precluded by our rescission offer or any statute of limitation.

       - CALIFORNIA. Generally, the California statute of limitation for non-compliance with the requirement to register or qualify securities under the California Corporate Securities Law of 1968 is the earlier of two years after the non-compliance occurred, or one year after discovery of the facts constituting such non-compliance. However, if the shares or options were issued to you in California, and you do not accept the rescission offer, you will no longer have any right of rescission under California law.

       - GEORGIA. Generally, the Georgia statute of limitation for non-compliance with the requirement to register or qualify securities under the Georgia Securities Act of 1973 is two years after the date of the contract for sale of such securities. However, if the shares or options were issued to you in Georgia, and you do not accept the rescission offer, you will no longer have any right of rescission under Georgia law.

       - MARYLAND. Generally, the Maryland statute of limitation for non-compliance with the requirement to register or qualify securities under the Maryland Securities Act is the earlier of three years after the contract for sale of such securities, or one year after the non-compliance occurred. However, if the shares or options were issued to you in Maryland, and you do not accept the rescission offer, you will no longer have any right of rescission under Maryland law.

       - MASSACHUSETTS. Generally, the Massachusetts statute of limitation for non-compliance with the requirement to register or qualify securities under the Massachusetts Uniform Securities Act is four years after the discovery of such non-compliance. However, if the shares or options were issued to you in Massachusetts, and you do not accept the rescission offer, you will no longer have any right of rescission under Massachusetts law.

       - MICHIGAN. Generally, the Michigan statute of limitation for non-compliance with the requirement to register or qualify securities under the Michigan Uniform Securities Act is two years after the date of the contract for sale of such securities. However, if the shares or options were issued to you in Michigan, and you do not accept the rescission offer, you will no longer have any right of rescission under Michigan law.

       - NEW YORK. If the shares or options were issued to you in New York, you do not have a right of rescission under New York law. Accordingly, your acceptance or non-acceptance of the rescission offer pursuant to your federal right of rescission will have no effect under New York law.

       - OREGON. Generally, the Oregon statute of limitation for non-compliance with the requirement to register or qualify securities under the Oregon Securities Law is three years after the sale of such securities. However, if the shares or options were issued to you in Oregon, and you do not accept the rescission offer, you will no longer have any right of rescission under Oregon law.

       - WASHINGTON. Generally, the Washington statute of limitation for non-compliance with the requirement to register or qualify securities under the Securities Act of Washington is three years after the contract for sale of such securities. However, if the shares or options were issued to you in Washington, and you do not accept the rescission offer, you will no longer have any right of rescission under Washington law.

       - FLORIDA, ILLINOIS, NEVADA, NEW JERSEY, TENNESSEE AND TEXAS. If the shares or options were issued to you in Florida, Illinois, Nevada, New Jersey, Tennessee or Texas, we believe those issuances complied with applicable "private placement" exemptions in those states. Accordingly, your acceptance or non-acceptance of the rescission offer pursuant to your federal right of rescission will have no effect under the laws of Florida, Illinois, Nevada, New Jersey, Tennessee or Texas.

       - FOREIGN COUNTRIES. If the shares or options were issued to you in a foreign country, we believe that the only applicable rescission rights you have under applicable U.S. law are those under federal securities laws. As previously stated, the staff of the Securities and Exchange Commission takes the position that a person's federal right of rescission may survive the rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitation for non-compliance with the requirement to register securities under the Securities Act of 1933 is one year.

     The above discussions do not relate to the antifraud provisions of applicable federal and state securities laws or rights under common law or equity. We urge you to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the rescission offer.

Q:When does the rescission offer expire?

A:Our rescission offer expires              , 2001, thirty days after the
  effective date of the registration statement filed with this prospectus.

Q:What do I need to do now to accept the rescission offer?

A:You should complete, sign and date the accompanying election form and return it to us, together with your stock certificates and/or option agreement for the shares and/or options you want us to repurchase, in the enclosed return envelope prior to the expiration date.

Q:What happens if I do not return my election form?

A:If you do not return your election form before the expiration date of our rescission offer, you will be deemed to have rejected our offer and the shares of common stock that you purchased and the shares of common stock issuable upon exercise of the options subject to the rescission offer will be registered under the Securities Act.

Q:Can I change my mind after I have mailed my signed election form?

A:Yes. You can change your decision about accepting or rejecting our rescission offer at any time before the expiration date. You can do this by completing and submitting a new election form.

Q:If I accept the rescission offer, will ARTISTdirect withhold any taxes?

A:If the options or shares subject to the rescission offer were issued to you in connection with your employment as an ARTISTdirect employee, we will withhold a portion of your payment at the applicable tax withholding rate. If the options or shares subject to the rescission offer were not issued to you in connection with your employment as an ARTISTdirect employee, no taxes will be withheld on your payment. Regardless of whether you were employed by ARTISTdirect, however, we strongly urge you to consult with your tax advisor as to the tax consequences of accepting or rejecting the rescission offer.

Q:Who can help answer my questions?

A:We suggest that you consult your legal counsel prior to making your decision about accepting or rejecting our rescission offer. In addition, you can call James B. Carroll of ARTISTdirect at (323) 634-4000 with any questions about the rescission offer.

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering and our financial statements and the notes to those financial statements appearing elsewhere in this prospectus. In addition, except as expressly stated, all share numbers herein assume that no stockholders receiving the Rescission Offer exercise their right to rescind.

                                  ARTISTdirect

     We are a music entertainment company that combines an online music network with offline assets, including a record label and talent agency, to provide an integrated music solution for music fans, artists and marketing partners. The ARTISTdirect Network is a network of Web sites offering multi-media content, music news and information, community around shared music interests, music related commerce and digital music services.

     Our ARTISTdirect Network is an integrated network of Web sites consisting of:

     - The Ultimate Band List or the UBL -- a comprehensive online music search engine with information on more than 100,000 artists across numerous musical genres and links to thousands of music Web sites. The UBL features news, concert information, biographies, album reviews, contests, promotions, music samples and downloads;

     - iMusic -- an online music community with chats, message boards and fan clubs. Through hosted chats and fan conferences on iMusic, fans can interact directly with their favorite artists;

     - The ARTISTdirect Superstore -- a retail site offering a wide selection of music titles and artist merchandise;

     - Digital Music -- a feature which enables users to download music from the ARTISTdirect Network and listen to streaming Internet radio stations; and

     - ARTISTtv -- a site for broadband programming including a variety of current music videos and other programs.

     We also operate a music talent agency, the ARTISTdirect Agency, that procures live performance and concert touring appearance engagements and seeks advertising and sponsorship opportunities for a roster of high-profile artists. In connection with our agency activities, we have developed, managed and promoted integrated series of live concert tours and festivals, including Fan Nation and Sno-Core. These services enhance the relationships we have with many of our artists and enable us to identify potential sponsorship opportunities for advertisers with whom we have relationships.

     We recently formed a new record label company, ARTISTdirect Records, LLC, as a co-venture between our wholly-owned subsidiary, ARTISTdirect Recordings, Inc., and Radar Records Holdings, LLC, an entity wholly owned by our Chief Executive Officer, Mr. Field. Mr. Field serves as the Chief Executive Officer of ARTISTdirect Records. ARTISTdirect Records will seek to develop new music artists, and to produce and distribute their recordings as an independent label utilizing both traditional channels and emerging Internet distribution channels, including our own Internet music distribution network and artist services. We believe ARTISTdirect Records will allow us to strengthen our position as a music entertainment company with both traditional and new media capabilities based on the Internet.


     We have generated substantially all of our revenue from online sales of compact discs and other artist-related merchandise, online advertising and sponsorships, royalties on record sales and talent agency commissions. Our revenue was $21.7 million for the year ended December 31, 2000 and $8.6 million for the nine months ended September 30, 2001. We incurred a net loss of approximately $59.3 million for the year ended December 31, 2000 and approximately $47.4 million for the nine months ended September 30, 2001. Our accumulated losses of ARTISTdirect, Inc. and its predecessors as of September 30, 2001 were approximately $171.3 million, of which approximately $58.0 million represented stock-based compensation. While we believe that we can increase our revenue and diversify our revenue opportunities, we expect to continue to incur net losses and negative cash flows for the foreseeable future. We also expect to continue to face strong competition in our industry from the online music companies, traditional music retailers, "portals" and record labels. Such competition could adversely affect our future operating results.


     ARTISTdirect, Inc. was incorporated in Delaware in July 1999. ARTISTdirect, LLC, our predecessor, was organized as a California limited liability company in August 1996. Our principal executive offices are located at 5670 Wilshire Boulevard, Suite 200, Los Angeles, California 90036, and our telephone number is
(323) 634-4000. Our World Wide Web address is www.artistdirect.com. The information on our Web site is not a part of this prospectus.

     We use the following registered service marks and domain names of ARTISTdirect in this prospectus: ARTISTdirect(SM), UBL(SM), iMusic(SM), www.artistdirect.com, www.ubl.com, www.imusic.com and www.downloadsdirect.com. All other trade names and trademarks appearing in this prospectus are the property of their respective holders.

                                RESCISSION OFFER

Common stock and options to purchase
  common stock subject to rescission
  offer.............................     795,932 shares and options

Common stock outstanding............     3,554,708 shares (as of September 30,
                                         2001)

Nasdaq National Market symbol.......     ARTD
-------------------------
     Unless otherwise indicated, all information in this prospectus:

     - reflects the one-for-four reverse split of our common stock effected on March 21, 2000 and the one-for-ten reverse split of our common stock effected on July 5, 2001;

     - excludes 200,000 shares of our common stock that we repurchased in April 2001 in connection with a partial self-tender offer;


     - excludes 27,528 shares of our common stock that we repurchased in the open market;



     - reflects outstanding shares as of September 30, 2001;



     - excludes shares of our common stock issuable pursuant to options and warrants outstanding as of September 30, 2001;


     - excludes unexercised options and warrants assumed by us in connection with our acquisition of Mjuice.com, Inc.; and

     - assumes that, except as expressly stated herein, no stockholder accepts the rescission offer.

     We have issued shares or options to purchase shares of our common stock to our employees pursuant to our 1999 Employee Stock Option Plan and to artists and their managers and advisors pursuant to our 1999 Artist Stock Option Plan and our 1999 Artist and Artist Advisor Stock Option Plan. Due to the total number of shares and options issued to our employees pursuant to our 1999 Employee Stock Option Plan, and our belief that our artists and their managers and advisors may not have qualified as consultants pursuant to Rule 701 promulgated under the Securities Act of 1933, as amended, we believe the issuance of some of these shares and options did not comply with the requirements of Rule 701 or any other available exemptions from the registration requirements of Section 5 of the Securities Act, and may not have qualified for any exemption from qualification or registration under applicable state securities laws either. We are thus making this rescission offer to all these persons pursuant to a registration statement filed under the Securities Act and pursuant to applicable state securities laws.

     In this rescission offer, we are offering to repurchase from these persons all shares issued directly to these persons or pursuant to option exercises by these persons before the expiration of this rescission offer (regardless of whether these persons have subsequently sold their shares), at the purchase or exercise price paid for these shares, plus interest from the date of purchase until this rescission offer expires, at the current statutory rate per year mandated by the state in which the shares were purchased by each person, or at 7% per year if a "private placement" exemption was available in a particular state or if the shares were otherwise issued in compliance with state law (less any amounts received if these persons have already sold their shares). We are also offering to repurchase all vested and unvested unexercised options granted to such persons (regardless of whether the options have expired) at 20% of the option exercise price multiplied by the number of shares subject to such options, plus interest from the date of grant until this rescission offer expires, at the current statutory rate per year mandated by the state in which the options were granted to each person, or at 7% per year if a "private placement" exemption was available in a particular state or if the options were otherwise issued in compliance with state law. Depending on the state in which the shares were purchased by or the options were granted to these persons, each will be entitled to receive interest at the following annual rate: 10% in Arizona or Maryland; 9% in Oregon; 8% in

Washington; 7% in California, Florida, Illinois, Nevada, New Jersey, New York, Tennessee, Texas or any foreign countries; and 6% in Georgia, Massachusetts or Michigan. In addition, although we believe that the shares and options issued in Florida, Illinois, Nevada, New Jersey, Tennessee and Texas complied with applicable "private placement" exemptions in those states, and that the shares and options issued in New York and any foreign countries are subject to rescission rights only under federal law, we are nonetheless offering to repurchase those shares issued pursuant to option exercises made before the expiration of this rescission offer (even if those shares were subsequently sold), at the purchase or exercise price paid for those shares (less any amounts received if the shares have already been sold), and to repurchase all unexercised options issued (even if the options have expired), at 20% of the option exercise price multiplied by the number of shares subject to such options, all together with interest at an annual rate of 7% on amounts paid for shares and options issued in those states and foreign countries. The options subject to the rescission offer have exercise prices ranging from $12.40 to $140.00 per share. Accordingly, the repurchase price for the vested and unvested unexercised options ranges from $2.48 to $28.00 per share, which is 20% of the option exercise price, plus interest.


     We are also registering the shares of common stock issuable upon the exercise of currently unexercised options subject to the rescission offer. In the event an offeree rejects the rescission offer with respect to unexercised options and subsequently exercises these options, the shares issued upon the exercise of such options will be registered under the Securities Act and will be freely tradeable (unless you are an "affiliate" of ARTISTdirect within the meaning of Rule 144 of the Securities Act), subject to the terms and conditions of the option agreement itself. You should note that if you already exercised your options, we are not registering the shares that were issued when you exercised your options and accordingly, you would only be able to resell those shares pursuant to an exemption from registration; however we believe that all such shares are currently eligible to be sold pursuant to the exemption provided by Rule 144 of the Securities Act, as amended.


     This rescission offer will expire 30 days after the effective date of the registration statement filed with this prospectus. We believe that a person's acceptance of the rescission offer will, under general theories of estoppel, preclude that person from later seeking similar relief, and we are unaware of any federal or state case law to the contrary. However, we urge these persons to consult with an attorney regarding all of their legal rights and remedies before deciding whether or not to accept the rescission offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                 PERIOD FROM
                                                  AUGUST 8,
                                                     1996                                                    NINE MONTHS ENDED
                                                (INCEPTION) TO           YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                 DECEMBER 31,    ---------------------------------------   ---------------------
                                                     1996         1997     1998      1999        2000        2000        2001
                                                --------------   ------   ------   ---------   ---------   ---------   ---------
                                                                                                                (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net revenue...................................       $ --        $1,888   $4,582   $  10,274   $  21,676   $  15,657   $   8,594
Gross profit (loss)...........................         --         1,280    2,067          34      (4,866)     (3,711)     (5,465)
Operating expenses............................         28         1,737    8,416      58,169      60,176      42,562      40,931
Loss from operations..........................         28           457    6,349      58,135     (65,042)    (46,273)    (46,396)
Net loss......................................         28           460    6,318      57,804     (59,308)    (42,265)    (47,393)
Basic and diluted net loss per share(1).......                                        (17.14)     (26.83)     (22.90)     (13.11)
Weighted average shares outstanding used in
  computing basic and diluted net loss per
  share for periods from October 6, 1999 to
  December 31, 1999 and for the year ended
  December 31, 2000 and for the nine months
  ended September 30, 2000 and 2001...........                                     1,417,746   3,175,126   2,966,541   3,656,333


------------------------

(1) We were organized as an LLC for tax purposes prior to October 6, 1999. Consequently, the basic and diluted loss per share for 1999 represents the period from October 6, 1999 to December 31, 1999.


     The "pro forma" column below reflects our capitalization as of September 30, 2001 with adjustments to give effect to:


     - the acceptance of the rescission offer by all holders of common stock and unexercised options subject to the rescission offer; and


     - stock based compensation of approximately $11.2 million assuming the acceptance of the rescission offer as of September 30, 2001, of which $6.2 million would be recorded as expense upon the expiration of the rescission offer and $4.9 million of which would be recorded as expense over the remaining term of the underlying service agreements for non-employees (assuming there are no terminations or revisions to the existing service agreements underlying the shares and options subject to the rescission offer). The compensation amount would be recorded as expense of $1.3 million in the final three months of 2001, $3.3 million in 2002 and $252,000 in 2003.



                                                                     AS OF
                                                               SEPTEMBER 30, 2001
                                                              --------------------
                                                              ACTUAL     PRO FORMA
                                                              -------    ---------
                                                                  (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:

Cash, cash equivalents and short term investments...........  $60,600     $49,411
Working capital.............................................   60,690      49,501
Goodwill and intangibles, net...............................      936         936
Total assets................................................   73,748      62,559
Total redeemable securities.................................   11,189          --
Total stockholders' equity..................................   56,850      56,850



     See page 39 for a further discussion of our pro forma capitalization, which assumes that the rescission offer is accepted in its entirety by all eligible option holders and eligible stockholders.

                                  RISK FACTORS

     You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making a decision to accept or reject our rescission offer. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

     IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS BECAUSE WE HAVE A LIMITED OPERATING HISTORY AND RAPIDLY EVOLVING BUSINESS.

     Our limited operating history and rapidly evolving business make it difficult to evaluate our prospects or to accurately predict our future revenue or results of operations. Our revenue and income potential are unproven, and our business model is constantly and rapidly evolving. In particular, the Internet is constantly changing and we may need to modify our business model to adapt to these changes, including our recent decision to focus a significant amount of resources on off-line businesses such as ARTISTdirect Recordings, our record label co-venture with Frederick Field.

     OUR BUSINESS MODEL IS NEW AND UNPROVEN, AND WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO OPERATE OUR BUSINESS SUCCESSFULLY

     Our model for conducting business and generating revenue is new and unproven. Our success will depend primarily on our ability to generate revenue from our offline assets and from multiple sources through the ARTISTdirect Network, including:

     - online sales of music and related merchandise;

     - sales of advertising and sponsorships;

     - marketing our database of consumer information and preferences;

     - sales of, or subscription fees for, digitally distributed music; and

     - royalties and related revenue from record label operations.

     It is uncertain whether a music-related Web site that relies on attracting people to learn about, listen to and purchase music and related merchandise can generate sufficient revenue from electronic commerce, advertising, sales of database information and sales of, or fees for, digital downloads of music, to become a viable business. We provide many of our products and services without charge, and we may not be able to generate sufficient revenue to pay for these products and services. In addition, it may take a significant amount of time for us to develop and operate our record label co-venture with Frederick Field. Accordingly, we are not certain that our business model will be successful or that we can sustain revenue growth or be profitable. If our markets develop more slowly than expected or become saturated with competitors, our products and services do not achieve or sustain market acceptance, we may not be able to successfully operate our business.

     WE HAVE A HISTORY OF OPERATING LOSSES AND ANTICIPATE LOSSES AND NEGATIVE CASH FLOW FOR THE FORESEEABLE FUTURE


     To date, we have not been profitable on an annual or quarterly basis and have incurred accumulated losses of approximately $171.3 million as of September 30, 2001. For the nine months ended September 30, 2001 and the year ended December 31, 2000, we incurred net losses of approximately $47.4 million and $59.3 million, respectively, which represented approximately 552% and 274%, respectively, of our revenue for those periods. We expect our operating losses and negative cash flow to continue for at least the near future. We will need to generate significant additional revenue to achieve profitability. Consequently, it is possible that we may never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve or sustain profitability in the future, then we will likely be unable to continue our operations.

     OUR OPERATING RESULTS WILL LIKELY BE UNPREDICTABLE

     Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Because our operating results are volatile and difficult to predict, our operating results have in the past, and in the future may, fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may fall significantly.

     IF WE ARE NOT SUCCESSFUL IN GENERATING REVENUE FROM A CO-VENTURE RECORD LABEL WITH FREDERICK FIELD, WE MAY NOT BE ABLE TO INCREASE OUR NET REVENUES.

     We recently decided to invest a significant amount of our resources in offline activities such as a record label. Accordingly, in May 2001, we entered into an agreement with music and entertainment veteran, Frederick Field, to develop and operate a co-venture record label and to hire Mr. Field as our Chairman of the Board and Chief Executive Officer. The co-venture record label is a new enterprise and will face significant challenges in developing and operating its planned business, including but not limited to the following:

     - identifying and entering into recording agreements with artists for the record label;

     - hiring new personnel for the record label;

     - producing and promoting new music recordings for artists signed to the record label;

     - developing a recognized brand name in the music industry;

     - developing distribution channels for the record label;

     - integrating the record label's operations with our existing operations;
       and

     - generating record label revenue and achieving profitability.

     The record label has no operating history upon which to assess whether it will be able to meet all of the challenges required to successfully develop and operate its business. Accordingly, there can be no assurance that Mr. Field will be able to successfully operate the label. If the record label is not able to develop a successful business with revenue and profits, we will not receive the anticipated benefits of our investment in the record label and our business, financial condition and results of operations would be materially and adversely affected.

     WE HAVE COMMITTED A SUBSTANTIAL AMOUNT OF OUR AVAILABLE CASH TO THE RECORD LABEL CO-VENTURE WITH FREDERICK FIELD AND, AS A RESULT, THE AMOUNT OF CASH THAT WE WILL HAVE AVAILABLE TO OPERATE OUR OTHER BUSINESSES HAS BEEN SUBSTANTIALLY REDUCED.


     The record label co-venture with Mr. Field represents a potentially significant shift in the planned use of our cash resources. We will be required to commit as much as $50 million to the record label over the next five years. Subject to this overall limit, we may be required to advance as much as $15 million per year to the record label, including an initial commitment of $12 million that has been partially funded. As of September 30, 2001, we had approximately $60.6 million in cash (including short-term investments in marketable securities). While we currently believe this amount of cash is adequate to fund our obligations to the record label and our existing businesses for the foreseeable future, including obligations to our joint venture with the Cisneros Television Group, if the record label is not successful, if there is a material delay in anticipated cash flow from the record label or if we are required to contribute a significant amount of funds to the joint venture with Cisneros Television Group, there can be no assurance that our existing cash resources will be adequate to enable us to successfully operate our other businesses or to become cash flow positive at any time in the foreseeable future. If this occurs, we will need to raise additional capital to continue operating our businesses. There can be no assurance that we will be able to raise this additional funding at all or on reasonably acceptable terms if it is needed in the future. If we are unable to successfully raise any necessary funding, our ability to successfully operate our business would be materially adversely affected. See "Liquidity and Capital Resources" on pages 56-57 for more information on our liquidity and capital resources.



     WE DO NOT CURRENTLY EXPECT ONLINE ADVERTISING TO GROW SIGNIFICANTLY IN THE NEAR FUTURE AND AS A RESULT, OUR BUSINESS MAY BE ADVERSELY AFFECTED


     If we do not increase advertising revenue, our business will be adversely affected. Increasing our advertising revenue depends upon many factors, including our ability to:

     - respond to and anticipate fluctuations in the demand for, and pricing of, online advertising;

     - conduct successful selling and marketing efforts aimed at advertisers;

     - increase the size of our audience and the amount of time that our audience spends on our Web sites;

     - increase our direct advertising sales force and build up our international marketing team;

     - increase the amount of revenue per advertisement;

     - aggregate our target demographic group of 13 to 34 year-old active music consumers;

     - offer advertisers the means to effectively target their advertisements to our audience;

     - accurately measure the size and demographic characteristics of our audience; and

     - maintain key advertising relationships; and compete for advertisers with Internet and traditional media companies.


     Our failure to achieve one or more of these objectives could impair our ability to increase advertising revenue, which could adversely affect our business. In addition to the above factors, general economic conditions, as well as economic conditions specific to online advertising, electronic commerce and the music industry, could affect our ability to increase our advertising revenue. In particular, the growth of online advertising has recently declined, which has had, and in the future may continue to have, a significant adverse effect on our revenue from online advertising. We do not currently expect online advertising to grow significantly in the near future. In the past, we have traditionally relied on a limited number of customers for our advertising revenue. For instance, for the nine months ended September 30, 2001, Universal Music Group and Pringles, a division of Procter & Gamble, accounted for 23% and 14%, respectively, of our media revenue for that period. Accordingly, the loss of any of our large advertising customers could materially adversely impact our advertising revenue and our business, financial condition and results of operations.


     IF WE DO NOT GENERATE INCREASED REVENUE FROM ONLINE PRODUCT SALES, OUR GROWTH WILL BE LIMITED AND OUR BUSINESS WILL BE ADVERSELY AFFECTED

     If we do not generate increased revenue from sales of online products, our growth will be limited and our business will be adversely affected. To generate significant online product revenue, we will have to offer music and related merchandise that appeal to a large number of online consumers. We also will have to continue to create online communities that are conducive to electronic commerce, maintain a sufficiently robust and scalable electronic commerce platform and increase our order fulfillment capability. Since our target market includes Internet users below the age of 18, and these users have limited access to credit cards, our ability to capture online product revenue from this group may be limited. If we are not successful in meeting these challenges, our growth will be limited and our business will be adversely affected.

     THE EFFECTIVENESS OF THE INTERNET FOR ADVERTISING IS UNPROVEN, WHICH MAY DISCOURAGE SOME ADVERTISERS FROM ADVERTISING ON OUR SITES

     Our future depends in part on an increase in the use of the Internet and other forms of digital media for advertising. The Internet advertising market is relatively new and rapidly evolving, and we cannot yet gauge the effectiveness of advertising on the Internet as compared to traditional media. As a result, demand for Internet advertising is uncertain. Many advertisers have little or no experience using the Internet for advertising purposes. The adoption of Internet advertising, particularly by companies that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services. Such customers may find advertising on the Internet to be undesirable or less effective than traditional advertising media for promoting their products and services. In particular, online advertising revenue has significantly decreased. If the Internet advertising market fails to grow, our business could be adversely affected. In addition, the market for advertising on other forms of digital media, such as broadband distribution, is even less developed than Internet advertising, and if that market does not develop, our growth may be limited.

     WE DEPEND UPON ARTISTS TO ATTRACT ADVERTISERS AND GENERATE ELECTRONIC COMMERCE REVENUE

     We believe that our future success depends in part on our ability to maintain our existing artist relationships and to establish additional relationships with artists. We recently began a process of negotiating new commerce agreements that generally simplify the relationship between the artists and us. Our business would be adversely affected by any of the following:

     - our inability to establish relationships with new artists and offer their music and merchandise for sale to our customers;

     - the loss of popularity of artists for whom we sell music and merchandise;

     - increased competition to maintain existing relationships with artists;

     - non-renewals or non-conversions of certain of our current agreements with artists; and

     - poor performance or negative publicity of our artists.

     If we are not able to provide valuable services or incentives to artists, or if we otherwise fail to maintain good relations with our artists, they may lose interest in providing content and merchandise and otherwise promoting the ARTISTdirect Network. The artists own the domain names for their Web sites and some of the intellectual property rights with respect to content developed for the Web sites. As a result, we may lose the rights to operate artists' sites if our agreements with these artists terminate and are not renewed or converted.

     Most of our current artist contracts have a term of three years. Upon expiration, artists may decide not to renew these contracts on reasonable terms, if at all. If artists decide to remove their online stores from the ARTISTdirect Network when their agreements terminate, we may be unable to recoup our costs to develop, operate and promote the sites. We are negotiating new agreements with some of our existing artists and terminating existing agreements with some of our other artists.

Our inability to negotiate new agreements or to terminate existing agreements may have an adverse impact on our business.

     In the past, we have offered our artists options to purchase our common stock. Options were intended to provide artists with an additional incentive to actively promote their Web sites and the ARTISTdirect Network. We may not be able to offer artists options or other equity incentives on terms as attractive to artists as what we have offered previously. If we cannot provide adequate incentives, our efforts to sign new artists may be impaired. If we cannot maintain our current relationships with artists or sign agreements with new artists, our user base would likely diminish and our ability to generate revenues from electronic commerce and advertising would be seriously harmed.

     WE MAY NOT BE ABLE TO DEVELOP OR OBTAIN SUFFICIENTLY COMPELLING CONTENT TO ATTRACT AND RETAIN OUR TARGET AUDIENCE

     For our business to be successful, we must provide content and services that attract consumers who will purchase music and related merchandise online. We may not be able to provide consumers with an acceptable mix of products, services, information and community to attract them to our Web sites or to encourage them to remain on our Web sites for an extended period of time. If our audience determines that our content does not reflect its tastes, then our audience size could decrease or the demographic characteristics of our audience could change and we may be unable to react to those changes effectively or in a timely manner. Any of these results would adversely affect our ability to attract advertisers and sell music and other related merchandise. Our ability to provide compelling content could be impaired by any of the following:

     - reduced access to content controlled by record labels, music publishers and artists;

     - diminished technical expertise and creativity of our production staff;
       and

     - inability to anticipate and capitalize on trends in music.

     IF WE DO NOT BUILD AND MAINTAIN STRONG BRANDS, WE MAY NOT BE ABLE TO ATTRACT A SUFFICIENT NUMBER OF USERS TO OUR WEB SITES

     To attract users we must develop a brand identity for ARTISTdirect and increase public awareness of the ARTISTdirect Network; however to conserve cash, we have significantly decreased the amounts we plan to spend on our offline and online advertising and promotional efforts to increase brand awareness, traffic and revenue. Accordingly, our marketing activities may not result in increased revenue and, even if they do, any increased revenue may not offset the expenses we incur in building our brands. Moreover, despite these efforts we may be unable to increase public awareness of our brands, which would have an adverse effect on our results of operations.

     OUR ONLINE STORE AGREEMENTS WITH ARTISTS DO NOT PRECLUDE OUR ARTISTS FROM SELLING MUSIC AND RELATED MERCHANDISE ON OTHER WEB SITES

     Our online store agreements with artists do not preclude them from selling merchandise and compact discs or offering music downloads on other Web sites. If we are unable to attract sufficient traffic to the ARTISTdirect Network, consumers may purchase the products that we offer on other Web sites. If we are unable to generate revenue from the sale of music and related merchandise, our results of operations will be adversely affected.

     OUR MARKET IS HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST OUR CURRENT AND FUTURE COMPETITORS

     The market for the online promotion and distribution of music and related merchandise is highly competitive and rapidly changing. There are a significant number of Web sites promoting and distributing music and related merchandise that compete for the attention and spending of consumers, advertisers and users.

     We face competitive pressures from numerous actual and potential competitors. Our competitors include MP3.com, Launch Media, Amazon.com, CDnow, MTVi, major Internet portals and traditional music companies. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Some of our competitors have announced agreements to work together to offer music over the Internet, and we may face increased competitive pressures as a result. Many of our current and potential competitors in the Internet and music entertainment businesses may have substantial competitive advantages relative to us, including:

     - longer operating histories;

     - significantly greater financial, technical and marketing resources;

     - greater brand name recognition;

     - larger existing customer bases; and

     - more popular content or artists.

     These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services than we can. Consumers, artists, talent management companies and other music-related vendors or advertisers may perceive Web sites maintained by our existing and potential competitors as being superior to ours. In addition, increased competition could result in reduced advertising rates and margins and loss of market share, any of which could harm our business.

     WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS FOR MUSIC MERCHANDISE, FULFILLMENT AND DISTRIBUTION; IF WE CANNOT SECURE ALTERNATE SUPPLIERS, OUR BUSINESS MAY BE HARMED


     We rely to a large extent on timely distribution by third parties. We currently rely substantially on one vendor, Alliance Entertainment, to fulfill and distribute our orders for music and related merchandise. During the nine months ended September 30, 2001 and the year ended December 31, 2000, virtually all of our orders for music and related merchandise were fulfilled by Alliance. Our agreement with Alliance covers fulfillment services for sales under the ARTISTdirect Superstore, but does not cover fulfillment services for our artist-specific Web sites. Although Alliance has been fulfilling orders for music and related merchandise from the artist-specific Web sites on the same terms as orders from the ARTISTdirect Superstore, Alliance may terminate the artist-specific Web sites arrangement at any time.


     We purchase almost all of our compact discs from Alliance and a substantial portion of our other music-related merchandise from Giant Merchandising, SMI Promotional Apparel and several other vendors. Our business could be significantly disrupted if Alliance, Giant or SMI Promotional Apparel were to terminate or breach their agreements or suffer adverse developments that affect their ability to supply products to us. If, for any reason, Alliance, Giant or SMI Promotional Apparel are unable or unwilling to supply products to us in sufficient quantities and in a timely manner, we may not be able to secure alternative suppliers, on acceptable terms in a timely manner, or at all.

     WE DEPEND ON THIRD PARTY INVENTORY AND FINANCIAL SYSTEMS AND CARRIER
     SERVICES

     Because we rely on third parties to fulfill orders, we depend on their systems for tracking inventory and financial data. If our distributors' systems fail or are unable to scale or adapt to changing needs, or if we cannot integrate our information systems with the systems of any new distributors, we may not have adequate, accurate or timely inventory or financial information. We also rely on third-party carriers for shipments to and from distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carriers' ability to provide delivery services to meet our distribution and shipping needs. In the past, both we and Alliance have occasionally experienced an unusually high volume of orders, which resulted in shipping delays to our customers. These delays did not have a material adverse effect, however, our failure to deliver products to our customers in a timely and accurate manner in the future could harm our reputation, our relationship with customers, the ARTISTdirect brand and our results of operations.

     OUR BUSINESS IS SUBJECT TO SEASONALITY, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS

     We have experienced and expect to continue to experience seasonal fluctuations in our online sales. These seasonal patterns will cause quarterly fluctuations in our operating results. In particular, a disproportionate amount of our online sales have been realized during the fourth calendar quarter and during the summer months, traditionally when artists go on tour. Due to our limited operating history, it is difficult to predict the seasonal pattern of our online sales and the impact of such seasonality on our business and operating results. Our seasonal online sales patterns may become more pronounced, strain our personnel, warehousing, and order shipment activities and cause our operating results to be significantly less than expected for any given period. This would likely cause our stock price to fall.

     WE MAY BE SUBJECT TO SYSTEM DISRUPTIONS, WHICH COULD REDUCE OUR REVENUE

     Our ability to attract and retain artists, users, advertisers and merchants for our online network depends on the performance, reliability and availability of our Web sites and network infrastructure. The maintenance and operation of substantially all of our Internet communications hardware and servers have been outsourced to CNP, Inc. (formerly Amplified Holdings, Inc.) and its providers. We have periodic maintenance windows, and we experience outages from to time caused by temporary problems in our own systems or software or in the systems or software of these third parties. While we are implementing procedures to improve the reliability of our systems, these interruptions may continue to occur from time to time.

     Our users also depend on third party Internet service providers and Web site operators for access to our Web sites. These entities have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures in the future which are unrelated to our systems, but which could nonetheless adversely affect our business.

     COMPUTER VIRUSES, ELECTRONIC BREAK-INS OR SIMILAR DISRUPTIVE EVENTS COULD DISRUPT OUR ONLINE SERVICES

     Computer viruses, electronic break-ins or similar disruptive events could disrupt our online services. System disruptions could result in the unavailability or slower response times of our Web sites, which would reduce the number of advertisements delivered or commerce conducted on our Web sites and lower the quality of our users' experience. Service disruptions could adversely affect our revenue and, if they were prolonged, would seriously harm our business and reputation. Our business interruption insurance may not be sufficient to compensate us for losses that may occur as a result of these interruptions.

     IF WE DO NOT MANAGE OUR OPERATIONS, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS EFFECTIVELY

     Since our inception in August 1996, we have rapidly and significantly expanded and changed our operations. We expect further significant changes, particularly as a result of the record label co-venture and other potential opportunities. This process has strained, and we expect that it will continue to strain, our management, operations, systems and financial resources. In addition, we recently reduced our headcount to conserve cash and may further reduce headcount. At the same time, we expect to expand staff associated with the record label co-venture. Accordingly, to manage our operations and personnel, we must improve and effectively utilize our existing operational, management, marketing and financial systems and maintain close coordination among our technical, finance, marketing, sales and production staffs. In addition, we may also need to increase the capacity of our software, hardware and telecommunications systems on short notice. We also will need to manage an increasing number of complex relationships with users, strategic partners, advertisers and other third parties, especially in light of certain functions being outsourced. Our failure to manage growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

     THE LOSS OF KEY PERSONNEL, INCLUDING FREDERICK FIELD, MARC GEIGER, DONALD MULLER OR KEITH YOKOMOTO, COULD ADVERSELY AFFECT OUR BUSINESS BECAUSE THESE INDIVIDUALS ARE IMPORTANT TO OUR CONTINUED GROWTH

     Our future success depends to a significant extent on the continued services of our senior management, particularly Frederick Field, Marc Geiger, Donald Muller and Keith Yokomoto. The loss of any of these individuals would likely have an adverse effect on our business. Competition for personnel throughout our industry is intense and we may be unable to retain these key employees or attract, integrate or retain other highly qualified employees in the future. We have in the past experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be adversely affected.

     IF WE DO NOT REALIZE THE ANTICIPATED BENEFITS OF POTENTIAL FUTURE ACQUISITIONS, OUR BUSINESS COULD BE SERIOUSLY HARMED AND OUR STOCK PRICE COULD FALL

     We regularly evaluate, in the ordinary course of business, potential acquisitions of, or investments in, complementary businesses, products and technologies. If we are presented with appropriate opportunities, we intend to actively pursue these acquisitions and/or investments. We may not, however, realize the anticipated benefits of any acquisition or investment. If we buy a company, we could have difficulty in assimilating that company's personnel, technology, operations or products into our operations. In addition, the key personnel of the acquired company may decide not to work for us. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Acquisitions or business combinations could also cause us to issue equity securities that would dilute your percentage ownership in us, incur debt or assume contingent liabilities and take large immediate or future write-offs or charges, including amortization of goodwill or compensation expense. Each of these results could materially and adversely affect our business and adversely affect the price of our common stock.

     IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR COMPETITIVE POSITION COULD BE HARMED OR WE COULD BE REQUIRED TO INCUR EXPENSES TO ENFORCE OUR RIGHTS

     We rely upon registered trademark rights in the United States for our commercial use of the ARTISTdirect, UBL, Ultimate Band List, and iMusic brand names and their respective associated domain names, and common-law trademark rights that arise from our commercial use of the ARTISTdirect Agency brand name, and its associated domain name, and the ARTISTdirect logo. We seek to protect our trademarks, copyrights and other proprietary rights by registration and other means, but these actions may be inadequate. We have trademark applications pending in several jurisdictions, but our registrations may not be accepted or may be preempted by third parties and/or we may not be able to register our trademarks in all jurisdictions in which we intend to do business. We generally enter into confidentiality or license agreements with our employees, consultants and corporate partners, and generally control access to and distribution of our proprietary information.

     The steps we have taken may not prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. If third parties were to use or otherwise misappropriate our copyrighted materials, trademarks or other proprietary rights without our consent or approval, our competitive position could be harmed, or we could become involved in litigation to enforce our rights. In addition, policing unauthorized use of our content, trademarks and other proprietary rights could be very expensive, difficult or impossible, particularly given the global nature of the Internet.

     OUR ACCESS TO COPYRIGHTED CONTENT DEPENDS UPON THE WILLINGNESS OF CONTENT OWNERS TO MAKE THEIR CONTENT AVAILABLE

     The music content available on the ARTISTdirect Network is typically comprised of copyrighted works owned or controlled by multiple third parties. Most of the content on our artist-specific Web sites is either owned or licensed by the artist. On other parts of the ARTISTdirect Network, depending on the nature of the content and how we use the music content, we typically license such rights from publishers, record labels, performing rights societies or artists. We frequently either do not have written contracts or have short-term contracts with copyright owners, and, accordingly, our access to copyrighted content depends upon the willingness of such parties to continue to make their content available. If the fees for music content increase substantially or if significant music content becomes unavailable, our ability to offer music content could be materially limited.

     We have not obtained a license for some of the content offered on the ARTISTdirect Network, including links to other music-related sites and thirty-second streamed song samples, because we believe that a license is not required under existing law. However, this area of law remains uncertain and may not be resolved for a number of years. When this area of law is resolved, we may be required to obtain licenses for such content, alter or remove the content from our Web sites and be forced to pay potentially significant financial damages for past conduct.

     INTELLECTUAL PROPERTY CLAIMS AGAINST US COULD BE COSTLY AND COULD RESULT IN THE LOSS OF SIGNIFICANT RIGHTS

     Third parties may assert trademark, copyright, patent and other types of infringement or unfair competition claims against us. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, we may face costly litigation, loss of access to, and use of, content, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. While we have resolved all such disputes in the past, we may not be able to do so in the future. If there is a successful claim of infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology or content on a timely basis, it could harm our business.

     In addition, we rely on third parties to provide services enabling our online product sales transactions, including credit card processing, order fulfillment and shipping. We could become subject to infringement actions by third parties based upon our use of intellectual property provided by our third-party providers. It is also possible that we could become subject to infringement actions based upon the content licensed from third parties. Any such claims or disputes could subject us to costly litigation and the diversion of our financial resources and technical and management personnel. Further, if our efforts to enforce our intellectual property rights are unsuccessful or if claims by third parties against ARTISTdirect, the UBL and iMusic are successful, we may be required to change our trademarks, alter or remove content, pay financial damages, or alter our business practices. These changes of trademarks, alteration of content, payment of financial damages or alteration of practices may adversely affect our business.

     WE MAY BE UNABLE TO ACQUIRE NECESSARY WEB DOMAIN NAMES

     We may be unable to acquire or maintain Web domain names relating to our brand or to artist-specific Web sites in the United States and other countries in which we may conduct business. We currently hold various relevant domain names, including the "artistdirect.com," "ubl.com," "imusic.com" and "downloadsdirect.com" domain names. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees and is subject to change. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we could be unable to prevent third parties from acquiring or using domain names that infringe or otherwise decrease the value of our brand name, trademarks and other proprietary rights.

     IF OUR ONLINE SECURITY MEASURES FAIL, WE COULD LOSE VISITORS TO OUR SITES AND COULD BE SUBJECT TO CLAIMS FOR DAMAGE FROM OUR USERS, CONTENT PROVIDERS, ADVERTISERS AND MERCHANTS

     Our relationships with consumers would be adversely affected and we may be subject to claims for damage if the security measures that we use to protect their personal information, especially credit card numbers, are ineffective. We rely on security and authentication technology that we license from third parties to perform real-time credit card authorization and verification with our bank. We cannot predict whether events or developments will result in a compromise or breach of the technology we use to protect a customer's personal information.

     Our infrastructure is vulnerable to unauthorized access, physical or electronic computer break-ins, computer viruses and other disruptive problems. Internet service providers have experienced, and may continue to experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees and others. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. Security breaches relating to our activities or the activities of third-party contractors that involve the storage and transmission of proprietary information could damage our reputation and our relationships with our content providers, advertisers and merchants. We also could be liable to our content providers, advertisers and merchants for the damages caused by such breaches or we could incur substantial costs as a result of defending claims for those damages. We may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Our security measures may not prevent disruptions or security breaches.

     WE MAY BE SUBJECT TO LIABILITY IF PRIVATE INFORMATION PROVIDED BY OUR USERS WERE MISUSED

     Our privacy policy discloses how we use individually identifiable information that we collect. This policy is displayed and accessible throughout the ARTISTdirect Network. Despite this policy, however, if third persons were able to penetrate our network security or otherwise misappropriate our users' personal information or credit card information, we could be subject to liability. We could also be subject to liability for claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, or other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in costly and time-consuming litigation.

     CHANGES IN LAWS OR REGULATIONS MAY ADVERSELY AFFECT OUR ABILITY TO COLLECT DEMOGRAPHIC AND PERSONAL INFORMATION FROM USERS, OR TO DISPLAY CERTAIN CONTENT ON OUR SITES, AND COULD AFFECT OUR ABILITY TO ATTRACT ADVERTISERS

     Legislatures and government agencies have adopted and are considering adopting additional laws and regulations regarding the collection, use and disclosure of personal information obtained from individuals when accessing Web sites. For example, the Children's Online Privacy Protection Act restricts the ability of Internet companies to collect information from children under the age of 13 without their parents' consent. In addition, the Federal Trade Commission and state and local authorities have been investigating Internet companies regarding their use of personal information. Our privacy programs may not conform with laws or regulations that are adopted. In addition, these legislative and regulatory initiatives may adversely affect our ability to collect demographic and personal information from users, which could have an adverse effect on our ability to provide advertisers with demographic information. These initiatives may also affect our ability to conduct electronic commerce.

     The European Union has adopted a directive that imposes restrictions on the collection and use of personal data. The directive imposes restrictions that are more stringent than current Internet privacy standards in the United States. If this directive were enforced against us, it could prevent us from collecting data from users in European Union member countries or subject us to liability for use of information in contravention of the directive. Other countries have adopted or may adopt similar legislation. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government authorities choose to investigate our privacy practices.

     In addition, legislatures and government agencies have adopted and are considering adopting additional laws and regulations governing the content of material transmitted over the Internet. These include laws relating to obscenity, indecency, libel and defamation. For example, the Child Online Protection Act, or COPA, prohibits and imposes criminal penalties and civil liability on anyone communicating material harmful to minors through the Internet for commercial purposes, unless access to such material is blocked to minors under age 17. The Third U.S. Circuit Court of Appeals has upheld a preliminary injunction precluding enforcement of COPA. We could be liable if the injunction against COPA is lifted and if content delivered by us or placed on our Web sites violates COPA. Such a result may adversely affect our ability to attract users under age 17 and, consequently, may adversely affect our ability to attract advertisers.

     WE MAY CONTINUE TO HAVE CONTINGENT LIABILITY EVEN AFTER THIS RESCISSION OFFER IS MADE DUE TO OUR ISSUANCES OF SECURITIES IN VIOLATION OF SECURITIES LAWS

     We have issued shares and options to purchase shares of our common stock to our employees and to artists and their managers and advisors. Due to the nature of the persons who received these shares and options in addition to our employees and the total number of shares and options issued to them and our employees, the issuance of some of these shares and options did not comply with the requirements of Rule 701 under the Securities Act of 1933, as amended, or any other available exemptions from the registration requirements of Section 5 of the Securities Act, and may not have qualified for any exemption from qualification or registration under applicable state securities laws either.

     As a result, we are making this rescission offer to all these persons pursuant to a registration statement filed under the Securities Act and pursuant to applicable state securities law. In this rescission offer, we are offering to repurchase from these persons all shares purchased by these persons pursuant to option exercises by these persons before the expiration of the rescission offer (regardless of whether these persons have subsequently sold their shares) for an amount equal to the purchase or exercise price paid for these purchased shares, plus interest from the date of purchase until the rescission offer expires, at the current statutory rate per year mandated by the state in which the shares were purchased, or at 7% per year if a "private placement" exemption was available in a particular state or if the shares were otherwise issued in compliance with state law (less any amounts received if these persons have already sold their shares). The rescission offer will expire approximately 30 days after the effective date of the registration statement filed with this prospectus. Based upon the number of options exercised through September 30, 2001, and assuming that all such issued shares are tendered in the rescission offer, the out-of-pocket cost to us would be approximately $2.2 million, plus interest of $280,000. See "Capitalization" on page 39 for more information regarding the financial effect of the rescission offer, assuming that it is accepted in its entirety.



     In addition, we are also offering to repurchase all unexercised options granted to these persons (regardless of whether the options have expired) at 20% of the option exercise price times the number of option shares, plus interest from the date the options were granted until the rescission offer expires, at the current statutory rate per year mandated by the state in which the options were granted, or at 7% per year if a "private placement" exemption was available in a particular state or if the options were otherwise granted in compliance with state law. In addition, although we believe that the shares purchased and options granted in Florida, Illinois, Nevada, New Jersey, Tennessee and Texas complied with applicable "private placement" exemptions in those states, and that the shares purchased and options granted in New York and any foreign countries are subject to rescission rights only under federal law, we will nonetheless offer to repurchase those shares issued pursuant to option exercises made before the expiration of this rescission offer (even if those shares were subsequently sold), at the purchase or exercise price paid for those shares (less any amounts received if the shares have already been sold), and to repurchase all unexercised options granted (even if the options have expired) at 20% of the option exercise price multiplied by the number of shares subject to such options, all together with interest at an annual rate of 7% on amounts paid for shares purchased and options granted in those states and foreign countries. Based on the number of options outstanding as of September 30, 2001, and assuming that none of these options are exercised prior to the end of the rescission offer, and, further, that all such options are tendered in the rescission offer, the cost to us in repurchasing such options would be approximately $7.7 million, plus interest of $1.0 million. Accordingly, should all of these persons accept our rescission offer, our maximum out-of-pocket cost will be approximately $11.2 million. See "Capitalization" on page 39 for more information regarding the financial effect of the rescission offer, assuming that it is accepted in its entirety.



     The Securities Act does not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock which was not registered under the Securities Act as required. Accordingly, should any offerees reject the rescission offer, we may continue to be contingently liable under the Securities Act for the purchase price of their shares and options which were not issued in compliance with the Securities Act or applicable state securities laws. In addition, it is possible that offerors may claim that the consideration offered to them in this rescission offer is insufficient, in which case we may have additional liability. If we are required to repurchase all of the shares subject to the rescission offer or if we incur any other liability with respect to rescission claims, our operating results and liquidity during the period in which such repurchase or liability occurs could be adversely affected.


RISKS RELATED TO OUR INDUSTRY

     WE MAY BE SUED FOR CONTENT AVAILABLE OR POSTED ON OUR WEB SITES OR PRODUCTS SOLD THROUGH OUR WEB SITES OR FOR LINKING AND FRAMING OF THIRD-PARTY WEB SITES

     We may be liable to third parties for content published on our Web sites and other Web sites where our syndicated content appears if the music, artwork, text or other content available violates their copyright, trademark or other intellectual property rights or if the available content is defamatory, obscene or pornographic. Similar claims have been brought, sometimes successfully, against Web site operators in the past. We also may be liable for content uploaded or posted by our users on our Web sites, such as digitally distributed music files, postings on our message boards, chat room discussions and copyrightable works. In addition, we could have liability to some of our content licensors for claims made against them for content available on our Web sites. We also could be exposed to these types of claims for content that may be accessed from our Web sites or via links to other Web sites or for products sold through our Web site. While we have resolved all of these types of claims made against us in the past, we may not be able to do so in the future. We intend to implement measures to reduce exposure to these types of claims, but such measures may not be successful and may require us to expend significant resources. Any litigation as a result of defending these types of claims could result in substantial costs and damages. Our insurance may not adequately protect us against these types of claims or the costs of their defense or payment of damages.

     We link to and "frame" third-party Web sites of our artists without express written permission to do so. In addition, in the past we have provided a search feature to allow users to find music residing elsewhere on the Internet. Those practices are controversial, and have, in instances not involving us, resulted in litigation. Various claims, including trademark and copyright infringement, unfair competition, and commercial misappropriation, as well as infringement of the right of publicity may be asserted against us as a result. The law regarding linking and framing remains unsettled; it is uncertain as to how existing laws, especially trademark and copyright law, will be applied by the judiciary to the Internet. Also, Congress is increasingly active in passing new laws related to the Internet, and there is uncertainty as to the impact of future potential laws, especially those involving domain names, databases and privacy.

     SOFTWARE PROGRAMS THAT PREVENT OR LIMIT THE DELIVERY OF ADVERTISING MAY SERIOUSLY DAMAGE OUR ABILITY TO ATTRACT AND RETAIN ADVERTISERS

     A number of "filter" software programs have been developed which limit or prevent advertising from being delivered to an Internet user's computer. This software could adversely affect the commercial viability of Internet advertising. These programs attempt to blank out, or block, banner and other advertisements. To date, such programs have not had a material adverse impact on our ability to attract and retain advertisers or caused us to fail to meet the terms of our advertising agreements. These programs may, however, have these effects on us in the future. Widespread adoption of this type of software would seriously damage our ability to attract and retain advertisers.

     WE MAY NEED TO CHANGE THE MANNER IN WHICH WE CONDUCT OUR BUSINESS IF GOVERNMENT REGULATION INCREASES

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues such as user privacy, pricing, taxation, content, copyrights, distribution, security, and the quality of products and services. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Any imposition of access fees could increase the cost of transmitting data over the Internet. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on us. The United States Congress has enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Web. Any new, or modifications to existing, laws or regulations relating to the Web could adversely affect our business.

     Prohibition and restriction of Internet content and commerce could reduce or slow Internet use, decrease the acceptance of the Internet as a communications and commercial medium and expose us to liability. Any of these outcomes could have a material adverse effect on our business, results of operations and financial condition. The growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet.

     THE INTERNET IS SUBJECT TO RAPID CHANGES, WHICH COULD RESULT IN SIGNIFICANT ADDITIONAL COSTS

     The market for Internet products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. Keeping pace with the introduction of new standards and technological developments could result in significant additional costs or prove difficult or impossible for us. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our Web sites could harm our ability to attract and retain users. Among other things, we will need to license or develop leading technologies, enhance our existing services and develop new services and technologies that address the varied needs of our users.

     OUR NET SALES COULD BE ADVERSELY AFFECTED IF WE BECOME SUBJECT TO SALES AND OTHER TAXES

     If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our products, our net sales and results of operations could be harmed. We do not currently collect sales or other similar taxes for physical shipments of goods into states other than California and Florida. However, one or more states may seek to impose sales tax collection obligations on companies, such as ARTISTdirect, which engage in or facilitate online commerce. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from electronic commerce. Moreover, if any state or foreign country were to successfully assert that we should collect sales or other taxes on the exchange of merchandise on its system, our results of operations could be adversely affected. In addition, any operations in states outside California and Florida could subject our shipments in such states to state sales taxes under current or future laws.


     Congress has enacted legislation limiting the ability of the states to impose taxes on Internet-based transactions. This legislation, known as the Internet Tax Freedom Act, imposed a moratorium on state and local taxes on electronic commerce where such taxes are discriminatory and on Internet access unless such taxes were generally imposed and actually enforced before October 1, 1998. This moratorium ended on October 21, 2001 and has not been renewed. Failure to renew this legislation would allow various states to impose taxes on Internet-based commerce.


     OUR SUCCESS DEPENDS ON THE CONTINUED DEVELOPMENT AND MAINTENANCE OF THE INTERNET AND THE AVAILABILITY OF INCREASED BANDWIDTH TO CONSUMERS

     The success of our business will rely on the continued improvement of the Internet as a convenient means of consumer interaction and commerce, as well as an efficient medium for the delivery and distribution of music. Our business will depend on the ability of our artists and consumers to conduct commercial transactions with us, as well as to continue to upload and download music files, without significant delays or aggravation that may be associated with decreased availability of Internet bandwidth and access to our Web site. This will depend upon the maintenance of a reliable network with the necessary speed, data capacity and security, as well as timely development of complementary products, such as high-speed modems, for providing reliable Internet access and services. The failure of the Internet to achieve these goals will reduce our ability to generate significant revenue.

     Our penetration of a broader consumer market will likely depend, in part, on continued proliferation of high speed Internet access. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. As the Internet continues to experience increased numbers of users, increased frequency of use and increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, increased users or bandwidth requirements may harm the performance of the Internet.

     The Internet has experienced a variety of outages and other delays and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the level of traffic, and could result in the Internet becoming an inconvenient or uneconomical source of music and related products and merchandise which would cause our revenue to decrease. The infrastructure and complementary products or services necessary to make the Internet a viable commercial marketplace for the long term may not be developed successfully or in a timely manner. Even if these products or services are developed, the Internet may not become a viable commercial marketplace for the products or services that we offer.

RISKS RELATED TO THE OFFER

    OUR EXECUTIVE OFFICERS, DIRECTORS AND MAJOR STOCKHOLDERS BENEFICIALLY OWN APPROXIMATELY 61.0% OF OUR OUTSTANDING COMMON STOCK AND CONSEQUENTLY ARE ABLE TO EXERCISE SIGNIFICANT CONTROL OVER ARTISTdirect.

     As of September 30, 2001, our executive officers, directors and holders of 5% or more of the outstanding ARTISTdirect common stock together beneficially owned approximately 61.0% of our outstanding common stock. These stockholders are able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control of ARTISTdirect and may make some transactions more difficult or impossible to complete without the support of these stockholders.

    IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE OUR COMPANY, AND THIS COULD PREVENT CHANGES IN OUR MANAGEMENT.

     We are subject to the Delaware anti-takeover laws regulating corporate takeovers. These anti-takeover laws prevent a Delaware corporation from engaging in a business combination involving a merger or sale of more than 10% of its assets with any stockholder, including all affiliates and associates of the stockholder, who owns 15% or more of the corporation's outstanding voting stock, for three years following the date that the stockholder acquired 15% or more of the corporation's stock unless:

     - prior to such date, the board of directors approved either the business combination or the transaction where the stockholder acquired 15% or more of the corporation's stock;

     - after the transaction where the stockholder acquired 15% or more of the corporation's stock, the stockholder owned at least 85% of the corporation's outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

     - on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the stockholder who owns 15% or more of the corporation's stock.

     A Delaware corporation may opt out of the Delaware anti-takeover laws if its certificate of incorporation or bylaws so provide. We have not opted out of the provisions of the anti-takeover laws. As such, these laws prohibit or delay mergers or other takeovers or changes of control of ARTISTdirect and may discourage attempts by other companies to acquire us.

     Our certificate of incorporation and our bylaws include a number of provisions that may delay, deter or impede hostile takeovers or changes of control or management. These provisions include:

     - our board is classified into three classes of directors as nearly equal in size as possible with staggered three year-terms;

     - the authority of our board to issue up to five million shares of preferred stock and to determine the price, rights, preferences and privileges of these shares, without stockholder approval;

     - all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent;

     - special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or the Board; and

     - the elimination of cumulative voting.

     Our certificate of incorporation and bylaws provide that we will indemnify officers and directors against losses that may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures. These provisions may have the effect of preventing changes in our management.

    OUR COMMON STOCK PRICE HAS BEEN VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INDIVIDUAL STOCKHOLDERS.

     The market prices of Internet-related stocks, including our common stock, have been volatile and we expect that they will continue to be volatile. In particular, our common stock may be subject to significant fluctuations in response to a variety of factors, including but not limited to:

     - general economic conditions;

     - actual or anticipated variations in quarterly operating results;

     - changes in financial estimates by securities analysts;

     - failure to meet analyst predictions and projections;

     - changes in market valuations of media and online e-commerce companies;

     - new products or services offered by us or our competitors;

     - announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

     - additions or departures of key personnel;

     - our sales of common stock or other securities in the future; and

     - other events or factors, many of which are beyond our control.

     In addition, the average trading volume of our common stock has been extremely low for the past several months. As a result, our stock price may be susceptible to significant volatility on a day-to-day basis, depending on the number of shares traded on any given day. Due to these factors, you may not be able to sell your stock at or above the price you paid for it, which could result in substantial losses.


     WE MAY NOT BE ABLE TO SECURE ADDITIONAL FINANCING TO MEET OUR FUTURE CAPITAL NEEDS



     We currently anticipate that our available cash resources will be sufficient to meet our anticipated needs for working capital and capital expenditures for at least the next eighteen months, including our significant financial commitment to the record label co-venture with Frederick Field. There can be no assurance, however, that the underlying assumed levels of revenue and expenses will prove to be accurate. If our available cash and cash flows from operations are insufficient to meet our anticipated needs for working capital and capital expenditures, we will need to raise additional funds to continue our operations, promote our brands, develop new or enhanced services, respond to competitive pressures or make acquisitions. In light of the decline in our stock price and the recent extreme volatility in the capital markets, we may be unable to obtain any required additional financing on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we may be unable to fund our expansion, successfully promote our brands, develop or enhance services, respond to competitive pressures or take advantage of acquisition opportunities, any of which could have a material adverse effect on our business. If we raise additional funds through the issuance of equity securities, our stockholders may experience dilution of their ownership interest, and the newly-issued securities may have rights superior to those of the common stock. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, including limitations on the payment of dividends.



     SUBSTANTIAL SALES OF OUR COMMON STOCK COULD CAUSE OUR STOCK PRICE TO FALL


     If our stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, in the public market following this offering, the market price of our common stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We had outstanding 3,554,708 shares of common stock as of September 30, 2001. All of these shares, other than shares held by affiliates, are freely tradable.


    SALES OF STOCK TO EMPLOYEES, ARTISTS AND KEY INDIVIDUALS WILL REDUCE YOUR OWNERSHIP PERCENTAGE


     We seek to attract and retain officers, directors, employees, artists and other key individuals, in part by offering them stock options and other rights to purchase shares of common stock. As of September 30, 2001, we had outstanding options to purchase 1,194,688 shares of our common stock, including the options granted to Frederick Field and excluding the options we assumed in our acquisition of Mjuice.com, Inc., and had reserved a total of an additional 614,906 shares for future grants under our three option plans. The exercise of stock options will reduce your percentage ownership in ARTISTdirect.

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

                              OUR RESCISSION OFFER

BACKGROUND

     From August 1, 1998 through March 21, 2000:

     - we issued options to purchase an aggregate of 795,932 shares of our common stock under our 1999 Employee Stock Option Plan, 1999 Artist Stock Option Plan and 1999 Artist and Artist Advisor Stock Option Plan at exercise prices ranging from $12.40 to $140.00 per share;

     - we issued 58,572 shares of our common stock upon the exercise of some of these options at exercise prices ranging from $12.40 to $40.00 per share; and

     Some of these stock and option issuances may not have been exempt from registration or qualification under federal and applicable state securities laws. As a result, we may have failed to comply with the registration or qualification requirements of federal and applicable state securities laws because we did not register or qualify these stock and option issuances under either federal or applicable state securities laws.

     Because of the frequency and number of sales, including the number of persons who received offers and purchased shares, pursuant to our 1999 Employee Stock Option Plan, 1999 Artist Stock Option Plan and 1999 Artist and Artist Advisor Stock Option Plan, we do not believe that a valid exemption under the Securities Act of 1933, as amended, was available for these stock and option issuances. We also do not believe that the federal exemption provided by Rule 701 of the Securities Act was available for these stock and option issuances pursuant to our 1999 Employee Stock Option Plan, 1999 Artist Stock Option Plan and our 1999 Artist and Artist Advisor Stock Option Plan because the amount of securities sold exceeded the limits set forth in Rule 701 and because our artists and their managers and advisors may not have qualified as consultants pursuant to Rule 701.

     The stock and option issuances under our 1999 Employee Stock Option Plan, 1999 Artist Stock Option Plan and our 1999 Artist and Artist Advisor Stock Option Plan also may have failed to meet the qualification or registration requirements of applicable state securities laws.


     We are offering to repurchase all shares purchased directly or pursuant to option exercises (regardless of whether the shares have been subsequently sold), at the purchase or exercise price paid for those shares, plus interest from the date the shares were purchased (less any amounts received if the shares have already been sold). Based upon the number of issued shares through September 30, 2001, and assuming that all such issued shares are tendered in this rescission offer, the out-of-pocket cost to us of repurchasing those issued shares would be approximately $2.2 million, plus interest of $280,000. In addition, we are offering to repurchase all vested and unvested unexercised options granted (regardless of whether the options have expired) at 20% of the option exercise price times the number of option shares, plus interest from the date the options were granted. Based on the number of options outstanding as of September 30, 2001, and assuming that none of these options are exercised prior to the end of this rescission offer, and further, that all such options are tendered in the rescission offer, the cost to us in repurchasing such options would be approximately $7.7 million, plus interest of $1.0 million. Accordingly, should all of the offerees accept our rescission offer, our maximum out-of-pocket cost will be approximately $11.2 million. While these amounts are significant, we do not believe that payment of such amounts will create a material hardship on our ability to operate our business.



     The Securities Act does not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock, which was not registered under the Securities Act as required. Accordingly, should any offerees reject this rescission offer, we may continue to be contingently liable under the Securities Act for the purchase price of their shares and options which were not issued in compliance with the Securities Act or applicable state securities laws. In addition, it is possible that offerees may claim that the consideration offered to them in this rescission offer is insufficient, in which case we may have additional liability.


     If we are required to repurchase all of the shares subject to this rescission offer, our operating results and liquidity during the period in which such repurchase occurs could be adversely affected.

RESCISSION OFFER AND PRICE

     Because the stock and option issuances discussed above failed to comply with federal and in some cases, state securities laws, we may have incurred a contingent liability with respect to these shares and options because persons who received such options and/or purchased such shares by exercising these options may have a claim against us for the issuance of these options and shares. Accordingly, we are offering to rescind the issuance of options and shares under our 1999 Employee Stock Option Plan, 1999 Artist Stock Option Plan and 1999 Artist and Artist Advisor Stock Option Plan prior to the effectiveness of our registration statement on Form S-1 filed on March 27, 2000. Our rescission offer is not a waiver by us of any applicable statutes of limitations.

     If you accept our rescission offer, we will repurchase any shares that you purchased pursuant to an option exercise and that is subject to the rescission offer (regardless of whether you subsequently sold the shares) at the price per share you paid to us plus interest from the date of purchase by you to the expiration date of the rescission offer, at the current statutory rate per year mandated by the state in which the shares were purchased by you, or at 7% per year if a "private placement" exemption was available in a particular state or if the shares were otherwise issued in compliance with state law (less any amounts received if you have sold the shares). In addition, if you accept our rescission offer, we will repurchase all vested and unvested unexercised options to purchase stock that you hold (regardless of whether the options have expired) at 20% of the option exercise price multiplied by the number of shares subject to such options plus interest from the date of grant to you to the expiration date of the rescission offer, at the current statutory rate per year mandated by the state in which the options were granted to you, or at 7% per year if a "private placement" exemption was available in a particular state or if the options were otherwise issued in compliance with state law.

     Depending on the state in which the shares were purchased by you or the options were granted to you, you will be entitled to receive interest at the following annual rate: 10% in Arizona or Maryland; 9% in Oregon; 8% in Washington; 7% in California, Florida, Illinois, Nevada, New Jersey, New York, Tennessee, Texas or any foreign countries; and 6% in Georgia, Massachusetts or Michigan.

     In addition, although we believe that the shares purchased by you and the options granted to you in Florida, Illinois, Nevada, New Jersey, Tennessee and Texas complied with applicable "private placement" exemptions in those states, and that the shares purchased by you and the options granted to you in New York and any foreign countries are subject to rescission rights only under federal law, we will nonetheless offer to repurchase those shares purchased by you pursuant to option exercises you made before the expiration of this rescission offer (even if you subsequently sold those shares), at the purchase or exercise price paid for those shares (less any amounts received if you have sold the shares), and to repurchase all unexercised options granted to you (even if the options have expired) at 20% of the option exercise price multiplied by the number of shares subject to such options, all together with interest at an annual rate of 7% on amounts paid to you for shares purchased by you and options granted to you in those states and foreign countries.

     The options subject to the rescission offer have exercise prices ranging from $12.40 to $140.00 per share. Accordingly, the repurchase price for the vested and unvested unexercised options ranges from $2.48 to $28.00 per share, which is 20% of the option exercise price, plus interest.

     On November 13, 2001, the last reported sale price of our common stock on The Nasdaq National Market was $6.07 per share. The range of closing prices, as quoted on The Nasdaq National Market, from March 27, 2000 to November 13, 2001 has been $127.50 to $3.30. However, these prices are not necessarily indicative of future performance, and no assurance can be given as to the level at which the common stock will trade in the future.


ACCEPTANCE

     You may accept our rescission offer in whole or in part by:

     - completing and signing the election form accompanying this prospectus, a form of which is attached hereto as Exhibit A; and

     - delivering the certificates representing the shares being repurchased and/or the option agreement representing the options being repurchased to us on or before the expiration date of the rescission offer.

     Unless otherwise indicated in the registration statement filed with this prospectus, all acceptances of the rescission offer will be deemed to be effective on the expiration date of the rescission offer. Unless you accept the rescission offer before the expiration date, your right to accept the rescission offer will terminate. You can revoke your acceptance or rejection of our rescission offer prior to the expiration date. You can do this by completing and submitting a new election form that is received by us prior to the expiration date.

     Payment for securities as to which the rescission offer has been accepted will be made within fifteen business days after the expiration date.

OTHER TERMS AND CONDITIONS

     We have not retained nor do we intend to retain any person to make solicitations or recommendations to you in connection with our rescission offer.

     Unless extended by us, our rescission offer will expire at 5:00 p.m.,
Pacific standard time,             , 2001, thirty days after the effective date
of the registration statement filed with this prospectus.

     Unless a fully completed and executed election form is received by the expiration date from those persons receiving notice of the rescission offer through this prospectus, the rescission offer will be deemed to have been rejected by such offerees.

     Neither we nor our officers or directors may make any recommendations to you with respect to our rescission offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to the rescission offer.

     If you decide to accept our rescission offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured registered mail, return receipt requested.

EFFECT OF RESCISSION OFFER

     We believe that your acceptance of the rescission offer will, under general theories of estoppel, preclude you from later seeking similar relief, and we are unaware of any federal or state case law to the contrary. However, we urge you to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the rescission offer.


     If you affirmatively reject or fail to accept our rescission offer, you will retain ownership of the options and/or shares you received and will not receive any cash for those securities. In addition, any shares issuable upon the exercise of your currently unexercised options, will be registered under the

Securities Act and will be fully tradeable under the Securities Act (unless you are an "affiliate" of ARTISTdirect within the meaning of Rule 144 of the Securities Act) but will remain subject to any applicable terms and conditions of the original agreement under which they were issued. You should note that if you already exercised your options, we are not registering the shares that were issued when you exercised your options and accordingly, you would only be able to resell those shares pursuant to an exemption from registration; however we believe that all such shares are currently eligible to be sold pursuant to the exemption provided by Rule 144 of the Securities Act, as amended.


     Our securities counsel, Brobeck, Phleger & Harrison LLP, has advised us that the rescission offer will have the following effects. It is unclear whether the rescission offer will terminate our liability, if any, for failure to register the issuance of the shares and options that are subject to the rescission offer with the Securities and Exchange Commission under the Securities Act. The staff of the Securities and Exchange Commission takes the position that a person's federal right of rescission may survive the rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the statute of limitation for non-compliance with the requirement to register securities under the Securities Act of 1933 is one year. The state remedies and statutes of limitation vary and depend upon the state in which the options were granted to you and/or the shares were purchased by you.

ARIZONA

     Arizona law does not provide for voluntary rescission offers initiated by an issuer as a means of curing non-compliance with the requirement to register securities under the Arizona Securities Act. A purchaser may elect to void a sale or contract for sale of any securities in violation of the registration requirements of Arizona law, and may bring an action in a court of competent jurisdiction to recover the consideration paid for the securities, with interest (at 10% per year), taxable court costs and reasonable attorney fees, less the amount of any income received by dividend or otherwise from ownership of the securities, on tender of the securities purchased or the contract made, at any time prior to the one year anniversary of the non-compliance with the registration requirements.

     In addition, the Arizona Corporation Commission has the administrative authority to order a rescission offer. In that instance, the issuer must file the following materials with and receive prior approval from the Director of the Arizona Corporation Commission before distribution to the purchasers: (1) a written offer to repurchase stating in reasonable detail the facts out of which liability arose, including an offer of (a) cash (or other property as determined by the Arizona Corporation Commission) equal to the fair market value of the consideration paid (determined as of the date such purchase payment) or such lesser amount as shall be ordered by the Arizona Corporation Commission, together with (b) such amount or rate of interest as shall be ordered by the Arizona Corporation Commission for the period from the date of purchase payment to the date of repayment, less (c) the amount of any principal, interest, or other distributions received on the security for the period from the date of purchase payment to the date of repayment; (2) a prospectus and other documents making full written disclosure about the financial and business condition of the issuer and the financial and business risks associated with the retention of the securities and any such further information as the Arizona Corporation Commission may require; and (3) a statement that such offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of receipt thereof unless a shorter period of time is ordered by the Arizona Corporation Commission. The issuer must also provide financial statements prepared in accordance with applicable Arizona law, or other appropriate documentation, to the Director of the Arizona Corporation Commission demonstrating that the issuer has adequate funds to pay the rescission amount ordered to all eligible purchasers.

     It is unclear whether such an administrative action by the Arizona Corporation Commission would be precluded by our rescission offer or any statute of limitation. However, even if such an action were instituted, we believe that our rescission offer complies in all material respects with the administrative requirements of the Arizona Corporation Commission.

CALIFORNIA

     Under California law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the California Corporate Securities Law of 1968. The purchaser may sue to recover the consideration paid for such securities with interest (at 7% per year), less the amount of any income received from ownership of the securities, upon the tender of such securities, at any time prior to the earlier of the two year anniversary of the non-compliance with the registration or qualification requirements or the one year anniversary of the discovery by the purchaser of the facts constituting such non-compliance.

     However, an issuer may cure its non-compliance with the requirement to register or qualify securities under the California Corporate Securities Law of 1968 by making a written rescission offer before suit is commenced by the purchaser, approved as to form by the California Commissioner of Corporations
(1) stating the respect in which liability under the registration or qualification requirements may have arisen; (2) offering to repurchase the securities for a cash price payable upon delivery of the securities or offering to pay the purchaser an amount in cash equal in either case to the amount recoverable by the purchaser, or offering to rescind the transaction by putting the parties back in the same position as before the transaction; (3) providing that such offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of receipt of the offer unless rejected earlier during such period by the purchaser; (4) setting forth the provisions of the rescission offer requirements under the California Corporate Securities Law of 1968; and (5) containing such other information as the California Commissioner of Corporations may require by rule or order. If the purchaser fails to accept such offer in writing within the specified period of not less than 30 days after the date of receipt of the offer, that purchaser will no longer have any right of rescission under California law. The issuer must also file with the Commissioner of Corporations, in such form as the Commissioner of Corporations by rule prescribes, an irrevocable consent appointing the Commissioner of Corporations or its successor in office to be such issuer's attorney to receive service of any lawful process in any noncriminal suit, action or proceeding against such issuer or its successor, which arises under California law after the consent has been filed, with the same force and validity as if served personally on the issuer filing the consent.

     We believe that our rescission offer complies in all material respects with the rescission offer requirements of the California Commissioner of Corporations and have received a permit from the California Commissioner of Corporations to proceed with the rescission offer.

GEORGIA

     Under Georgia law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Georgia Securities Act of 1973. The purchaser may sue in any court of competent jurisdiction to recover the consideration paid in cash (or the fair value of the consideration at the time it was paid if such consideration was not paid in cash) for such securities with interest (at 6% per year) from the date of payment to the date of repayment, less the amount of any income received on such securities, together with all taxable court costs and reasonable attorney's fees, upon the tender of the securities at any time before the entry of judgment, at any time prior to the two year anniversary of the contract for sale or sale, if there is no contract for sale.

     However, an issuer may cure its non-compliance with the requirement to register or qualify securities under the Georgia Securities Act of 1973 by making a written rescission offer pursuant to an effective registration statement under the Georgia Securities Act of 1973, before suit is commenced by the purchaser, to repay in cash or by certified or official bank check, within 30 days from the date of acceptance of such offer in exchange for the securities, the fair value of the consideration paid (determined as of the date such payment was originally paid by the purchaser), together with interest (at 6% per year) on such amount for the period from the date of payment to the date of repayment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 30 days of its receipt, or if such offer was accepted and its terms were complied with by the issuer, that purchaser will no longer have any right of rescission under Georgia.

     We believe that our rescission offer complies in all material respects with the rescission offer requirements of the Georgia Securities Act of 1973 and that the registration statement filed with this prospectus satisfies the registration statement requirements of the Georgia Securities Act of 1973.

MARYLAND

     Under Maryland law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Maryland Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest (at 10% per year) from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the securities, upon the tender of the securities before entry of judgment, at any time prior to the earlier of the three year anniversary of the contract for sale of such securities, or the one year anniversary of the non-compliance with the registration or qualification requirements.

     However, an issuer may cure its non-compliance with the requirement to register or qualify securities under the Maryland Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest (at 10% per year) from the date of payment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Maryland law.

     We believe that our rescission offer complies in all material respects with the rescission offer requirements of the Maryland Securities Act.

MASSACHUSETTS

     Under Massachusetts law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Massachusetts Uniform Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest (at 6% per year) from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the securities, upon the tender of the securities before entry of judgment, at any time prior to the four year anniversary of the discovery of the non-compliance with the registration or qualification requirements.

     However, an issuer may cure its non-compliance with the requirement to register or qualify securities under the Massachusetts Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest (at 6% per year) from the date of payment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Massachusetts law.

     We believe that our rescission offer complies in all material respects with the rescission offer requirements of the Massachusetts Uniform Securities Act.

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

MICHIGAN

     Under Michigan law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Michigan Uniform Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest (at 6% per year) from the date of payment, costs, and reasonable attorney fees, less the amount of income received on the securities, upon the tender of the securities before entry of judgment, at any time prior to the two year anniversary of the contract for sale of such securities.

     However, an issuer may cure its non-compliance with the requirement to register or qualify securities under the Michigan Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest (at 6% per year) from the date of payment, less the amount of any income received on the securities. The issuer must provide the purchaser with documents making full written disclosure about the financial and business condition of the issuer and the financial and business risks associated with the retention of the securities, concurrently with the written rescission offer. The rescission offer must recite the applicable provisions of the Michigan Uniform Securities Act, and will not be valid unless the issuer substantiates in the disclosure documents that it has the ability to fund the offering. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Michigan law. Acceptance or rejection of the offer will not be binding until 48 hours after receipt by the issuer.

     We believe that our rescission offer complies in all material respects with the rescission offer requirements of the Michigan Uniform Securities Act.

NEW YORK

     Under New York law, there is no requirement to register or qualify securities, and there is no provision for rescission offers. Accordingly, the rescission offer is being made with respect to individuals who purchased shares of our common stock and/or were granted options in New York, pursuant only to federal rights of rescission. The acceptance or non-acceptance of the rescission offer by these individuals will have no effect under New York law and, accordingly, interest will be paid at the same rate as if such shares had been purchased and/or options had been granted in California.

OREGON

     Under Oregon law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration requirements of the Oregon Securities Law. The purchaser may sue to recover the consideration paid for such securities, with interest (at 9% per year) from the date of payment, and reasonable attorney fees, less any amount received on the securities, upon tender of the securities before entry of judgment, at any time prior to the three year anniversary of the sale of such securities.

     However, an issuer may cure its non-compliance with the requirement to register securities under the Oregon Securities Law by making a written rescission offer pursuant to an effective registration statement under the Oregon Securities Law (unless an exemption from registration is available), before suit, that contains (1) an offer to pay the consideration paid for such securities, and interest (at 9% per year) from the date of payment, and reasonable attorney fees, less any amount received on the securities, upon tender of the security; and (2) a statement of the effect on the purchaser's rights of failure to respond to the offer. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Oregon law.

     We believe that our rescission offer complies in all material respects with the rescission offer requirements of the Oregon Securities Law and that we are exempt from the requirement to register this rescission offer under the Oregon Securities Law.

WASHINGTON

     Under Washington law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Securities Act of Washington. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest (at 8% per year) from the date of payment, costs, and reasonable attorneys' fees, less the amount of any income received on the securities, upon the tender of the securities before entry of judgment, at any time prior to the three year anniversary of the contract for sale of such securities.

     However, an issuer may cure its non-compliance with the requirement to register or qualify securities under the Securities Act of Washington by making a written rescission offer, which has been passed upon by the director of financial institutions of Washington before suit, to refund the consideration paid together with interest (at 8% per year) from the date of payment, less the amount of any income received on the securities. If the purchaser receives such offer before suit, that purchaser will no longer have any right of rescission under Washington law.

     We believe that our rescission offer complies in all material respects with the rescission offer requirements of the Securities Act of Washington.

FLORIDA, ILLINOIS, NEVADA, NEW JERSEY, TENNESSEE AND TEXAS

     Under the laws of Florida, Illinois, Nevada, New Jersey, Tennessee and Texas, we believe that our issuance of shares and/or options complied with applicable "private placement" exemptions in those states. Accordingly, the rescission offer is being made with respect to individuals who purchased shares of our common stock and/or were granted options in Florida, Illinois, Nevada, New Jersey, Tennessee and Texas, pursuant only to federal rights of rescission. The acceptance or non-acceptance of the rescission offer by these individuals will have no effect under the laws of Florida, Illinois, Nevada, New Jersey, Tennessee or Texas and, accordingly, interest will be paid at the same rate as if such shares had been purchased and/or options had been granted in California.

FOREIGN COUNTRIES

     If the shares were purchased and/or options were granted in a foreign country, we believe that the only applicable rescission rights a purchaser has under applicable U.S. law are those under federal securities laws. Accordingly, the rescission offer is being made with respect to individuals who purchased shares of our common stock and/or were granted options in foreign countries, pursuant only to federal rights of rescission. The acceptance or non-acceptance of the rescission offer by these individuals will have no effect under foreign law and, accordingly, interest will be paid at the same rate as if such shares had been purchased and/or options had been granted in California.

     The above discussions do not relate to the antifraud provisions of applicable securities laws or rights under common law or equity. We urge you to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the rescission offer.

     The shares subject to the rescission offer held by persons who choose not to accept the rescission offer will, for purposes of applicable federal and state securities law, be registered securities as of the expiration date of the rescission offer and, unless held by persons who may be deemed to be "affiliates" of us, will be freely tradable in the public market at such time subject to the vesting rights under any stock restriction agreement with us. Those shares held by our affiliates will be subject to restrictions on resale provided in Rule 144 under the Securities Act of 1933.

FUNDING OF THE RESCISSION OFFER


     We will fund any payments required under our rescission offer from a portion of our existing cash balances. As of September 30, 2001, we had $60.6 million of cash and cash equivalents and short-term investments.


MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations relevant to ARTISTdirect stockholders and/or optionholders who hold shares or options that are subject to the rescission offer. We do not discuss or analyze all income tax considerations that may be relevant to particular ARTISTdirect stockholders and/or optionholders in light of their individual circumstances, such as stockholders and/or optionholders who are foreign persons, stockholders and/or optionholders who are not individuals, or stockholders and/or optionholders subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended. In addition, we do not address the tax consequences of the rescission offer to persons holding shares and/or options that are subject to hedging, conversion, or constructive sale transactions, or whose tax year is other than a calendar year. Finally, we do not address any foregoing, state or local tax considerations. ACCORDINGLY, ARTISTDIRECT STOCKHOLDERS AND/OR OPTIONHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RESCISSION OFFER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE RESCISSION OFFER.

                               HOLDERS OF SHARES

     The law applicable to the federal income tax consequences of the rescission offer is unclear and we have not received an opinion of counsel or a ruling from the Internal Revenue Service regarding such tax consequences. The IRS is not precluded from successfully asserting a contrary position or otherwise recharacterizing the transaction in whole or in part.

     We intend to take the tax reporting position that, with respect to the share purchases rescinded pursuant to our rescission offer, the rescission constitutes a return of the original purchase price for the shares, plus the payment of interest which would be taxable as ordinary income. Any such interest payments to employees or former employees will be subject to withholding at the applicable tax rate.

                                 OPTION HOLDERS

     Individuals who accept the rescission offer with respect to their outstanding vested and unvested unexercised stock options will recognize immediate taxable income on the payment they receive for their rescinded options, whether those options are incentive stock options or non-statutory stock options under the federal tax laws. Such income will be taxable at ordinary income rates and, in the case of payments to employees or former employees, will be subject to withholding at the applicable tax rate.

     The law applicable to the rescission offer is unclear and we have not received an opinion of counsel or a ruling from the Internal Revenue Service to that effect. Thus, the IRS is not precluded from successfully asserting a contrary position or otherwise recharacterizing the transaction in whole or in part.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. Our predecessor, ARTISTdirect, LLC, made cash distributions to its members, principally to pay taxes. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.

                          PRICE RANGE OF COMMON STOCK

     Our common stock commenced trading on The Nasdaq National Market under the symbol ARTD on March 27, 2000. The following table sets forth, for the periods indicated, the intra-day high and low bid prices per share of common stock on The Nasdaq National Market:

                                                               HIGH       LOW
                                                              ------    -------
2001
Third Quarter...............................................  $ 7.00    $     4.90
Second Quarter..............................................    7.80          3.30
First Quarter...............................................   10.00          4.06
2000
Fourth Quarter..............................................  $15.00    $     3.44
Third Quarter...............................................   38.75         11.25
Second Quarter..............................................   82.50         27.50


     On November 13, 2001 the last reported sale price for our common stock was $6.07 per share. There were approximately 107 holders of record of our common stock as of September 30, 2001.

                                 CAPITALIZATION


     The following table sets forth our actual capitalization as of September 30, 2001 and does not reflect:



     - the 130,689 shares of common stock issuable upon exercise of warrants, of which 59,180 were exercisable as of September 30, 2001 with a weighted average exercise price of $78.90 per share;



     - the 1,194,688 shares subject to outstanding options under our stock option plans and the options granted to Mr. Field as of September 30, 2001. These outstanding option shares have a weighted average exercise price of $40.07 per share;



     - the 1,306 shares of common stock issuable upon exercise of warrants assumed as part of the Mjuice.com, Inc. acquisition, all of which are exercisable as of September 30, 2001 with a weighted average exercise price of $45.00 per share and the 472 shares subject to outstanding options under the stock option plans assumed as part of the Mjuice.com, Inc. acquisition, with a weighted average exercise price of $30.14; and


     - any exercise by stockholders and optionholders receiving the Rescission Offer of their right to rescind, unless otherwise indicated.

     The table below should be read in conjunction with our financial statements and the notes to those financial statements, which are included elsewhere in this prospectus:


                                                                    (UNAUDITED)
                                                              AS OF SEPTEMBER 30, 2001
                                                              ------------------------
                                                               ACTUAL     PRO FORMA(1)
                                                              ---------   ------------
                                                                   (IN THOUSANDS)
Cash, cash equivalents and short term investments...........  $  60,600    $  49,411
                                                              =========    =========
Loans and notes payable.....................................        198          198
Redeemable securities:
  Redeemable common securities -- issued and
     outstanding:(2)........................................     11,189           --
                                                              ---------    ---------
     Total redeemable securities............................     11,189           --
                                                              ---------    ---------
Stockholders' equity:
  Common stock, $.01 par value, 150 million shares
     authorized; 3,782,274 shares issued and 3,554,708
     shares outstanding in 2001.............................        379          379
  Treasury stock, 227,566 shares in 2001....................     (2,663)      (3,004)
  Additional paid in capital(1).............................    198,861      208,249
  Unearned compensation(1)..................................     (9,428)     (12,231)
  Accumulated deficit(1)....................................   (130,299)    (136,543)
                                                              ---------    ---------
     Total stockholders' equity.............................     56,850       56,850
                                                              ---------    ---------
          Total capitalization..............................  $  68,039    $  56,850
                                                              =========    =========


------------------------

(1) The pro forma amounts reflect the acceptance of the rescission offer by all holders of common stock and unexercised options subject to the rescission offer. The amounts also reflect stock based compensation expense of approximately $6.2 million recognized immediately as a result of the acceptance of the rescission offer by our employees holding unexercised options and shares issued pursuant to exercised options that are subject to the rescission offer as of September 30, 2001, as well as $4.9 million in compensation charges that will be recognized as expense over future periods related to non-employee option grants for services. See further discussion of the pro forma compensation charges on pages 46 - 47.



(2) The redeemable common securities include 58,572 shares of common stock issued pursuant to the exercise of stock options as of September 30, 2001, which are subject to this rescission offer. In addition, redeemable common securities includes unexercised options subject to this rescission offer.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The selected consolidated financial data presented below for the period from August 8, 1996 (inception) to December 31, 1996, for the years ended December 31, 1997, 1998, 1999 and 2000 and as of December 31, 1996, 1997, 1998,
1999 and 2000 are derived from our audited financial statements. The selected consolidated financial data below for the nine months ended September 30, 2000 and 2001 and as of September 30, 2001 are derived from our unaudited financial statements.


     You should read the financial data presented below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included in this prospectus.


                                     PERIOD FROM
                                    AUGUST 8, 1996                                                NINE MONTHS ENDED
                                    (INCEPTION) TO           YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                     DECEMBER 31,    ----------------------------------------   ---------------------
                                         1996         1997     1998       1999        2000        2000        2001
                                    --------------   ------   -------   ---------   ---------   ---------   ---------
                                                     (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net revenue:
  E-commerce......................       $ --        $  269   $ 1,548   $   5,282   $  12,160   $   7,874   $   5,651
  Media...........................         --            95       552       2,910       6,326       5,016       2,205
  Agency..........................         --           974     1,917       1,304       2,946       2,523         738
  Record label....................         --           550       565         778         244         244          --
                                         ----        ------   -------   ---------   ---------   ---------   ---------
    Total net revenue.............         --         1,888     4,582      10,274      21,676      15,657       8,594
Cost of revenue...................         --           608     2,515      10,240      26,542      19,368      14,059
                                         ----        ------   -------   ---------   ---------   ---------   ---------
    Gross profit (loss)...........         --         1,280     2,067          34      (4,866)     (3,711)     (5,465)

Operating expense:
  Website development.............         --            78       589       1,815       5,364       2,757       3,269
  Sales and marketing.............         10           196     1,395      13,222      25,623      19,542       5,053
  General and administrative......         13         1,442     2,545      10,319      17,874      12,832      10,877
  Stock-based compensation(1).....         --            --     3,828      30,304       5,067       3,116       4,859
  Depreciation and amortization...          5            21        59       2,509       6,248       4,315       5,429
  Loss from impairment of
    goodwill......................         --            --        --          --          --          --      11,444
                                         ----        ------   -------   ---------   ---------   ---------   ---------
    Loss from operations..........        (28)         (457)   (6,349)    (58,135)    (65,042)    (46,273)    (46,396)
Income/(loss) from equity
  investments.....................         --            --         2          50        (235)         15      (4,054)
Interest income (expense), net....         --            (3)       29         281       5,969       3,993       3,057
                                         ----        ------   -------   ---------   ---------   ---------   ---------
    Net loss......................       $(28)       $ (460)  $(6,318)  $ (57,804)  $ (59,308)    (42,265)    (47,393)
                                         ====        ======   =======
Interest on rescission offer......         --            --        --         237         532         339         533
Dividends on redeemable preferred
  securities......................                                          1,414         963         963          --
Beneficial conversion feature on
  redeemable preferred stock......                                             --      24,375      24,375          --
                                                                        ---------   ---------   ---------   ---------
Net loss attributable to common
  shareholders....................                                      $ (59,455)  $ (85,178)  $ (67,942)  $ (47,926)
                                                                        =========   =========   =========   =========
Basic and diluted net loss per
  share(2)........................                                      $  (17.14)  $  (26.83)  $  (22.90)  $  (13.11)
                                                                        =========   =========   =========   =========
Weighted average shares used in
  computing basic and diluted net
  loss per share(2)(3)............                                      1,417,746   3,175,126   2,966,541   3,656,333
                                                                        =========   =========   =========   =========

                                               AS OF DECEMBER 31,
                                ------------------------------------------------    SEPTEMBER 30,
                                1996    1997      1998        1999        2000          2001
                                ----    -----    -------    --------    --------    -------------
CONSOLIDATED BALANCE SHEET
  DATA:
Cash, cash equivalents and
  short term investments......  $ 80    $ 167    $ 1,940    $ 69,119    $ 87,825       $60,600
Working capital...............   (20)    (526)     1,079      67,730      84,336        60,690
Goodwill and intangibles,
  net.........................    --       16         45      13,415      15,018           936
Total assets..................   173      314      3,412      98,600     118,505        73,748
Total redeemable securities...    --       --      5,135     111,707      10,778        11,189
Total members' and
  stockholders' equity
  (deficit)...................    72     (412)    (3,436)    (23,745)     97,799        56,850


-------------------------

(1) Stock-based compensation is comprised of sales and marketing expense of $0, $8,551, $2,209, $3,853 and $1,527 for the years ended December 31, 1998,
    1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively, and general and administrative expense of $3,828, $21,753, $2,858, $(737) and $3,332 for the years ended December 31, 1998, 1999 and
    2000 and for the nine months ended September 30, 2000 and 2001, respectively.


(2) The basic and diluted loss per share and the weighted average shares used in computing the basic and diluted net loss per share for 1999 represents the share and per share data for the period from October 6, 1999 to December 31, 1999, as we were organized as an LLC for tax purposes prior to October 6, 1999.

(3) See Note 3 to notes to consolidated financial statements for an explanation of the determination of the number of shares and share equivalents used in computing basic and diluted loss per share and pro forma loss per share.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our consolidated financial statements and the notes to those financial statements included elsewhere in this prospectus. The following discussion contains forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "may," "will" or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Such statements include, but are not limited to, statements concerning our unproven business model, increased competition in its industry, our ability to increase revenues from its record label, online product sales, advertising and other revenue streams, ability to increase visits to our site, ability to attract and retain artists, ability to offer compelling content, ability to fulfill on-line music and merchandise orders in a timely manner, ability to build brand recognition, ability to integrate acquisitions of technology and other businesses, ability to protect and/or obtain intellectual property rights, and ability to manage growth. Such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Factors that could cause or contribute to the differences are discussed in "Risk Factors" and elsewhere in this prospectus. You should carefully consider those risks, in addition to the other information in this prospectus and in our other filings with the SEC, before deciding whether or not to accept this rescission offer. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. The information contained in this prospectus is not a complete description of our business or the risks associated with an investment in our common stock. We urge you to carefully review and consider the various disclosures made by us in this prospectus and in our other filings with the SEC that discuss our business in greater detail.

OVERVIEW


     We are a music entertainment company that combines an online music network with offline assets, including a record label and talent agency, to provide an integrated music solution for music fans, artists and marketing partners. The ARTISTdirect Network is a network of Web sites offering multi-media content, music news and information, community around shared music interests, music-related commerce and digital music. Prior to June 30, 2000, we also managed a traditional record label, Kneeling Elephant Records, which we no longer operate. On June 29, 2001, our stockholders approved the formation of a new record label, ARTISTdirect Records, LLC, as a co-venture between ARTISTdirect and Frederick Field, our Chairman of the Board and Chief Executive Officer.


     In May 2001, we entered into an agreement with veteran entertainment executive Frederick Field to become our Chairman and Chief Executive Officer and form a new record label in partnership with us. On June 29, 2001, our stockholders approved the employment of Mr. Field and the formation of the record label. The record label is a 50/50 co-venture between us and Mr. Field, where we will provide a significant financial commitment. Due to our commitment to fully fund the operations of the joint venture, we will record 100% of the losses of the co-venture. In addition to the formation of the record label and our financial commitment, we entered into a five-year employment agreement with Mr. Field and he joined our Board of Directors. Mr. Field also serves as the Chief Executive Officer of the record label.

     In January 2001, ARTISTdirect reorganized the company into five distinct business groups: ARTISTdirect Media Group, or "Media", E-Commerce Operations Group, or "E-Commerce",

Digital Music Distribution Group, or "Digital Music", Talent Agency and Live Event Group, or "Agency" and Record Label, or "Record Label". As part of the reorganization and cost-cutting measures implemented in 2001, we also significantly reduced our number of employees. In particular, during the three months ended December 31, 2000 and nine months ended September 30, 2001, we laid off 58 and 116 employees, respectively. We expect this to help us reduce our net loss and conserve our cash resources given prevailing market conditions.


     On November 30, 2000, Nasdaq notified us that, because the closing bid price of our common stock had been below $1.00 for over 30 consecutive trading days, we would be subject to delisting. At our request, the Nasdaq Listing Qualifications Panel conducted a hearing on April 12, 2001 to give us an opportunity to appeal Nasdaq's decision to delist our common stock. On May 23, 2001, the Nasdaq Listing Qualifications Panel decided to allow the continued listing of our common stock on The Nasdaq National Market provided that (i) the closing bid price of our common stock on Nasdaq reached a minimum of $1.00 per share on or before July 9, 2001 and remained at or above that level for a minimum of 10 consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), and (ii) we demonstrated compliance with all requirements for continued listing on The Nasdaq National Market. On July 25, 2001, we received notification from Nasdaq that we were in compliance with the provisions of the exchange and would, therefore, remain listed on The Nasdaq National Market.


     We have incurred cumulative net losses of $171.3 million from inception to September 30, 2001, of which approximately $58.0 million represented stock-based compensation expense. While we have significantly reduced our operating expenses, especially those related to our online operations, technology infrastructure and marketing, we expect our net losses to continue and continue to be significant for the foreseeable future. We plan to spend up to $50 million over five years developing the new record label with Frederick Field. We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses, and difficulties encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. See "Risk Factors" for a more complete description of the many risks we face. Our business is evolving rapidly, and therefore we believe that period-to-period comparisons of our operating results may not be meaningful and may not be accurate indicators of future performance.


     RESCISSION OFFER


     As stated in more detail elsewhere in this prospectus, we are undertaking a rescission offer with respect to 58,572 shares of our common stock purchased upon the exercise of options and vested and unvested unexercised options to purchase up to 737,360 shares of our common stock. The shares of stock were purchased at prices ranging from $12.40 to $40.00 per share and the unexercised options have exercise prices ranging from $12.40 to $140.00 per share. In the rescission offer, we will offer to repurchase the shares of common stock at the price per share paid, plus interest, and we will offer to repurchase the options at 20% of their exercise price (which ranges from $2.48 to $28.00 per option), plus interest. Since the current trading price of our common stock is significantly below the lowest price per share paid by offerees in the rescission offer and the options are significantly underwater, we expect that the rescission offer will be accepted by a significant number of the offerees, if not by all offerees. In this event, we believe our maximum out-of-pocket expense will be approximately $11.2 million. We have enough available cash to fund the rescission offer and do not believe that payment of this amount will cause a material hardship to our ability to operate our business. However, if the rescission offer is accepted, the number of our fully-diluted shares will be reduced. Accordingly, our loss or earnings per share, as applicable, will be larger on a pro-forma basis.

     REVENUE


     We currently generate revenue from three sources: E-Commerce, Media and Agency. Currently we offer Digital Music free of charge; accordingly there is no revenue from this source. Prior to June 30, 2000, we generated revenue from our Record Label. Substantially all of our revenue is generated in cash. For the nine months ended September 30, 2001 there was no barter revenue and approximately 1% of our revenue for the year ended December 31, 2000 was barter revenue.



     E-Commerce Revenue. E-Commerce revenue includes the sale of music and related merchandise, such as apparel, collectibles and accessories, through the ARTISTdirect shopping mall of our network. We recognize the gross amount of product sales and shipping revenue upon shipment of the item and record appropriate reserves for product returns. We have experienced seasonality with respect to our online product sales. In particular, our e-commerce sales in the fourth quarter have, on average, been higher than in other quarters. We believe that this trend may continue for the foreseeable future. For the nine months ended September 30, 2001 and the year ended December 31, 2000, e-commerce revenue was $5.7 million and $12.2 million, respectively, which constituted approximately 66% and 56%, respectively, of our total net revenue for those periods.



     Media Revenue. Media revenue consists primarily of sales of banner advertisements and sponsorships. In sales of banner advertisements, we principally earn revenue based on the number of impressions or times an advertisement appears on pages viewed within our Web sites. Our banner advertising commitments generally range from one to six months. Banner advertising revenue is generally recognized as the impressions are served during the period in which the advertisement is displayed, provided that no significant obligations of ARTISTdirect remain and collection of the resulting receivable is probable. We typically guarantee a minimum number of impressions to the advertiser. To the extent that minimum guaranteed page deliveries are not met, we defer recognition of the corresponding revenue until the guaranteed impressions are delivered. We also sell to advertisers sponsorship of a Web page or event for a specified period of time. We recognize sponsorship revenue over the period in which the sponsored page or event is displayed. To the extent that committed obligations under sponsorship agreements are not met, revenue recognition is deferred until the obligations are met. For the nine months ended September 30, 2001 and the year ended December 31, 2000, media revenue was $2.2 million and $6.3 million, respectively, which constituted approximately 26% and 29%, respectively, of our total net revenue for those periods. Since most of our sponsorship and advertising contracts are short-term in nature, our advertising revenue is susceptible to significant fluctuation. In particular, our net revenue from advertising revenue has significantly decreased since the third quarter of 2000. This decrease is primarily due to advertisers spending less money on banner advertising. In addition, we have been focusing our sales efforts on integrated marketing solution packages that offer advertisers a combination of off-line concert and tour sponsorships that are supported by online banner advertising and custom content areas. These deals can take anywhere from six to twelve months to put together due to their complex nature. Accordingly, we do not expect our advertising revenue to increase significantly in the near future.



     During the nine months ended September 30, 2001, Universal Music Group accounted for 23% and Pringles, a division of Procter & Gamble, accounted for 14% of our total media revenue. No other advertisers accounted for more than 10% of our media revenue for that period.



     Agency Revenue. Revenue from the ARTISTdirect Agency consists primarily of commissions generated on tour and event bookings of artists represented by the agency. Agency revenue is recognized at the time the artist gets paid. Agency revenue fluctuates depending on touring schedules of major artists represented by the agency. Touring schedules are subject to seasonality, with summer typically being a more active period. For the nine months ended September 30, 2001 and the year


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ended December 31, 2000, agency revenue was $738,000 and $2.9 million, respectively, which constituted approximately 9% and 14%, respectively, of our total net revenue for those periods.


     Record Label. Prior to June 30, 2000, revenue from Kneeling Elephant Records was generated from overhead advances and from royalties earned on albums sold by artists signed to the label. We recognized royalties at the time the releases were shipped to the retailer. Reserves were established for possible returns. We discontinued our Kneeling Elephant Records operation after June 30, 2000.


     ARTISTdirect Records. We expect that ARTISTdirect Records will generate revenue primarily from the sale of compact discs by artists signed to the record label. Since ARTISTdirect Records is a co-venture between our wholly-owned subsidiary, ARTISTdirect Recordings, Inc., and Radar Records Holdings, LLC, any income or loss generated by ARTISTdirect Records will be accounted for under the equity method of accounting as income or loss from equity investments in the statement of operations.


     COST OF REVENUE

     Cost of revenue consists primarily of amounts payable to artists, which includes the cost of merchandise sold and share of net proceeds, online transaction costs, including credit card fees, fulfillment charges and shipping costs, Web site hosting and maintenance costs, online content and programming costs, online advertising serving costs, payroll and related expenses for staff involved in Web site maintenance, content programming and the ARTISTdirect Agency, and amortization of non-cash compensation expense related to vendor warrants and stock options granted to artists and their advisors in connection with entering into contractual commitments to exclusively operate their online commerce activities. Artist royalties are based primarily on electronic commerce revenue generated from the sale of their licensed merchandise. Web site maintenance costs include personnel-related costs, software consulting costs, Internet hosting charges, and networking costs.


     In connection with the amortization of vendor warrants and artist stock options granted through September 30, 2001, we recorded non-cash compensation expense of approximately $4.6 million for the nine months ended September 30, 2001 and approximately $7.5 million for the year ended December 31, 2000. We may grant additional equity instruments in the future related to signing additional artists. These equity grants may cause us to record substantial non-cash compensation expense in the foreseeable future. Since the quarter ended December 31, 1999, our cost of revenue has exceeded our net revenue primarily as a result of expansion and changes in our operations along with the increase in amortization of vendor warrants and artist stock options. We expect this trend to continue, for at least the near future as we continue to refocus our business and operations.


     OPERATING EXPENSE

     Web Site Development. Web site development expense consists primarily of expenses incurred to update the content and design of our Web sites and underlying technology infrastructure. These expenses primarily include payments to third-party service vendors and personnel costs. The implementation of Emerging Issues Task Force No. 00-02, "Accounting for Website Development Costs," effective July 1, 2000, did not have a material impact on our consolidated financial statements.

     Sales and Marketing. Sales and marketing expense consists primarily of advertising, marketing and promotion expenses incurred to promote our Web sites and our brands, plus payroll and related expenses for personnel engaged in marketing and advertising sales activities.

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     General and Administrative. General and administrative expense consists of payroll and related expenses for executive and administrative personnel, professional services expenses, facilities expenses, travel and other general corporate expenses.


     Amortization of Stock-based Compensation. We recorded a total of $44.1 million of stock-based compensation expense for the period from inception through September 30, 2001 in connection with equity granted to employees, directors, professional firms, artists and artist advisors during this period. We recorded amortization of stock-based compensation expense of approximately $4.9 million during the nine months ended September 30, 2001 and approximately $5.1 million during the year ended December 31, 2000. We anticipate granting additional equity securities in the future to employees, directors, artists and artist advisors.



     We are making a rescission offer to certain holders of stock options and shares purchased pursuant to stock options. To the extent that the holders of options and shares subject to rescission accept the offer, we shall record stock based compensation expense which could be significant. The amount of the expense, assuming the closing date of the rescission offer was September 30, 2001, would be as follows:



          The compensation expense recorded for the repurchase of unexercised stock options (vested and unvested) from employees would be the sum of the intrinsic value at the original measurement date (less any expense related to the intrinsic value recorded up to the acceptance of the rescission offer) and the amount of cash paid to the holder that exceeds the lesser of the intrinsic value at the original measurement date or immediately prior to settlement (the settlement date being the closing date of the 30-day period for the rescission offer). This amount would be $6.0 million, which we would record as stock based compensation expense immediately upon the closing date of the rescission offer.



          The compensation that shall be recorded for the repurchase of unexercised non-employee options (vested and unvested) is calculated as the difference between the amount of cash paid for the repurchase of the options and the fair value of the options on the closing date of the rescission offer. This compensation amount, which would be $3.0 million, shall be amortized over the remaining period over which services will be provided. The compensation amount would be recognized as follows: $830,000 in the final three months of 2001, $1.9 million in 2002 and $252,000 in 2003. The fair value of the options shall be determined using the Black-Scholes option-pricing model over the remaining life of the options. Any unamortized expense at the time of repurchase related to the initial grant of the options to the non-employees shall continue to be amortized over the remaining service period related to the original option grants. The key assumptions used in the Black Scholes model for the purpose of the calculation were: a risk free rate of 6%; a volatility factor of 180% in September 2001; no expected dividends; and an expected life which is equal to the remaining contractual life of the options as of September 30, 2001.



          The compensation charge for the repurchase of shares issued pursuant to the exercise of options (by employees and non-employees) is calculated as the difference between the amount of cash paid for the repurchase of the shares (which includes the exercise proceeds and accrued interest) and the fair value of the shares on the date the repurchase is accepted (in this case we are assuming the stock price as of September 30, 2001). The compensation charge related to the employee option exercises would be $230,000 and would be recorded as stock based compensation immediately, and the compensation charge related to the non-employee option exercises of $1.9 million would be recorded over the remaining service period related to the original option grants. The non-employee compensation amount would be recorded as expense as follows: $500,000 in the final three months of 2001 and $1.4 million in 2002.


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

          In the event holders of shares and options subject to the rescission offer do not accept the rescission offer, we will not record any compensation expense related to those shares and options for which the rescission offer was not accepted. The staff of the Securities and Exchange Commission has taken the position that a person's federal right of rescission may survive the rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. We believe that subsequent to the rescission offer, any rights to rescind will be contingent upon legal rulings, the outcome of which are not currently determinable. Accordingly, we will account for shares and options which were not rescinded within the 30 day period as if there is no right of rescission. In the event any rescissions occur subsequent to the 30 day period, we will account for those rescissions, if any, in the manner described above at the time those rescissions are completed.


     Depreciation and Amortization. Depreciation and amortization expense consists of the depreciation of fixed assets and the amortization of acquired intangible assets. The acquisitions of iMusic, Mjuice and the minority interest of the UBL were accounted for using the purchase method of accounting and, accordingly, the purchase prices have been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair value on the acquisition dates. Substantially all of the purchase price of these transactions is attributable to the acquired intangible assets. As a result, the aggregate excess purchase price over the net tangible assets allocated to goodwill was $20.6 million and is being amortized over five years, the expected estimated average useful life of these assets. We have recorded write-downs of $11.4 million of goodwill during the nine months ended September 30, 2001. The remaining net goodwill balance at September 30, 2001 is approximately $900,000. These non-cash charges will affect our reported operating results over the remainder of 2001, and in the future periods for the portion of goodwill allocated to identifiable intangible assets, which will continue to be amortized after December 31, 2001.


     INTEREST INCOME AND EXPENSE

     Interest income consists of earnings on our cash and cash equivalents, and interest expense consists of interest associated with short-term borrowings.

RESULTS OF OPERATIONS


NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000



  NET REVENUE



     Net revenue decreased to $8.6 million for the nine months ended September 30, 2001 from $15.7 million for the nine months ended September 30, 2000, which represented a decrease of 45%. The decrease was due to decreases in e-commerce, media and agency revenue. E-commerce revenue decreased 28% to $5.7 million for the nine months ended September 30, 2001 from $7.9 million for the nine months ended September 30, 2000, primarily as a result of a decrease in sales from our top selling artists. For the nine months ended September 30, 2001, media revenue decreased $2.8 million, or 56% to $2.2 million from $5.0 million for the nine months ended September 30, 2000, primarily as a result of an overall soft advertising market. Commission revenue from the agency decreased 71% from $2.5 million for the nine months ended September 30, 2000 to $738,000 for the nine months ended September 30, 2001, due primarily to decreased touring activity of the agency's artists.



  COST OF REVENUE



     Direct cost of product revenue. Direct cost of product revenue decreased to $4.7 million for the nine months ended September 30, 2001 from $7.1 million for the nine months ended September 30,


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


2000, which represented a decrease of 33%. This $2.4 million decrease corresponded with the decrease in online product sales revenue and was primarily attributable to a related decrease in product and royalty costs payable to our vendors and artists and a decrease in transaction costs.



     Other cost of revenue. Other cost of revenue decreased to $4.7 million for the nine months ended September 30, 2001 from $6.2 million for the nine months ended September 30, 2000, which represented a decrease of 24%. This $1.5 million decrease was primarily due to decreases in Web site hosting and maintenance costs.



     Stock-based compensation. For the nine months ended September 30, 2001 we recorded non-cash stock-based compensation charges of $4.7 million compared to $6.2 million for the nine months ended September 30, 2000. The stock-based compensation expense relates primarily to the amortization of the estimated value of the options, using the Black-Scholes method, given to artists in connection with the operation of their stores and is amortized over the life of the associated contract periods. We expect to record amortization of stock based compensation of $1.5 million in the remaining three months of 2001, $4.1 million in 2002 and $196,000 in 2003 (not including any compensation amount recorded as a result of the rescission offer). See pages 46-47 of the Registration Statement for potential future compensation charges that may result from the rescission offer.



     Gross loss. For the nine months ended September 30, 2001 and 2000, our overall gross profit margin decreased to -64% from -24%, respectively, primarily due to the significant decrease in media and e-commerce revenue. Gross profit excluding stock-based compensation and amortization of vendor prepaid was -8% and 17% for the nine months ended September 30, 2001 and 2000, respectively.



  OPERATING EXPENSE



     Web Site Development. Web site development expense increased 19% to $3.3 million for the nine months ended September 30, 2001 from $2.8 million for the nine months ended September 30, 2000. This increase was primarily attributable to maintenance costs associated with our Pandesic e-commerce system, as well as fees paid to third party service vendors relating to maintenance on the procurement system interface, and development costs of digital music products.



     Sales and Marketing. Sales and marketing expense decreased 74% to $5.1 million for the nine months ended September 30, 2001 from $19.5 million for the nine months ended September 30, 2000. The decrease was primarily attributable to reduced spending on advertising to promote the ARTISTdirect Network as a result of termination of certain marketing commitments and planned cost control measures.



     General and Administrative. General and administrative expense decreased 15% to $10.9 million for the nine months ended September 30, 2001 from $12.8 million for the nine months ended September 30, 2000. This decrease was primarily attributable to salary and benefits savings associated with the reduction in staff in 2001 and overall cost savings in travel and entertainment, communications and facilities, and other general and administrative costs.



     Amortization of Stock-based Compensation. We recorded stock-based compensation expense of $4.9 million for the nine months ended September 30, 2001 in connection with stock issuances to employees, directors, professional firms, artists and artist advisors for promotional services. Stock-based compensation for the comparable period in 2000 was $3.1 million, primarily in connection with stock issuances to employees, directors and professional firms, which represented an increase of 56% compared to the corresponding period in 2000. The expense for the nine months ended September 30, 2000 reflected a $6.6 million credit to stock-based compensation granted to certain executives of

ARTISTdirect as a result of a reduction in the valuation of ARTISTdirect's underlying common stock as compared with December 31, 1999. The credit resulted from variable equity instruments that were settled upon the completion of the IPO, and these instruments will not have a continuing impact on the future results of operations. This credit was offset by $9.7 million of expense which was comprised primarily of the following: amortization of stock based compensation for equity grants to employees and artists and advisors of $5.6 million, stock based compensation expense of approximately $1.0 million in connection with stock options granted to an officer of ARTISTdirect and $3.1 million for equity instruments granted to non-employees. We expect to record amortization of stock based compensation of $1.1 million in the remaining three months of 2001, $2.1 million in 2002 and $57,000 in 2003 and $350,000 from 2004 through 2010 (not including any compensation amounts recorded as a result of the rescission offer).



     Depreciation and Amortization. Depreciation and amortization expense increased to $5.4 million for the nine months ended September 30, 2001 from $4.3 million for the nine months ended September 30, 2000. This increase was primarily attributable to fixed asset and leasehold improvement additions.



     Impairment of Goodwill. During the three months ended September 30, 2001, we determined that there was insufficient basis to support the entire carrying amount of goodwill associated with the 1999 acquisitions of iMusic and UBL based upon the projected undiscounted future cash flows related to the underlying assets of these goodwill amounts. Online advertising and promotions have been the primary source of revenue derived from these assets, and that revenue has declined for the three and nine months ended September 30, 2001, significantly affecting the value of these assets, and we cannot reasonably estimate if or when these revenue sources will recover. As a result, during the three months ended September 30, 2001, we recorded a loss from impairment of the goodwill from these transactions of $7.0 million based on revised estimates of discounted cash flows. For the nine months ended September 30, 2001, we recorded an aggregate $11.4 million loss from impairment to goodwill, which also included a $4.5 million write-off of goodwill related to our acquisition of Mjuice, recorded in March 2001.



  INTEREST INCOME AND EXPENSE



     For the nine months ended September 30, 2001, interest income decreased to $3.1 million from $4.0 million for the nine months ended September 30, 2000. The decrease is due to less interest earned on lower available cash balances for the relevant periods, as well as declining interest rates.



  NET LOSS



     EBITDA loss decreased $12.6 million or 39% to $19.9 million for the nine months ended September 30, 2001, compared to $32.4 million for the nine months ended September 30, 2000. This decrease is attributable to a $652,000 decrease in e-commerce EBITDA loss, a $5.2 million decrease in media EBITDA loss, a $9.0 million decrease in corporate expenditures, partially offset by a $1.8 million decrease in agency EBITDA income and a $683,000 million increase in digital music EBITDA loss.



     Net loss increased to $47.4 million for the nine months ended September 30, 2001, compared to $42.3 million for the nine months ended September 30, 2000, which represented an increase of 12%. The increase in the net loss is attributable to a $1.8 million increase in gross loss, a $512,000 increase in web site development, a $1.7 million increase in the amortization of stock-based compensation, a $1.1 million increase in depreciation and amortization expense, an $11.4 million loss from impairment of goodwill, a $4.1 million increase in loss from equity investments and a $936,000 decrease in interest income, partially offset by a $14.5 million decrease in sales and marketing expense and a $2.0 million decrease in general and administrative expense.

YEARS ENDED DECEMBER 31, 2000 AND 1999


     NET REVENUE

     Net revenue for the year ended December 31, 2000 increased to $21.7 million from $10.3 million for the year ended December 31, 1999, which represented an increase of 111%. The increase was primarily due to increases in E-commerce revenues, media revenue and agency revenue.

     E-commerce product sales revenue for the year ended December 31, 2000, increased 130% to $12.2 million from $5.3 million for the year ended December 31, 1999, primarily as a result of an increase in the number of ARTISTchannels that were operated.

     Media revenue increased $3.4 million, or 117%, to $6.3 million for the year ended December 31, 2000, from $2.9 million for the year ended December 31, 1999, primarily as a result of increased page views generated by our Web sites plus a significant increase in the number of advertisers, primarily in sales of non-impression based sponsorships.

     Agency revenue increased from $1.3 million for the year ended December 31, 1999 to $2.9 million for the year ended December 31, 2000, which represented an increase of 126%, due primarily to increased touring activity of the agency's artists.

     COST OF REVENUE

     Direct cost of product revenue. Direct cost of product revenue increased to $10.4 million for the year ended December 31, 2000 from $5.1 for the year ended December 31, 1999, which represented an increase of 104%. This $5.3 million increase corresponded with the increase in online product sales revenue and was primarily attributable to a $3.7 million increase in product and royalty costs payable to our vendors and artists and a $1.6 million increase in transaction costs.

     Other cost of revenue. Other cost of revenue increased to $8.6 million for the year ended December 31, 2000, from $3.4 million for the year ended December 31, 1999, which represented an increase of 155%. This $5.2 million increase was primarily due to increases in Web site hosting and maintenance costs.

     Stock-based compensation. For the year ended December 31, 2000 we recorded non-cash stock-based compensation charges of $7.5 million compared to $1.8 million for the year ended December 31, 1999. The stock-based compensation expense relates primarily to the amortization of the estimated value of the options, using the Black-Scholes method, given to artists in connection with the operation of their stores and is amortized over the life of the associated contract periods. As of December 31, 2000, $11.1 million of unearned compensation remains to be amortized.

     OPERATING EXPENSE

     Website Development. Product development expense increased to $5.4 million for the year ended December 31, 2000, from $1.8 million for the year ended December 31, 1999, which represented an increase of 196%. This increase was primarily attributable to increased fees paid to third party service vendors relating to the continued development of our Web site, as well as an increase in the development costs of programming.

     Sales and Marketing. Sales and marketing expense increased to $25.6 million for the year ended December 31, 2000 from $13.2 million for the year ended December 31, 1999, which represented an increase of 94%. The increase was primarily attributable to a significant increase in our online advertising expenditures, as well as increased offline advertising. We expect the growth rate of sales and marketing expenses to decrease in future periods.

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

     General and Administrative. General and administrative expense increased to $17.9 million for the year ended December 31, 2000 from $10.3 million for the year ended December 31, 1999, which represented an increase of 73%. This increase was primarily attributable to increases in personnel and related expenses, facilities and outside professional services expenses. We expect the growth rate of general and administrative expense to decrease as we seek to operate more efficiently.

     Amortization of Stock-based Compensation. We recorded stock-based compensation expense of $5.1 million for the year ended December 31, 2000 in connection with stock issuances to employees, directors, professional firms, artists and advisors for promotional services, which represented a decrease of 83% for the comparable period in 1999. Stock-based compensation for the comparable period in 1999 was $30.3 million, primarily in connection with stock issuances to employees, directors and professional firms. The expense during the year ended December 31, 2000 reflected a credit to stock-based compensation of $6.6 million related to stock appreciation rights granted to certain of our executives as a result of a reduction in the valuation of our underlying common stock as compared with December 31, 1999. This credit was offset by $11.7 million of amortization of stock-based compensation expense related to options granted to employees, artists and advisors.

     Depreciation and Amortization. Depreciation and amortization expense increased to $6.2 million for the year ended December 31, 2000 from approximately $2.5 million for the year ended December 31, 1999, which represented an increase of 149%. This increase was primarily attributable to the amortization of the goodwill associated with the acquisition of iMusic, Mjuice and the minority interest in the UBL, as well as an increase in depreciation of fixed assets and amortization of leasehold improvements.

     INTEREST INCOME AND EXPENSE

     Interest income increased to $6.0 million for the year ended December 31, 2000 from $281,000 for the year ended December 31, 1999, which represented an increase of 2,024%. The increase is due to interest earned on higher cash balances resulting from the proceeds we received from our initial public offering in March 2000 and the Series C redeemable preferred shares issued in December 1999 and January 2000.

     NET LOSS

     Net loss increased to $59.3 million for the year ended December 31, 2000, compared to $57.8 million for the year ended December 31, 1999, which represented an increase of 3%. The increase in the net loss is primarily attributable to a $4.9 million decrease in gross profit due to stock-based compensation related to artist store agreements, a $12.4 million increase in sales and marketing expense, a $7.6 million increase in general and administrative expense and a $3.7 million increase in depreciation and amortization expense, partially offset by a $25.2 million decrease in the amortization of stock-based compensation and a $5.7 million increase in interest income.

FISCAL YEARS ENDED DECEMBER 31, 1999 AND 1998

     NET REVENUE

     Net revenue increased to $10.3 million in the year ended December 31, 1999 from $4.6 million in the same period of 1998, which represented an increase of approximately 124%. The increase was primarily due to an increase in online E-commerce revenue to $5.3 million from $1.5 million, reflecting additional ARTISTchannels plus contributions from the ARTISTdirect Superstore. Media revenue also increased to $2.9 million from $552,000, which represented an increase of approximately 425%, reflecting an increase in the page views generated by our Web sites plus a significant increase in sales of sponsorships. Agency revenue from the ARTISTdirect Agency decreased from $1.9 million

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

to $1.3 million, which represented a decrease of approximately 32%, due primarily to a decrease in the touring activity of the agency's artists.

     COST OF REVENUE

     Direct cost of product revenue increased to $5.1 million in the year ended December 31, 1999 from $1.5 million for the same period of 1998, which represented an increase of 240%. This $3.6 million increase corresponded with the increase in online product sales revenue and was primarily attributable to a related $2.4 million increase in royalties payable to artists and $1.1 million increase in transaction costs. Other cost of revenue increased to $5.1 million in 1999 from $1.0 million in 1998, which represented an increase of 410%. This $4.1 million increase was primarily due to a $2.0 million increase in Web site hosting and maintenance costs and $1.8 million of non-cash expense for the amortization of warrants issued to vendors and options issued to artists and their advisors related to our rights to operate ARTISTchannels. In total, in 1999 we recorded non-cash compensation charges of $15.5 million and such amount will be amortized to cost of revenue over the life of the contract periods associated with the warrants and options. Our overall gross profit margin decreased to 0.3% of net revenue for the year ended December 31, 1999 from 45% of net revenue for the year ended December 31, 1998, due to a higher proportion of online product sales revenue, which has lower gross margin than our other sources of revenue, and the increased costs detailed above.

     OPERATING EXPENSE

     Website Development. Product development expense increased to $1.8 million for the year ended December 31, 1999 from $589,000 for the same period in 1998, which represented an increase of approximately 206%. This increase was primarily attributable to fees paid to third party service vendors relating to the development of the new ARTISTdirect Network Web site, which launched in July 1999.

     Sales and Marketing. Sales and marketing expense increased to $13.2 million for the year ended December 31, 1999 from $1.4 million for the same period in 1998, which represented an increase of approximately 843%. The increase was primarily attributable to a significant increase in online and offline advertising, promotion and sponsorship. In addition, personnel and related expenses increased as we added to our advertising sales and marketing staffs.

     General and Administrative. General and administrative expense increased to $10.3 million for the year ended December 31, 1999 from $2.5 million for the year ended December 31, 1998, which represented an increase of 312%. This increase was primarily attributable to a $3.0 million increase in personnel and related expenses and a $2.0 million increase in outside professional services expenses.

     Amortization of Stock-based Compensation. We recorded a total of $30.3 million of stock-based compensation expense for the year ended December 31, 1999 in connection with stock issuances to employees, directors, professional firms and artists for promotional services which are being treated as variable stock compensation, which represented an increase of approximately 697% for the comparable period in 1998. Stock-based compensation for the comparable period in 1998 was $3.8 million, primarily in connection with stock issuances to employees, directors and professional firms.

     Depreciation and Amortization. Depreciation and amortization expense increased to $2.5 million for the year ended December 31, 1999 from approximately $59,000 in the same period of 1998, which represented an increase of approximately 4,137%. This increase was primarily attributable to the amortization of the goodwill associated with the acquisition of iMusic and the minority interest in the UBL.

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

     NET LOSS

     Net loss increased to $57.8 million in the year ended December 31, 1999 compared to $6.3 million in the year ended December 31, 1998, which represented an increase of approximately 817%. The increase in the net loss can be primarily attributed to a $26.5 million increase in the amortization of stock-based compensation, $11.8 million increase in sales and marketing expense, $7.8 million increase in general and administrative expense, $2.5 million increase in depreciation and amortization expense and $2.0 million decrease in gross profit due to increased expenditures for Web site hosting, maintenance and content compared with the prior year.

SEGMENT OPERATIONS

     We provide music entertainment products and services through the following five reportable segments:

     - E-Commerce Operations Group, or "E-Commerce" -- music related merchandise

     - ARTISTdirect Media Group, or "Media" -- advertising and sponsorship of both the ARTISTdirect network and offline events

     - Talent Agency and Live Event Group, or "Agency" -- artist booking operations

     - Digital Music Distribution Group, or "Digital Music" -- digital music product development

     - Record Label, or "Record Label" -- record label operations


     The factors for determining reportable segments were based on the distinctive services and products. Each segment is responsible for executing a unique marketing and business strategy. The accounting policies of the new classifications of segments are the same as those described in the summary of significant accounting policies. We evaluate performance based on EBITDA earnings/loss, or earnings or loss before interest, taxes, depreciation and amortization, stock-based compensation, loss from impairment of goodwill, amortization of vendor prepaid, interest income and income (loss) from equity investments. The following table summarizes the net revenue, cost of revenue, gross profit/(loss), operating expenses and EBITDA by segment for the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001.



                                                                                         (UNAUDITED)
                                                                                      NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                                     -----------------------------   -------------------
                                                      1998       1999       2000       2000       2001
                                                     -------   --------   --------   --------   --------
                                                                       (IN THOUSANDS)
E-COMMERCE
Net Revenue........................................  $ 1,548   $  5,282   $ 12,160   $  7,874   $  5,651
Cost of revenue....................................    1,505      5,091     10,381      7,051      4,698
                                                     -------   --------   --------   --------   --------
Gross profit.......................................       43        191      1,779        823        953
Operating expense(1)...............................      299      2,947      5,882      4,104      3,582
                                                     -------   --------   --------   --------   --------
    EBITDA.........................................  $  (256)  $ (2,756)  $ (4,103)  $ (3,281)  $ (2,629)
                                                     -------   --------   --------   --------   --------
MEDIA
Net Revenue........................................  $   552   $  2,910   $  6,326   $  5,016   $  2,205
Cost of revenue....................................      735      2,608      7,751      5,466      3,436
                                                     -------   --------   --------   --------   --------
Gross profit (loss)................................     (183)       302     (1,425)      (450)    (1,231)
Operating expense(1)...............................      355     12,632     14,590      9,488      3,467
                                                     -------   --------   --------   --------   --------
    EBITDA.........................................  $  (538)  $(12,330)  $(16,015)  $ (9,938)  $ (4,698)
                                                     -------   --------   --------   --------   --------
TALENT AGENCY
Net revenue........................................  $ 1,917   $  1,304   $  2,946   $  2,523   $    738
Cost of revenue....................................      259        432        513        432        574
                                                     -------   --------   --------   --------   --------
Gross profit.......................................    1,658        872      2,433      2,091        164
Operating expense(1)...............................    2,287        850        242        116         21
                                                     -------   --------   --------   --------   --------
    EBITDA.........................................  $  (629)  $     22   $  2,191   $  1,975   $    143
                                                     -------   --------   --------   --------   --------
DIGITAL MUSIC
Net revenue........................................  $    --   $     --   $     --   $     --   $     --
Cost of revenue....................................       --         --         --         --        564
                                                     -------   --------   --------   --------   --------
Gross profit.......................................       --         --         --         --         --
Operating expense(1)...............................       --         --        794         --        119
                                                     -------   --------   --------   --------   --------
    EBITDA.........................................  $    --   $     --   $   (794)  $     --   $   (683)
                                                     -------   --------   --------   --------   --------
RECORD LABEL
Net revenue........................................  $   565   $    778   $    244   $    244   $     --
Cost of revenue....................................       16        229         19         19         --
                                                     -------   --------   --------   --------   --------
Gross profit.......................................      549        549        225        225         --
Operating expense(1)...............................    1,013        806        487        428         --
                                                     -------   --------   --------   --------   --------
    EBITDA.........................................  $  (464)  $   (257)  $   (262)  $   (203)  $     --
                                                     -------   --------   --------   --------   --------
CORPORATE
Operating expense(2)...............................  $   575   $  8,121   $ 26,866   $ 20,995   $ 12,010
                                                     -------   --------   --------   --------   --------
    EBITDA.........................................  $  (575)  $ (8,121)  $(26,866)  $(20,995)  $(12,010)
                                                     -------   --------   --------   --------   --------
    Total EBITDA...................................  $(2,462)  $(23,442)  $(45,849)  $(32,442)  $(19,877)
                                                     =======   ========   ========   ========   ========
Reconciliation of EBITDA to Net Loss:
Total EBITDA Per Segments..........................  $(2,462)  $(23,442)  $(45,849)  $(32,442)  $(19,877)
Amortization of vendor prepaid.....................       --       (111)      (333)      (250)      (139)
Amortization of stock-based compensation...........   (3,828)   (32,073)   (12,612)    (9,266)    (9,507)
Depreciation and amortization......................      (59)    (2,509)    (6,248)    (4,315)    (5,429)
Loss from impairment of goodwill...................       --         --         --         --    (11,444)
Interest income (expense), net.....................       29        281       (235)     3,993      3,057
Income/(loss) from equity investments..............        2         50      5,969         15     (4,054)
                                                     -------   --------   --------   --------   --------
    Net Loss.......................................  $(6,318)  $(57,804)  $(59,308)  $(42,265)  $(47,393)
                                                     =======   ========   ========   ========   ========

-------------------------

(1) Operating expense in the above table for the purpose of calculating EBITDA include direct operating expenses for the business segment and exclude stock based compensation, depreciation and amortization and loss from impairment of goodwill for the respective periods.

(2)Corporate operating expense includes general and administrative expenses not associated with a business segment.


QUARTERLY RESULTS OF OPERATIONS


     The following table sets forth unaudited quarterly results of operations for the ten most recent quarters ended September 30, 2001. This unaudited quarterly information has been derived from our unaudited financial statements and, in our opinion, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for the periods covered. The quarterly data should be read in conjunction with our financial statements and related notes. The operating results for any quarter are not necessarily indicative of the operating results for any future period.


                                                                        QUARTER ENDED
                                ---------------------------------------------------------------------------------------------
                                JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                  1999         1999            1999         2000        2000         2000            2000
                                --------   -------------   ------------   ---------   --------   -------------   ------------
                                                              (IN THOUSANDS EXCEPT SHARE DATA)
Net revenue:
  E-commerce..................  $ 1,154      $  1,331        $  1,781     $  2,029    $  2,580     $  3,265        $  4,286
  Media.......................      508           777           1,244        1,797       1,973        1,246           1,310
  Agency......................      161           371             642          545         927        1,051             423
  Record label................      161           273             173          126         118           --              --
                                -------      --------        --------     --------    --------     --------        --------
        Total net revenue.....    1,984         2,752           3,840        4,497       5,598        5,562           6,019
Cost of revenue...............    1,653         2,707           4,584        6,347       6,125        6,896           7,174
                                -------      --------        --------     --------    --------     --------        --------
        Gross profit (loss)...      331            45            (744)      (1,850)       (527)      (1,334)         (1,155)
Operating expense:
  Website development.........      440           397             787          807         679        1,271           2,607
  Sales and marketing.........    1,760         2,901           7,784        5,117       6,676        7,749           6,081
  General and
    administrative............    1,929         2,385           4,697        3,660       4,398        4,774           5,042
  Amortization of stock-based
    compensation..............    1,115        19,625           8,762         (366)      1,757        1,725           1,951
  Depreciation and
    amortization..............      625           841             955        1,174       1,457        1,684           1,933
  Loss from impairment of
    goodwill..................       --            --              --           --          --           --              --
                                -------      --------        --------     --------    --------     --------        --------
        Loss from
          operations..........   (5,538)      (26,104)        (23,729)     (12,242)    (15,494)     (18,537)        (18,769)
Income/(loss) from equity
  investments.................       --            --              17           --          15           --            (250)
Interest income (expense),
  net.........................       65            90             114        1,055       1,476        1,462           1,976
                                -------      --------        --------     --------    --------     --------        --------
        Net loss..............  $(5,473)     $(26,014)       $(23,598)    $(11,187)   $(14,003)    $(17,075)       $(17,043)
                                =======      ========        ========     ========    ========     ========        ========
Basic and diluted net loss per
  share.......................       --            --          (17.14)      (24.66)      (3.87)       (4.45)          (4.56)
Weighted average shares
  outstanding.................       --            --       1,417,746     1,490,151   3,685,255   3,735,556       3,777,331

                                           QUARTER ENDED
                                ------------------------------------
                                MARCH 31,   JUNE 30,   SEPTEMBER 30,
                                  2001        2001         2001
                                ---------   --------   -------------
                                  (IN THOUSANDS EXCEPT SHARE DATA)
Net revenue:
  E-commerce..................  $  2,394    $  1,688     $  1,569
  Media.......................       734       1,051          420
  Agency......................       225         154          359
  Record label................        --          --           --
                                --------    --------     --------
        Total net revenue.....     3,353       2,893        2,348
Cost of revenue...............     5,403       4,405        4,251
                                --------    --------     --------
        Gross profit (loss)...    (2,050)     (1,512)      (1,903)
Operating expense:
  Website development.........     1,647       1,166          456
  Sales and marketing.........     2,426       1,482        1,145
  General and
    administrative............     4,220       3,617        3,040
  Amortization of stock-based
    compensation..............     1,683       1,607        1,569
  Depreciation and
    amortization..............     1,996       1,644        1,789
  Loss from impairment of
    goodwill..................     4,458          --        6,986
                                --------    --------     --------
        Loss from
          operations..........   (18,480)    (11,028)     (16,888)
Income/(loss) from equity
  investments.................        55        (778)      (3,331)
Interest income (expense),
  net.........................     1,343         856          858
                                --------    --------     --------
        Net loss..............  $(17,082)   $(10,950)    $(19,361)
                                ========    ========     ========
Basic and diluted net loss per
  share.......................     (4.56)      (3.07)       (5.48)
Weighted average shares
  outstanding.................  3,779,608   3,623,154   3,568,577


     Our quarterly operating results have fluctuated in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. We believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

LIQUIDITY AND CAPITAL RESOURCES


     On March 31, 2000, we completed our IPO and raised net proceeds of approximately $52.4 million through the sale of 5,000,000 common shares (500,000 with the effect of the 1 for 10 reverse stock split in July 2001). In addition, we raised an aggregate of $97.5 million of gross proceeds through the sale of Series C preferred stock in December 1999 and January 2000. In May 1999, we issued shares of Series B preferred securities in exchange for an aggregate purchase price of $15.0 million. Between July 1998 and December 1998, we issued shares of Series A preferred securities in exchange for an aggregate purchase price of $4.9 million. Prior to July 1998, we financed our operations and growth entirely from internally generated cash flow and capital contributions from founders. As of September 30, 2001, we had $60.6 million of cash and cash equivalents and short term investments, excluding cash held for clients.



     Net cash used in operating activities was $2.3 million, $26.0 million, $35.1 million, $26.8 million and $19.4 million for the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively. Net cash used in operating activities for each of these periods primarily consisted of net losses partially offset by non-cash items such as stock-based compensation and depreciation and amortization.



     Net cash used in investing activities was $514,000, $4.4 million, $46.3 million and $52.5 million for the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000, respectively. The net cash used in 1998 consisted of the purchase of fixed assets and investments in affiliated companies. The net cash used in 1999 consisted primarily of the purchase of fixed assets. The net cash used in 2000 consisted of purchases of fixed assets of $7.5 million, primarily computer equipment to support the ARTISTdirect Network, leasehold improvements to our corporate offices, the purchase of short-term investments of $36.4 million, and $2.0 million relating to the purchase of Mjuice.com, Inc. Net cash used during the nine months ended September 30, 2000 consisted of the purchase of fixed assets of $6.4 million, the purchase of short term investments of $43.8 million and $2.0 million relating to the purchase of Mjuice.com, Inc.



     Net cash provided by investing activities was $11.3 million for the nine months ended September 30, 2001, which resulted from proceeds from the maturity of short term investments of $16.4 million, partially offset by the purchase of fixed assets and an investment in an affiliated company.



     Net cash provided by financing activities was $4.6 million, $97.6 million, $63.7 million and $63.7 million for the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000. Net cash provided by financing activities during each of these periods consisted of cash proceeds from the following issuances of preferred securities:


     - Between July 1998 and December 1998, we issued Series A preferred securities in exchange for an aggregate purchase price of $4.9 million.

     - In May 1999, we issued Series B preferred securities in exchange for an aggregate purchase price of $15.0 million.

     - In December 1999, we issued Series C preferred shares for a total purchase price of approximately $82.3 million.

     - In January 2000, we issued Series C preferred shares for total proceeds approximately $10.4 million, net of offering costs.

     - In March 2000, we completed an IPO in which we obtained total proceeds of $52.4 million, net of offering costs.

     Net cash used in financing activities was $2.7 million for the nine months ended September 30, 2001 as a result of our repurchase of 227,566 shares of common stock (after the effect of the 1 for 10 reverse stock split in July
2001).



     As of September 30, 2001 our principal commitments consisted of obligations outstanding under operating leases, employment contracts and the rescission offer. In November 1999, we entered into an agreement with Cisneros Television Group that obligated both us and Cisneros each to contribute up to $20 million to develop a Latin American joint venture. To date we have provided approximately $600,000 of funding to the joint venture and we do not currently believe that we will be required to provide any significant additional funding. In May 2001, we entered into an agreement with Frederick Field for a co-venture record label. We are required to provide up to $50 million of funding over the next five years to the record label. As of September 30, 2001, we had funded $4.0 million to the record label.


     We currently anticipate that our available cash resources will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 18 months, including the rescission offer and the significant financial commitment to the co-venture record label with Frederick Field. There can be no assurance, however, that the underlying assumed levels of revenues and expenses will prove to be accurate. Although we do not currently have any specific material capital commitments other than the record label and the rescission offer beyond such 18-month period, if we are unsuccessful in generating sufficient cash flow from operations, we may need to raise additional funds in future periods through public or private financings, or other arrangements to fund our operations and potential acquisitions. In light of the decline in our stock price and the recent extreme volatility in the capital markets, if any additional financing is needed, we might not be able to raise capital on reasonable terms or at all. Failure to raise capital when needed could seriously harm our business and operating results. If additional funds were raised through the issuance of equity securities, the percentage of ownership of our stockholders would be reduced. Furthermore, these equity securities might have rights, preferences or privileges senior to our common stock. We currently do not have any plans for future equity offerings.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board recently issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective date of FASB Statement No. 133") and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which become effective January 1, 2001. These pronouncements establish accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Under SFAS 133, changes in the fair values of derivative instruments are recognized immediately in earnings unless those instruments qualify as hedges of the (1) fair values of existing assets, liabilities, or firm commitments, (2) variability of cash flows of forecasted transactions, or (3) foreign currency exposures on net investments in foreign operations. The adoption of these pronouncements did not have a material impact on our consolidated financial statements.

     In December 1999, the Securities and Exchange Commission issued SAB 101, Revenue Recognition in Financial Statements. SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements of all public registrants. The adoption of SAB 101 in the fourth quarter of fiscal 2000 did not have an impact on our consolidated financial statements.

     In July 2001, FASB issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Other Intangible Assets." Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121.


     We are required to adopt the provisions of Statement 141 immediately and Statement 142 effective January 1, 2002. Furthermore, any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will continue to be evaluated for impairment in accordance with the appropriate pre-Statement 142 accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized prior to the adoption of Statement 142.


     Statement 141 will require upon adoption of Statement 142, that we evaluate our existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, we will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, we will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

     In connection with the transitional goodwill impairment evaluation, Statement 142 will require that we perform an assessment of whether there is an indication that goodwill (and equity-method goodwill) is impaired as of the date of adoption. To accomplish this we must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. We will then have up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and we must perform the second step of the transitional impairment test. In the second step, we must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of it assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with Statement 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in our statement of operations.



     As of the date of adoption, we expect to have unamortized goodwill in the amount of $788,000, which will be subject to the transition provisions of Statements 141 and 142. Amortization expense related to goodwill was $2.2 million, $3.5 million, $2.5 million and $2.6 million for the years ended December 31, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively. Because of the extensive effort needed to comply with adopting Statements 141 and 142, it is not practicable to reasonably estimate the impact of adopting these Statements on our financial statements at the date of this report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.


     In May 2000, the Emerging Issues Task Force (EITF) issued EITF 00-14, "Accounting for Certain Sales Incentives," which provides guidance in the recognition of sales incentives. This pronouncement, which is effective January 1, 2002, will not have a material impact on our consolidated financial statements.

     In September 2000, EITF 00-22, "Accounting for "Points" and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future," was issued, which provides guidance on the accounting for membership-based loyalty programs. Certain provisions of the pronouncement were effective for the quarter ended March 31, 2001. The implementation of this pronouncement has not, and is not expected to, have a material impact on our consolidated financial statements.

     In September 2000, EITF 00-25, "Vendor Income Statement Characterization of Consideration from a Vendor to a Retailer," was issued, which provides guidance on the recognition, presentation and disclosure for arrangements between vendors and retailers involving consideration. The implementation of this pronouncement is effective January 1, 2002, and is not expected to have a material impact on our consolidated financial statements.


     In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Statement No. 144 supersedes Statement No. 121, however, it retains many of the fundamental provisions of that Statement. Statement No. 144 also supersedes the accounting and reporting provisions of Accounting Principles Board No. 30 (Opinion 30), "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Statement No. 144 is effective January 1, 2002. We have not yet evaluated the impact that the adoption of Statement No. 144 will have on our financial statements.

                                    BUSINESS

OVERVIEW

     We are a music entertainment company that combines an online music network with offline assets, including a record label and talent agency, to provide an integrated music solution for music fans, artists and marketing partners. The ARTISTdirect Network (www.artistdirect.com) is a network of Web sites offering multi-media content, music news and information, community around shared music interests, music-related commerce and digital music services. Through the ARTISTdirect Agency, we provide live performance booking services to artists and develop live event marketing programs. Through our co-venture record label, ARTISTdirect Records, we develop new musical artists and produce and distribute their recordings as an independent label utilizing both traditional channels and emerging Internet distribution channels.

     The ARTISTdirect Network features the UBL, a music search engine, iMusic, a popular music-oriented online community, the Superstore, a retail commerce site that includes official artist stores, Digital Music, a site that allows users to listen to and download music, and ARTISTtv, a source for music videos and other broadband programming.

     - The Ultimate Band List -- a comprehensive online music search engine and resource for music information. The UBL provides information on more than 100,000 artists across numerous musical genres, featuring news, concert information, artist biographies, album reviews, contests, promotions, music samples and downloads. The UBL also offers links to numerous other Web sites in the online music community;

     - iMusic -- a music-oriented online community providing chats, message boards and fan clubs relating to specific artists and general music topics. iMusic allows fans to communicate with others around the world to share interests and commentary about their favorite music and artists. iMusic also serves as a platform for fans to interact directly with their favorite artists through hosted chats and fan conferences that we organize periodically;

     - The ARTISTdirect Superstore -- a retail site offering a wide selection of music titles and artist merchandise. The ARTISTdirect Superstore includes official stores for a number of artists, including *NSYNC, Blink-182 and Metallica;

     - Digital Music -- a free feature that enables users to download music and listen to Internet radio programs. Downloads are available from a variety of artists. The radio feature includes pre-programmed stations in a variety of genre formats as well as a guide to other Internet radio stations; and

     - ARTISTtv -- a site for broadband programming including a variety of current music videos and other programs produced exclusively by ARTISTdirect and featuring popular artists.

     We also operate a music talent agency, the ARTISTdirect Agency, that procures live performance and concert touring appearance engagements and seeks advertising and sponsorship opportunities for a roster of high-profile artists. In connection with our agency activities, we have developed, managed and promoted integrated series of live concert tours and festivals, including Fan Nation and Sno-Core. These services enhance the relationships we have with many of our artists and enable us to identify potential sponsorship opportunities for advertisers with whom we have relationships.

     We recently formed a new record label company, ARTISTdirect Records, LLC, as a co-venture between our wholly-owned subsidiary, ARTISTdirect Recordings, Inc., and Radar Records Holdings, LLC, an entity wholly owned by our Chief Executive Officer, Mr. Field. Mr. Field serves as the Chief Executive Officer of ARTISTdirect Records. ARTISTdirect Records will seek to develop new

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music artists, and to produce and distribute their recordings as an independent label utilizing both traditional channels and emerging Internet distribution channels, including our own Internet music distribution network and artist services. ARTISTdirect Records will generate revenue primarily from the sale of compact discs by artists signed to the label. We believe ARTISTdirect Records will allow us to strengthen our position as a music entertainment company with both traditional and new media capabilities based on the Internet.


INDUSTRY BACKGROUND


     THE MUSIC INDUSTRY

     Music is one of the most popular forms of entertainment worldwide and a multi-billion dollar consumer industry. Concert tours also generate significant revenue for the music industry. In addition, the music industry generates substantial advertising, sponsorship, promotional and merchandise revenue related to music events and individual artists.

     The music industry identifies artists and develops, promotes and distributes their content. The high cost associated with development, promotion and distribution has led artists to rely on third parties such as record labels, merchandisers and tour promoters. Consequently, artists have had limited ability to control how they are marketed to consumers, to identify and communicate directly with their fans and to maximize their economic participation in all available revenue streams.

     The experience of the typical music consumer has been fragmented and inefficient. Music consumers have had to search a variety of media to find music news and information and have had to purchase compact discs, tickets and merchandise through different retail channels. Goods, such as apparel and other artist merchandise, have been difficult to find and frequently available only at concerts or selected retail outlets. For music fans, opportunities to interact with their favorite artists and fellow enthusiasts have been limited.

     THE INTERNET OPPORTUNITY

     The Internet has emerged as a platform that allows millions of people worldwide to deliver and receive information rapidly, create virtual communities around shared interests and engage in electronic commerce. This has made the Internet an important new medium for music, dramatically altering the way consumers search for, discover, listen to and purchase music. The Internet offers:

     - efficient reach to a worldwide audience;

     - convenient access to a vast offering of musical content and services;

     - ongoing flexibility to tailor products and services to consumer interests and market dynamics;

     - digital distribution of music;

     - consumer personalization of the music experience; and

     - timely collection of customer preferences and demographics for targeted advertising and promotion.

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     Artists have begun to view the Internet as a platform to gain greater control over the programming, promotion and distribution of their music and related merchandise and to communicate directly with their fans. Consumers have adopted the Internet to locate music information, share interests and discover and buy music. We believe that the features of the Internet and the common demographics of music consumers and Internet users present an opportunity to reshape the music industry. Artists now have the opportunity to exert greater control over the programming, promotion and distribution of their music and consumers can now search for, discover and purchase music and related merchandise and content at a single destination.

OUR SOLUTION

     BENEFITS TO ARTISTS

     By providing artists with a platform to develop their presence on the Web, we enable artists to assume more creative control over their image, promote their music in innovative ways, interact with their fans, extend their reach and participate in incremental revenue streams. Our benefits to artists include:

     Online Media Network. We offer artists access to an online media platform to create, present, promote and distribute their content. Features include auto-publishing tools, content management, and capabilities for advertising and direct marketing and electronic commerce. Our technology enables us to quickly launch artist-specific Web sites. Artists actively collaborate on the design, content and other features. With continuing advances in broadband technology and standards for digital music distribution, we believe these artist sites will emerge as the artists' preferred platform for the full range of their content, commerce, digital distribution and community activities on the Internet.

     Closer Relationships with Fans. Artist-specific Web sites promote greater fan affinity and loyalty by directly linking artists and fans. Artists can use these Web sites to provide content and products to fans, including artist news, concert information, music and video programming, exclusive chats, ticket giveaways and fan club activities. Artists can also solicit the views of fans on new music, live performances and music videos. A better understanding of their fans enables artists to develop relevant content, promote their music more effectively and create new revenue opportunities.

     Access to Traffic from the ARTISTdirect Network. We attract, aggregate and retain consumers within the ARTISTdirect Network through our content and commerce offerings, thereby providing our artists the opportunity to tap into an active community of millions of music fans. Artist sites can be accessed directly or through the ARTISTdirect Network, allowing artists the opportunity not only to reach their existing audience, but to broaden their fan base as well. We aggregate global consumer traffic, collect targeted fan information and generate incremental revenue from electronic commerce and advertising for the shared benefit of the artist and ARTISTdirect.

     New Revenue Opportunities. We provide artists with a number of incremental revenue opportunities, including from music and related merchandise sales, advertising and direct marketing. Our sites increase consumers' access to artist merchandise that was previously generally available only at concert venues or selected retail locations. We also assist artists in developing original merchandise items for sale through their sites. We believe that our revenue-sharing with artists provides incentives for them to promote the ARTISTdirect Network. In addition, through our Marketing Solutions business, we are able to present artists with revenue from advertising and sponsorship in connection with their music recordings, live performances and Internet activities.

     Direct Marketing Opportunities. We encourage fans to provide identifying information that allows the artists to develop consumer databases. Artists use this database information to communicate news, upcoming music releases, live appearances or online events that are targeted to a

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particular fan base. Data may be also used to develop artist-approved targeted advertising and marketing opportunities. Artists have access to detailed information about how many people visited their sites, listened to or downloaded their music and purchased compact discs. We maintain artist databases and share revenue generated through their use with the artist.

     New Platform for Digital Distribution. The Internet represents an important new platform for digital music distribution. As the music industry develops standards for secure digital distribution, we are implementing the infrastructure and systems for digital distribution through the ARTISTdirect Network. We currently provide free and paid digital downloads of music and a variety of streaming audio services through the Digital Music area of the ARTISTdirect Network. We intend to provide artists with a broad array of opportunities to generate revenue from digital music distribution, including pay-per-download, subscription services and advertising or sponsor-supported services.

     BENEFITS TO CONSUMERS

     Our ARTISTdirect Network offers a comprehensive one-stop destination for the music consumer. Our benefits to consumers include:

     Direct Connection to Artists. Consumers have access to content specifically created or endorsed by their favorite artists, as well as official artist news and concert information, music, merchandise, special promotions and other benefits. Special promotions have included opportunities to meet artists, concert ticket giveaways, trips to live concerts, online fan conferences with artists, exclusive music downloads and exclusive videos. Consumers can interact with artists and offer direct feedback on new releases, concert performances and videos.

     Comprehensive Music Resource. The ARTISTdirect Network includes the UBL, a comprehensive destination for searching, discovering and enjoying music content. The UBL is an online search engine and database of more than 100,000 artists covering a wide variety of musical genres, organized links to other Internet music resources, news, concert information, artist biographies, album reviews, contests and promotions, music samples and downloads. The UBL is designed to encourage user participation by allowing users to create entries in the artist database and links from the UBL to music sites elsewhere on the Internet. The UBL also includes tools to allow artists to upload content, including biographies, pictures and music for the benefit of their fans.

     Rich Community Features. Our iMusic community site provides chats, message boards, fan clubs and personalization tools relating to both specific artists and more general music topics. Our site enables fans around the world to share interests and commentary about their favorite music and artists and facilitates their discovery of new music. iMusic also serves as a platform for fans to interact directly with their favorite artists through hosted chats and fan conferences.

     Comprehensive Shopping Destination. The ARTISTdirect Network brings together many of the disparate elements of the music shopping experience. Music consumers can purchase and pre-order a full range of recorded music and shop for artist-related merchandise, including some items available only through ARTISTdirect. In addition, our content, downloadable music, special promotions and auctions enhance the consumer experience. The UBL and iMusic provide relevant information to help consumers make purchasing decisions.

     Access to Online Digital Distribution. We currently provide digital downloads of music and provide users with a variety of streaming audio services through the Digital Music area of the ARTISTdirect Network, including some content that is available only through ARTISTdirect. As digital distribution becomes commercially viable, we plan to offer consumers a variety of ways to acquire and experience music, including subscription services, pay-per-download and advertising or sponsor-supported services.

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     ONLINE-OFFLINE INTEGRATION

     Our original business vision was to integrate the capabilities of the emerging Internet platform with the traditional music businesses of a talent agency and record label to provide artists with a unique service offering that also reached out to a global consumer audience. During 1999 and 2000, our primary focus was on the development of our online activities. One of our objectives with the formation of ARTISTdirect Records is to reemphasize the offline aspects of our business to create more balance between online and offline activities. In addition, our advertising sales and marketing solutions activities are designed to integrate our online and offline assets to provide greater value to our advertisers and marketing partners. We believe that this integration of online and offline assets is essential to satisfying the needs of our major constituencies: music fans, artists and marketing partners.

BUSINESS STRATEGY

     Our objective is to be a leading music entertainment company, producing and distributing new music, providing artist services and reaching music fans through a comprehensive online music network. Our strategy is to:

     Build Our Record Labels. We believe that there is a significant opportunity to establish ARTISTdirect Records and ARTISTdirect Digital as independent record labels. We intend to sign high potential artists capable of delivering new music releases in the near term. We also intend to enter into an agreement with a major record label for the distribution of our releases in both domestic and international markets, as we believe that outsourcing distribution is more effective and cost-efficient than self-distribution at this time.

     Expand Our Talent Agency Business. We intend to expand our talent agency business, ARTISTdirect Agency, both through the direct signing of new artists and, potentially, through acquisitions, joint ventures or strategic alliances with other agencies. We believe that the agency business is attractive both on a stand-alone basis and as an element of our integrated artist service offering and our marketing solutions business.

     Build Brand Awareness. We intend to establish ARTISTdirect as a leading brand for music entertainment. We intend to use both online and offline marketing channels to reach consumers and promote the ARTISTdirect brand name. We believe that the establishment of ARTISTdirect Records will provide a significant new platform for branding as we begin to issue new releases under the ARTISTdirect Records name. Through the ARTISTdirect Agency, we intend to create ARTISTdirect-branded concerts and concert tours that will include both media and venue promotion.

     Enhance Our Users' Experience. We intend to add features and content to the ARTISTdirect Network to enhance our users' experience. We plan to help our users discover new music by providing personalization tools, targeted recommendations, digital downloads and streaming audio and video. In addition, we plan to offer one or more digital music subscription services either directly or under agreements with third-party providers of such services.

     Exploit Our Unique Assets. We intend to exploit our uniquely integrated assets, broad reach and experienced, artist-oriented management team to differentiate ourselves from companies with less comprehensive offerings. For example, we aim to:

     - offer selected artists a range of services, including live performance booking through our talent agency; development, marketing and promotion through our record label; and online programming, promotion and distribution through the ARTISTdirect Network;

     - develop branded live events and tours sponsored by advertisers and merchants; and

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     - enable advertisers and merchants to deliver their messages to the audience of the entire ARTISTdirect Network or to targeted audiences within the ARTISTdirect Network.

     Pursue Additional Revenue Streams. We intend to increase revenue from existing sources and add new revenue streams. New revenue opportunities include:

     - digital distribution of music: As the music industry develops standards for secure digital distribution, we plan to provide consumers with a variety of products and services that will generate revenue from sales of digital music and subscription fees;

     - database marketing: We plan to derive revenue from our databases of consumer information and preferences. Our databases enable us to create affinity groups and frequent buyer programs, promote existing artists more effectively, and assist advertisers and merchants in targeting specific audiences; and

     - ancillary network opportunities: Our network will allow us to pursue a variety of incremental revenue, for example, by offering a tiered menu of subscription services and syndicated content for use both online and offline.

ARTISTdirect BUSINESS UNITS

     ARTISTdirect NETWORK

     The ARTISTdirect Network is comprised of the UBL, iMusic, the ARTISTdirect Superstore, Digital Music and ARTISTtv.

     The UBL. The UBL is a music-specific Internet search engine. The UBL serves as a comprehensive resource for music information relating to specific artists, various genres and a wide range of events. The UBL combines content that we generate with third-party content either licensed for use on our Web site or accessible using edited links to other Web sites. Users have ready access to artist profiles, music downloads, tour information, contests, Internet radio, Webcasts and other content. The UBL allows users to add or update their own information about their favorite artists. We believe that this process, together with links to other music content sites, has made the UBL one of the most comprehensive databases of bands available on the Web. The UBL currently contains information regarding more than 100,000 artists and contains links to numerous of other music-related sites.

     iMusic. iMusic offers message boards, text chats, video chats, fan conferences and other opportunities for fans to interact with each other and with artists. We also host artist chats and conferences, providing users with the opportunity to interact and communicate with their favorite artists.

     Digital Music. In October 1999, we added an area within the ARTISTdirect Network devoted to music downloads. We provide users with a selection of free downloads chosen by the editorial staff of the UBL. Some of these downloads are made available to us on an exclusive basis from artists. In addition, we provide pre-programmed streaming Internet radio stations that users can access free of charge. We also provide a guide to third party Internet radio stations as a service to our users.

     ARTISTdirect Superstore. The ARTISTdirect Superstore is a retail center for leading brands and artists, offering recorded music and related merchandise. The ARTISTdirect Superstore offers a wide selection of music titles and merchandise for a broad range of artists, including official stores for a number of artists, including *NSYNC, Blink-182 and Metallica.

     ARTISTtv. In September 1999, we added ARTISTtv to the ARTISTdirect Network. ARTISTtv is a site for broadband programming on the ARTISTdirect Network, offering a variety of

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current music videos and other programs produced exclusively by ARTISTdirect featuring popular artists.

     ARTISTdirect AGENCY


     The ARTISTdirect Agency is a music talent agency that procures live performance and concert touring appearance engagements, and seeks advertising and sponsorship opportunities, for a roster of high-profile artists. In connection with our agency activities, we have developed, managed and promoted integrated series of live concert tours and festivals, including Fan Nation and Sno-Core. We believe that our agency services enhance the relationships we have with many of our artists for whom we also host artist-specific Web sites. These services also enable us to identify potential sponsorship opportunities for the advertisers with whom we have relationships. We typically receive 10% of the net revenue generated from agency-provided services. For the nine months ended September 30, 2001 and the years ended December 31, 1999 and 2000, we derived 9%, 13% and 14% of our revenue from commissions generated by the ARTISTdirect Agency, respectively. Currently, the ARTISTdirect Agency roster includes over 70 acts.


     RECORD LABELS

     ARTISTdirect Records: We recently formed a new record label company, ARTISTdirect Records, LLC, as a co-venture between our wholly-owned subsidiary, ARTISTdirect Recordings, Inc., and Radar Records Holdings, LLC, an entity wholly owned by our Chief Executive Officer, Mr. Field. Mr. Field serves as the Chief Executive Officer of ARTISTdirect Records. ARTISTdirect Records will seek to develop new music artists, and to produce and distribute their recordings as an independent label utilizing both traditional channels and emerging Internet distribution channels, including our own Internet music distribution network and artist services. We believe ARTISTdirect Records will allow us to strengthen our position as a music entertainment company with both traditional and new media capabilities based on the Internet.

     ARTISTdirect Digital: We recently formed a new record label entity, ARTISTdirect Digital, Inc., as a wholly-owned subsidiary of ARTISTdirect. We plan to conduct record label operations through ARTISTdirect Digital that will be separate from ARTISTdirect Records. The focus of ARTISTdirect Digital will be on signing established artists who are no longer under major label contract and leveraging targeted marketing methods to efficiently reach their existing base of fans and expose them to people who like similar music. Use of online marketing through our ARTISTdirect Network is an important element of this strategy. By focusing on artists who have name recognition and a base of fans, ARTISTdirect Digital also creates opportunities for these artists to take part in our marketing solutions activities through, for example, tour sponsorships and endorsements.

INFRASTRUCTURE AND OPERATIONS

     TECHNOLOGY

     Our infrastructure is designed to be integrated, scalable, reliable and secure. The software that we use supports the acquisition, management and publication of content on our Web sites.


     Our Web sites and servers for content, applications, database and electronic commerce are currently hosted by CNP, Inc. at CNP's Internet service provider, IX2 Networks, LLC, in Los Angeles, California, under either co-location or managed server agreements. Our operations depend on these companies' ability to protect their systems against fire, power loss, telecommunications failure, break-ins and other events. These companies provide comprehensive facilities management services, including human and technical monitoring of all production servers 24 hours per day, seven


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days per week. All Web sites, servers, and systems are monitored continuously.
Weekly backups are stored at a remote location.

     Our current e-commerce system is based on SAP software with certain enhancements provided to us by Pandesic, LLC, a joint venture between Intel and SAP. When Pandesic started to wind down its operations in fall 2001, we migrated to other SAP-developed solutions. Upon Pandesic's cessation of operations, we received the source code and executables for the e-commerce system that had been provided previously by Pandesic, and implemented SAP's software.

     CNP, Inc. In August 2001, we entered into a one-year agreement with CNP, Inc., formerly Amplified Holdings, Inc., whereby we outsourced the majority of our technology requirements to CNP, including, but not limited to, hosting, e-commerce, content management, and content publication. The agreement automatically renews for successive one-year periods unless either party gives the other party notice of non-renewal before the end of the term in progress. CNP will provide hosting and professional services, and technology development during the term of the agreement. As part of the agreement, CNP licensed its proprietary hosted platform technology to us for our Web sites. Notwithstanding the foregoing, we maintain an Information Technology department for our internal administrative needs.

     ORDER PROCESSING AND FULFILLMENT

     Our Web sites include an ordering system that is designed to facilitate convenient online purchasing of pre-recorded music and merchandise. Customers can add items to their "shopping cart" while surfing our Web sites. At any time they can securely "checkout", at which time they need to register (if they are new customers), or enter a username and password to retrieve previously saved billing, shipping and credit card information. We verify orders submitted for credit card payment for fraud detection and sufficient funds before we release them for fulfillment. We also accept alternative modes of payment, such as checks and money orders. Credit card numbers are encrypted, and all customer, commerce and transactional data are stored in secure databases protected by firewalls. The transmission of information over the Internet uses Secure Socket Layer security technology verified by VeriSign.

     Alliance Entertainment. In August 1998, we entered into a five-year agreement with Alliance Entertainment Corp. to be our primary supplier of music and music-related information for our ARTISTdirect Superstore. Alliance owns the All Music Guide, a comprehensive source of artist and album information that is supplied to our users primarily through its integration into the UBL. Alliance fulfills compact discs ordered by our customers and we pay Alliance the wholesale cost plus a fulfillment fee. In addition, Alliance provides warehouse space for our music-related merchandise that allows the consolidated shipping of customer orders for both music and merchandise. We have integrated our order processing system with Alliance's information systems to assist in fulfillment tracking, inventory management and customer service.

     We maintain very low levels of inventory. Almost all of the music titles available for sale on our Web sites are purchased by us from inventory held by Alliance. Similarly, almost all of the music-related merchandise available for sale is the inventory of the artist. We take physical title to the product at the time of shipment and have ultimate credit and collection risk.

     Giant and Winterland. We entered into a four-year agreement with Giant Merchandising in April 1999 and a three-year agreement with Winterland Concessions Company in June 1999 to supply merchandise on a wholesale basis for both our ARTISTchannels and the ARTISTdirect Superstore. We believe that our inventory management and distribution strategy allows us to offer extensive selection while avoiding the high fixed costs and capital requirements associated with

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owning and warehousing product inventory as well as the operational effort integral to shipping and delivery.

     We depend on Alliance, Giant and Winterland for timely shipment of products purchased through our Web sites. Alliance currently provides fulfillment services for our ARTISTchannels pursuant to an oral agreement that Alliance may terminate at any time. If we are unable to renew our agreements with these suppliers when they expire, on favorable terms or at all, or if Alliance ceases to provide fulfillment services for our ARTISTchannels, our business could be adversely affected.

     CUSTOMER SERVICE

     AEC One-Stop Group, Inc. provides customer support services for our Web sites' consumers and responds to customer inquiries, orders and other requests made by phone, fax, e-mail and regular mail.

SALES AND MARKETING

     ADVERTISING SALES

     We sell marketing solutions, including advertising and sponsorships, to a variety of advertisers seeking to reach one or more of the distinct demographic audiences viewing content in the ARTISTdirect Network or attending a live event that we organize. Components of a marketing solution may include, among other things, title sponsorship of an event or concert tour, promotion in marketing materials for an event or tour, signage and presence at live events, contests to promote consumer registration for sponsor services, and banner ads or content sponsorship on the ARTISTdirect Network. In addition, advertisers may choose single elements such as targeted or run-of-network banners on our Web sites. Pricing is negotiated based upon the size of the target audience, the duration and intensity of the campaign, the number of elements involved, and payments to third parties, such as artists, to secure their services. Our strategy is to expand the number of advertisers using our marketing solutions and specifically increase our penetration of national, consumer-oriented brand advertisers.


     We derive a significant portion of our revenue from the sale of advertising. For the nine months ended September 30, 2001 and the year ended December 31, 2000, advertising represented 26% and 29%, respectively, of revenue. Pringles, a division of Procter & Gamble, accounted for 14% and 11% of our advertising revenue for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively. During the same periods, Universal Music Group accounted for 23% and 16% of our advertising revenue.


     MARKETING AND PROMOTION

     We use a number of methods to create awareness of the ARTISTdirect Network and drive traffic to our Web sites. We have focused much of our online advertising on specific artists, contests, promotions and other events designed to attract interest to our sites. We have also used print and radio advertising to create brand awareness for ARTISTdirect and to promote special events taking place on the ARTISTdirect Network. In addition, we participate in the sponsorship of live music and other industry events that provide prominent visibility for either ARTISTdirect or the UBL and maintain an aggressive public relations program generating press coverage and speaking engagements for our senior executives.

     We also use e-mail direct marketing to communicate with registered users of the ARTISTdirect Network. Campaigns have included direct notification of special merchandise offers, live artist chats, music downloads and non-scheduled live performances. As we continue to build our user databases,

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we expect to expand the use of e-mail direct marketing to facilitate user retention and create loyalty and affinity programs.

COMPETITION

     The market for the online promotion and distribution of music and music-related products and services is new, highly competitive and rapidly changing. The number of Web sites competing for the attention and spending of consumers and advertisers has increased, and we expect it to continue to increase, because there are few barriers to entry to Internet commerce. In addition, the competition for advertising revenue, both on Web sites and in more traditional media, is intense. We compete as follows:

     - for music consumers, advertisers and, to a lesser extent, artist relationships, with providers of music information, community and content such as MTVi, Launch Media, mp3.com, EMusic, Listen.com and various other companies;

     - with major online music retailers such as Amazon.com and CDnow in selling music and merchandise;

     - for music consumers and advertisers with online "portals" which have music-oriented sites, including America Online, MSN and Yahoo!;

     - for music consumers and artist relationships with traditional music industry companies, including BMG Entertainment, a unit of Bertelsmann AG, EMI Music, a unit of EMI Group, Sony Music Entertainment, a unit of Sony Corporation, Warner Music Group, a unit of AOL Time Warner, and Universal Music Group, a unit of Vivendi Universal. Some of these companies have recently established online presences to promote and distribute the music and tours of their respective artists;

     - for music consumers and advertisers with publishers and distributors of traditional media, such as television, radio and print, including MTV, CMT, Rolling Stone and Spin and their Internet affiliates; and

     - with traditional retailers targeting music consumers, including Tower Records and Virgin Megastore and their Internet affiliates, in selling music and merchandise.

     Some of our competitors have agreed to work together to offer music over the Internet, and we may face increased competitive pressures as a result. For example, Universal Music Group and Sony Music have formed a joint venture to operate pressplay, a subscription music service that will offer consumers both downloads and on-demand streaming. In addition, RealNetworks, AOL Time Warner, Bertelsmann AG and EMI Group formed MusicNet, a digital music subscription platform featuring on-demand downloads and streaming.

     We believe that we compete primarily on the bases of:

     - our integrated offering of both online and offline assets, including the ARTISTdirect Network, the ARTISTdirect Agency and ARTISTdirect Records;

     - the breadth and quality of the UBL database and the community features of iMusic;

     - the variety, availability and price of music-related merchandise on our sites;

     - the ease of use and consumer acceptance of the ARTISTdirect Network; and

     - the ability to effectively promote our brands.

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     Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our current and potential competitors in the Internet and music entertainment businesses may have substantial competitive advantages to us, including:

     - longer operating histories;

     - significantly greater financial, technical and marketing resources;

     - greater brand name recognition;

     - larger existing customer bases; and

     - more popular content or artists.

     These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products or services than we can. Web sites maintained by our existing and potential competitors may be perceived by consumers, artists, talent management companies and other music-related vendors or advertisers as being superior to ours. In addition, we may not be able to maintain or increase our Web site traffic levels, purchase inquiries and number of click-throughs on our online advertisements. Further, our competitors may experience greater growth in these areas than we do. Increased competition could result in advertising price reduction, reduced margins or loss of market share, any of which could harm our business.

GOVERNMENTAL REGULATION

     The laws and regulations that govern our business change rapidly. Although our operations are currently based in California, the United States government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. The following are some of the evolving areas of law that are relevant to our business:

     CONTENT REGULATION

     Federal, state and foreign governments have adopted and proposed laws governing the content of material transmitted over the Internet. These include laws relating to obscenity, indecency, libel and defamation. For example, the Child Online Protection Act, or COPA, prohibits and imposes criminal penalties and civil liability on anyone communicating material harmful to minors through the Internet for commercial purposes, unless access to such material is blocked to minors under age 17. The Third U.S. Circuit Court of Appeals has upheld a preliminary injunction precluding enforcement of COPA. We could be liable if the injunction against COPA is lifted and if content delivered by us or placed on our Web sites violates COPA.

     PRIVACY LAW

     The state of privacy law is unsettled, and rapidly changing. Current and proposed federal, state and foreign privacy regulations and other laws restricting the collection, use and disclosure of personal information could limit our ability to use the information in our databases to generate revenues. In late 1998, the Children's Online Privacy Protection Act, or COPPA, was enacted, mandating that measures be taken to safeguard minors under the age of
13. The FTC promulgated regulations implementing COPPA on October 21, 1999 which became effective on April 21, 2000. The principal COPPA requirement is that individually identifiable information about minors under the age of 13 not be collected, used or displayed without first obtaining informed parental consent that is verifiable in light of present technology. The FTC final regulations create a "sliding scale" of permissible methods for obtaining such consent. Consent for internal use of the individually identifiable information of children under the age of 13 can be obtained through e-mail plus an additional safeguard, such as confirming consent with a delayed e-mail, telephone call, or letter. Obtaining verifiable consent from a child's parent to share that child's information with a third party or enable

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the child to publicly distribute the information by, for example, allowing unrestricted access to a chat room or message board is significantly more burdensome.

     The FTC has required that parental consent for such higher risk activities be verified by more secure methods than e-mail, such as a credit card in connection with a transaction, print-and-sign forms, toll-free numbers staffed by trained operators, or digital signatures. Complying with the new requirements is costly and will likely dissuade some percentage of our customers. While we are attempting to be fully compliant with the FTC requirements, our efforts may not be entirely successful. In addition, at times we rely upon outside vendors to maintain data-collection software, and there can be no assurance that they will at all times comply with our instructions to comply with COPPA. If our methods of complying with COPPA are inadequate, we may face litigation with the FTC or individuals, which would adversely affect our business.

     Moreover, we have posted a Private Policy pertaining to all users and visitors to our Web site. By doing so, we have subjected ourselves to the jurisdiction of the FTC. Should any of our business practices be found to differ from our Private Policy, we could be subject to sanctions and penalties from the FTC. It is also possible that users or visitors could try to recover damages in a civil action as well.

     SALES TAX


     The tax treatment of goods sold over the Internet is currently unsettled. We collect sales taxes for goods shipped to California and Florida, where we have a physical presence. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from electronic commerce. While the Internet Freedom Act placed a three-year moratorium on new state and local taxes on Internet commerce, the tax moratorium expired on October 21, 2001 and has not been renewed. Failure to renew this legislation would allow various states to impose taxes on Internet-based commerce, which could adversely affect our business.


     ONLINE CONTESTS AND SWEEPSTAKES

     We conduct online promotional contests and sweepstakes. No purchase is necessary to participate. Our official rules, with all material terms, conditions of eligibility, dates of participation, methods of entry and limitations, if any, along with the odds and prize offerings, are posted on our Web sites. In order to comply with New York and Florida state law, our prizes are limited in value to less than $5,000, or we comply with those states' registration and bonding requirements. While we attempt to comply with the law of all fifty state jurisdictions, we may not be uniformly successful, and foreign jurisdictions may attempt to regulate or ban our promotional contests. In that event, we could lose an effective tool for increasing and keeping visitors to our Web site, and our business could be adversely affected.

INTELLECTUAL PROPERTY

     OUR PROPRIETARY RIGHTS

     Copyrighted material that we develop, as well as our service marks and domain names relating to the ARTISTdirect, UBL or iMusic brands and other proprietary rights are important to our business prospects. We seek to protect our common-law trademarks through federal registration, but these actions may be inadequate. Where consultants develop copyrighted content for us, our general policy is to use written agreements prior to content creation to obtain ownership of that content. In addition, we principally rely upon trademark, copyright, trade secret and contract law to protect our proprietary rights. We generally enter into confidentiality agreements, "work-made-for-hire" contracts and intellectual property licenses with our employees, consultants and corporate partners, respectively, as part of our efforts to control access to and distribution of our technologies, content and other proprietary information.

     Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose or use our customer lists, Web site content, service marks, domain names or confidential commercial data. The steps that we have taken may not prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights at all, or as fully as in the United States. If third parties were to use or otherwise misappropriate our copyrighted materials, trademarks or other proprietary rights without our consent or approval, our competitive position could be harmed, or we could become involved in costly and distracting litigation to enforce our rights.

     OUR WEB SITES FEATURE CONTENT THAT IS COPYRIGHTED BY MULTIPLE THIRD-PARTIES

     A copyright gives the owner divisible rights, including those of performance, reproduction and distribution. The music featured by us is typically comprised of copyrighted works owned, controlled or administered by multiple third parties, including record labels, artists, songwriters, music publishers and performance rights and licensing organizations such as The Harry Fox Agency, Broadcast Music Inc. and the American Society of Composers, Authors and Publishers. Each song often has multiple copyright owners, who control rights which may include performance, reproduction and distribution rights in the "musical composition" comprised of the lyrics and music, as well as with the "sound recording" of the artist's interpretation of the "musical composition." In the case of music videos, there are separate copyrights to the visual content, as well as "synchronization rights" for integrating the music and video. We, or our artists, may have different licensing arrangements with some or all of these parties to perform, reproduce and distribute works depending upon how the song or music video is used by us.

     Our Web sites, depending upon the specific musical work, may offer audio streaming of part or all of an entire song or "Web casting," or the downloading of an entire song in MP3 or other compressed audio formats. Full-length streaming only occurs in special instances after obtaining an oral license from the record label or band manager for the "sound recording." In that case, an ASCAP or BMI blanket music license is also obtained by us or by our artists for rights to perform the associated underlying "musical composition." Where we offer full-length downloads of songs in MP3 or other compressed audio formats, we seek to obtain the rights to transmit, reproduce and perform the "sound recording" in writing from the person or entity owning or controlling copyrights in such "sound recording." With respect to rights in the "musical compositions" embodied in such "sound recordings" offered for download, we seek to clear rights in musical composition in one of the following three ways:

     - a license agreement with the publisher, writer or other owner of such copyright in the "musical composition";

     - a waiver of any fees or royalties that would otherwise be required for such use; or

     - a representation and warranty from the owner of the copyrights in the "sound recording" that no mechanical royalties are owed to any third parties.

     In the event that the foregoing steps are insufficient to clear rights, or we otherwise fail to obtain rights, we could be exposed to claims of copyright infringement, with attendant disruption to our operations and liability including potential statutory or actual damages and loss of profits attributable to infringement, plus payment of attorneys' fees and entry of an injunction.

     There are other situations, such as a limited 30-second sample of a song that is "streamed," where we use content relying upon a sub-license from an artist's record label. However, the laws in this area are uncertain, and we may be forced to obtain such licenses or may be prevented from third party content use, and may further be liable to pay actual or statutory damages, profits attributable to

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

any alleged infringement, as well as attorneys' fees. Our licensing arrangements for third-party content vary from formal contracts to informal agreements based on the promotional nature of the content. In some cases we pay a fee to the licensor for use of the "sound recording," "musical composition" or music video and in other cases the use is free. We also use other third-party content, including photographs, artist names, likenesses and concert reviews. While it is our general policy to obtain a written release or license for such use, in many instances we rely only upon an oral license for such use. We rely upon our positive working relationships with copyright owners to obtain licenses on favorable terms. Any changes in the nature or terms of these arrangements, including any requirement that we pay significant fees for the use of the content, could have a negative impact on the availability of content or our business.

     For example, the Copyright Office recently opined that additional royalties, besides those collected for musical compositions by ASCAP or BMI, are due for Web casted music that is selected by or on behalf of the recipient pursuant to 17 U.S.C. sec. 114(j)(7). If upheld, that ruling would prevent us from expanding our service to permit users to play a requested song via our Web site without paying additional royalties.

     LINKING AND FRAMING OF THIRD-PARTY WEB SITES

     We link to and "frame" third-party Web sites of our artists without express written permission to do so. In addition, in the past we have provided a search feature to allow users to find music residing elsewhere on the Internet. Those practices are controversial, and have, in instances not involving us, resulted in litigation. Various claims, including trademark and copyright infringement, unfair competition, and commercial misappropriation, as well as infringement of the right of publicity may be asserted against us as a result. The law regarding linking and framing remains unsettled; it is uncertain as to how existing laws, especially trademark and copyright law, will be applied by the judiciary to the Internet. Also, Congress is increasingly active in passing new laws related to the Internet, and there is uncertainty as to the impact of future potential laws, especially those involving domain names, databases and privacy.

     DEFAMATION OR CONTRIBUTORY INFRINGEMENT

     Our Web sites feature live "chat," or interactive on-line discussion groups made up of our customers. We do not censor such comments in advance and it is possible that a customer could use our Web sites as a forum to make false, misleading or disparaging remarks about others. Such on-line comments could lead to claims for defamation or infringement. As to libel claims brought in the United States, we believe that we qualify for safe harbor protection for third-party postings under 47 U.S.C. sec. 230(c)(1). However, other countries, notably the United Kingdom, may impose such liability, and it is possible we could be sued there for third-party postings. Separately, our Web sites allow consumers to use our personal Web publishing tools to post samples of their works. Such postings could be misused to post unlicensed copyrighted content of others. We have obtained limited safe-harbor protection under the recently-enacted Digital Millennium Copyright Act against liability for infringing material of which we do not have control and knowledge.

EMPLOYEES


     As of September 30, 2001, we had 79 full-time employees. None of our employees is represented by a labor union. We have not experienced any work stoppages and consider our employee relations to be good.


FACILITIES

     Our principal corporate offices are located in Los Angeles, California where we lease approximately 64,000 square feet under a lease that expires in 2010. In addition, we currently lease

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

approximately 1,400 square feet for our New York sales office under a lease that expires in November 2002 and lease approximately 3,500 square feet for our San Francisco office under a lease that expires in May 2002. We expect that our current space will accommodate our needs for the foreseeable future.

LEGAL PROCEEDINGS

     From time to time, we may be involved in litigation relating to claims arising out of our ordinary course of business. We are not presently involved in any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The following table sets forth specific information regarding our directors, executive officers and other key employees as of September 30, 2001:

                  NAME                     AGE                  POSITION(S)
                  ----                     ---                  -----------
Frederick W. Field.......................  49    Chairman of the Board and Chief Executive
                                                 Officer
Marc P. Geiger...........................  38    Vice-Chairman of the Board and President,
                                                 Artist Services
Keith K. Yokomoto........................  38    President, Chief Operating Officer and
                                                 Director
James B. Carroll.........................  46    Executive Vice President, Chief Financial
                                                 Officer and Secretary
Clifford H. Friedman.....................  42    Director
Dara Khosrowshahi........................  32    Director
Stephen M. Krupa.........................  36    Director
Allen D. Lenard..........................  59    Director
Benjamin Moody...........................  41    Director
Richard B. Colbert.......................  44    Senior Vice President, Sales and
                                                 Marketing Solutions
Pascal O. Desmarets......................  39    Vice President, Information Technology
                                                 and Operations
Thomas F. Fuelling.......................  39    Executive Vice President, Finance and
                                                 Operations
Donald P. Muller.........................  40    Senior Agent
Nicholas J. Turner.......................  42    Senior Vice President, Artist Services

     EXECUTIVE OFFICERS AND DIRECTORS

     Frederick W. Field has served as our Chairman of the Board and Chief Executive Officer, and as Chief Executive Officer of ARTISTdirect Records, since June 29, 2001. He also serves as Chairman of the Board and Chief Executive Officer of Radar Pictures, Inc., a film production company. From 1990 to 2001, Mr. Field served as Co-Chairman of Interscope Records, a music production company. From 1979 to 1997, Mr. Field served as Chairman of the Board and Chief Executive Officer of Interscope Communications, Inc. Additionally, Mr. Field serves on the board of directors of Interland, Inc. and several privately-held companies.

     Marc P. Geiger co-founded ARTISTdirect and has served as our Vice-Chairman of the Board and President, Artist Services, since June 29, 2001. He served as Chief Executive Officer from our inception to June 2001 and as our Chairman of the Board from July 1998 to June 2001. From January 1992 to December 1996, Mr. Geiger was the Senior Vice President of Marketing, A&R and New Media at American Recordings, Inc. From 1984 to 1991, Mr. Geiger worked as a talent agent for Regency Artists, that was later acquired by the William Morris Agency. In 1990, Mr. Geiger co-founded the Lollapalooza concert tour.

     Keith K. Yokomoto co-founded ARTISTdirect and has served as our President since July 1999, as our Chief Operating Officer since January 1997 and as a director since July 1998. From September 1985 to January 1997, Mr. Yokomoto was a manager of new ventures and business development and a project engineer at Hughes Electronics. Mr. Yokomoto received his B.S. in

Mechanical Engineering from the University of California at San Diego and his M.B.A. from the University of Southern California.

     James B. Carroll has served as our Executive Vice President and Chief Financial Officer since May 1999. Mr. Carroll has served as our Secretary since July 1999. From November 1994 to May 1999, Mr. Carroll was a Managing Director in the Media & Entertainment Group at Bear, Stearns & Co. Inc., where he served as an investment banker to companies primarily in broadcasting and new media. From January 1989 to August 1994, Mr. Carroll was a Managing Director at Smith Barney Inc., where he co-founded the Media & Communications Group and served on the Investment Banking Management Committee. Mr. Carroll received his B.A. in Psychology from Claremont McKenna College and his M.B.A. from Harvard Business School.

     Clifford H. Friedman has served as a director since July 1998. Mr. Friedman is a Senior Managing Director at Bear, Stearns & Co. Inc. where he manages venture capital funds, including Constellation Venture Capital, L.P. From January 1996 to August 1997, Mr. Friedman served as a Senior Vice President of Universal Studios. From January 1995 to January 1996, Mr. Friedman was a Vice President of Corporate Development at NBC. Mr. Friedman received his B.S. in Electrical Engineering and Computer Science and his M.S. in Electrophysics from Polytechnic University. Mr. Friedman received his M.B.A. from Adelphi University.

     Dara Khosrowshahi has served as a director since March 2000. Since July 2000, Mr. Khosrowshahi has been Executive Vice President, Operations and Strategic Planning of USA Networks Incorporated. From October 1999 to July 2000, Mr. Khosrowshahi was President of USANetworks Interactive, a division of USAi. From February 1998 to October 1999, Mr. Khosrowshahi was the Vice President of Strategic Planning for USAi and USANi LLC. From 1991 to 1998, he was at Allen & Company Incorporated, an investment bank, where he was a Vice President from 1995 to 1996 and a Director from 1996 to 1998. Mr. Khosrowshahi also serves as a director of Hotel Reservation Network and several private companies. Mr. Khosrowshahi received his B.S. in Bioelectrical Engineering from Brown University.

     Stephen M. Krupa has served as a director since May 1999. Mr. Krupa is a founding member and Managing Director of Psilos Group Managers, LLC, a private venture capital fund focused on the digital media, information technology and health care sectors. Mr. Krupa is currently a director of several private technology and healthcare companies. From February 1995 to July 1998, Mr. Krupa held various positions at Wasserstein Perella & Co., most recently as a Vice President where he specialized in mergers and acquisitions advisory work. Mr. Krupa received his B.S. in Mechanical Engineering from the University of South Florida and his M.B.A. from the Wharton School of the University of Pennsylvania.

     Allen D. Lenard has served as a director since July 1998. Mr. Lenard is Managing Partner of Lenard, Brisbin & Klotz LLP, a transactional entertainment law firm. Mr. Lenard received his B.A. in Business Administration from the University of Wisconsin, Madison and his J.D. from the University of California at Los Angeles School of Law.

     Benjamin Moody has served as a director since March 2001. Mr. Moody presently is Vice Chairman and Chief Financial Officer of Cisneros TV Group, a media entertainment company, as well as Managing Director and Chief Financial Officer of Ibero-American Partners II, Ltd. Moody also currently serves as a director of several media companies, including Playboy TV International, LLC and The Locomotion Channel. From June 1996 to June 1998, Mr. Moody was a Managing Director of Violy, Byorum and Partners, LLC. From June 1992 to June 1996, Mr. Moody was a Vice President of Citicorp Securities, Inc. Mr. Moody received his B.A. in English Language and Literature from Saint Benet's Hall, Oxford University.

     Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

     OTHER KEY EMPLOYEES

     Richard B. Colbert has served as our Senior Vice President of Sales and Marketing Solutions since September 1999. From October 1998 to September 1999, Mr. Colbert served as President of Northern NOMA Corp., providing consulting services to internet and broadcasting companies. From 1983 to 1998, Mr. Colbert was President of IntelliVentures, Inc., a producer and distributor of special interest video programming. From 1989 to 1993, Mr. Colbert was Senior Executive Vice President of ITC Domestic Television, a distributor of first-run television programming.

     Pascal O. Desmarets has served as our Senior Vice President, Information Technology since February 1999. From February 1997 to February 1999, Mr. Desmarets held various management positions in the engineering group at Optum Software. Mr. Desmarets received his B.S. in Industrial Engineering and Management from the Catholic University of Louvain, Belgium and his M.B.A. from the University of Southern California.

     Thomas F. Fuelling has served as our Executive Vice President, Finance and Operations since October 1999. From April 1998 to September 1999, Mr. Fuelling was Vice President, Finance and CFO of Sega GameWorks, LLC. From December 1995 to March 1998, Mr. Fuelling was Executive Vice President, Finance and CFO of Village Roadshow Pictures. From March 1994 to November 1995, Mr. Fuelling was Vice President and Controller of The Samuel Goldwyn Company. From 1984 to 1994, Mr. Fuelling was a certified public accountant with Price Waterhouse LLP in its Entertainment practice unit. Mr. Fuelling received his B.S. in Business Administration from the University of Southern California and his Master of Management from Northwestern University.

     Donald P. Muller co-founded ARTISTdirect and has served as our Senior Agent since September 2001. He served as the President of ARTISTdirect Agency from July 1999 to September 2001 and as a director from July 1998 to September 2001. From January 1997 to June 1999, Mr. Muller was a co-Chief Executive Officer of ARTISTdirect, LLC. From October 1992 to December 1996, Mr. Muller was a talent agent overseeing William Morris Agency's Contemporary Music Worldwide division. From 1986 to September 1992, Mr. Muller was an agent at Triad Artists Agency, which was sold to William Morris Agency in 1992. Mr. Muller received his B.A. in Communications from the University of Iowa. In 1990, Mr. Muller co-founded the Lollapalooza concert tour.

     Nicholas J. Turner has served as our Senior Vice President, Artist Services, since March 1999. From June 1996 to February 1999, Mr. Turner was Vice President, West Coast for N2K's Music Boulevard, and from June 1994 to June 1996, Mr. Turner founded and operated Rocktropolis. Music Boulevard and Rocktropolis are online music entertainment companies. Before founding Rocktropolis, Mr. Turner was an associate of artist manager Miles Copeland, working in various capacities with recording artists.

BOARD COMPOSITION

     Our Board of Directors is divided into three classes designated as Class I, Class II and Class III, and our directors are assigned to each class by the Board of Directors. The Class I directors are Frederick Field, Keith Yokomoto and Benjamin Moody; the Class II directors are Allen Lenard and Stephen Krupa; and the Class III directors are Marc Geiger, Clifford Friedman and Dara Khosrowshahi. Donald Muller resigned from our Board of Directors in September 2001. At our 2004 annual meeting of stockholders, the term of office of the Class I directors will expire, and Class I directors will be elected for a full term of three years. At our 2002 annual meeting of stockholders, the term of office of the Class II directors will expire, and Class II directors will be elected for a full term of three years. At our 2003 annual meeting of stockholders, the term of office of the Class III directors will expire, and Class III directors will be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.


     Messrs. Yokomoto and Moody, and each of our Class II and Class III directors, were appointed to the Board of Directors pursuant to the stockholders agreement described on pages 116-117. Although the provisions of the stockholders agreement regarding appointment of directors terminated upon the closing of our initial public offering, our existing directors, officers and 5% stockholders beneficially owned approximately 61.0% of our common stock as of September 30, 2001. As a result, they will be able to re-elect these directors. Messrs. Yokomoto and Moody were re-elected at our last annual meeting and Mr. Field was elected for the first time at that same meeting. Clifford Friedman is affiliated with Constellation Venture Capital, L.P., which beneficially owned approximately 7.7% of our common stock as of September 30, 2001.


BOARD COMMITTEES

     The Board of Directors has established a Compensation Committee and an Audit Committee. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. The Compensation Committee also reviews and makes recommendations to the Board of Directors on matters relating to employee compensation and benefit plans. The Compensation Committee currently consists of three directors, Messrs. Friedman, Krupa and Lenard. The Audit Committee is primarily responsible for approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also reviews our accounting and financial policies in general and our management's procedures and policies with respect to our internal accounting controls. The Audit Committee currently consists of three directors, Messrs. Friedman, Khosrowshahi and Krupa.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of our Compensation Committee of the Board of Directors are currently Messrs. Friedman, Krupa and Lenard, none of whom has ever been an officer or employee of ARTISTdirect. Before establishing the Compensation Committee in September 1999, the Board of Directors as a whole performed the functions delegated to the Compensation Committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

     Directors who are not our employees or employees of one of our subsidiaries do not currently receive any cash compensation from us for their service as members of the Board of Directors or any Board committee. However, Directors are reimbursed for all reasonable travel and lodging expenses incurred by them in attending Board and committee meetings. All directors are eligible to participate in the 1999 Employee Stock Option Plan.

     In December 2000, we granted Dara Khosrowshahi, one of our outside directors, options to purchase 5,000 shares of our common stock at a price per share of $7.50. In May 2001, we granted Frederick Field, our Chairman of the Board, non-plan options to purchase an aggregate of 444,480 shares of our common stock at a price per share of $7.50. See "Related Party Transactions -- Options Issued to Frederick Field" on page 113 for more information on the options granted to Mr. Field. In September 2001, we granted Allen Lenard, one of our directors, an option to purchase 24,535 shares of our common stock at a price per share of $7.50.


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides summary information concerning the compensation earned by Marc Geiger, our former Chief Executive Officer and each of our four other most highly compensated executive officers whose salary and bonus for the 2000 Fiscal Year was in excess of $100,000, for services rendered to us and our subsidiaries in all capacities for the fiscal years ended December 31, 1998, 1999 and 2000. None of these executive officers received any long-term compensation during the fiscal years ended December 31, 1998, 1999 and 2000. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2000 Fiscal Year have been excluded by reason of their termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                      ------------------------------------
                                                                                 OTHER
                                                                                 ANNUAL
        NAME AND PRINCIPAL POSITIONS          YEAR     SALARY      BONUS      COMPENSATION
        ----------------------------          ----    --------    --------    ------------
Marc P. Geiger(3)...........................  2000    $156,250    $120,833       $1,300
  Chairman and Chief Executive Officer        1999     150,000     100,000        4,715
                                              1998     175,192      50,000           --
Donald P. Muller(4).........................  2000     156,250     104,167        1,300
  President, ARTISTdirect Agency and          1999     150,000     100,000        4,508
  Kneeling Elephant Records                   1998     176,431      50,000           --
Keith K. Yokomoto...........................  2000     156,250     104,167        1,300
  President, Chief Operating Officer and      1999     150,000      50,000        6,011
  Director                                    1998     130,769(2)   25,000           --
Stephen P. Rennie(1)........................  2000     156,250      91,667           --
  President, UBL                              1999     137,500      37,500           --
                                              1998      75,000          --           --
James B. Carroll............................  2000     156,250      79,167           --
  Executive Vice President and                1999      81,250      29,167           --
  Chief Financial Officer                     1998          --          --           --

-------------------------
(1) Mr. Rennie resigned in March 2001.

(2) Does not include deferred compensation in 1998 of $200,000.

(3) In June 2001, in connection with Frederick Field's appointment as our Chairman and Chief Executive Officer, Mr. Geiger resigned his position as Chairman and Chief Executive Officer and took the position of Vice-Chairman and President, Artist Services. See "Related Party

    Transactions -- Transactions with Frederick Field" on page 112 for more information on Mr. Field's Compensation.


(4) In September 2001, Mr. Muller resigned his position as President, ARTISTdirect Agency and Kneeling Elephant Records and took the position of Senior Agent.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table contains information concerning the stock options granted to the named executive officers during the 2000 Fiscal Year. All the grants were made under our 1999 Employee Stock Option Plan. No stock appreciation rights were granted to the named executive officers during the 2000 Fiscal Year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                           ---------------------------------------------------------------      VALUE AT ASSUMED
                           NUMBER OF      % OF TOTAL                                         ANNUAL RATES OF STOCK
                           SECURITIES      OPTIONS                    MARKET                   PRICE APPRECIATION
                           UNDERLYING     GRANTED TO     EXERCISE     PRICE                    FOR OPTION TERM(1)
                            OPTIONS       EMPLOYEES        PRICE     ON DATE    EXPIRATION   ----------------------
          NAME              GRANTED     IN FISCAL YEAR   PER SHARE   OF GRANT      DATE          5%         10%
          ----             ----------   --------------   ---------   --------   ----------   ----------  ----------
James B. Carroll.........    22,608           7.1%        $120.00    $120.00     3/26/07     $1,104,447  $2,573,832
Keith K. Yokomoto........    69,683          21.8          139.28      69.38     3/30/07             --          --
Stephen P. Rennie(2).....    23,891           7.5          139.28      69.38     3/30/07             --          --

-------------------------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved. Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise.

(2) Mr. Rennie resigned in March 2001.

AGGREGATED OPTION FISCAL YEAR-END VALUE

     The following table provides information, with respect to the named executive officers, concerning unexercised options held by them at the end of the 2000 Year. None of named executive officers exercised any stock appreciation rights during the 2000 Fiscal Year and no stock appreciation rights were held by the named executive officers at the end of such year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                               NUMBER OF                  VALUE OF UNEXERCISED
                                          UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                         AT FISCAL YEAR END(#)           AT FISCAL YEAR END($)
                                      ----------------------------    ----------------------------
                NAME                  EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                ----                  -----------    -------------    -----------    -------------
James B. Carroll....................     33,721          34,805            0               0
Keith K. Yokomoto...................          0          69,683            0               0
Stephen P. Rennie(1)................          0          23,891            0               0
                                        =======         =======            ==              ==

-------------------------
(1) Mr. Rennie resigned in March 2001.

BENEFIT PLANS

     STOCK OPTION PLANS.

     Introduction. We maintain the following three separate stock option plans, in addition to the Audio Explosion 1998 Stock Option Plan and the Mjuice.com, Inc. 1999 Stock Option Plan that we assumed in connection with our August 2000 acquisition of Mjuice.com, Inc.:

                        1999 EMPLOYEE STOCK OPTION PLAN

     Introduction. Our 1999 Employee Stock Option Plan became effective on October 6, 1999 in connection with our conversion from ARTISTdirect, LLC, a California limited liability company, into ARTISTdirect, Inc., a Delaware corporation. All options to purchase membership units in the limited liability company which were outstanding at the time of such conversion were assumed by the Delaware corporation and converted into options for shares of our common stock. The number of shares subject to each assumed and converted option was equal to the number of membership units in the limited liability company which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per unit exercise price in effect under the option at the time of conversion. Except for the conversion of the securities subject to the option into shares of our common stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a Delaware corporation.

     Administration. The employee option plan will be administered by our compensation committee. This committee is comprised of two (2) or more non-employee members of our board of directors. The members will be appointed by the board, and each member will serve for so long as the board deems appropriate and may be removed by the board at any time.

     The compensation committee will have full authority to determine the persons who are to be granted options under the employee option plan, the time or times when such option grants are to be made, the number of shares to be subject to each such grant, the time or times when each option is to become exercisable, the vesting schedule applicable to the option shares and the maximum period for which the option is to remain outstanding.

     Eligibility. Employees, non-employee members of the board, and consultants and other independent advisors in our employ or service will be eligible to receive option grants under the employee option plan.

     Share Reserve. The number of shares of common stock issuable over the term of the employee option plan was initially 650,000 shares and increased by 75,593 shares to 725,593 shares on January 1, 2001 (subject to adjustment for certain changes in our capital structure). The share reserve will automatically increase on the first trading day in January each calendar year, beginning with calendar year 2001, by an amount equal to 2% of the total number of shares of our common stock outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 87,500 shares. As of September 30, 2001, 308,040 shares remained available for issuance under the employee option plan.

     Except for restrictions in connection with incentive stock option grants discussed below, there are no limitations on the number of shares of common stock for which an eligible individual may be granted options under the employee option plan.

     Should one or more outstanding options under the employee option plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of each such option not so exercised will be available for subsequent option grant. Should the exercise price of an option grant under the employee option plan be paid with shares of common stock or should we withhold shares of common stock otherwise issuable under the employee option plan in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option, then the number of shares available for issuance under the employee option plan will be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares issued to the holder of such option.

     The common stock will be made available either from authorized but unissued shares of our common stock or from shares of common stock we reacquire, including shares repurchased on the open market.

     Changes in Capital Structure. In the event of any change in our outstanding common stock resulting from a stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the employee option plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the automatic share increase provisions of the employee option plan, (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances per calendar year and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

     Amendments. Our board has exclusive authority to amend or modify the employee option plan in any and all respects. However, no amendment or modification may, without the holder's consent, adversely affect such individual's rights and obligations under his or her outstanding options. In addition, certain amendments may require the approval of our stockholders.


     Termination. The employee option plan will terminate upon the earliest to occur of (i) October 13, 2009, (ii) the date on which all shares available for issuance under the employee option plan are issued as fully-vested shares or
(iii) the termination of all outstanding options in connection with certain changes in control as discussed on page 86. Should the employee option plan terminate on October 13, 2009, then any option grants outstanding at that time will continue to have force and effect in accordance with the provisions of the agreements evidencing those grants.

     Option Grants. Our compensation committee will have complete discretion (subject to the express limitations of the employee option plan) to determine when and to whom options will be granted and the terms of each such grant. Each option grant will be evidenced by a written option agreement with the optionee.


     No option may have a term in excess of 10 years. The actual expiration date of the option will be set forth in the option agreement. The option may, however, terminate prior to its designated expiration date in the event of the termination of the optionee's service or upon the occurrence of certain other events, as discussed on page 85.



     Options under the employee option plan may be incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code, or non-statutory options which do not satisfy such requirements. For a discussion of the difference in tax treatment under the Internal Revenue Code between these two types of options, see the section on page 87 entitled "Federal Tax Consequences."


     Exercise Price. The exercise price of an option will be determined by the compensation committee at the time of grant. However, the exercise price may not be less than 85% of the fair market value per share of our common stock on the grant date.

     The fair market value per share of our common stock on any relevant date under the employee option plan will be the closing selling price per share on that date, as reported on the Nasdaq National Market and published in The Wall Street Journal. If the common stock is not traded on that day, the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists.

     Transferability. Options generally are not assignable or transferable, except by the provisions of the optionee's will or the laws of inheritance following the optionee's death or pursuant to any beneficiary designation the optionee has in effect for the option at the time of his or her death. However, one or more non-statutory options may be structured so that those options will be assignable in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members or to the optionee's former spouse in connection with divorce or other marital separation proceedings.

     Stockholder Rights. The optionee will not have any stockholder rights with respect to the option shares until the optionee exercises the option, pays the exercise price and becomes a holder of record of the purchased shares.

     Vesting. The option will generally vest and become exercisable for the option shares in a series of installments over the period of the optionee's service. The specific vesting schedule applicable to each option will be determined by the compensation committee at the time of grant and will be set forth in the option agreement for that grant. The optionee may exercise the option at any time for the shares for which that option is vested and exercisable, provided such exercise occurs before the option terminates.

     Option Exercise. To exercise the option, the optionee must provide us with written notice of the exercise in which the number of shares to be purchased under the option is indicated. The notice must be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than the optionee) has the right to effect such exercise. The optionee must satisfy all applicable income and employment tax withholding requirements at that time.

     The exercise price may be paid in cash or in shares of our common stock. Any shares delivered in payment of the exercise price will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to our earnings for financial reporting purposes (generally a six (6)-month period).

     Cashless exercises are also permitted. To use this procedure, the optionee must provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the shares of common stock purchased under the option and to pay over to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, the optionee must also direct us to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale.

     Incentive Options. Options which are intended to qualify as incentive stock options under the Internal Revenue Code must meet certain requirements. Those requirements may be summarized as follows:

     - Incentive stock options may only be granted to individuals who are our employees.

     - The aggregate fair market value of the shares of common stock (determined at the date of grant) for which an option may for the first time become exercisable in any calendar year as an incentive stock option may not exceed $100,000. Options which do not qualify for incentive stock option treatment by reason of this dollar limitation may nevertheless be exercised as non-statutory options in the calendar year in which they become exercisable for the excess number of shares.

          EXAMPLE: On March 1, 2000, Sam Smith is granted an incentive stock option to purchase 20,000 shares of our common stock at an exercise price of $15.00 per share, the fair market value of the common stock on that date. The option will become exercisable for the option shares in a series of four successive equal annual installments, beginning March 1, 2001. When the option becomes exercisable for the second annual installment on March 1, 2002, the fair market value of the common stock is assumed to be $25.00 per share. On April 25, 2001, Sam is granted a second incentive stock option to purchase 10,000 shares of our common stock at an exercise price of $20.00 per share, the fair market value of the common stock on that date. This option will also become exercisable for the option shares in a series of four successive equal annual installments beginning on April 25, 2002. When the option becomes exercisable for the first annual installment on that date, the fair market value of the common stock is assumed to be $25.00 per share.

          The aggregate fair market value of the 5,000 shares (measured as of the grant date) which become exercisable under the first option in calendar year 2002 is $75,000. The aggregate fair market value of the 2,500 shares (measured as of the grant date) which become exercisable under the second option in calendar year 2002 is $50,000. Accordingly, 1,250 of the shares which first become purchasable in calendar year 2002 under the calendar year 2001 option will not qualify for favorable tax treatment as incentive stock options because the aggregate value (as measured as of the grant date) of the shares for which the two options first become exercisable in calendar year 2002 exceeds $100,000 ($75,000 + $50,000 = $125,000). The
     1,250 shares which do not qualify for incentive stock option treatment under the calendar year 2001 option may be exercised as non-statutory options.

     An option granted as an incentive stock option will lose such status and be taxed as a non-statutory option if exercised more than three (3) months after the optionee terminates employee status with us. Certain amendments or modifications to the option may also cause the loss of incentive stock option status, but no such amendment or modification may be made without the optionee's consent.

     Early Termination of Options. After the optionee's termination of service for any reason other than death, disability or cause, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares of common stock for which those options are exercisable on the date the optionee's service terminates. The length of this period will be set forth in the option agreement and will generally not be in excess of three (3) months. However, the option will in all events terminate on the specified expiration date of the option term. To the extent the option is not vested and exercisable for one or more shares at the time of the optionee's termination of service, that option will immediately terminate and cease to be outstanding with respect to those unvested shares.

     Unless the option agreement specifically provides otherwise, the optionee will be deemed to continue in service for so long as he or she renders services on a periodic basis to us or one of our majority-owned subsidiaries, whether as
(i) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, (ii) a non-employee Board member or (iii) a consultant or other independent advisor.

     The compensation committee has the discretion to extend the period during which the option may be exercised following the optionee's termination of service and/or to permit the option to be exercised not only with respect to the number of shares of common stock for which the option is vested and exercisable at that time but also with respect to one or more additional installments for which the option would have vested and become exercisable had the optionee continued in service. The optionee will be notified in writing in the event the compensation committee decides to provide him or her with any of those additional benefits.

     Should the optionee be discharged from service for cause while his or her options are outstanding, then all of those outstanding options will immediately terminate. For purposes of the employee option plan, "cause" will have the meaning given that term in any written agreement governing the terms of the optionee's employment or service with us. In the absence of such a written employment or service agreement, Cause will include any of the following actions on the part of the optionee: (i) any act of fraud, embezzlement or dishonesty,
(ii) any unauthorized use or disclosure of our confidential information or trade secrets, (iii) gross negligence, willful misconduct or other failure to perform any of his or her material duties, and (iv) conviction of, or plea of nolo contendere to any felony. However, the foregoing list is not inclusive of all the acts or omissions which may be considered as grounds for dismissal or discharge of any individual in our service.

     Death or Disability. Should the optionee die while any of his or her options are outstanding, then the personal representative of the optionee's estate or the person or persons to whom the options are transferred by the provisions of his or her will or the laws of inheritance or pursuant to the beneficiary designation the optionee has in effect for those options, may exercise each of those options for any or all of the shares of common stock for which the option was exercisable on the date the optionee's service terminated, less any shares he or she may have subsequently purchased prior to death. The right to exercise each such option will lapse upon the earlier to occur of (i) the expiration of the option term or (ii) the expiration of the 6-month period measured from the date of the optionee's death.

     If the optionee's service terminates by reason of disability, he or she will normally have a period of 6-months from the date of such termination of service during which to exercise his or her options for any or all of the shares for which those options were exercisable at the time of such termination. In no event, however, may the option be exercised after the specified expiration of the option term.

For purposes of the employee option plan, the optionee will be deemed to be disabled if he or she is unable to perform any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 consecutive months or more.

     Change in Control. In the event of any change in control events listed below, all options outstanding under the employee option plan will automatically accelerate so that each such option will, immediately prior to the effective date of the change in control, become exercisable for all the shares of common stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. However, an outstanding option will not become exercisable on such an accelerated basis if and to the extent: (i) the option is assumed by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the change in control transaction or
(ii) such option is replaced with a cash incentive program which preserves the option spread existing at the time of the change in control on any shares for which the option is not otherwise at that time vested and exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares.

     A change in control will be deemed to occur in the event (i) we are acquired by a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, (ii) there is a sale, transfer or other disposition of all or substantially all our assets or
(iii) securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are acquired by any person or group of related persons through a direct tender or exchange offer with our shareholders.

     All outstanding options under the employee option plan will, to the extent not assumed by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the change in control transaction, terminate and cease to be outstanding immediately following the completion of the change in control transaction.

     Each option which is assumed by the successor corporation in the change in control transaction or otherwise continued in effect will be appropriately adjusted to apply to the number and class of securities which would have been issued to the optionee in consummation of the change in control transaction had the option been exercised immediately prior to that transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price for the option shares will remain the same. To the extent the actual holders of our common stock receive cash consideration for their common stock in the change in control transaction, the successor corporation may, in connection with the assumption of the option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of our common stock in such change in control transaction.

     Our compensation committee may structure one or more options under the employee option plan so that those options will immediately vest and become exercisable for all the option shares upon an involuntary termination of the optionee's service (other than for Cause) within a designated period following the effective date of a change in control in which the options are assumed and do not otherwise vest.

     NOTE: OPTIONS WHICH WERE GRANTED WHILE WE WERE A LIMITED LIABILITY COMPANY CONTAIN DIFFERENT CHANGE IN CONTROL PROVISIONS. SHOULD A CHANGE IN CONTROL OCCUR WHILE THOSE OPTIONS ARE OUTSTANDING, THE OPTIONS WILL TERMINATE UNLESS ASSUMED BY THE SUCCESSOR ENTITY. HOWEVER, OUR COMPENSATION COMMITTEE WILL HAVE THE DISCRETION TO ACCELERATE THE VESTING OF ANY OPTIONS WHICH WOULD SO TERMINATE. FOR PURPOSES OF THESE PARTICULAR OPTIONS, A CHANGE IN CONTROL WILL BE DEEMED TO OCCUR UPON: (i) THE

SALE OF ALL OR SUBSTANTIALLY ALL OF OUR ASSETS, (ii) ANY REORGANIZATION, MERGER, CONSOLIDATION, SALE OR EXCHANGE OF SECURITIES IN WHICH WE DO NOT SURVIVE AS A SEPARATE ENTITY, (iii) ANY REORGANIZATION, MERGER, CONSOLIDATION, SALE OR EXCHANGE OF SECURITIES IN WHICH WE DO SURVIVE AND ANY OF OUR STOCKHOLDERS ARE PROVIDED WITH THE OPPORTUNITY TO RECEIVE CASH, SECURITIES OF ANOTHER ENTITY AND/OR OTHER PROPERTY IN EXCHANGE FOR THEIR SHARES OF COMMON STOCK, OR (iv) ANY ACQUISITION OF MORE THAN FIFTY PERCENT (50%) OF OUR OUTSTANDING SHARES OF COMMON STOCK BY ANY PERSON OR GROUP OF RELATED PERSONS.

     Miscellaneous. The following features should be noted concerning the employee option plan.

     - Nothing in the employee option plan or in any option grant under the employee option plan is intended to provide any person with the right to remain in our service for any specific period, and both we and the optionee will each have the right to terminate the optionee's service at any time and for any reason, with or without cause.

     - The grant of options under the employee option plan and the issuance of common stock under those options are subject to our procurement of all approvals and permits required by regulatory authorities having jurisdiction over the employee option plan and the securities issuable thereunder. It is possible that we could be prevented from granting options or from issuing shares of our common stock under the employee option plan in the event one or more required approvals or permits were not obtained.

     - The employee option plan does not limit our authority to grant options outside of the employee option plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, corporation or other business entity.

     - Option grants under the employee option plan do not in any way affect, limit or restrict the optionee's eligibility to participate in any other stock plan or other compensation or benefit plan or program which we maintain for our employees.

     - The employee option plan is not a qualified retirement plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Internal Revenue Code.

                               FEDERAL TAX CONSEQUENCES

     The following is a general description of the material federal income tax consequences of option grants made under our employee option plan. State and local tax treatment, which is not discussed below, may vary from such federal income tax treatment. Each option holder should consult with his or her own tax advisor as to the tax consequences of his or her particular option transactions.

     The tax consequences of incentive stock options and non-statutory stock options differ under the Internal Revenue Code as described below.

INCENTIVE STOCK OPTIONS

     Grant. Incentive stock options can only be granted to our employees. The grant of the incentive stock option will not result in any federal income tax liability to the optionee.

     Exercise. The optionee will not recognize any taxable income at the time the incentive stock option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price paid for those shares will constitute an adjustment to the optionee's income for purposes of the alternative minimum tax (see the "Alternative Minimum Tax" section on page 90). However, this adjustment will not apply if the optionee disposes of the purchased shares in a "disqualifying disposition" (as discussed below) before the end of the calendar year in which the optionee exercises the incentive stock option.


     Disposition. Generally, the optionee will recognize income in the year in which he or she makes a disposition of the shares purchased under the incentive stock option.

     A disposition of shares will be deemed to occur in the event the optionee transfers legal title to those shares, whether by sale, exchange or gift, or the optionee delivers such shares in payment of the exercise price of any other incentive stock option he or she may hold. However, a disposition will not occur if the optionee engages in any of the following transactions: a transfer of the shares to the optionee's spouse, a transfer into joint ownership with right of survivorship provided the optionee remains one of the joint owners, a pledge of the shares as collateral for a loan, a transfer by bequest or inheritance upon the optionee's death or certain tax-free exchanges of the shares permitted under the Internal Revenue Code.

     The federal income tax liability will depend upon whether the optionee makes a qualifying or disqualifying disposition of the shares purchased under the incentive stock option. A qualifying disposition will occur if the sale or other disposition of the shares takes place more than two years after the date the incentive stock option was granted for those shares and more than one year after the date that option was exercised for the particular shares involved in the disposition. A disqualifying disposition is any sale or other disposition made before both of these minimum holding periods are satisfied.

     Upon a qualifying disposition, the optionee will recognize a long-term capital gain equal to the excess of (i) the amount realized upon the sale or other disposition over (ii) the exercise price paid for the shares. The optionee will recognize a long-term capital loss if the amount realized is lower than the exercise price paid for the shares.

     Normally, if the optionee makes a disqualifying disposition of shares purchased under his or her incentive stock option, then he or she will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the fair market value of the shares on the option exercise date over (ii) the exercise price paid for those shares. If the disqualifying disposition is effected by means of an arm's length sale or exchange with an unrelated party, the ordinary income will be limited to the amount by which (i) the amount realized upon the disposition of the shares or (ii) their fair market value on the exercise date, whichever is less, exceeds the exercise price paid for the shares. The amount of the disqualifying disposition income will be reported by us on the optionee's Form W-2 for the year of disposition, and any applicable withholding taxes which arise in connection with the disqualifying disposition will be deducted from the optionee's wages or otherwise collected from such individual.

     Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one year following the exercise date of the option.

     In the event the shares purchased under an incentive stock option are sold in a disqualifying disposition for less than the exercise price paid for those shares, the optionee will not recognize any income but will recognize a capital loss equal to the excess of (i) the exercise price paid for the shares over (ii) the amount realized upon the disposition of those shares.

     Company Deduction. If the optionee makes a qualifying disposition of shares acquired upon the exercise of an incentive stock option, then we will not be entitled to any income tax deduction with respect to such shares. Should the optionee make a disqualifying disposition of such shares, then we will be entitled to an income tax deduction equal to the amount of ordinary income the optionee recognizes in connection with the disposition. The deduction will, in general, be allowed to us in the taxable year in which the disposition occurs.

NON-STATUTORY STOCK OPTIONS

     Grant. The grant of a non-statutory stock option will not result in any federal income tax liability to the optionee.

     Exercise. The optionee will recognize ordinary income in the year in which the non-statutory stock option is exercised in an amount equal to the excess of
(i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. This income will be reported by us on the optionee's Form W-2 for the year of exercise (or on a Form 1099 if the optionee is not an employee), and the optionee will be required to satisfy the tax withholding requirements applicable to this income.

     Disposition. The optionee will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time he or she recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year prior to the disposition.

     Company Deduction. We will be entitled to an income tax deduction equal to the amount of ordinary income the optionee recognizes in connection with the exercise of the non-statutory stock option. The deduction will, in general, be allowed for the taxable year in which the optionee recognizes such ordinary income.

REGULAR TAX RATES

     As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, the maximum federal tax rate on ordinary income in excess of $297,350 ($148,675 for a married taxpayer filing a separate return) is 39.1% for the 2001 calendar year. The applicable $297,350 or $148,675 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2001. Certain limitations are imposed upon a taxpayer's itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 39.1%.

     The 2001 tax relief act has lowered the federal tax rates which were in effect for the 2000 taxable year as follows:

                                                               THE CORRESPONDING PERCENTAGES
                                                                SHALL BE SUBSTITUTED FOR THE
                                                                   FOLLOWING PERCENTAGES:
                                                              --------------------------------
IN THE CASE OF TAXABLE YEARS BEGINNING DURING CALENDAR YEAR:  28.0%    31.0%    36.0%    39.6%
------------------------------------------------------------  -----    -----    -----    -----
  2001.....................................................   27.5%    30.5%    35.5%    39.1%
  2002 and 2003............................................   27.0%    30.0%    35.0%    38.6%
  2004 and 2005............................................   26.0%    29.0%    34.0%    37.6%
  2006 and thereafter......................................   25.0%    28.0%    33.0%    35.0%

CAPITAL GAIN TAX RATES

     Short-term capital gains are subject to the same tax rates as ordinary income. Long-term capital gain is subject to a maximum federal income tax rate of 20%, provided the capital asset is held for more than one year prior to sale or other taxable disposition.

     Beginning with the 2001 calendar year, capital gain recognized on the sale or disposition of capital assets held for more than five years by individuals whose tax rate on ordinary income for the year of such sale or disposition is below 28% will be subject to tax at a rate of 8%.

     Beginning in 2006, capital gain recognized on the sale or disposition of capital assets held for more than five years by individuals whose tax rate on ordinary income for the year of such sale or disposition is 28% or more will be taxed at a rate of 18%, provided the holding period for such property begins after December 31, 2000.

ITEMIZED DEDUCTIONS

     For the tax year ending December 31, 2001, itemized deductions are reduced by 3% of the amount by which the taxpayer's adjusted gross income for the year exceeds $132,950 ($66,475 for a married taxpayer filing a separate return). However, the reduction may not exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expense) claimed by the taxpayer. The applicable $132,950 or $66,475 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2001.

PERSONAL EXEMPTIONS

     In addition, the deduction for personal exemptions claimed by the taxpayer is reduced by 2% for each $2,500 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer's adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds for 2001 are $199,450 for married taxpayers filing joint returns (and in certain instances, surviving spouses), $166,200 for heads of households, $132,950 for single taxpayers and $99,725 for married taxpayers filing separate returns. Accordingly, the deduction is completely eliminated for any taxpayer whose adjusted gross income for the year exceeds the applicable threshold amount by more than $122,500 (or $61,250 for a married taxpayer filing a separate return). The threshold amounts will be subject to cost-of-living adjustments in taxable years beginning after December 31, 2001.

ALTERNATIVE MINIMUM TAX

     Tax Rates. The alternative minimum tax is an alternative method of calculating the income tax an individual must pay each year in order to assure that a minimum amount of tax is paid for the year. The first $175,000 ($87,500 for a married taxpayer filing a separate return) of alternative minimum taxable income for the year over the allowable exemption amount is subject to alternative minimum taxation at the rate of 26%. The balance of the alternative minimum taxable income for the year is subject to alternative minimum taxation at the rate of 28%. However, the portion of the individual's alternative minimum taxable income attributable to capital gain recognized upon the sale or disposition of capital assets held for more than one year will be subject to a reduced alternative minimum tax rate of 20% (10% for individuals whose ordinary income is taxable below 28%). Beginning with the 2001 calendar year, the alternative minimum tax rate applicable to capital gain recognized upon the sale or disposition of capital assets held for more than five years will be equal to the capital gain tax rate in effect for such gain for regular tax purposes. The alternative minimum tax will, however, be payable only to the extent that it exceeds the individual's regular federal income tax for the year (computed without regard to certain credits and special taxes).

     Exemption. The allowable exemption amount for each of the 2001, 2002, 2003 and 2004 taxable years is $49,000 for a married taxpayer filing a joint return, $35,750 for an unmarried taxpayer and $24,500 for a married taxpayer filing a separate return. The allowable exemption amount is, however, to be reduced by $0.25 for each $1.00 by which the individual's alternative minimum taxable income for the year exceeds $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return.

     Calculation. The individual's alternative minimum taxable income is based upon his or her own regular taxable income for the year, adjusted to (i) include certain additional items of income and tax preference and (ii) disallow or limit certain deductions otherwise allowable for regular tax purposes.

     The spread on the shares purchased under an incentive stock option (the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares) is normally included in the optionee's alternative minimum taxable income at the time of exercise, unless the shares are subject to a disqualifying disposition in the same year in which you exercise the incentive stock option.

     Tax Credit. If alternative minimum taxes are paid for one or more taxable years, a portion of those taxes (subject to certain adjustments and reductions) will be applied as a partial credit against the individual's regular tax liability (but not alternative minimum tax liability) for subsequent taxable years. In addition, upon the sale or other disposition of the purchased shares, whether in the year of exercise or in any subsequent taxable year, the basis for computing the gain for purposes of alternative minimum taxable income (but not regular taxable income) will include the amount of the incentive stock option spread previously included in the individual's alternative minimum taxable income.

                         1999 ARTIST STOCK OPTION PLAN

     Introduction. Our 1999 Artist Stock Option Plan became effective on October 6, 1999 in connection with our conversion from ARTISTdirect, LLC, a California limited liability company, into ARTISTdirect, Inc., a Delaware corporation. All options to purchase membership units in the limited liability company which were outstanding at the time of such conversion were assumed by the Delaware corporation and converted into options for shares of our common stock. The number of shares subject to each assumed and converted option was equal to the number of membership units in the limited liability company which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per unit exercise price in effect under the option at the time of conversion. Except for the conversion of the securities subject to the option into shares of our common stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a Delaware corporation.

     Administration. The artist option plan will be administered by our compensation committee. In its capacity as artist option plan administrator, the compensation committee will have full authority to determine the persons who are to be granted options under the artist option plan, the time or times when such option grants are to be made, the number of shares to be subject to each such grant, the time or times when each option is to become exercisable and the maximum period for which the option is to remain outstanding.

     Eligibility. Performing artists who provide products and services through the ARTISTchannel Web sites we operate and maintain for them pursuant to ARTISTchannel agreements will be eligible to receive option grants under the artist option plan.

     Share Reserve. The number of shares of common stock issuable over the term of the artist option plan was initially 400,000 shares and increased by 75,593 shares to 475,593 shares on January 1, 2001 (subject to adjustment for certain changes in our capital structure). The share reserve will automatically increase on the first trading day in January each calendar year, beginning with calendar year 2001, by an amount equal to 2% of the total number of shares of our common stock outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 87,500 shares. As of September 30, 2001, 217,249 shares remained available for issuance under the artist option plan.

     There are no limitations on the number of shares of common stock for which an eligible individual may be granted options under the artist option plan.

     Should one or more outstanding options under the artist option plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of each such option not so exercised will be available for subsequent option grant. Should the exercise price of an option grant under the artist option plan be paid with shares of common stock, then the number of shares available for issuance under the artist option plan will be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares issued to the holder of such option.

     The common stock will be made available either from authorized but unissued shares of our common stock or from shares of common stock we reacquire, including shares repurchased on the open market.

     Changes in Capital Structure. In the event of any change in our outstanding common stock resulting from a stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the artist option plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the automatic share increase provisions of the artist option plan, (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances per calendar year and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

     Amendments. Our board has exclusive authority to amend or modify the artist option plan in any and all respects. However, no amendment or modification may, without the holder's consent, adversely affect such individual's rights and obligations under his or her outstanding options. In addition, certain amendments may require the approval of our stockholders.


     Termination. The artist option plan will terminate upon the earliest to occur of (i) October 13, 2009, (ii) the date on which all shares available for issuance under the artist option plan are issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control as discussed on pages 94-95. Should the artist option plan terminate on October 13, 2009, then any option grants outstanding at that time will continue to have force and effect in accordance with the provisions of the agreements evidencing those grants.


     Option Grants. Our board will have complete discretion (subject to the express imitations of the artist option plan) to determine when and to whom options will be granted and the terms of each such grant. Each option grant will be evidenced by a written option agreement with the optionee.


     No option may have a term in excess of 10 years. The actual expiration date of the option will be set forth in the option agreement and will in most instances not exceed 7 years. The option may, however, terminate prior to its designated expiration date in the event of the termination of the optionee's ARTISTchannel agreement with us or upon the occurrence of certain other events, as discussed on pages 94-95.



     All options granted under the artist option plan will be non-statutory options and will not qualify as incentive stock options under Section 422 of the Internal Revenue Code. The tax treatment of non-statutory options is discussed in the section on page 96 entitled "Federal Tax Consequences."


     Exercise Price. The exercise price of an option will be determined by the board at the time of grant. However, the exercise price may not be less than 85% of the fair market value per share of our common stock on the grant date.

     The fair market value per share of our common stock on any relevant date under the artist option plan will be the closing selling price per share on that date, as reported on the Nasdaq National Market and published in The Wall Street Journal. If the common stock is not traded on that day, the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists.

     Transferability. Options generally are not assignable or transferable, except by the provisions of the optionee's will or the laws of inheritance following the optionee's death or pursuant to any beneficiary designation the optionee has in effect for the option at the time of his or her death. However, one or more options under the artist option may be structured so that those options will be assignable in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members or to the optionee's former spouse in connection with divorce or other marital separation proceedings.

     Stockholder Rights. The optionee will not have any stockholder rights with respect to the option shares until the optionee exercises the option, pays the exercise price and becomes a holder of record of the purchased shares.

     Exercisabililty. The option will generally vest and become exercisable for the option shares in a series of installments over the period the optionee's ARTISTchannel agreement with us remains in effect. The specific exercise schedule applicable to each option will be determined by the board at the time of grant and will be set forth in the option agreement for that grant. The optionee may exercise the option at any time for the shares for which that option is exercisable, provided such exercise occurs before the option terminates.

     Option Exercise. To exercise the option, the optionee must provide us with written notice of the exercise in which the number of shares to be purchased under the option is indicated. The notice must be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than the optionee) has the right to effect such exercise.

     The exercise price may be paid in cash or in shares of our common stock. Any shares delivered in payment of the exercise price will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to our earnings for financial reporting purposes (generally a six (6)-month period).

     Cashless exercises are also permitted. To use this procedure, the optionee must provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the shares of common stock purchased under the option and to pay over to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, the optionee must also direct us to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale.

     Early Termination of Options. The option will immediately terminate, prior to the specific expiration date of the option term, in the event: (i) the optionee's ARTISTchannel agreement is terminated by us by reason of the optionee's breach of a material provision of that agreement and the optionee's failure to cure such breach during the applicable cure period (ii) the ARTISTchannel agreement is terminated by the optionee other than by reason of a material breach by us of that agreement.

     Change in Control. In the event of any change in control events listed below, all options outstanding under the artist option plan will automatically accelerate so that each such option will, immediately prior to the effective date of the change in control, become exercisable for all the shares of common stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. However, an outstanding option will NOT become exercisable on such an accelerated basis if and to the extent: (i) the option is assumed by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the change in control transaction or
(ii) such option is replaced with a cash incentive program which preserves the option spread existing at the time of the change in control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercisable schedule applicable to those option shares.

     A change in control will be deemed to occur in the event (i) we are acquired by a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, (ii) there is a sale, transfer or other disposition of all or substantially all our assets or (iii) securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are acquired by any person or group of related persons through a direct tender or exchange offer with our shareholders.

     All outstanding options under the artist option plan will, to the extent not assumed by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the change in control transaction, terminate and cease to be outstanding immediately following the completion of the change in control transaction.

     Each option which is assumed by the successor corporation in the change in control transaction or otherwise continued in effect will be appropriately adjusted to apply to the number and class of securities which would have been issued to the optionee in consummation of the change in control transaction had the option been exercised immediately prior to that transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price for the option shares will remain the same. To the extent the actual holders of our common stock receive cash consideration for their common stock in the change in control transaction, the successor corporation may, in connection with the assumption of the option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of our common stock in such change in control transaction.

     Our compensation committee may structure one or more options under the artist option plan so that those options will immediately vest and become exercisable for all the option shares upon a change in control transaction, whether or not those options are to be assumed or otherwise continued in effect following that transaction.

     NOTE: OPTIONS WHICH WERE GRANTED WHILE WE WERE A LIMITED LIABILITY COMPANY CONTAIN DIFFERENT CHANGE IN CONTROL PROVISIONS. SHOULD A CHANGE IN CONTROL OCCUR WHILE THOSE OPTIONS ARE OUTSTANDING, THE OPTIONS WILL TERMINATE UNLESS ASSUMED BY THE SUCCESSOR ENTITY. HOWEVER, ANY OPTIONS WHICH ARE NOT SO ASSUMED WILL ACCELERATE AND BECOME EXERCISABLE FOR ALL THE OPTION SHARES IMMEDIATELY PRIOR TO THE CHANGE IN CONTROL. FOR THESE PARTICULAR OPTIONS, A CHANGE IN CONTROL WILL BE DEEMED TO OCCUR UPON: (i) THE SALE OF ALL OR SUBSTANTIALLY ALL OF OUR ASSETS,
(ii) ANY REORGANIZATION, MERGER, CONSOLIDATION, SALE OR EXCHANGE OF SECURITIES IN WHICH WE DO NOT SURVIVE AS A SEPARATE ENTITY, (iii) ANY REORGANIZATION, MERGER, CONSOLIDATION, SALE OR EXCHANGE OF SECURITIES IN WHICH WE DO SURVIVE AND ANY OF OUR STOCKHOLDERS ARE PROVIDED WITH THE OPPORTUNITY TO RECEIVE CASH, SECURITIES OF ANOTHER ENTITY AND/OR OTHER PROPERTY IN EXCHANGE FOR THEIR SHARES OF COMMON STOCK, OR (iv) ANY ACQUISITION OF MORE THAN FIFTY PERCENT (50%) OF OUR OUTSTANDING SHARES OF COMMON STOCK BY ANY PERSON OR GROUP OF RELATED PERSONS.

     Miscellaneous. The following features should be noted concerning the artist option plan.

     - The grant of options under the artist option plan and the issuance of common stock under those options are subject to our procurement of all approvals and permits required by regulatory authorities having jurisdiction over the artist option plan and the securities issuable thereunder. It is possible that we could be prevented from granting options or from issuing shares of our common stock under the artist option plan in the event one or more required approvals or permits were not obtained.

     - The artist option plan does not limit our authority to grant options outside of the artist option plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, corporation or other business entity.

     - The artist option plan is not a qualified retirement plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Internal Revenue Code.

                            FEDERAL TAX CONSEQUENCES

     The following is a general description of the material federal income tax consequences of option grants made under the artist stock option plan. State and local tax treatment, which is not discussed below, may vary from such federal income tax treatment. Each option holder should consult with his or her own tax advisor as to the tax consequences of his or her particular option transactions.

     Grant. The grant of a non-statutory stock option will not result in any federal income tax liability to the optionee.

     Exercise. The optionee will recognize ordinary income in the year in which the non-statutory stock option is exercised in an amount equal to the excess of
(i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. This income will be reported by us on a Form W-2 for the year of exercise (or on a Form 1099 if the optionee is not an employee), and the optionee will be required to satisfy the tax withholding requirements applicable to this income.

     Disposition. The optionee will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time he or she recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year prior to the disposition.

     Company Deduction. We will be entitled to an income tax deduction equal to the amount of ordinary income the optionee recognizes in connection with the exercise of the non-statutory stock option. The deduction will, in general, be allowed for the taxable year in which the optionee recognizes such ordinary income.

               1999 ARTIST AND ARTIST ADVISORS STOCK OPTION PLAN

     Introduction. Our 1999 Artist and Artist Advisor Stock Option Plan became effective on October 6, 1999 in connection with our conversion from ARTISTdirect, LLC, a California limited liability company, into ARTISTdirect, Inc., a Delaware corporation. All options to purchase membership units in the limited liability company which were outstanding at the time of such conversion were assumed by the Delaware corporation and converted into options for shares of our common stock. The number of shares subject to each assumed and converted option was equal to the number of membership units in the limited liability company which were subject to that option immediately prior to the conversion, and the exercise price per share remained the same as the per unit exercise price in effect under the option at the time of conversion. Except for the conversion of the securities subject to the option into shares of our common stock, each option will continue to be governed by the terms of the agreement evidencing that option at the time of our conversion into a Delaware corporation.

     Administration. The artist and artist advisor option plan will be administered by our compensation committee. In its capacity as artist and artist advisor plan administrator, the compensation committee will have full authority to determine the persons who are to be granted options under the artist and artist advisor plan, the time or times when such option grants are to be made, the number of shares to be subject to each such grant, the time or times when each option is to become exercisable and the maximum period for which the option is to remain outstanding.

     Eligibility. Performing artists and their attorneys, business managers, agents and other advisors who provide services to us will be eligible to receive option grants under the artist and artist advisor plan.

     Share Reserve. The number of shares of common stock issuable over the term of the artist and artist advisor plan was initially 185,000 shares and increased by 37,500 shares to 222,500 shares on January 1, 2001 (subject to adjustment for certain changes in our capital structure). The share reserve will automatically increase on the first trading day in January each calendar year, beginning with calendar year 2001, by an amount equal to 1% of the total number of shares of our common stock outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 37,500 shares. As of September 30, 2001, 89,617 shares remained available for issuance under the artist and artist advisor option plan.

     There are no limitations on the number of shares of common stock for which an eligible individual may be granted options under the artist and artist advisor plan.

     Should one or more outstanding options under the artist and artist advisor plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of each such option not so exercised will be available for subsequent option grant. Should the exercise price of an option grant under the artist and artist advisor plan be paid with shares of common stock, then the number of shares available for issuance under the artist and artist advisor plan will be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares issued to the holder of such option.

     The common stock will be made available either from authorized but unissued shares of our common stock or from shares of common stock we reacquire, including shares repurchased on the open market.

     Changes in Capital Structure. In the event of any change in our outstanding common stock resulting from a stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without our receipt of consideration, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the artist and artist advisor plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the automatic share increase provisions of the artist and artist advisor plan, (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances per calendar year and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

     Amendments. Our board has exclusive authority to amend or modify the artist and artist advisor plan in any and all respects. However, no amendment or modification may, without the holder's consent, adversely affect such individual's rights and obligations under his or her outstanding options. In addition, certain amendments may require the approval of our stockholders.


     Termination. The artist and artist advisor plan will terminate upon the earliest to occur of (i) October 13, 2009, (ii) the date on which all shares available for issuance under the artist and artist advisor plan are issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control as discussed on pages 99-100. Should the artist and artist advisor plan terminate on October 13, 2009, then any option grants outstanding at that time will continue to have force and effect in accordance with the provisions of the agreements evidencing those grants.


     Option Grants. Our board will have complete discretion (subject to the express imitations of the artist and artist advisor plan) to determine when and to whom options will be granted and the terms of each such grant. Each option grant will be evidenced by a written option agreement with the optionee.


     No option may have a term in excess of 10 years. The actual expiration date of the option will be set forth in the option agreement and will in most instances not exceed 7 years. The option may, however, terminate prior to its designated expiration date in the event of the termination of the optionee's service for cause or upon the occurrence of certain other events, as discussed on pages 99-100.



     All options granted under the artist and artist advisor plan will be non-statutory options and will not qualify as incentive stock options under
Section 422 of the Internal Revenue Code. The tax treatment of non-statutory options is discussed in the section on page 101 entitled "Federal Tax Consequences."


     Exercise Price. The exercise price of an option will be determined by the board at the time of grant. However, the exercise price may not be less than 85% of the fair market value per share of our common stock on the grant date.

     The fair market value per share of our common stock on any relevant date under the artist and artist advisor plan will be the closing selling price per share on that date, as reported on the Nasdaq National Market and published in The Wall Street Journal. If the common stock is not traded on that day, the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists.

     Transferability. Options generally are not assignable or transferable, except by the provisions of the optionee's will or the laws of inheritance following the optionee's death or pursuant to any beneficiary designation the optionee has in effect for the option at the time of his or her death. However, one or more options under the artist and artist advisor plan may be structured so that those options will be assignable in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members or to the optionee's former spouse in connection with divorce or other marital separation proceedings.

     Stockholder Rights. The optionee will not have any stockholder rights with respect to the option shares until the optionee exercises the option, pays the exercise price and becomes a holder of record of the purchased shares.

     Vesting. The option will generally vest and become exercisable for the option shares in a series of installments over the period of the optionee's service. The specific vesting schedule applicable to each option will be determined by the board at the time of grant and will be set forth in the option agreement for that grant. The optionee may exercise the option at any time for the shares for which that option is vested and exercisable, provided such exercise occurs before the option terminates.

     Option Exercise. To exercise the option, the optionee must provide us with written notice of the exercise in which the number of shares to be purchased under the option is indicated. The notice must be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than the optionee) has the right to effect such exercise.

     The exercise price may be paid in cash or in shares of our common stock. Any shares delivered in payment of the exercise price will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to our earnings for financial reporting purposes (generally a six (6)-month period).

     Cashless exercises are also permitted. To use this procedure, the optionee must provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the shares of common stock purchased under the option and to pay over to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, the optionee must also direct us to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale.

     Early Termination of Options. The option will immediately terminate, prior to the specific expiration date of the option term, upon the in the event the optionee's service is terminated by us for cause. Cause will mean (i) the termination of any other written agreement the optionee has with us prior to expiration of the full term of that agreement, either by us by reason of optionee's breach of a material provision of that agreement and his or her failure to cure such breach within the applicable cure period or by the optionee for any reason other than a material breach by us of that agreement and our failure to cure that breach within the applicable cure period and (ii) any other events designated as for "cause" events in any other written agreements governing the optionee's contractual relationship with us or our subsidiaries.

     Change in Control. In the event of any change in control events listed below, all options outstanding under the artist and artist advisor plan will automatically accelerate so that each such option will, immediately prior to the effective date of the change in control, become exercisable for all the shares of common stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. However, an outstanding option will not become exercisable on such an accelerated basis if and to the extent:
(i) the option is assumed by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the change in control transaction or (ii) such option is replaced with a cash incentive program which preserves the option spread existing at the time of the change in control on any shares for which the option is not

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otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercisable schedule applicable to those option shares.

     A change in control will be deemed to occur in the event (i) we are acquired by a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, (ii) there is a sale, transfer or other disposition of all or substantially all our assets or
(iii) securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are acquired by any person or group of related persons through a direct tender or exchange offer with our shareholders.

     All outstanding options under the artist and artist advisor plan will, to the extent not assumed by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the change in control transaction, terminate and cease to be outstanding immediately following the completion of the change in control transaction.

     Each option which is assumed by the successor corporation in the change in control transaction or otherwise continued in effect will be appropriately adjusted to apply to the number and class of securities which would have been issued to the optionee in consummation of the change in control transaction had the option been exercised immediately prior to that transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price for the option shares will remain the same. To the extent the actual holders of our common stock receive cash consideration for their common stock in the change in control transaction, the successor corporation may, in connection with the assumption of the option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of our common stock in such change in control transaction.

     Our board may structure one or more options under the artist and artist advisor plan so that those options will immediately vest and become exercisable for all the option shares upon a change in control transaction, whether or not those options are to be assumed or otherwise continued in effect following that transaction.

     NOTE: OPTIONS WHICH WERE GRANTED WHILE WE WERE A LIMITED LIABILITY COMPANY CONTAIN DIFFERENT CHANGE IN CONTROL PROVISIONS. SHOULD A CHANGE IN CONTROL OCCUR WHILE THOSE OPTIONS ARE OUTSTANDING, THE OPTIONS WILL TERMINATE UNLESS ASSUMED BY THE SUCCESSOR ENTITY. HOWEVER, ANY OPTIONS WHICH ARE NOT SO ASSUMED WILL ACCELERATE AND BECOME EXERCISABLE FOR ALL THE OPTION SHARES IMMEDIATELY PRIOR TO THE CHANGE IN CONTROL. FOR THESE PARTICULAR OPTIONS, A CHANGE IN CONTROL WILL BE DEEMED TO OCCUR UPON: (i) THE SALE OF ALL OR SUBSTANTIALLY ALL OF OUR ASSETS,
(ii) ANY REORGANIZATION, MERGER, CONSOLIDATION, SALE OR EXCHANGE OF SECURITIES IN WHICH WE DO NOT SURVIVE AS A SEPARATE ENTITY, (iii) ANY REORGANIZATION, MERGER, CONSOLIDATION, SALE OR EXCHANGE OF SECURITIES IN WHICH WE DO SURVIVE AND ANY OF OUR STOCKHOLDERS ARE PROVIDED WITH THE OPPORTUNITY TO RECEIVE CASH, SECURITIES OF ANOTHER ENTITY AND/OR OTHER PROPERTY IN EXCHANGE FOR THEIR SHARES OF COMMON STOCK, OR (iv) ANY ACQUISITION OF MORE THAN FIFTY PERCENT (50%) OF OUR OUTSTANDING SHARES OF COMMON STOCK BY ANY PERSON OR GROUP OF RELATED PERSONS.

     Miscellaneous. The following features should be noted concerning the artist and artist advisor plan.

     - Nothing in the artist and artist advisor plan or in any option grant under the artist and artist advisor plan is intended to provide any person with the right to remain in our service for any specific period, and both we and the optionee will each have the right to terminate the optionee's service at any time and for any reason, with or without cause.

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     - The grant of options under the artist and artist advisor plan and the issuance of common stock under those options are subject to our procurement of all approvals and permits required by regulatory authorities having jurisdiction over the artist and artist advisor plan and the securities issuable thereunder. It is possible that we could be prevented from granting options or from issuing shares of our common stock under the artist and artist advisor plan in the event one or more required approvals or permits were not obtained.

     - The artist and artist advisor plan does not limit our authority to grant options outside of the artist and artist advisor plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, corporation or other business entity.

     - The artist and artist advisor plan is not a qualified retirement plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Internal Revenue Code.

                            FEDERAL TAX CONSEQUENCES

     The following is a general description of the material federal income tax consequences of option grants made under the artist and artist advisor stock option plan. State and local tax treatment, which is not discussed below, may vary from such federal income tax treatment. Each option holder should consult with his or her own tax advisor as to the tax consequences of his or her particular option transactions.

     Grant. The grant of a non-statutory stock option will not result in any federal income tax liability to the optionee.

     Exercise. The optionee will recognize ordinary income in the year in which the non-statutory stock option is exercised in an amount equal to the excess of
(i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. This income will be reported by us on a Form 1099 issued to the optionee for the year of exercise.

     Disposition. The optionee will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time he or she recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year prior to the disposition.

     Company Deduction. We will be entitled to an income tax deduction equal to the amount of ordinary income the optionee recognizes in connection with the exercise of the non-statutory stock option. The deduction will, in general, be allowed for the taxable year in which the optionee recognizes such ordinary income.

     1999 EMPLOYEE STOCK PURCHASE PLAN.

     Introduction. Our 1999 Employee Stock Purchase Plan was adopted by the board on October 13, 1999 and approved by the stockholders in October 1999. The plan became effective immediately upon the signing of the underwriting agreement for our initial public offering on March 27, 2000. The plan is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of common stock at semi-annual intervals with accumulated payroll deductions.

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     Share Reserve. 50,000 shares of our common stock was reserved for issuance and increased by 25,000 shares to 75,000 shares on January 1, 2001. The reserve automatically increases on the first trading day in January each calendar year by an amount equal to one percent (1%) of the total number of outstanding shares of our common stock on the last trading day in December in the prior calendar year. In no event will any such annual increase exceed 25,000 shares. As of September 30, 2001, there were 65,575 shares of common stock reserved for purchase under this plan.

     Offering Periods. The plan will have a series of successive offering periods, each with a maximum duration of 24 months. The initial offering period started on March 27, 2000 and will end on the last business day in April 2002. The next offering period will start on the first business day in May 2002, and subsequent offering periods will be set by our compensation committee.

     Eligible Employees. Individuals scheduled to work more than 20 hours per week for more than 5 calendar months per year may join an offering period on the start date or any semi-annual entry date within that period. Semi-annual entry dates will occur on the first business day of May and November each year. Individuals who become eligible employees after the start date of an offering period may join the plan on any subsequent semi-annual entry date within that offering period.

     Payroll Deductions. A participant may contribute up to 15% of his or her total cash earnings through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. The purchase price per share will be equal to 85% of the fair market value per share on the participant's entry date into the offering period or, if lower, 85% of the fair market value per share on the semi-annual purchase date. Semi-annual purchase dates will occur on the last business day of April and October each year. However, a participant may not purchase more than 75 shares on any purchase date, and not more than 25,000 shares may be purchased in total by all participants on any purchase date. Our compensation committee will have the authority to change these limitations for any subsequent offering period.

     Change in Control. Should we be acquired by merger or sale of substantially all of our assets or more than fifty percent of our voting securities, then all outstanding purchase rights will automatically be exercised immediately before the effective date of the acquisition. The purchase price will be equal to 85% of the market value per share on the participant's entry date into the offering period in which an acquisition occurs or, if lower, 85% of the fair market value per share immediately before the acquisition.

     Plan Provisions. The following provisions will also be in effect under the plans:

     - The plan will terminate no later than the last business day of October 2009.

     - The board may at any time amend, suspend or discontinue the plan. However, amendments may require stockholder approval.

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EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     We have entered into employment agreements with our named executive officers. The compensation and dates of employment under the employment agreements are as follows:

     Marc Geiger

     Previously, in July 1998, we had entered into an employment agreement with Marc Geiger, our Vice-Chairman and President, Artist Services, which provided for the following:

     - Mr. Geiger was paid an annual salary of $150,000 and a guaranteed annual bonus of $100,000.

     - The agreement provided for the payment of salary and a guaranteed bonus for twelve months after the date of termination if the termination was:

        (1) other than due to a disability,

        (2) other than for "cause," such as the commission of a felony, material dishonesty against us, or gross negligence in the performance of duties,

        (3) other than due to Mr. Geiger's death, or

        (4) for "good reason," such as an adverse change of duties, a reassignment of location, or a material breach of our obligations to Mr. Geiger.

     - The agreement also provided that if Mr. Geiger's employment was terminated for cause or disability, or he resigned for other than good reason, he would be prohibited, for a period of the later of one year after the early termination of his employment, or the expiration of the term of his employment agreement, from competing with us or attempting to hire any of our employees.

     In June 2001, Mr. Geiger resigned his position as our Chairman of the Board and Chief Executive Officer and took the position of Vice Chairman of the Board and President, Artist Services. In June 2001, Mr. Geiger also executed an agreement with us, effective as of April 27, 2001, agreeing that such changes in his title and duties would not constitute "good reason" that would entitle him to the severance pay described above if he chooses to terminate his employment.

     In July 2001, we amended Mr. Geiger's original employment agreement to provide for the following:

     - Mr. Geiger is paid an annual salary of $500,000 (to be reviewed annually for any increases by our Compensation Committee in consultation with our Chief Executive Officer), is entitled to four weeks' vacation each year, and is eligible to participate in our executive performance bonus pool and in the Artists & Repertoire Bonus Plan of ARTISTdirect Records, LLC.

     - The initial term of the amended agreement expires June 30, 2006. Beginning July 1, 2006, and on each anniversary, the term of the amended agreement will automatically be extended for an additional one-year period unless written notice is provided otherwise.

     - Mr. Geiger is entitled to receive a one-time lump sum advance of $300,000, representing a pre-payment of $60,000 against any monies otherwise becoming payable to Mr. Geiger under our executive performance bonus pool for each year of the initial five-year term of the amended agreement.

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     - The amended agreement provides for the payment of $1,000,000 plus one years' salary (or whatever shorter period remains in the term of the amended agreement) upon the termination of Mr. Geiger's employment if the termination was:

        (1) other than due to a disability,

        (2) other than for "cause," such as the commission of a felony, fraud or embezzlement, gross negligence or willful misconduct in the performance of duties, material breach of the amended agreement, or misappropriation of a corporate opportunity,

        (3) other than due to Mr. Geiger's death, or

        (4) for "good reason," such as a material and substantial reduction in title, responsibilities or duties, a reassignment of location, or a material breach of our obligations to Mr. Geiger.

     - If Mr. Geiger's employment is terminated for cause or he resigns for other than good reason, he must repay us within 30 days the amount, if any, by which the $300,000 advance exceeds the lesser of (1) the amount earned by him under our executive performance bonus pool or (2) the product of $5,000 and the number of full months that have elapsed between July 1, 2001 and the employment termination date.

     - The amended agreement provides that prior to the termination of his employment, Mr. Geiger is prohibited from competing with us. In addition, for a period of one year after the expiration of the amended agreement, Mr. Geiger is prohibited from hiring any of our employees.

     Donald Muller

     In July 1998, we entered into an employment agreement with Donald Muller, our Senior Agent, which provided for the following:

     - Mr. Muller was paid an annual salary of $150,000 and a guaranteed annual bonus of $100,000.

     - The initial term of the employment agreement expired September 30, 2001, but is automatically extended for an additional one-year period on each anniversary of October 1 unless written notice is provided otherwise. Neither we nor Mr. Muller received written notice from the other prior to the expiration of the initial term of an intention not to extend the term.

     - The agreement provided for the payment of salary and a guaranteed bonus for twelve months after the date of termination if the termination was:

        (1) other than due to a disability,

        (2) other than for "cause," such as the commission of a felony, material dishonesty against us, or gross negligence in the performance of duties,

        (3) other than due to Mr. Muller's death, or

        (4) for "good reason," such as an adverse change of duties, a reassignment of location, or a material breach of our obligations to Mr. Muller.

     - If Mr. Muller's employment was terminated for cause or disability or he resigned for other than good reason, he would be prohibited, for a period of the later of one year after the early termination of his employment, or the expiration of the term of his employment agreement, from competing with us or attempting to hire any of our employees.

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

     In September 2001, Mr. Muller resigned his position as President, ARTISTdirect Agency and director and took the position of Senior Agent.

     Keith Yokomoto

     Previously, in January 1998, we had entered into an employment agreement with Keith Yokomoto, our President and Chief Operating Officer, which provided for the following:

     - Mr. Yokomoto was paid an annual salary of $100,000 for the first five months of the agreement and $150,000 thereafter, with a guaranteed bonus of $50,000 the second year and $100,000 for each year thereafter.

     - The initial term of the agreement expired December 31, 2000.

     - The agreement provided for the payment of his salary and a guaranteed bonus for the lesser of:

        (1) twelve months after the date of termination, or

        (2) until the end of the agreement, if he was terminated other than due to a disability, death or for "cause," such as the commission of a felony, material dishonesty against us, or gross negligence in the performance of duties.

     Mr. Yokomoto also signed a separate agreement concurrently with his employment agreement which prohibits him from competing with us or attempting to hire any of our employees for the later of one year after termination of employment, or the expiration of the then-current period of the term of the agreement.

     In July 2001, we entered into a new employment agreement with Mr. Yokomoto, which provides for the following:

     - Mr. Yokomoto is paid an annual salary of $500,000 (to be reviewed annually for any increases by our Compensation Committee in consultation with our Chief Executive Officer), is entitled to four weeks' vacation each year, and is eligible to participate in our executive performance bonus pool and in the Artists & Repertoire Bonus Plan of ARTISTdirect Records, LLC.

     - The initial term of the agreement expires June 30, 2006. Beginning July 1, 2006, and on each anniversary, the term of the agreement will automatically be extended for an additional one-year period unless written notice is provided otherwise.

     - Mr. Yokomoto is entitled to receive a one-time lump sum advance of $300,000, representing a pre-payment of $60,000 against any monies otherwise becoming payable to Mr. Yokomoto under our executive performance bonus pool for each year of the initial five-year term of the agreement.

     - Mr. Yokomoto also is entitled to receive a performance-based stock option to purchase shares of our common stock at a per share exercise price equal to the fair market value of our common stock on the date of the option grant. The exact number of shares and terms of the stock option will be determined by our Compensation Committee in consultation with our Chief Executive Officer.

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

     - The agreement provides for the payment of $350,000 plus one years' salary (or whatever shorter period remains in the term of the agreement) upon the termination of Mr. Yokomoto's employment if the termination was:

        (1) other than due to a disability,

        (2) other than for "cause," such as the commission of a felony, fraud or embezzlement, gross negligence or willful misconduct in the performance of duties, material breach of the agreement, or misappropriation of a corporate opportunity,

        (3) other than due to Mr. Yokomoto's death, or

        (4) for "good reason," such as a material and substantial reduction in title, responsibilities or duties, a reassignment of location, or a material breach of our obligations to Mr. Yokomoto.

     - If Mr. Yokomoto's employment is terminated for cause or he resigns for other than good reason, he must repay us within 30 days the amount, if any, by which the $300,000 advance exceeds the lesser of (1) the amount earned by him under our executive performance bonus pool or (2) the product of $5,000 and the number of full months that have elapsed between July 1, 2001 and the employment termination date.

     - The agreement provides that prior to the termination of his employment, Mr. Yokomoto is prohibited from competing with us. In addition, for a period of one year after the expiration of the agreement, Mr. Yokomoto is prohibited from hiring any of our employees.

     James Carroll

     In May 1999, we entered into an employment agreement with James Carroll, our Chief Financial Officer, which provides for the following:

     - Mr. Carroll is paid an annual salary of $150,000 and a guaranteed annual bonus of $50,000.

     - The initial term of the agreement expired May 23, 2001. In March 2001, we extended the initial term of Mr. Carroll's employment to May 23, 2002.

     - The employment agreement provides that if Mr. Carroll's employment is terminated other than due to a disability, death or for "cause," such as the commission of a felony, material dishonesty against us, or gross negligence in the performance of duties, he will be paid his base salary for the lesser of:

        (1) six months after the date of termination, or

        (2) the remainder of the agreement.

     - If Mr. Carroll is terminated for cause, he is prohibited from competing with us until the date the agreement would otherwise have expired. Mr. Carroll is also prohibited from attempting to hire any of our employees for one year following the later of:

        (1) the date the agreement expires, or

        (2) the actual date of termination.

     Frederick Field

     We also entered into an employment agreement and stock option agreements in May 2001 with Frederick Field, our current Chairman of the Board and Chief Executive Officer. In general, the employment agreement has a five-year term and provides that Mr. Field is paid an annual base salary of $500,000, plus bonus pool participation. If we terminate Mr. Field's employment other than for cause, disability or death, or Mr. Field terminates his employment for good reason, he will receive a lump sum payment equal to the amount of his annual base salary for (i) 50% of the remaining term of the employment agreement if the termination occurs within the first 3 years of his employment, (ii) 12 months if the termination occurs in the fourth year of his employment or (iii) the full remaining term of the employment agreement if the termination occurs in the fifth year of his employment. These payments also will be made if (i) Mr. Field terminates his employment upon written notice upon the commencement of any arbitration proceeding to determine whether or not his employment with our subsidiary, ARTISTdirect Records, may be terminated for good reason and (ii) Mr. Field's employment with ARTISTdirect Records is terminated for good reason. If (i) Mr. Field terminates his employment upon written notice upon the commencement of any arbitration proceeding to determine whether or not his employment with ARTISTdirect Records may be terminated for cause and (ii) Mr. Field remains employed at ARTISTdirect Records because the arbitrator determined that ARTISTdirect Records is not entitled to terminate Mr. Field's employment for cause, then the payments will be made, but the applicable pay period will be reduced by 50%.

     We granted Mr. Field three non-plan, non-qualified stock options to purchase 444,480 shares of common stock at an exercise price of $7.50 per share. One of the stock option agreements generally provides that Mr. Field's right to purchase 302,370 shares is immediately exercisable subject to a right of repurchase, and vests in a series of 60 successive equal monthly installments from June 29, 2001. The vesting fully accelerates upon (i) a change of control or (ii) upon Mr. Field's cessation of service with us pursuant to an involuntary termination. In addition, if (i) Mr. Field terminates his employment upon written notice in connection with the commencement of any arbitration proceeding to determine whether or not his employment with ARTISTdirect Records may be terminated for cause and (ii) Mr. Field remains employed at ARTISTdirect Records because the arbitrator determined that ARTISTdirect Records was not entitled to terminate Mr. Field's employment for cause, then the vesting accelerates 50%.

     Another stock option agreement generally provides that Mr. Field's right to purchase 75,588 shares vests and becomes exercisable upon the occurrence prior to June 29, 2004 of any one of the following events: (i) the 30-day average closing sale price of our common stock or the consideration paid per share in an acquisition of us reaches a minimum of $35.00 per share; (ii) our common stock is re-listed on The Nasdaq National Market following a delisting; (iii) a change of control occurs; or (iv) Mr. Field's service with us ceases pursuant to an involuntary termination.

     The third stock option agreement generally provides that Mr. Field's right to purchase 66,522 shares vests and becomes exercisable upon the occurrence prior to June 29, 2004 of any one of the following events: (i) the 30-day average closing sale price of our common stock or the consideration paid per share in an acquisition of us reaches a minimum of $70.00 per share; (ii) our common stock is re-listed on The Nasdaq National Market following a delisting;
(iii) a change of control occurs; or (iv) Mr. Field's service with us ceases pursuant to an involuntary termination.


     For additional information regarding the terms of Mr. Field's employment agreement and stock option agreements, see "Related Party
Transactions -- Transactions with Frederick Field" and "-- Options Issued to Frederick Field" on pages 112 and 113.


     The Compensation Committee of the Board of Directors has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in our control or the subsequent termination of the officer's employment following the change in control event.

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INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. This indemnification may, however, be unenforceable as against public policy.

     As permitted by Delaware law, our amended and restated certificate of incorporation, which became effective upon the closing of our initial public offering, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware law regarding unlawful dividends and stock purchases; or

     - for any transaction from which the director derived an improper personal benefit.

     As permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws, which became effective upon the closing of our initial public offering, provide that:

     - we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, so long as such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of ARTISTdirect, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful;

     - we are permitted to indemnify our other employees to the extent that we indemnify our officers and directors, unless otherwise required by law, our amended and restated certificate of incorporation, our amended and restated bylaws or other agreements;

     - we are required to advance expenses to our directors and officers incurred in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions; and

     - the rights conferred in our amended and restated bylaws are not exclusive.

     We have entered into indemnity agreements with each of our current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and our amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

     We have obtained directors' and officers' liability insurance.

                           RELATED PARTY TRANSACTIONS

ISSUANCES OF INTERESTS IN PREDECESSOR

     INITIAL ISSUANCES

     In September 1996, Marc Geiger and Don Muller formed ARTISTdirect, LLC, our predecessor, and each acquired 17,461,365 common units of its membership interest. All information with respect to units of ARTISTdirect, LLC in this section gives effect to a 35-for-1 forward unit split that occurred in May 1999 and does not give effect to the one-for-four reverse stock split effected on March 21, 2000 or the one-for-ten reverse stock split effected on July 5, 2001. The information in this section with respect to the Series C preferred stock of ARTISTdirect, Inc. does not give effect to the one-for-four reverse stock split effected on March 21, 2000 or the one-for-ten reverse stock split effected on July 5, 2001.

     In 1998, as partial compensation for services rendered and to be rendered, ARTISTdirect, LLC issued common units to Keith Yokomoto, our President and Chief Operating Officer, Steve Rennie, our former President of the UBL, Robert Morse, our former Vice President and Treasurer and L&G Associates One. These common units entitled the holders to share in the profits and losses of ARTISTdirect, LLC but limited the holders' share of the capital of ARTISTdirect, LLC to increases in its fair value after the issuance of the units. The value of the capital at the time of these issuances remained the property of Messrs. Geiger and Muller. In January 1998, Mr. Yokomoto and L&G Associates One received 4,014,107 and 1,204,232 common units, respectively. Allen Lenard, one of our directors, is General Partner of Lenard Holdings, L.P., which is Managing Partner of L&G Associates One and is also Managing Partner of Lenard, Brisbin & Klotz LLP, one of our outside law firms. In June 1998, Messrs. Rennie and Morse received 1,605,643 and 401,411 common units, respectively. In connection with these issuances, Messrs. Geiger and Muller agreed that the percentages represented by these common units would not be diluted for the first $5 million in capital contributions made to ARTISTdirect, LLC by outside investors. To effect this anti-dilution protection, Messrs. Geiger and Muller periodically contributed common units to ARTISTdirect, LLC and ARTISTdirect, LLC issued the same total number of common units to Messrs. Yokomoto, Rennie, Morse and L&G Associates One for no additional consideration.

     In July 1998, Messrs. Geiger and Muller contributed their interests in MGE, LLC, another company they wholly-owned, to ARTISTdirect Holdings, L.L.C., a newly-formed Delaware limited liability company, and then contributed their interests in ARTISTdirect Holdings, L.L.C. to ARTISTdirect, LLC in exchange for additional common units. As a result, ARTISTdirect Holdings, L.L.C. became a wholly-owned subsidiary of ARTISTdirect, LLC.

     In July 1997, ARTISTdirect New Media, LLC, one of our subsidiaries or ADNM, and American Recordings, Inc., or ARI, which was wholly-owned by Rick Rubin, one of our former directors, formed UBL, LLC. ARI contributed all of the assets used in connection with the operation of the UBL Web site to UBL, LLC in exchange for a membership interest in UBL, LLC. Since its inception, ADNM has been 99% owned by ARTISTdirect LLC and 1% owned by an entity owned by the members of ARTISTdirect, LLC. From UBL, LLC's inception in June 1997 until May 1999, when ADNM exchanged its interest in UBL, LLC for interests in ARTISTdirect LLC, ADNM owned approximately 49% of the membership interests in UBL, LLC, and controlled and funded the operations of the UBL Web site.

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

     ISSUANCES OF ARTISTDIRECT, LLC SERIES A PREFERRED UNITS

     Between July 1998 and December 1998, ARTISTdirect, LLC sold a total of 9,458,340 of its Series A preferred units at a purchase price of approximately $0.31 per unit to the following purchasers:

                                                                                AGGREGATE
                                                                 SERIES A        PURCHASE
                         PURCHASER                            PREFERRED UNITS     PRICE
                         ---------                            ---------------   ----------
Constellation Venture Capital, L.P. ........................     5,850,520      $1,800,000
Psilos Group Partners, L.P. ................................     1,950,172         600,000
DreamMedia Internet Ventures, LLC...........................     1,462,632         450,000
Carl Kawabe.................................................       195,016          60,000

     In January 1999, ARTISTdirect, LLC redeemed 780,068 of its Series A preferred units from Psilos Group Partners, L.P. for a purchase price of $240,080 and re-issued those units to CCP/Psilos ARTISTdirect, LLC for the same price. Mr. Friedman, one of our directors, is a member of Constellation Ventures Management, LLC, which is the General Partner of Constellation Venture Capital, L.P. and Mr. Krupa, one of our directors, is a member of Psilos Group Investors, LLC, which is the General Partner of Psilos Group Partners, L.P.

     ISSUANCES OF UBL, LLC UNITS

     Between July 1998 and December 1998, UBL, LLC, sold an aggregate of 1,940,000 of its Series A preferred units, and 1,940,000 of its Series B preferred units, at a purchase price of $1.00 per unit to the following purchasers:

                                                                                        AGGREGATE
                                                       SERIES A          SERIES B        PURCHASE
                    PURCHASER                       PREFERRED UNITS   PREFERRED UNITS     PRICE
                    ---------                       ---------------   ---------------   ----------
Constellation Venture Capital, L.P. ..............     1,200,000                --      $1,200,000
Psilos Group Partners, L.P........................       400,000                --         400,000
DreamMedia Internet Ventures, LLC.................       300,000                --         300,000
Carl Kawabe.......................................        40,000                --          40,000
ADNM..............................................            --         1,940,000       1,940,000

     In January 1999, UBL, LLC redeemed 160,000 of its Series A preferred units from Psilos Group Partners, L.P. for a purchase price of $160,000 and re-issued those units to CCP/Psilos UBL, LLC for the same price.

     In February 1999, UBL, LLC issued 392,134 of its common units to Scott Blum, our Senior Vice President of Digital Music Services, in consideration of his contribution of 540,000 shares of common stock of iMusic, Inc. All information with respect to units of UBL, LLC in this section gives effect to a 1,000-for-1 unit split that occurred in April 1999.

     EXCHANGE TRANSACTION AND ISSUANCE OF ARTISTDIRECT, LLC SERIES B PREFERRED UNITS

     In May 1999, we completed an exchange transaction in which the holders of common and/or Series A preferred units of UBL, LLC, other than ADNM exchanged a total of 8,042,134 UBL, LLC common units and 1,940,000 UBL, LLC preferred units for a total of 13,982,207 common units and 3,372,920 Series A preferred units of ARTISTdirect, LLC. At the same time, ADNM distributed units in UBL, LLC to ARTISTdirect, LLC and to ARTISTdirect Holdings LLC, so that after giving effect to the exchange and distribution transactions, UBL, LLC was 99% owned by ARTISTdirect, LLC and 1% owned by ARTISTdirect Holdings LLC. In connection with this transaction, Messrs. Geiger and Muller contributed 491,467 and 995,819 common units, respectively, to the capital of ARTISTdirect, LLC. These units were then reissued to Mr. Rubin.

     In May 1999, ARTISTdirect, LLC also sold an aggregate of 15,000,000 of its Series B preferred units at a purchase price of $1.00 per unit to the following purchasers:

                                                              SERIES B    AGGREGATE
                                                              PREFERRED    PURCHASE
                         PURCHASER                              UNITS       PRICE
                         ---------                            ---------   ----------
Chase Capital Partners......................................  4,800,000   $4,800,000
CCP/Psilos ARTISTdirect, LLC................................    922,509      922,509
Flatiron Fund...............................................    200,000      200,000
Bowman Capital Management LLC...............................  4,000,000    4,000,000
Constellation Venture Capital, L.P..........................  2,500,000    2,500,000
Psilos Group Partners, L.P..................................  1,383,764    1,383,764
Cassandra/ARTISTdirect Partners, LLC........................  1,000,000    1,000,000
Toronto Dominion Investments, Inc...........................    193,727      193,727

     In connection with this financing, the holders of Series A preferred units in ARTISTdirect, LLC received 354,526 common units in ARTISTdirect, LLC and $85,000 in exchange for accrued and unpaid preferred returns.


     The preferred and common units of ARTISTdirect, LLC were exchanged for preferred and common stock in connection with the merger of ARTISTdirect, LLC into ARTISTdirect, Inc. on October 6, 1999. All shares of preferred stock converted into shares of common stock on a one-for-one basis upon the closing of our initial public offering (not taking into account our one-for-four reverse stock split effected in March 2000 or our one-for-ten reverse stock split effected in July 2001). In addition, approximately 80,216 shares of common stock were issued as accrued but unpaid dividends on the preferred stock. See the notes to the beneficial ownership table in "Principal Stockholders" on page 120 for information relating to the beneficial ownership of such shares.


     ISSUANCES OF ARTISTDIRECT, INC. SERIES C PREFERRED STOCK

     Between December 1999 and January 2000, ARTISTdirect, Inc. sold an aggregate of 7,000,291 (taking into account our one-for-four reverse stock split effected in March 2000, but not taking into account our one-for-ten reverse stock split effected in July 2001) of its Series C preferred stock at a purchase price of $13.928 per share to the following purchasers:

                                                              SHARES OF
                                                              SERIES C     AGGREGATE
                                                              PREFERRED    PURCHASE
                         PURCHASER                              STOCK        PRICE
                         ---------                            ---------   -----------
Universal Music Group, Inc..................................  2,153,935   $30,000,000
Cisneros Television Group(1)................................  1,435,957    20,000,000
Sony Music, a Group of Sony Music Entertainment Inc.........  1,076,968    15,000,000
BMG Music d/b/a BMG Entertainment...........................  1,076,968    15,000,000
Time Warner Inc.(2).........................................  1,005,170    14,000,000
Yahoo! Inc..................................................    179,495     2,500,000
Maverick Recording Company..................................     71,798     1,000,000

---------------

(1) Shares were actually acquired by Meadowlane Enterprises Ltd., an affiliate of Cisneros Television Group. Pursuant to a Transfer and Assignment Agreement dated as of December 28, 2000, Meadowlane transferred the shares to Victoria Springs Investments Ltd., an affiliate of the Cisneros Television Group. Subsequently, Victoria Springs Investments Ltd. distributed all of its assets, including the shares of ARTISTdirect, Inc., on an equal basis, to (i) Carlton Investments LLC, a holding company indirectly beneficially owned by a trust established by Gustavo A. Cisneros for the benefit of himself and members of his family, and (ii) Carlyle Investments LLC, a holding company indirectly beneficially owned by a trust established by Ricardo J. Cisneros for the benefit of himself and members of his family.

(2) Shares are actually held by Art-Dir Holdings Inc., an affiliate of Time Warner Inc.

     Mr. Khosrowshahi, one of our other directors, serves as a designee of Universal Music Group, Inc. Each share of Series C preferred stock converted into approximately 1.4508 shares of our common stock upon the closing of our initial public offering in March 2000.

STRATEGIC AGREEMENTS WITH SERIES C PREFERRED STOCK INVESTORS


     Each of our Series C preferred stock investors entered into strategic agreements with us in connection with its purchase of Series C preferred stock. Of these investors, Universal Music Group, Inc. beneficially owned more than 5% of our common stock as of September 30, 2001.


TRANSACTIONS WITH FREDERICK FIELD

     In May 2001, our wholly-owned subsidiary, ARTISTdirect Recordings, Inc., entered into an operating agreement and a loan and security agreement with Radar Records Holdings, LLC for the joint formation, ownership and operation of a traditional record label, ARTISTdirect Records, LLC. We will own a 50% equity interest in ARTISTdirect Records. Radar Records Holdings is wholly owned by our Chairman of the Board and Chief Executive Officer, Frederick Field. Consequently, Mr. Field indirectly owns 50% of ARTISTdirect Records.

     Through our wholly-owned subsidiary, ARTISTdirect Recordings, we are providing a significant financial commitment to the co-venture under a five-year $50 million revolving credit facility pursuant to the loan and security agreement. Mr. Field will be responsible for running the day-to-day operations of the co-venture.

     ARTISTdirect Records entered into a five-year employment contract with Mr. Field to serve as its Chief Executive Officer. Mr. Field receives an annual base salary of $1,000,000 plus certain benefits. If Mr. Field terminates his employment with ARTISTdirect Records for good reason, he will receive a lump sum payment equal to the amount of his annual base salary for (i) 50% of the remaining term of the employment agreement if the termination occurs within the first 3 years of his employment, (ii) 12 months if the termination occurs in the fourth year of his employment or (iii) the full remaining term of the employment agreement if the termination occurs in the fifth year of his employment. ARTISTdirect Records may not terminate Mr. Field's employment other than for cause or due to his disability or death.

     In connection with the formation of ARTISTdirect Records, we also entered into a five-year employment contract with Mr. Field to serve as our Chief Executive Officer, entered into non-qualified stock option agreements with Mr. Field and nominated Mr. Field to our Board of Directors. Mr. Field receives an annual base salary of $500,000, plus bonus pool participation and certain other benefits, to serve as our Chief Executive Officer and Chairman of the Board. If we terminate Mr. Field's employment other than for cause, disability or death, or Mr. Field terminates his employment for good reason, he will receive a lump sum payment equal to the amount of his annual base salary for (i) 50% of the remaining term of the employment agreement if the termination occurs within the first 3 years of his employment, (ii) 12 months if the termination occurs in the fourth year of his employment or (iii) the full remaining term of the employment agreement if the termination occurs in the fifth year of his employment. These payments also will be made if (i) Mr. Field terminates his employment upon written notice upon the commencement of any arbitration proceeding to determine whether or not his employment with ARTISTdirect Records may be terminated for good reason and (ii) Mr. Field's employment with ARTISTdirect Records is terminated for good reason. If (i) Mr. Field terminates his employment upon written notice upon the commencement of any arbitration proceeding to determine whether or not his employment with ARTISTdirect Records may be terminated for cause and (ii) Mr. Field remains employed at ARTISTdirect Records because the arbitrator determined that ARTISTdirect Records is not entitled to terminate Mr. Field's employment for cause, then the payments will be made, but the applicable pay period will be reduced by 50%.

     Mr. Field is entitled to devote up to 20% of his total business time on a yearly basis to Radar Pictures, LLC and to his service on the board of directors of Huge Click, Interland, Load Media, Omnipod, Strategic Data Corporation and E-Vox. In all decisions or determinations regarding ARTISTdirect Records to be made by ARTISTdirect Recordings, Mr. Field must defer to the decision of our Board and he must abstain from voting in any such decision by our Board (unless it is by unanimous written consent).

     Through our wholly-owned subsidiary, ARTISTdirect Recordings, we paid legal fees of $130,000 to Lenard, Brisbin & Klotz LLP in connection with its representation of ARTISTdirect Recordings in negotiating the agreements with Mr. Field. Allen Lenard, one of our directors, is the managing partner of Lenard, Brisbin & Klotz LLP. In addition, ARTISTdirect Recordings paid legal fees of $227,000 incurred in the transactions by Radar Records. These payments to Lenard, Brisbin & Klotz LLP and on behalf of Radar Records are being treated as advances to ARTISTdirect Records under the operating agreement. Subsequently, in September 2001, we granted Mr. Lenard a stock option to purchase 24,535 shares of our common stock at an exercise price of $7.50 per share as additional consideration for work performed in connection with forming ARTISTdirect Records and negotiations with Mr. Field. This stock option is immediately exercisable for all the option shares and expires September 28, 2008.

OPTIONS ISSUED TO FREDERICK FIELD

     On May 31, 2001, we granted Frederick Field, our Chairman of the Board and Chief Executive Officer, three non-plan, non-qualified stock options to purchase 444,480 shares of common stock at an exercise price of $7.50 per share, as an inducement to serve as our Chairman of the Board and Chief Executive Officer pursuant to an Employment Agreement dated May 31, 2001.

     The right to purchase 302,370 shares of common stock (the "Base Option") is immediately exercisable for all the option shares, but any shares purchased under the Base Option will be subject to repurchase by us, at the exercise price paid per share, to the extent those shares are unvested when Mr. Field ceases to remain in our service. Mr. Field will acquire a vested interest in and our repurchase right will lapse with respect to the option shares in a series of 60 successive equal monthly installments upon Mr. Field's completion of each month of service measured from June 29, 2001. The option shares will automatically accelerate in full so that they are immediately fully vested and exercisable upon (i) a change of control that occurs prior to Mr. Field's cessation of service with us or (ii) upon Mr. Field's cessation of service with us pursuant to an involuntary termination. A change of control includes a merger, consolidation, sale of all or substantially all of our assets and a sale of our voting control. An involuntary termination includes (i) our termination of Mr. Field's employment for reasons other than for cause, (ii) a cessation of services pursuant to Mr. Field's permanent disability or death and (iii) Mr. Field's voluntary resignation for good reason, as set forth in the Employment Agreement. Permanent disability exists if Mr. Field becomes unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of at least 12 months. In addition, if (i) Mr. Field terminates his employment upon written notice in connection with the commencement of any arbitration proceeding to determine whether or not his employment with ARTISTdirect Records may be terminated for cause and (ii) Mr. Field remains employed at ARTISTdirect Records because the arbitrator determined that ARTISTdirect Records was not entitled to terminate Mr. Field's employment for cause (together, such events will constitute a "Termination With Justification"), then 50% of the then unvested option shares will automatically accelerate so they are immediately fully vested and exercisable.

     The right to purchase 75,588 shares of common stock (the "Level One Option") will not be exercisable by Mr. Field unless one of the following events occurs prior to June 29, 2004, in which event Mr. Field will acquire a vested interest in and the option will become fully exercisable with respect to all of the option shares: (i) the 30-day average closing sale price of our common stock or the consideration paid per share in an acquisition of us reaches a minimum of $35.00 per share; (ii) our common stock is re-listed on The Nasdaq National Market following a delisting; (iii) a change of control occurs; or (iv) Mr. Field's service with us ceases pursuant to an involuntary termination (each a "Level One Triggering Event"). If no Level One Triggering Event has occurred by June 29, 2004, then the option will terminate and no option shares will vest or become exercisable by Mr. Field.

     The right to purchase 66,522 shares of common stock (the "Level Two Option") will not be exercisable by Mr. Field unless one of the following events occurs prior to June 29, 2004, in which event Mr. Field will acquire a vested interest in and the option will become fully exercisable with respect to all of the option shares: (i) the 30-day average closing sale price of our common stock or the consideration paid per share in an acquisition of us reaches a minimum of $70.00 per share; (ii) our common stock is re-listed on The Nasdaq National Market following a delisting; (iii) a change of control occurs; or (iv) Mr. Field's service with us ceases pursuant to an involuntary termination (each a "Level Two Triggering Event"). If no Level Two Triggering Event has occurred by June 29, 2004, then the option will terminate and no option shares will vest or become exercisable by Mr. Field.

     All three stock options expire no later than May 30, 2008. All three stock options may also terminate prior to the expiration date as follows: (i) upon the later of the 12 month anniversary of Mr. Field's cessation of service or the expiration of Mr. Field's initial five-year employment term with us if Mr. Field's employment with us ceases pursuant to an involuntary termination; (ii) upon the earlier of the 12 month anniversary of Mr. Field's cessation of service or the expiration of Mr. Field's initial five-year employment term with us if Mr. Field terminates his employment pursuant to a Termination With Justification; (iii) upon the earlier of the 90-day anniversary of Mr. Field's cessation of service or the expiration date of the stock option if Mr. Field ceases to remain in our service for any reason other than an involuntary termination or a Termination With Justification; (iv) immediately if we terminate Mr. Field's employment for cause; (v) upon the earlier of the 12 month anniversary of Mr. Field's death or the expiration date of the stock option if Mr. Field ceases to remain in our service due to his death; and (vi) upon the latter of the 12 month anniversary of Mr. Field's cessation of service with us or the expiration of Mr. Field's initial five-year employment term with us if Mr. Field ceases to remain in our service due to his permanent disability,

Additionally, the Level One Option and the Level Two Option will also terminate if a Level One Triggering Event or a Level Two Triggering Event, as applicable, has not occurred by June 29, 2004.

OPTIONS AND STOCK ISSUED TO JAMES CARROLL

     In May 1999, we granted James Carroll, our Chief Financial Officer, two options to purchase a total of 45,919 shares of common stock at an exercise price of $36.00 per share. One-fourth of the 34,439 shares subject to the first option became exercisable immediately, and the remaining option shares become exercisable in three equal annual installments from the date of the grant. All of these remaining option shares become immediately exercisable if a change of control occurs.

     At the time Mr. Carroll's second option was granted, the option was initially not exercisable and became exercisable as follows:

     - One-half of the 11,480 shares underlying Mr. Carroll's second option would become exercisable upon the completion of an offering.

     - The remaining shares underlying this option would become exercisable if the closing price of our common stock on any two or more trading days exceeds 150% of the initial offering price during the one month period following the closing of our initial public offering. The remaining shares would also become exercisable immediately upon a change of control which occurs before May 24, 2002, provided that the valuation of ARTISTdirect at the change of control equaled or exceeded $300 million. In February 2000, we accelerated the exercisability of this option so that it immediately became exercisable for all 11,480 of the shares subject to the option.

     On September 23, 1999, James Carroll purchased 8,387 shares of common stock from Don Muller and 2,795 shares of common stock from Keith Yokomoto for $300,000 and $100,000, respectively.

     On March 6, 2000, the Board approved an option grant to Mr. Carroll which became effective on March 27, 2000, the time the initial public offering price for our initial public offering was determined. The option grant is exercisable for 22,608 shares, has an exercise price equal to the initial public offering price of $120.00 per share and will become exercisable with respect to one-third of the option shares on each anniversary of the effectiveness of the option grant.

DEBT TO EXECUTIVE OFFICERS AND DIRECTOR

     In satisfaction of our obligations to make distributions triggered by the merger of ARTISTdirect, LLC into ARTISTdirect, Inc., we issued a note in the principal amount of $275,000 to each of Messrs. Geiger and Muller and a note in the principal amount of $190,714 to Mr. Rubin. Each of these notes bore interest at a rate of 5.98% per annum and was repaid in April 2000.

DEFERRED COMPENSATION AGREEMENT

     In April 1998, we entered into a deferred compensation agreement with Keith Yokomoto, our President and Chief Operating Officer. The agreement grants Mr. Yokomoto deferred compensation of up to $200,000, depending on the value of our company as of the payment date. The compensation is due on the earlier to occur of:

     - Mr. Yokomoto's sale of all of his shares of our common stock;

     - the occurrence of specific capital events, including the sale of substantially all of our assets and receipt of insurance proceeds from the occurrence of an extraordinary event; or

     - April 1, 2005.

     Messrs. Geiger and Muller are obligated to contribute to ARTISTdirect the amounts necessary to fund this obligation. We have recorded the $200,000 obligation as an expense for 1998.

TRANSACTIONS WITH SCOTT BLUM

     In connection with UBL, LLC's acquisition of iMusic, we granted Scott Blum, our Senior Vice President of Digital Music Services, an option to have all of his shares of our common stock redeemed for a redemption price of up to $2.8 million. The redemption option was triggered by the occurrence of specified events, including our initial public offering in March 2000. Mr. Blum elected not to exercise his option. Accordingly, it terminated on the closing of our initial public offering in March 2000. If Mr. Blum had exercised his option we would have been required to pay a total of $200,000 in bonuses to employees of iMusic designated by Mr. Blum.

     In addition, UBL, LLC entered into a contingent loan agreement with Mr. Blum to make loans to pay federal and state tax liabilities that he may incur as a result of (a) the liquidation of iMusic or a taxable disposition or other transfer of iMusic common stock or (b) a distribution of property by UBL, LLC to Mr. Blum not involving sufficient cash or marketable securities for him to pay the resulting tax liability, in either case. Any advances to Mr. Blum under the contingent loan agreement will bear interest at the then lowest permissible rate under the Internal Revenue Code and be secured by a pledge of a portion of Mr. Blum's shares of our common stock.

     Between 1996 and 1998, Mr. Blum periodically advanced iMusic funds for various expenses. The largest amount outstanding at any one time during this period was $66,000. During this period, iMusic leased its principal executive office from Mr. Blum, for which Mr. Blum received annual rental payments of $13,500.

REGISTRATION RIGHTS AGREEMENT


     We have entered into a registration rights agreement with Rick Rubin, one of our former directors, Marc Geiger, our Vice-Chairman of the Board and President, Artist Services, Donald Muller, our Senior Agent, and the holders of our Series A, Series B and Series C preferred stock. The registration rights agreement provides these stockholders with rights to require us to register their stock with the Securities and Exchange Commission. These registration rights will terminate no later than ten years after the closing date of our initial public offering in March 2000.


     We entered into a registration rights agreement with Frederick Field, our Chairman of the Board and Chief Executive Officer, requiring us to register the shares of common stock, issuable to Mr. Field upon exercise of his options, with the Securities and Exchange Commission, and to keep such registration effective until all of his options have been exercised in full or have expired. In August 2001, we registered the shares of common stock issuable to Mr. Field upon exercise of his options on a registration statement on Form S-8 under the Securities Act. However, Mr. Field has agreed not to sell or transfer his option shares (other than to immediate family members, family trusts or by will or the laws of descent) prior to the first anniversary of the commencement of his employment, without the prior written consent of our Board of Directors.

STOCKHOLDERS AGREEMENT

     We have entered into a stockholders agreement with a number of our stockholders with respect to their rights, restrictions and obligations as stockholders. These stockholders include several of our current and former officers and directors and their affiliates, including Marc Geiger, Donald Muller, Keith Yokomoto, L&G Associates One, Steve Rennie, James Carroll, Robert Morse, Constellation

Venture Capital, L.P., Psilos Group Partners, L.P., Rick Rubin, Scott Blum, Chase Venture Capital Associates, L.P., Universal Music Group, Inc., Meadowlane Enterprises, Ltd., Sony Music, Art-Dir Holdings Inc., Maverick Recording Company, BMG Music and Yahoo!. Although most of the provisions of this agreement terminated upon the consummation of our initial public offering, the following provisions remain in effect:

     - Private Transfer. If Messrs. Geiger or Muller, or any of their transferees, proposes to transfer five percent or more of our outstanding capital stock in a single private transaction or series of private transactions, each of the parties to the stockholders agreement will be allowed to participate in the transaction;


     - Mandatory redemption of Mr. Elson's Common Stock. In connection with our initial public offering in March 2000, William Elson exercised the option he received in connection with the settlement agreement described in "-- Settlement Agreement" on page 119. In connection with this exercise, we redeemed 5,000 shares of common stock from each of Messrs. Geiger and Muller. The price per share paid to Messrs. Geiger and Muller was $17.50, which was equal to the price per share paid to us by Mr. Elson; and


     - Errors and omissions insurance. We are required to obtain and maintain an errors and omissions insurance policy covering our officers and directors with a stated policy limit of no less than $5,000,000. Constellation Ventures (BVI), Inc., CCP/Psilos ARTISTdirect, LLC, Chase Venture Capital Associates, L.P. Flatiron Fund 1998/99, LLC, Universal Music Group, Inc., Meadowlane Enterprises, Ltd., Sony Music, Art-Dir Holdings Inc., Maverick Recording Company and BMG Music shall be additional named insureds on the policy as long as such coverage is reasonably available.

PERSONAL GUARANTEES BY EXECUTIVE OFFICERS AND DIRECTORS

     In February 1999, Marc Geiger, our Vice-Chairman of the Board and President, Artist Services, and Donald Muller, our Senior Agent, personally guaranteed obligations by us under a $750,000 credit facility with Republic Bank California, N.A., and obligations by UBL under a $1,250,000 credit facility with Republic Bank. In November 1999, the $1,250,000 credit facility was increased to $4,250,000 and James Carroll, our Chief Financial Officer, was added as one of the personal guarantors on both this facility and the $750,000 facility. Rick Rubin, one of our former directors, also personally guaranteed the obligations by UBL under the $4,250,000 credit facility. In March 2000, the credit facilities expired and we repaid all outstanding amounts on the credit facilities.

     In connection with the personal guarantees by Messrs. Geiger and Muller for the $750,000 line of credit, ARTISTdirect, LLC, ARTISTdirect Holdings, L.L.C., ARTISTdirect Agency, LLC, ARTISTdirect New Media, LLC, Kneeling Elephant Records, Keith Yokomoto, our President, Chief Operating Officer and one of our directors, L&G Associates One, Stephen P. Rennie, former President of The Ultimate Band List, Robert A. Morse, our former Vice President of Business Administration and Treasurer, Constellation Venture Capital, L.P., Constellation Ventures (BVI), Inc., Psilos Group Partners, L.P., DreamMedia Internet Ventures, LLC, Carl Kawabe and CCP/Psilos ARTISTdirect, LLC, each agreed to reimburse Messrs. Geiger and Muller on demand for any payment they make pursuant to the guarantees. Additionally, Messrs. Geiger and Muller each agreed to pay the other's proportionate share of their obligation if either one of them does not receive the full amount of reimbursement described above.

     In connection with the personal guarantees by Messrs. Geiger, Muller, Carroll and Rubin for the $4,250,000 line of credit, ARTISTdirect, LLC, ARTISTdirect Holdings, L.L.C., ARTISTdirect Agency, LLC, ARTISTdirect New Media, LLC, Kneeling Elephant Records, American Recordings, Inc.,

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

Constellation Venture Capital, L.P., Constellation Ventures (BVI), Inc., Psilos Group Partners, L.P. DreamMedia Internet Ventures, LLC, Carl Kawabe and CCP/Psilos ARTISTdirect, LLC, each agreed to reimburse Messrs. Geiger, Muller, Carroll and Rubin on demand for any payment they make pursuant to the guarantees. Additionally, Messrs. Geiger, Muller, Carroll and Rubin each agreed to pay each other's proportionate share of their obligation if any one of them does not receive the full amount of reimbursement described above. Rick Rubin, one of our former directors, is President of American Recordings, Inc.

EQUITY-RELATED TRANSACTIONS BETWEEN OFFICERS AND DIRECTORS

     In March 2000, Marc Geiger, Donald Muller and Rick Rubin agreed to enter into a series of transactions to transfer to Keith Yokomoto, Steve Rennie and L&G Associates One the economic benefit of the increase in value over $139.28 per share with respect to an aggregate of 123,439 shares of our common stock, referred to below as the "Transferred Shares". The purpose of these transactions was to provide additional equity-based incentives to Messrs. Yokomoto and Rennie and to provide both equity-based incentives and compensation for past services to L&G Associates One.

     To effect these transactions, Rick Rubin contributed 41,146 shares of his common stock to ARTISTdirect Investors, LLC in exchange for membership interests in that entity. ARTISTdirect Investors, LLC is the entity through which Messrs. Geiger, Muller, Yokomoto, Rennie, and L&G Associates One currently hold their shares. ARTISTdirect Investors, LLC then granted additional membership interests to Messrs. Yokomoto and Rennie and L&G Associates One in a transaction that only diluted the membership interests of Messrs. Geiger, Muller and Rubin. These additional membership interests, which we refer to as the "Additional Interests", entitled Messrs. Yokomoto or Rennie or L&G Associates One to share in any increase in the value of 69,683, 23,891 and 29,864 shares, respectively, of our common stock held by ARTISTdirect Investors, LLC over $139.28 per share.

     Upon the closing of our initial public offering, ARTISTdirect Investors, LLC distributed the shares of common stock it was holding to its members and then dissolved. The number of shares distributed to each member was determined based upon $69.38, the closing price of our common stock on the third day of trading. Messrs. Yokomoto and Rennie and L&G Associates One did not receive any additional shares of common stock from ARTISTdirect Investors, LLC as a result of its issuance of the Additional Interests.

     Upon the closing of our initial public offering, we issued Messrs. Yokomoto and Rennie and L&G Associates One options to purchase 69,683, 23,891 and 29,864 shares, respectively, of our common stock. These options have seven year terms and have an exercise price of $139.28 per share. The options granted to Messrs. Yokomoto and Rennie were granted under our 1999 Employee Stock Plan and will be exercisable at any time following the one year anniversary of their grant, unless the applicable optionee terminates his employment prior to that date. In this event, that optionee's option will terminate. The options granted to Messrs. Yokomoto and Rennie also become immediately exercisable upon a change of control, or if the optionee dies, becomes disabled or is terminated by us without cause. The option granted to L&G Associates One was granted under our 1999 Artist and Artist Advisor Plan and is immediately exercisable in full.

     Each of Messrs. Rubin, Geiger and Muller have agreed that, upon exercise of any of these options, they will sell to us, and we will redeem from them, the same number of aggregate shares that we are required to issue in connection with the exercise of the option. The price that we will pay Messrs. Rubin, Geiger and Muller for their shares will be equal to the exercise price that we receive from the optionee. Each of Messrs. Rubin, Geiger and Muller is obligated to sell us one third of the number of shares issued by us upon the exercise. To effect this agreement, Messrs. Rubin, Geiger

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

and Muller have irrevocably authorized us to hold in escrow share certificates representing the maximum number of shares of common stock that may be acquired upon exercise of these options.

RETURN OF CAPITAL

     In August 1997 and August 1998, we paid a total of $100,000 to Marc Geiger, our Vice-Chairman of the Board and President, Artist Services, as a return of capital that Mr. Geiger previously contributed to us.

PAYMENTS TO LEGAL COUNSEL


     For the nine months ended September 30, 2001 and the years ended December 31, 1998, 1999, and 2000, we paid Lenard, Brisbin & Klotz LLP $254,000, $350,000, $1,010,000, and $464,000, respectively, for legal services provided to us. In September 2001, we granted Allen Lenard a stock option to purchase 24,535 shares of our common stock at an exercise price of $7.50 per share for legal services provided to us. This stock option is immediately exercisable for all the option shares and expires September 28, 2008. Mr. Lenard, one of our directors, is Managing Partner of Lenard, Brisbin & Klotz LLP.


SETTLEMENT AGREEMENT

     We entered into a settlement agreement with William Elson in connection with the termination of his employment as our Chief Operating Officer in October 1997. Pursuant to this agreement, Mr. Elson received a severance payment of $175,000 and an option to purchase the lesser of 10,000 shares of our common stock, or 2.5% of the common stock issued in our initial public offering at an exercise price that was determined at the completion of our initial public offering pursuant to the agreement. Mr. Elson exercised this option by paying an aggregate of $175,000 to purchase 10,000 shares of our common stock. Messrs. Geiger and Muller each contributed half the shares of common stock issued to Mr. Elson upon exercise of his option, in exchange for which we paid Messrs. Geiger and Muller the consideration we received from Mr. Elson for the exercise of the option. In addition, Mr. Elson loaned us $100,000 in 1996, which we repaid in 1997.

OPTIONS ISSUED TO DIRECTOR

     In December 2000, our Board of Directors granted Dara Khosrowshahi, one of our directors, an option to purchase 5,000 shares of common stock at an exercise price of $7.50 per share, subject to the approval of USA Networks, his employer. We received such approval.

LOAN TO OFFICER

     In February 2001, we loaned Marc Geiger, our Chairman and Chief Executive Officer $150,000. The loan bears an interest rate of 7%. The term of the loan was initially one year, but was extended, in September 2001, to five years commensurate with the amendment of the term of Mr. Geiger's employment agreement in July 2001, with equal principal payments to be made by Mr. Geiger each year over the course of the loan.

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

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of September 30, 2001 by (i) all persons who are beneficial owners of five percent (5%) or more of our common stock, (ii) each of our directors and nominees for director, (iii) our executive officers named in the Summary Compensation Table of the Summary of Cash and Certain Other Compensation section of the registration statement filed with this prospectus and (iv) all of our current directors and executive officers as a group.

                                                                                 PERCENTAGE
                                                                   SHARES        OF SHARES
                                                                BENEFICIALLY    BENEFICIALLY
                      BENEFICIAL OWNER                             OWNED          OWNED(1)
                      ----------------                          ------------    ------------
Entities affiliated with Constellation Venture Capital,
  L.P.(2)...................................................       275,113           7.7%
  575 Lexington Avenue
  New York, New York 10022
Universal Music Group, Inc..................................       312,500           8.7
  10 Universal City Plaza
  Universal City, California 91608
Donald P. Muller............................................       329,177           9.2
Rick Rubin..................................................       362,022          10.1
  c/o Alan S. Halfon & Company
  9595 Wilshire Boulevard, Suite 505
  Beverly Hills, California 90212
Frederick W. Field(7).......................................       444,480          11.0
Marc P. Geiger..............................................       337,740           9.4
Keith K. Yokomoto(3)........................................       260,422           7.1
James B. Carroll(4).........................................        63,472           1.8
Clifford H. Friedman(2).....................................       275,113           7.7
Dara Khosrowshahi...........................................            --            --
Stephen Krupa(5)............................................        78,746           2.2
Allen D. Lenard(6)..........................................        83,394           2.3
  1901 Century Park West, Sixth Floor
  Los Angeles, California 90067
Benjamin Moody..............................................           150             *
All directors and executive officers as a group (9
  persons)(8)...............................................     1,543,517          37.0

---------------
 *  Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of September 30, 2001 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of ARTISTdirect, Inc., 5670 Wilshire Boulevard, Suite 200, Los Angeles, California, 90036. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 3,554,708

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

     shares of common stock outstanding as of September 30, 2001 and reflects the effect of our tender offer which was consummated on April 18, 2001, pursuant to which we purchased approximately 200,000 shares of our common stock, as well as the effect of our one-for-ten reverse stock split effected on July 5, 2001.

(2) Includes (a) 226,379 shares held by Constellation Venture Capital, L.P.; and
    (b) 48,734 shares held by Constellation Ventures (BVI), Inc. Mr. Friedman is President and Chief Executive Officer of Constellation Ventures (BVI), Inc. and a member of Constellation Ventures Management, LLC, the general partner of Constellation Venture Capital, L.P. As such, Mr. Friedman may be deemed to exercise voting and investment power over such shares. Mr. Friedman disclaims beneficial ownership of such shares, except to the extent of his proportionate interest therein.

(3) Includes (a) 37,102 shares held by Keith Yokomoto as trustee of the Geiger Children's Trust, (b) 37,102 shares held by Keith Yokomoto as trustee of the Muller Children's Trust and (c) 69,683 shares issuable upon options exercisable within 60 days of September 30, 2001. Mr. Yokomoto has sole voting and dispositive power over these shares. Mr. Yokomoto disclaims beneficial ownership of these shares. Also includes 200 shares held by Mr. Yokomoto's spouse.

(4) Includes 52,290 shares subject to options which are exercisable within 60 days of September 30, 2001.

(5) Includes (a) 78,353 shares held by Psilos Group Partners, L.P., and (b) 393 shares held by Psilos Group Investors, LLC. Mr. Krupa is a member of Psilos Group Investors, LLC, which is the general partner of Psilos Group Partners, L.P. As such, Mr. Krupa may be deemed to exercise voting and investment power over such shares. Mr. Krupa disclaims beneficial ownership of such shares, except to the extent of his proportionate interest therein.

(6) Includes (a) 28,995 shares held by L&G Associates One, and (b) 54,399 shares issuable upon immediately exercisable options. Mr. Lenard is General Partner of Lenard Holdings, L.P., which is the Managing Partner of L&G Associates One, and as such, may be deemed to exercise voting and investment power over such shares. He disclaims beneficial ownership of the share held by this entity except to the extent of his proportionate interest therein.

(7) Includes 444,480 shares subject to options of which 302,370 shares are immediately exercisable.

(8) Includes the information set forth in notes 2-7 above.

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

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Our authorized capital stock consists of 150 million shares of common stock, $.01 par value per share, and 5 million shares of preferred stock, $.01 par value per share. Based on the number of shares, options and warrants outstanding as of September 30, 2001, there are 3,554,708 outstanding shares of common stock, outstanding options to purchase 1,194,688 shares of common stock and outstanding warrants to purchase 130,689 shares of common stock (including options granted to Mr. Field, excluding options and warrants issued pursuant to the acquisition of Mjuice.com, Inc.).

COMMON STOCK

     As of September 30, 2001, there were 3,554,708 shares of common stock outstanding. Holders of the common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. Holders of common stock are entitled to receive ratably any dividends that may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be upon receipt of payment for such shares, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval. As of September 30, 2001, there were no shares of preferred stock outstanding.

PREFERRED STOCK

     Our board of directors is authorized without further stockholder approval to issue from time to time up to an aggregate of 5 million shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no present plans to issue any shares of preferred stock.

ANTI-TAKEOVER PROVISIONS

     DELAWARE LAW

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents Delaware corporations, including those that are listed on the Nasdaq National Market, from engaging in a "business combination" involving a merger or sale of more than 10% of the corporation's assets, with any "interested stockholder," that is, a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as affiliates

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

and associates of any such person, for three years following the date that such stockholder became an "interested stockholder" unless:

     - the transaction that resulted in the stockholder becoming an "interested stockholder" was approved by the board of directors prior to the date the "interested stockholder" attained such status;

     - upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors as well as officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or subsequent to such date, the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."

     A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not "opted out" of the provisions of the Anti-Takeover Law. This statute could prohibit or delay mergers or other takeover or change-of-control attempts with respect to ARTISTdirect and, accordingly, may discourage attempts to acquire us.

     CHARTER AND BYLAW PROVISIONS

     There are provisions in our amended and restated certificate of incorporation and our amended and restated bylaws that may make it more difficult to acquire control of ARTISTdirect by various means. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of the stock. These provisions are intended to:

     - enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

     - discourage the types of transactions which may involve an actual or threatened change in control of ARTISTdirect;

     - discourage tactics that may be used in proxy fights;

     - encourage persons seeking to acquire control of ARTISTdirect to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and

     - reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares of ARTISTdirect or that is otherwise unfair to our stockholders.

     Classified Board of Directors; Removal; Filling Vacancies and
Amendment. The certificate and bylaws provide that the board shall be divided into three classes of directors serving staggered, three-year terms. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of members of the board. Subject to the rights of the holders of any outstanding series of preferred stock, the certificate authorizes only the board to fill vacancies, including newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority representation on the board by enlarging the board of directors and filling the new directorships with its own nominees. The certificate also provides that directors may be removed by stockholders only for cause and only by the affirmative vote of holders of two-thirds of the outstanding shares of voting stock.

     Stockholder Action; Special Meeting of Stockholders. The certificate provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings of stockholders. The certificate further provides that special meetings of our stockholders may be called only by the chairman of the board of directors or a majority of the board of directors. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the board of directors. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the board of directors with respect to unsolicited takeover bids. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.

     Advance Notice Requirements for Stockholder Proposals and Director Nominations. The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the date of our annual meeting. The bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

     Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

     Supermajority Vote to Amend Charter and Bylaws. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated certificate of incorporation imposes a 66 2/3% vote requirement in connection with business combination transactions and the amendment of some provisions of our certificate of incorporation and bylaws, including those provisions relating to the classified board of directors, action by written consent, the ability of stockholders to call special meetings and the ability of stockholders to bring business before an annual meeting or to nominate directors. Our present directors and executive officers and their respective affiliates beneficially own approximately 37.0% of our common stock outstanding (as of September 30, 2001). This gives them veto power with respect to any stockholder action or approval requiring a two-thirds vote.

REGISTRATION RIGHTS

     We have provided purchasers of our Series A, Series B and Series C preferred stock and Rick Rubin, one of our former directors, with rights to require us to register their securities under the

Securities Act of 1933, as amended. Please see "Related Party
Transactions -- Registration Rights Agreement" on page 116 for more information on these rights.


WARRANTS

     As of September 30, 2001, Warner Music Group and Winterland Concessions held outstanding warrants to purchase 56,250 and 34,263 shares of our common stock, respectively, at a price of $40.00 per share, Yahoo! held a warrant to purchase 16,963 shares of our common stock at a price of $139.28 per share, and 16,963 shares of our common stock at a price of $120.00 per share, 5670 Wilshire, L.P. held a warrant to purchase 6,250 shares of our common stock at $139.28 per share, and various consultants held outstanding warrants to purchase 1,306 shares of our common stock at prices ranging from $1.90 to $63.50.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for our common stock is Mellon Investor Services.

LISTING

     Our shares are listed on The Nasdaq National Market under the symbol
"ARTD."

                        SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of common stock, including shares issued upon exercise of outstanding options and warrants, in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. Sales of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     We have 3,554,708 shares of common stock outstanding as of September 30, 2001. All of these shares, other than shares held by our affiliates, are freely tradable without restriction or further registration under the Securities Act.

RULE 144

     Under Rule 144 as currently in effect, a person or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner except an affiliate, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     - 1% of the number of shares of common stock then outstanding, which will equal approximately 35,547 shares as of the date of this prospectus, or

     - the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 also are subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of ARTISTdirect at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner except an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

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

RULE 701

     Rule 701 permits resales of shares in reliance upon Rule 144 but without compliance with some of the restrictions, including the holding period requirement, of Rule 144. Any of our employees, officers, directors, or consultants who purchased his or her shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144.

     We have filed a registration statement on Form S-8 under the Securities Act covering 760,000 shares of common stock subject to outstanding options under our 1999 Employee Stock Option Plan and nonstatutory stock option agreements which are outside of these plans. Accordingly, subject to the exercise of such options, shares registered under such registration statement will be immediately available for sale in the open market.

REGISTRATION RIGHTS


     In addition, some of our stockholders have registration rights with respect to approximately 2,060,526 shares of common stock. Registration of these securities under the Securities Act would result in those shares becoming freely tradeable without restriction under the Securities Act. Pursuant to a registration rights agreement, we registered, under the Securities Act, 444,480 shares of our common stock issuable to Frederick Field upon exercise of his stock options. Registration of these securities results in those shares becoming freely tradeable without restriction other than the restrictions of Rule 144 of the Securities Act. See "Related Party Transactions -- Registration Rights Agreement" on page 116 for more information on these rights.


                              PLAN OF DISTRIBUTION

     The shares of common stock being registered have been, or will be issued by us directly to participants in our 1999 Employee Stock Option Plan, our 1999 Artist Stock Option Plan and our 1999 Artist and Artist Advisor Stock Option Plan. The shares have been, or will be issued to those participants who exercise options issued to them pursuant to these stock option plans. We will not receive any fees, commission, expenses or other compensation in connection with the issuance of these shares, other than the exercise price for the shares which will be paid by the participants electing to exercise their options. In addition, participants under our 1999 Employee Stock Option Plan, our 1999 Artist Stock Option Plan and our 1999 Artist and Artist Advisor Stock Option Plan are entitled to transfer their options under their will or the laws of inheritance or to their immediate family or to a trust established exclusively for one or more of their family members or to their former spouse pursuant to a domestic relations order, as well as to one or more persons designated as the beneficiary of the participant's outstanding options. In such event, the transferees will be entitled to exercise the options by payment of the exercise price to us and we will issue the shares so purchased directly to the transferees.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Brobeck, Phleger & Harrison LLP, Irvine, California.

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

                                    EXPERTS


     The consolidated financial statements of ARTISTdirect, Inc. (and its predecessor company ARTISTdirect, LLC) and subsidiaries as of December 31, 1999 and 2000, and for each of the years in the three year period ended December 31, 2000, and the financial statements of iMusic, Inc., as of December 31, 1997 and 1998 and the years ended December 31, 1997 and 1998, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                         WHERE YOU CAN FIND INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to us and our common stock, see the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference. Any document we file may be read and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available to the public from the Commission's Web site (http://www.sec.gov).

     We are subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information are available for inspection and copying at the Commission's public reference rooms, and the Web site of the Commission referred to above.

     Our principal executive offices are located at 5670 Wilshire Blvd., Suite 200, Los Angeles, California 90036, and our telephone number is (323) 634-4000. Our fiscal year ends on December 31. We maintain a worldwide Web site at http://www.artistdirect.com. The reference to our worldwide Web address does not constitute incorporation by reference of the information contained at this site.

                               ARTISTDIRECT, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
ARTISTdirect, Inc. and Subsidiaries Consolidated Financial
  Statements

  Independent Auditors' Report..............................   F-2
  Consolidated Balance Sheets...............................   F-3
  Consolidated Statements of Operations.....................   F-4
  Consolidated Statements of Changes in Members' and
     Stockholders' Equity (Deficit).........................   F-5
  Consolidated Statements of Cash Flows.....................   F-6
  Notes to Consolidated Financial Statements................   F-7

iMusic, Inc. Financial Statements

  Independent Auditors' Report..............................  F-39
  Balance Sheets............................................  F-40
  Statements of Operations..................................  F-41
  Statements of Shareholders' Equity (Deficit)..............  F-42
  Statements of Cash Flows..................................  F-43
  Notes to Financial Statements.............................  F-44

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
ARTISTdirect, Inc.

     We have audited the accompanying consolidated balance sheets of ARTISTdirect, Inc. (and its predecessor company ARTISTdirect, LLC) and subsidiaries (the Company) as of December 31, 1999 and 2000 and the related consolidated statements of operations, changes in members' and stockholders' equity (deficit) and cash flows for each of the years in the three year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ARTISTdirect, Inc. and subsidiaries as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Los Angeles, CA
February 19, 2001

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                  DECEMBER 31,
                                                              --------------------    SEPTEMBER 30,
                                                                1999        2000          2001
                                                              --------    --------    -------------
                                                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 69,119    $ 51,457      $  40,658
  Cash held for clients.....................................       770         743            260
  Short term investments....................................        --      36,368         19,942
  Accounts receivable, net..................................     1,001         948            388
  Prepaid expenses and other current assets.................     6,795       3,218          4,142
                                                              --------    --------      ---------
    Total current assets....................................    77,685      92,734         65,390
Property and equipment, net.................................     3,343       9,057          7,011
Investments in affiliated companies.........................        70          85            406
Goodwill and intangibles, net...............................    13,415      15,018            936
Other assets, net...........................................     4,087       1,611              5
                                                              --------    --------      ---------
                                                              $ 98,600    $118,505      $  73,748
                                                              ========    ========      =========
LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Cash held for clients.....................................  $    770    $    743      $     260
  Accounts payable..........................................     3,709       2,257            642
  Accrued expenses..........................................     4,698       5,186          3,600
  Loans and notes payable...................................       741         178            198
  Deferred revenue..........................................        37          34             --
                                                              --------    --------      ---------
    Total current liabilities...............................     9,955       8,398          4,700
  Long term liabilities.....................................       683       1,530          1,009
                                                              --------    --------      ---------
    Total liabilities.......................................    10,638       9,928          5,709
Redeemable securities:
  Series A redeemable preferred stock, $.01 par value.
    Authorized, issued and outstanding 3,207,815 shares in
    1999. Liquidation preference and redemption value of
    $4,963 in 1999..........................................     4,963          --             --
  Series B redeemable preferred stock, $.01 par value.
    Authorized 3,750,000 shares, issued and outstanding
    3,750,000 shares in 1999. Liquidation preference and
    redemption value of $15,350 in 1999.....................    15,350          --             --
  Series C redeemable preferred stock, $.01 par value.
    Authorized 8,550,000, issued and outstanding 5,905,374
    shares in 1999. Liquidation preference and redemption
    value of $82,250 in 1999................................    82,188          --             --
  Redeemable common securities, $.01 par value. Authorized
    10,800,000 shares. Liquidation preference and redemption
    value of $9,206, $10,778 and $11,189 in 1999, 2000 and
    2001, respectively......................................     9,206      10,778         11,189
                                                              --------    --------      ---------
    Total redeemable securities.............................   111,707      10,778         11,189
                                                              --------    --------      ---------
Members' and stockholders' equity (deficit):
  Common stock, $.01 par value. Authorized 150 million
    shares; issued and outstanding 1,408,867 and 3,779,608
    shares in 1999 and 2000; issued 3,782,274 and
    outstanding 3,554,708 in 2001...........................       141         379            379
  Treasury stock, 227,566 shares in 2001....................        --          --         (2,663)
  Additional paid-in-capital................................    36,688     200,690        198,861
  Unearned compensation.....................................   (36,976)    (20,364)        (9,428)
  Accumulated deficit.......................................   (23,598)    (82,906)      (130,299)
                                                              --------    --------      ---------
    Total members' and stockholders' equity (deficit).......   (23,745)     97,799         56,850
                                                              --------    --------      ---------
                                                              $ 98,600    $118,505      $  73,748
                                                              ========    ========      =========


          See accompanying notes to consolidated financial statements.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)


                                                                               NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                           -------------------------------   ---------------------
                                            1998       1999        2000        2000        2001
                                           -------   ---------   ---------   ---------   ---------
                                                                                  (UNAUDITED)
Net revenue:

  E-Commerce.............................  $ 1,548   $   5,282   $  12,160   $   7,874   $   5,651
  Media..................................      552       2,910       6,326       5,016       2,205
  Agency.................................    1,917       1,304       2,946       2,523         738
  Record label...........................      565         778         244         244          --
                                           -------   ---------   ---------   ---------   ---------
     Total net revenue...................    4,582      10,274      21,676      15,657       8,594
Cost of revenue:
  Direct cost of product sales...........    1,505       5,091      10,381       7,051       4,698
  Other cost of revenues.................    1,010       3,380       8,616       6,167       4,713
  Stock-based compensation...............       --       1,769       7,545       6,150       4,648
                                           -------   ---------   ---------   ---------   ---------
     Total cost of revenue...............    2,515      10,240      26,542      19,368      14,059
     Gross profit (loss).................    2,067          34      (4,866)     (3,711)     (5,465)
Operating expense:
  Website development costs..............      589       1,815       5,364       2,757       3,269
  Sales and marketing....................    1,395      13,222      25,623      19,542       5,053
  General and administrative.............    2,545      10,319      17,874      12,832      10,877
  Stock-based compensation(1)............    3,828      30,304       5,067       3,116       4,859
  Depreciation and amortization..........       59       2,509       6,248       4,315       5,429
  Loss from impairment of goodwill.......       --          --          --          --      11,444
                                           -------   ---------   ---------   ---------   ---------
     Loss from operations................   (6,349)    (58,135)    (65,042)    (46,273)    (46,396)
  Income/(loss) from equity
     investments.........................        2          50        (235)         15      (4,054)
  Interest income, net...................       29         281       5,969       3,993       3,057
                                           -------   ---------   ---------   ---------   ---------
     Net loss before taxes...............   (6,318)    (57,804)    (59,308)    (42,265)    (47,393)
Income taxes.............................       --          --          --          --          --
                                           -------   ---------   ---------   ---------   ---------
     Net loss............................  $(6,318)  $ (57,804)  $ (59,308)  $ (42,265)  $ (47,393)
                                           =======
Interest on rescission offer.............                  237         532         339         533
Dividends on redeemable preferred
  securities.............................                1,414         963         963          --
Beneficial conversion feature on
  redeemable preferred stock.............                   --      24,375      24,375          --
                                                     ---------   ---------   ---------   ---------
Net loss attributable to common
  shareholders...........................            $ (59,455)  $ (85,178)  $ (67,942)  $ (47,926)
                                                     =========   =========   =========   =========
Basic and diluted net loss per share for
  period from October 6, 1999 to December
  31, 1999, for the year ended December
  31, 2000 and for the nine months ended
  September 30, 2000 and 2001............            $  (17.14)  $  (26.83)  $  (22.90)  $  (13.11)
                                                     =========   =========   =========   =========
Weighted average shares outstanding used
  in calculating basic and diluted net
  loss per share for period from October
  6, 1999 to December 31, 1999, for the
  year ended December 31, 2000 and for
  the nine months ended September 30,
  2000 and 2001..........................            1,417,746   3,175,126   2,966,541   3,656,333
                                                     =========   =========   =========   =========


---------------

(1) Stock-based compensation is comprised of sales and marketing expense of $0, $8,551, $2,209, $3,853 and $1,527 for the years ended December 31, 1998,
    1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively, and general and administrative expense of $3,828, $21,753, $2,858, $(737) and $3,332 for the years ended December 31, 1998, 1999 and
    2000 and for the nine months ended September 30, 2000 and 2001, respectively.


          See accompanying notes to consolidated financial statements.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' AND STOCKHOLDERS' EQUITY
                                   (DEFICIT)
                                 (IN THOUSANDS)


                                      COMMON STOCK                  ADDITIONAL
                                   -------------------   TREASURY    PAID IN     MEMBERS'     UNEARNED     ACCUMULATED    TOTAL
                                    SHARES     AMOUNT     STOCK      CAPITAL     INTEREST   COMPENSATION     DEFICIT      EQUITY
                                   ---------   -------   --------   ----------   --------   ------------   -----------   --------
Balance at December 31, 1997.....         --    $ --     $    --     $     --    $    76      $     --      $    (488)   $   (412)
  Distribution of members'
    interest.....................         --      --          --           --       (249)           --             --        (249)
  Variable equity interests......         --      --          --           --      4,330        (4,330)            --          --
  Amortization of unearned
    compensation.................         --      --          --           --         --         3,828             --       3,828
  Accrual of dividends to
    preferred members............         --      --          --           --       (171)           --             --        (171)
  Accrual for securities subject
    to rescission offer..........         --      --          --           --       (114)           --             --        (114)
  Net loss.......................         --      --          --           --         --            --         (6,318)     (6,318)
                                   ---------    ----     -------     --------    --------     --------      ---------    --------
Balance at December 31, 1998.....         --    $ --     $    --     $     --    $ 3,872      $   (502)     $  (6,806)   $ (3,436)
  Issuance of securities.........         --      --          --           --     13,859            --             --      13,859
  Issuance of options/warrants...         --      --          --           --     51,202       (51,202)            --          --
  Variable equity interests......         --      --          --           --     16,470       (16,470)            --          --
  Amortization of unearned
    compensation.................         --      --          --           --         --        31,198             --      31,198
  Payment of preferred dividend
    by LLC.......................         --      --          --           --        (85)           --             --         (85)
  Conversion of preferred return
    to common securities as an
    LLC..........................         --      --          --           --        355            --             --         355
  Accrual of dividends to
    preferred members............         --      --          --           --     (1,414)           --             --      (1,414)
  Accretion of redeemable
    stock........................         --      --          --           --       (184)           --             --        (184)
  Conversion to C corporation....  1,369,900     137          --       42,926    (84,075)           --         41,012          --
  Payment of preferred dividend
    by C corporation.............         --      --          --         (191)        --            --             --        (191)
  Exercise of stock option.......     17,667       2          --          669         --            --             --         671
  Conversion of preferred return
    to common stock as a C
    corporation..................     21,300       2          --          765         --            --             --         767
  Accrual for securities subject
    to rescission offer..........         --      --          --       (6,740)        --            --             --      (6,740)
  Notes issued to shareholders...         --      --          --         (741)        --            --             --        (741)
  Net loss.......................         --      --          --           --         --            --        (57,804)    (57,804)
                                   ---------    ----     -------     --------    --------     --------      ---------    --------
Balance at December 31, 1999.....  1,408,867    $141     $    --     $ 36,688    $    --      $(36,976)     $ (23,598)   $(23,745)
  Issuance of securities upon
    initial public offering, net
    of offering costs............    500,000      50          --       52,385         --            --             --      52,435
  Issuance of securities for
    acquisition..................     86,604       9          --        2,850         --            --             --       2,859
  Issuance of common stock for
    employee stock purchase
    plan.........................      6,758       1          --           39         --            --             --          40
  Series C redeemable preferred
    stock offering costs.........         --      --          --       (4,800)        --            --             --      (4,800)
  Issuance/cancellation of
    options/warrants.............         --      --          --       (1,372)        --         1,372             --          --
  Exercise of stock options......     40,907       4          --        1,549         --            --             --       1,553
  Amortization of unearned
    compensation.................         --      --          --           --         --        15,240             --      15,240
  Variable equity interests......         --      --          --       (6,645)        --            --             --      (6,645)
  Issuance of stock appreciation
    rights/options...............         --      --          --        2,992         --            --             --       2,992
  Issuance of stock for
    settlement agreement.........         --      --          --        1,025         --            --             --       1,025
  Accrual of dividends to
    preferred shareholders.......         --      --          --         (963)        --            --             --        (963)
  Conversion of redeemable
    preferred shares to common
    shares.......................  1,719,428     172          --      118,516         --            --             --     118,688
  Conversion of redeemable common
    shares to common shares......     17,044       2          --        2,350         --            --             --       2,352
  Accrual for securities subject
    to rescission offer..........         --      --          --       (3,924)        --            --             --      (3,924)
  Net loss.......................         --      --          --           --         --            --        (59,308)    (59,308)
                                   ---------    ----     -------     --------    --------     --------      ---------    --------
Balance at December 31, 2000.....  3,779,608    $379     $    --     $200,690    $    --      $(20,364)     $ (82,906)   $ 97,799
  Issuance/cancellation of
    options/warrants
    (unaudited)..................         --      --          --       (1,428)        --         1,428             --          --
  Amortization of unearned
    compensation (unaudited).....         --      --          --           --         --         9,508             --       9,508
  Repurchase of common stock
    (unaudited)..................   (227,566)     --      (2,663)          --         --            --             --      (2,663)
  Issuance of common stock for
    employee stock purchase plan
    (unaudited)..................      2,666      --          --           11         --            --             --          11
  Accrual for securities subject
    to rescission offer
    (unaudited)..................         --      --          --         (412)        --            --             --        (412)
  Net loss (unaudited)...........         --      --          --           --         --            --        (47,393)    (47,393)
                                   ---------    ----     -------     --------    --------     --------      ---------    --------
Balance at September 30, 2001
  (unaudited)....................  3,554,708    $379     $(2,663)    $198,861    $    --      $ (9,428)     $(130,299)   $ 56,850
                                   =========    ====     =======     ========    ========     ========      =========    ========


          See accompanying notes to consolidated financial statements.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                                NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                                           --------------------------------    --------------------
                                                             1998        1999        2000        2000        2001
                                                           --------    --------    --------    --------    --------
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net loss.............................................    $ (6,318)   $(57,804)   $(59,308)   $(42,265)   $(47,393)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation and amortization......................          59       2,509       6,248       4,315       5,429
    (Income)/loss from equity investments..............          (2)        (50)        235         (15)      4,054
    Loss on sale of equipment..........................          --          --          --          --          34
    Loss from impairment of goodwill...................          --          --          --          --      11,444
    Allowance for doubtful accounts and sales
      returns..........................................          89          29         341         478        (322)
    Write-off of investment............................          --         250          --          --          --
    Stock based compensation...........................       3,828      32,073      12,612       9,266       9,507
    Changes in assets and liabilities:
      Accounts receivable..............................        (536)       (571)       (288)     (1,932)        882
      Prepaid expenses and other current assets........        (391)     (6,628)      3,638         958        (923)
      Other assets.....................................         (49)     (2,054)      2,476       1,997         241
      Accounts payable, accrued expenses and other
         liabilities...................................       1,049       6,384      (1,032)        436      (2,338)
      Deferred revenue.................................         (43)       (120)        (19)        (35)        (34)
                                                           --------    --------    --------    --------    --------
         Net cash used in operating activities.........      (2,314)    (25,982)    (35,097)    (26,797)    (19,419)
                                                           --------    --------    --------    --------    --------
Cash flows from investing activities:
  Purchases of property and equipment..................        (141)     (3,513)     (7,523)     (6,378)       (839)
  Proceeds from the sale of equipment..................          --          --          --          --          60
  Purchase of short term investments, net of
    maturities.........................................          --          --     (36,368)    (43,765)     16,426
  Purchase of programming rights.......................          --        (675)         --          --          --
  Cash paid for acquisitions...........................          --        (237)     (2,015)     (2,015)         --
  Investments in affiliated companies..................        (373)        (30)       (250)       (250)     (4,377)
  Investments in trademarks............................          --          --        (120)       (120)         --
  Distribution of earnings from equity investment......          --          33          --          --           2
                                                           --------    --------    --------    --------    --------
         Net cash provided by (used in) investing
           activities..................................        (514)     (4,422)    (46,276)    (52,528)     11,272
                                                           --------    --------    --------    --------    --------
Cash flows from financing activities:
  Repurchase of common stock...........................          --          --          --          --      (2,663)
  Payment of preferred dividend........................          --        (276)         --          --          --
  Distribution of members' interest....................        (249)         --          --          --          --
  Payment of notes to shareholders.....................          --          --        (741)       (741)         --
  Proceeds from issuance of securities for employee
    stock purchase plan................................          --          --          40          --          11
  Proceeds from exercise of stock options..............          --         671       1,553       1,553          --
  Proceeds from issuance of preferred securities.......       4,850      97,188      15,224      15,224          --
  Payment of Series C redeemable preferred stock
    offering costs.....................................          --          --      (4,800)     (4,800)         --
  Proceeds from initial public offering, net of
    offering costs paid................................          --          --      52,435      52,435          --
                                                           --------    --------    --------    --------    --------
         Net cash provided by (used in) financing
           activities..................................       4,601      97,583      63,711      63,671      (2,652)
                                                           --------    --------    --------    --------    --------
         Net increase (decrease) in cash and cash
           equivalents.................................       1,773      67,179     (17,662)    (15,654)    (10,799)
Cash and cash equivalents at beginning of period.......         167       1,940      69,119      69,119      51,457
                                                           --------    --------    --------    --------    --------
Cash and cash equivalents at end of period.............    $  1,940    $ 69,119    $ 51,457    $ 53,465    $ 40,658
                                                           ========    ========    ========    ========    ========
Supplemental disclosure of cash flow information --cash
  paid during the period for interest..................    $     50    $     11    $     43    $     26    $     43
                                                           ========    ========    ========    ========    ========


          See accompanying notes to consolidated financial statements.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     ORGANIZATION

     ARTISTdirect, Inc. (the "Company") was formed on October 6, 1999 upon its merger with ARTISTdirect, LLC (the "Capital Reorganization"). The Capital Reorganization was only a change in the form of ownership of the Company. ARTISTdirect, LLC was organized as a California limited liability company and commenced operations on August 8, 1996. ARTISTdirect, LLC had a 99% ownership interest in ARTISTdirect Agency LLC, Kneeling Elephant Records, LLC and ARTISTdirect NewMedia, LLC ("affiliated companies") and has consolidated their results since inception. In February 1999, Ultimate Band List, LLC ("UBL") acquired the remaining 80% of iMusic, Inc., a Washington corporation, that it did not already own. On May 18, 1999, ARTISTdirect, LLC entered into an agreement with UBL and the affiliated companies whereby units in ARTISTdirect, LLC were exchanged for the membership interests of UBL and the affiliated companies (Exchange Transaction). The acquisition of the minority interest in UBL was accounted for under purchase accounting.

     PRINCIPLES OF CONSOLIDATION

     The accompanying financial statements include the consolidated accounts of the Company and its subsidiaries in which it has controlling interests in the form of voting and operating control. All significant intercompany accounts and transactions have been eliminated for all periods presented. UBL generated losses on its operations for all periods prior to the Company's purchase of the minority interest in UBL. Due to the full funding of those losses by the Company and its members, none of the losses generated by UBL during the periods presented have been allocated to the minority holders.

     UNAUDITED INTERIM FINANCIAL INFORMATION


     The accompanying unaudited financial statements and unaudited footnote disclosures for the nine months ended September 30, 2000 and 2001 have been prepared on substantially the same basis as the audited financial statements, and in the opinion of management of the Company, include all adjustments, consisting only of normal adjustments, necessary for a fair presentation of the financial information set forth therein.


     LIQUIDITY

     The Company has relied on various equity financings to fund its operations in the past. The Company believes that its available cash resources will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for the next 18 months.

2. CAPITAL REORGANIZATION AND REVERSE STOCK SPLITS

     The common units and redeemable preferred units outstanding immediately prior to the Capital Reorganization were converted into common stock and redeemable preferred stock of the C corporation. Each common and preferred unit converted into one share of common and preferred stock, respectively.

     On March 21, 2000 and July 5, 2001, the Company effected a 1 for 4 reverse stock split and a 1 for 10 reverse stock split (the "Reverse Stock Splits"), respectively. The outstanding common securities, options and warrants have been retroactively adjusted to reflect the Reverse Stock Splits.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

All discussion of equity amounts in the following footnotes reflect the effect of the Capital Reorganization and Reverse Stock Splits.

3. SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     Cash equivalents consist of investments, which are readily convertible into cash and have maturities of three months or less at the time of purchase.

     CASH HELD FOR CLIENTS

     Cash held for clients consists of funds held on behalf of the Company's clients for musical performances. The cash is restricted for payment to the clients, and there is a corresponding amount due to clients.

     SHORT TERM INVESTMENTS

     The Company's investments are classified as held-to-maturity as the Company has the intent and ability to hold the securities to maturity. The securities are stated at amortized cost, adjusted for amortization of premiums and accretion discounts to maturity. The Company invests in fixed income securities with maturities of one year or less at the time of purchase.

     DEPRECIATION

     Depreciation is provided using the straight-line method over the following estimated useful lives:

Computer equipment and software...............  3 years
Furniture and fixtures........................  7 years
Leasehold improvements........................  Lesser of estimated useful life or life of
                                                lease (10 years)

     REVENUE RECOGNITION

     E-commerce revenues, which consist primarily of the gross amount of sales revenue paid by the customer for recorded music and merchandise sold via the Internet, include shipping fees and are recognized when the products are shipped. The Company obtains merchandise from merchandisers and manufacturers, music from a third party distributor, contracts for warehousing and fulfillment, processes customer orders and provides customer service. The Company takes title to all products sold and bears the risk of loss for collections and non-delivery subject to any recourse against the shipper. E-commerce revenues are subject to amounts due to the respective artists based on their contracts, and such expense is recorded as part of direct cost of product sales.


     The Company records amounts charged to customers for shipping and handling in accordance with Emerging Issues Task Force 00-10, "Accounting for Shipping and Handling Fees and Costs." Pursuant to EITF 00-10, the Company records amounts charged to customers for shipping and handling as revenue, and records the related costs incurred for shipping and handling to direct cost of product sales in the consolidated statements of operations. For the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, the Company recorded $185,000, $832,000, $1.9 million, $1.3 million and $1.1 million, respectively, as revenue for shipping

                      ARTISTDIRECT, INC. AND SUBSIDIARIES
and handling fees charged to customers. For the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, the Company recorded $189,000, $845,000, $1.6 million, $1.1 million and $803,000, respectively, as direct cost of product sales in the consolidated statements of operations.



     The Company generates media revenue from the sale of advertisements and sponsorships, both online and offline, under short-term contracts. To date, the duration of the Company's advertising and sponsorship commitments has generally averaged from one to six months. The Company's online obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by the users of the Company's online properties. Online advertising revenue is generally recognized as the impressions are served during the period in which the advertisement is displayed, provided that no significant obligations of the Company remain and collection of the resulting receivable is probable. The Company records a reserve for contracts in which the guarantee of a minimum number of impressions are not expected to be met. There were no such instances as of December 31, 1998, 1999 and 2000 and September 30, 2000 and 2001. Revenue generated from offline advertising and sponsorships is recognized ratably over the terms of the sponsorship agreements.



     The Company entered into several contracts with advertisers whereby the parties exchanged online and offline advertising. This revenue was recognized as trade and barter. Trade and barter is valued based upon similar cash transactions, which have been entered into within six months of the respective trade and barter agreement. Trade and barter revenue was $0, $98,000, $309,000, $234,000 and $0 for years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively.


     Agency commission revenue is recognized in accordance with the terms of the representation agreements between the Company and its clients. Revenue is generally recorded upon payment for the performance of services or delivery of materials created by the artists represented.

     Overhead advances on the record label are recognized as revenue evenly over the period covered by the advances. Royalties earned on albums sold by artists signed to the record label are recognized as revenue at the time the releases are shipped to the retailer. Reserves are established for possible returns.

     COST OF REVENUE

     Direct cost of product sales consists of amounts payable to artists, which includes the cost of merchandise sold and a share of net proceeds, and online commerce transaction costs, including credit card fees, fulfillment charges and shipping costs. Other cost of revenue consists primarily of Web site hosting and maintenance costs, online content programming costs, online advertising serving costs, record royalties payable to artists and payroll and related expenses for staff involved in Web site hosting and the agency. Stock-based compensation expense relates to non-cash charges in connection with warrants issued to vendors and options issued to artists and their advisors for the right to operate their stores. Amounts payable to artists and transaction costs are recognized upon shipment. Web site-related costs are recognized immediately when incurred. Payroll and related expenses are recognized in the period incurred. Non-cash stock-based compensation charges are recognized over the period of the related agreements.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     INVENTORIES

     Inventories, included in prepaid expenses and other current assets, consist of music-related merchandise and amounts advanced for inventory on behalf of artists and are stated at net realizable value. Cost is determined using the first-in, first-out method.

     INCOME TAXES

     Prior to the Capital Reorganization, the Company was treated as a limited liability company for federal and state income tax reporting purposes whereby income (or losses) of the Company was reported in the individual income tax returns of the Company's members. After the Capital Reorganization, the Company began accounting for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     WEBSITE DEVELOPMENT COSTS

     Website development costs consist primarily of third-party development costs and payroll and related expenses for in-house Web site development costs incurred in the start-up and production of the Company's content and services. These costs are expensed as incurred. The implementation of Emerging Issues Task Force No. 00-02, "Accounting for Website Development Costs," effective July 1, 2000, did not have a material impact on the consolidated financial statements.

     ADVERTISING COSTS


     Advertising costs are expensed as incurred and totaled $461,000, $7.7 million, $14.7 million, $11.2 million and $2.4 million during the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively.


     INTANGIBLE ASSETS


     Intangible assets consist of goodwill resulting from the excess of the purchase price over the net assets acquired from the acquisition of a minority interest in the UBL, and the acquisitions of iMusic, Inc. and Mjuice.com, Inc., which was fully impaired in 2001. Intangible assets are amortized on a straight-line basis over five years, the estimated period of benefit. The carrying amount of intangible assets is net of accumulated amortization of $2.1, $5.7 and $8.3 million as of December 31, 1999 and 2000, and September 30, 2001, respectively.


     IMPAIRMENT OF LONG-LIVED ASSETS AND GOODWILL

     The Company periodically reviews the carrying amounts of long-lived assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. An impairment adjustment is necessary in the event the net book value of such long-lived assets exceeds the future undiscounted cash flows attributable to such assets. In such event, the loss is measured by

                      ARTISTDIRECT, INC. AND SUBSIDIARIES
the amount that the carrying value of such assets exceeds their fair value. Considerable management adjustment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates.


     The Company determined that the remaining goodwill associated with the acquisition of Mjuice was impaired due to the Company's decision to wind down the related operation. As a result, the Company recorded a loss from impairment of the goodwill from the Mjuice transaction of $4.5 million. In addition, the Company determined that there was insufficient basis to support the entire carrying amount of goodwill associated with the 1999 acquisitions of iMusic and UBL based upon the projected undiscounted future cash flows related to the underlying assets of these goodwill amounts. Online advertising and promotions have been the primary source of revenue derived from these assets, and that revenue has declined for the nine months ended September 30, 2001, significantly affecting the value of these assets, and the Company cannot reasonably estimate if or when these revenue sources will recover. As a result, the Company recorded a loss from impairment of the goodwill from these transactions of $7.0 million based on current estimates of discounted cash flows. For the nine months ended September 30, 2001, the Company recorded an aggregate $11.4 million loss from impairment of goodwill.


     CONCENTRATION OF CREDIT RISK AND SUPPLIER RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, short term investments and trade accounts receivable. The Company places its cash and short term investments in high credit quality instruments. Cash balances at certain financial institutions may exceed the FDIC insurance limits. The Company purchases high quality debt instruments. The Company performs ongoing credit evaluations of its customers but does not require collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure to credit losses and maintains allowances for anticipated losses.

     The Company purchases a large percentage of its music-related merchandise inventory from five suppliers. The Company is subject to risk in the event that any of the suppliers is unable to fulfill customer orders.

     FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments, which include cash and cash equivalents, cash held for clients, short term investments, accounts receivable, accounts payable and accrued expenses and loans and notes payable, approximate fair value because of the short maturity of these instruments.

     INVESTMENTS

     Investments in affiliated companies in which the Company's voting interest is 20% to 50%, or in which the Company is able to exert significant influence in instances where the voting interest is less than 20%, are accounted for under the equity method of accounting. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of the net earnings or losses of the affiliates as they occur rather than as dividends or other distributions received. The Company's share of losses is generally limited to the extent of the Company's investment in, advances to and commitments for the investee.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     LOSS PER COMMON SHARE

     The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" and Securities and Exchange Commission Staff Accounting Bulletin No. 98 (SAB 98). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average outstanding common shares for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g. convertible securities, options, etc.) as if they had been converted at the beginning of the periods presented. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS. Dividends to preferred shareholders and interest on the rescission offer balance are added to the net loss in determining the net loss attributable to common shareholders. Prior to the Capital Reorganization on October 6, 1999 (see Note 2), the Company was organized as a limited liability company and had not issued common stock. Accordingly, no historical loss per share information is included in the attached financial statements for periods prior to October 6, 1999.

     Included in net loss attributable to common shareholders for the year ended December 31, 2000 is the effect of the beneficial conversion feature of the Series C redeemable preferred stock which converted into common shares as of March 31, 2000 in connection with the initial public offering. The value of the beneficial conversion feature was calculated based on the $24.00 per share difference between the initial public offering price of $120.00 and the effective conversion price of $96.00 multiplied by the 1,015,625 shares of common stock issued to the Series C shareholders.


     The diluted loss per share excludes approximately 760,000, 980,000, 1.0 million and 1.3 million securities as of December 31, 1999 and 2000 and September 30, 2000 and 2001, respectively, since the impact would be anti-dilutive.


     STOCK-BASED COMPENSATION

     The Company accounts for stock-based employee compensation in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25 and FASB Interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation," and complies with the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is recorded based on the difference, if any, between the fair value of the Company's stock and the exercise price on the measurement date. The Company accounts for stock issued to non-employees in accordance with SFAS No. 123, which requires entities to recognize as expense over the service period the fair value of all stock-based awards on the date of grant and EITF 96-18, "Accounting for Equity Investments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", which addresses the measurement date for such transactions.

     The Company recognizes compensation expense related to variable awards in accordance with FIN 28. For fixed awards, the Company recognizes expense over the vesting period or the period of service as appropriate.

     COMPREHENSIVE LOSS

     The Company has no significant components of other comprehensive income, and accordingly, the comprehensive loss is the same as net loss for all periods presented.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


     The Financial Accounting Standards Board (FASB) recently issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000 (as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective date of FASB Statement No. 133") and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which become effective January 1, 2001. These pronouncements establish accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Under SFAS 133, changes in the fair values of derivative instruments are recognized immediately in earnings unless those instruments qualify as hedges of the (1) fair values of existing assets, liabilities, or firm commitments, (2) variability of cash flows of forecasted transactions, or (3) foreign currency exposures on net investments in foreign operations. The adoption of these pronouncements did not have a material impact on the consolidated financial statements of the Company.


     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, Revenue Recognition in Financial Statements. SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements of all public registrants. The adoption of SAB 101 in the fourth quarter of fiscal 2000 did not have an impact on the Company's consolidated financial statements.

     In May 2000, EITF 00-14, "Accounting for Certain Sales Incentives," was issued, which provides guidance in the recognition of sales incentives. This pronouncement, which is effective January 1, 2002, will not have a material impact on the Company's consolidated financial statements.

     In September 2000, EITF 00-22, "Accounting for "Points" and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future," was issued, which provides guidance on the accounting for membership-based loyalty programs. Certain provisions of the pronouncement were effective for the quarter ended March 31, 2001. The implementation of this pronouncement has not, and is not expected to, have a material impact on the Company's consolidated financial statements.

     In September 2000, EITF 00-25, "Vendor Income Statement Characterization of Consideration from a Vendor to a Retailer," was issued, which provides guidance on the recognition, presentation and disclosure for arrangements between vendors and retailers involving consideration. The implementation of this pronouncement is effective January 1, 2002, and is not expected to have a material impact on the Company's consolidated financial statements.

     In July 2001, FASB issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Other Intangible Assets". Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all

                      ARTISTDIRECT, INC. AND SUBSIDIARIES
purchase method business combinations completed after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121.


     The Company is required to adopt the provisions of Statement 141 immediately and Statement 142 effective January 1, 2002. Furthermore, any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will continue to be evaluated for impairment in accordance with the appropriate pre-Statement 142 accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized prior to the adoption of Statement 142.


     Statement 141 will require upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.


     In connection with the transitional goodwill impairment evaluation, Statement 142 will require the Company to perform an assessment of whether there is an indication that goodwill (and equity-method goodwill) is impaired as of the date of adoption. To accomplish this the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. The Company will then have up to six months from the date of adoption to determine the fair value of each reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and the Company must perform the second step of the transitional impairment test. In the second step, the Company must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of it assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with Statement 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in the Company's statement of operations.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     As of the date of adoption, the Company expects to have unamortized goodwill in the amount of $788,000, which will be subject to the transition provisions of Statements 141 and 142. Amortization expense related to goodwill was $2.2 million, $3.5 million, $2.5 million and $2.6 million for the years ended December 31, 1999, 2000 and for the nine months ended September 30, 2000 and 2001, respectively. Because of the extensive effort needed to comply with adopting Statements 141 and 142, it is not practicable to reasonably estimate the impact of adopting these Statements on the Company's financial statements at the date of this report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.



     In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting of the impairment or disposal of long-lived assets. Statement No. 144 supersedes Statement No. 121, however, it retains many of the fundamental provisions of that Statement. Statement No. 144 also supersedes the accounting and reporting provisions of Accounting Principles Board No. 30 (Opinion 30), "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. Statement No. 144 is effective January 1, 2002. The Company has not yet evaluated the impact that the adoption of Statement No. 144 will have on its financial statements.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

4. SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

     Significant non-cash investing and financing activities are reflected in the following table:


                                                                           (UNAUDITED)
                                                                        NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                        ---------------------------    -------------------
                                        1998     1999        2000        2000       2001
                                        ----    -------    --------    --------    -------
                                                          (IN THOUSANDS)
Cash paid for acquisitions:
  Fair value of net assets acquired...  $ --    $ 2,463    $  5,077    $  5,025    $    --
  Net liabilities assumed.............    --       (185)       (203)       (203)        --
  Common units/stock issued...........    --     (2,168)     (2,859)     (2,807)        --
                                        ----    -------    --------    --------    -------
       Cash paid for acquisitions.....  $ --    $   110    $  2,015    $  2,015    $    --
                                        ====    =======    ========    ========    =======
Issuance of common securities for
  minority interests in affiliated
  companies:
  Issuance of common securities.......  $ --    $13,922    $     --    $     --    $    --
  Acquisition costs -- cash paid......    --        127          --          --         --
  Net assets acquired.................    --       (938)         --          --         --
                                        ----    -------    --------    --------    -------
       Goodwill.......................  $ --    $13,111    $     --    $     --    $    --
                                        ====    =======    ========    ========    =======
Accrual of dividends on redeemable
  preferred securities................  $171    $ 1,414    $    963    $    963    $    --
Securities subject to potential
  rescission offer....................  $114    $ 6,740    $  3,924    $  3,388    $   412
Accretion on redeemable stock.........  $ --    $   184    $     --    $     --    $    --
Issuance/(cancellation) of
  options/warrants....................  $ --    $51,202    $ (1,372)   $  1,832    $(1,428)
Appreciation (depreciation) of
  variable equity interests...........  $ --    $16,470    $ (6,645)   $ (6,645)   $    --
Conversion of preferred return to
  common securities...................  $ --    $ 1,122    $     --    $     --    $    --
Issuance of shares to officer.........  $ --    $   875    $     --    $     --    $    --
Notes issued to shareholders..........  $ --    $   741    $     --    $     --    $    --
Conversion of redeemable common stock
  to common stock.....................  $ --    $    --    $  2,352    $  2,352    $    --
Issuance of stock appreciation
  rights/options......................  $ --    $    --    $  2,992    $  2,992    $    --
Conversion of redeemable preferred
  stock and accrued dividends to
  common shares.......................  $ --    $    --    $118,688    $118,688    $    --

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

5. SHORT TERM INVESTMENTS

     The Company's short-term investments consist of the following held-to-maturity securities:


                                                                         (UNAUDITED)
                                                DECEMBER 31, 2000    SEPTEMBER 30, 2001
                                               -------------------   -------------------
                                                FAIR                  FAIR
                                               MARKET    AMORTIZED   MARKET    AMORTIZED
                                                VALUE      COST       VALUE      COST
                                               -------   ---------   -------   ---------
                                                            (IN THOUSANDS)
U.S. corporate and bank debt.................  $30,361    $30,362    $19,440    $19,942
U.S. government and agencies.................    4,001      4,002         --         --
International corporate and bank debt........    2,003      2,004         --         --
                                               -------    -------    -------    -------
       Total investments.....................  $36,365    $36,368    $19,440    $19,942
                                               =======    =======    =======    =======


     All held-to-maturity securities mature within one year.

6. PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and consist of the following:


                                                DECEMBER 31,           (UNAUDITED)
                                             -------------------      SEPTEMBER 30,
                                              1999        2000            2001
                                             ------      -------      -------------
                                                         (IN THOUSANDS)
Computer equipment and software............  $3,559      $ 7,845         $ 8,347
Furniture and fixtures.....................     207        1,747           1,728
Leasehold improvements.....................      --        2,542           2,674
                                             ------      -------         -------
                                              3,766       12,134          12,749
Less accumulated depreciation..............    (423)      (3,077)         (5,738)
                                             ------      -------         -------
Property and equipment, net................  $3,343      $ 9,057         $ 7,011
                                             ======      =======         =======


7. ALLOWANCE FOR DOUBTFUL ACCOUNTS AND SALES RETURN RESERVE

     A summary of the activity of the allowance for doubtful accounts for the periods indicated is reflected in the following table:


                                                                  (UNAUDITED)
                                            YEAR ENDED         NINE MONTHS ENDED
                                           DECEMBER 31,          SEPTEMBER 30,
                                         ----------------      ------------------
                                         1999       2000        2000        2001
                                         -----      -----      ------      ------
                                                      (IN THOUSANDS)
Balance, beginning of period...........  $  81      $  89      $  89       $ 389
Provision for doubtful accounts........    385        653        200         117
Amounts charged off....................   (377)      (353)       (68)       (369)
                                         -----      -----      -----       -----
Balance, end of period.................  $  89      $ 389      $ 221       $ 137
                                         =====      =====      =====       =====

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     A summary of the activity of the reserve for sales returns for the periods indicated is reflected in the following table:


                                                                  (UNAUDITED)
                                            YEAR ENDED         NINE MONTHS ENDED
                                           DECEMBER 31,          SEPTEMBER 30,
                                         ----------------      ------------------
                                         1999       2000        2000        2001
                                         -----      -----      ------      ------
                                                      (IN THOUSANDS)
Balance, beginning of period...........  $  13      $  34      $  34       $  75
Provision for sales returns............    180        244        544         197
Amounts charged off....................   (159)      (203)      (198)       (267)
                                         -----      -----      -----       -----
Balance, end of period.................  $  34      $  75      $ 380       $   5
                                         =====      =====      =====       =====


8.  ACCRUED EXPENSES

     Accrued expenses are comprised of the following:


                                                      DECEMBER 31,       (UNAUDITED)
                                                    ----------------    SEPTEMBER 30,
                                                     1999      2000         2001
                                                    ------    ------    -------------
                                                             (IN THOUSANDS)
Accrued payroll and related.....................    $1,470    $1,391        $1,184
Accrued cost of sales...........................       865     1,924           902
Accrued advertising costs.......................       873       170           414
Accrued professional fees.......................       333       317           284
Programming rights..............................       682       682            --
Other accrued expenses..........................       475       702           816
                                                    ------    ------        ------
     Total accrued expenses.....................    $4,698    $5,186        $3,600
                                                    ======    ======        ======


9.  INVESTMENTS IN AFFILIATED COMPANIES


     As of December 31, 1999 and 2000 and September 30, 2001, the Company had a 45% ownership in SnoCore, LLC, and accounts for the investment under the equity method. The Company recorded income of $50,000, $15,000, $15,000 and $48,000 for this investment for the years ended December 31, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively. The Company received a $33,000 and a $2,000 distribution of income from the investee during the year ended December 31, 1999 and the nine months ended September 30, 2001, respectively. The carrying amount of the investment was $70,000, $85,000 and $131,000 as of December 31, 1999 and 2000 and September 30, 2001, respectively.



     During the year ended December 31, 2000, the Company entered into a joint venture, Latin America Internet Company, LLC in which the Company holds a 50% ownership interest. The Company accounts for the investment under the equity method. The Company made an initial investment of $250,000 during the year ended December 31, 2000. The Company recorded its share of losses of $250,000 and $327,000 for this investment for the year ended December 31, 2000 and for the nine months ended September 30, 2001. The Company may be required to fund an additional $9.5 million for operations.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     In May 2001, the Company entered into an agreement with veteran entertainment executive Frederick Field to become Chairman and Chief Executive Officer of ARTISTdirect and form a new record label in partnership with ARTISTdirect. The record label is a 50/50 co-venture between ARTISTdirect and Mr. Field, with the Company providing a significant financial commitment. The Company is required to provide funding of up to $50 million through June 2006. As of September 30, 2001, the Company had funded $4.0 million to the record label. Due to the Company's commitment to fund the operations of the joint venture, the Company records 100% of the losses of the joint venture. For the nine months ended September 30, 2001, the Company recorded losses of $3.8 million from the joint venture.


     As of December 31, 1998, the Company had an approximate 20% ownership in iMusic, Inc. The majority owner in iMusic, Inc. had a 76% voting interest. As the Company was not able to exert significant influence in the management of iMusic, Inc., the investment was accounted for under the cost method. In February 1999, the Company acquired all of the outstanding capital stock of iMusic, Inc. that it did not already own.

10. LINE OF CREDIT

     In 1997, the Company obtained a $250,000 line of credit with a financial institution. The line was increased to $500,000 during 1998, to $2.0 million in February 1999 and to $5.0 million in November 1999. The line of credit was guaranteed by certain officers and stockholders of the Company and bore interest, which is payable monthly, at a base rate as defined in the lending agreement plus 1%. No balance outstanding on the line of credit as of December 31, 1998 and the line of credit was terminated at the Company's option in September 1999 and reinstated in October 1999. As of December 31, 1999, there was no balance outstanding on the line of credit. In March 2000, the line of credit expired.

11. ACQUISITIONS


     In February 1999, the Company acquired the remaining 80% of iMusic, Inc. that it did not own. The consideration paid for the acquisition included $110,000 in cash, redeemable common units of UBL equal to 2% of its membership interests and the assumption of approximately $180,000 of liabilities. The value of the redeemable common units given was approximately $2.2 million. The acquisition has been accounted for as a purchase and the operations of iMusic, Inc. have been included from the date of acquisition. The Company recorded goodwill of approximately $2.4 million as a result of this acquisition, of which the remaining net balance of $1.2 million was written off in September 2001.



     In May 1999 the Company acquired the 40.29% minority interest in the UBL in exchange for common interests in ARTISTdirect, LLC. The value of the consideration given was approximately $13.9 million, which was based on the value of the equity given, using the pricing of third party equity contributed at or around the time of the purchase transaction; the transaction has been accounted for as a purchase. Due to the full funding of the losses of UBL by the Company and its members prior to the purchase of the minority interest, none of the losses generated by UBL during the periods presented have been allocated to the minority holders. The Company recorded goodwill of approximately $13.1 million as a result of this acquisition, of which $5.8 million was written off in September 2001. The remaining balance at September 30, 2001 was $873,000, which is being amortized over the remainder of the initial five year period.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     In August 2000, ARTISTdirect acquired all of the outstanding capital stock of Mjuice.com, Inc., a company involved in the development and distribution of the secure digital distribution of MP3-formatted music. The Company issued 90,000 of its common shares and common share equivalents in exchange for all the outstanding equity of Mjuice.com, Inc. The total purchase consideration for Mjuice.com was approximately $5.1 million, which includes cash paid of approximately $2.0 million. The acquisition was accounted for as a purchase, with $5.0 million being recorded as goodwill, of which the remaining net balance of $4.5 million was written off in March 2001.

     The pro forma results of operations assuming the above transactions had occurred at the beginning of the following periods are as follows:


                                                          (UNAUDITED)
                                                    YEAR ENDED DECEMBER 31,
                                                    -----------------------
                                                      1999         2000
                                                    --------    -----------
                                                        (IN THOUSANDS)
Revenues..........................................  $10,337     $   21,676
                                                    -------     ----------
Net loss..........................................  $62,470     $   62,165
                                                    -------     ----------
Pro forma loss per share..........................              $    27.30
                                                                ----------
Pro forma weighted average shares.................               3,227,325
                                                                ==========


12. INCOME TAXES

     Income taxes differ from the amount computed using a tax rate of 35% as a result of the following (amounts in thousands):


                                      PERIOD FROM                         (UNAUDITED)
                                       OCTOBER 6,                      NINE MONTHS ENDED
                                        1999 TO        YEAR ENDED        SEPTEMBER 30,
                                      DECEMBER 31,    DECEMBER 31,    --------------------
                                          1999            2000          2000        2001
                                      ------------    ------------    --------    --------
Computed expected tax benefit.......    $(8,259)        $(20,758)     $(14,793)   $(16,588)
State and local income taxes, net of
  federal income tax benefit........       (977)          (3,200)       (2,280)     (2,405)
FAS 109 implementation..............     (9,227)              --            --          --
Goodwill amortization...............        271            1,240           878       1,926
Other...............................         27             (303)           27          15
Increase in valuation allowance.....     18,165           23,021        16,168      17,052
                                        -------         --------      --------    --------
          Total tax benefit.........    $    --         $     --      $     --    $     --
                                        =======         ========      ========    ========

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and (liabilities) at December 31, 1999 and 2000 and September 30, 2001 are presented below:



                                                                             (UNAUDITED)
                                            DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                                1999            2000            2001
                                            ------------    ------------    -------------
Deferred tax assets:
  Net operating loss carryforwards........    $  4,520        $ 23,165        $ 38,538
  Amortization of stock based
     compensation.........................      14,296          19,817          21,947
  Other...................................         576           1,331           2,176
                                              --------        --------        --------
Total deferred tax assets.................      19,392          44,313          62,661
Less -- valuation allowance...............     (18,165)        (41,186)        (58,238)
                                              --------        --------        --------
Net deferred assets.......................       1,227           3,127           4,423
                                              --------        --------        --------
Deferred tax liability -- state income
  taxes...................................      (1,227)         (3,127)         (4,423)
                                              --------        --------        --------
          Net deferred tax assets.........    $     --        $     --              --
                                              ========        ========        ========



     At September 30, 2001, the Company had net operating loss carryforwards totaling approximately $87.9 million for Federal income tax purposes expiring beginning in 2019 and California state net operating loss carryforwards of $87.9 million expiring beginning in 2007. Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carryforwards in future tax returns, the Company has recorded a valuation allowance against its deferred tax assets as of December 31, 1999 and 2000 and September 30, 2001 of $18.2 million, $41.2 million and $58.2 million, respectively.


     In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. In addition, Internal Revenue Code Section 382 substantially restricts the ability of a Corporation to utilize existing net operating loss in the event of an "ownership change." Therefore, the Company's net operating losses for Federal income tax purposes may be limited due to changes in ownership.

13. SIGNIFICANT CONTRACTS

     The Company entered into a settlement agreement with an employee in connection with the termination of his employment in October 1997. Pursuant to this agreement, the employee received a severance payment of $175,000, to be paid out in eight quarterly installments. The amount due under this severance arrangement was $88,000 as of December 31, 1998. The amount was paid in full in 1999. As part of the settlement agreement, the individual received an option to purchase the lesser of 10,000 securities or 2.5% of the shares offered to the public upon an initial public offering at an exercise price that will be set at the completion of the initial public offering pursuant to the provision defined in the settlement agreement. The employee exercised the purchase option of 10,000 shares. The Company recorded compensation expense of $1,025,000 for the year ended December 31, 2000, which represented the difference between the fair value of the common stock and the amount paid.

     In 1998 the Company entered into an employment agreement with an officer of the Company under which deferred compensation of up to $200,000 was granted. The value of the deferred compensation was determined based on the value of the Company as of the payment date. The Company has accrued $200,000 in deferred compensation.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     For the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, the Company incurred legal expenses of approximately $450,000, $1,101,000, $464,000, $384,000 and $254,000,
respectively, for legal services provided by Lenard, Brisbin & Klotz LLP. Allen Lenard, one of the Company's directors, is Managing Partner of Lenard, Brisbin & Klotz LLP.


     Kneeling Elephant Records, LLC, a subsidiary of the Company, entered into an agreement with RCA in January 1997. Kneeling Elephant was a record label managed by the Company. Under the agreement, RCA provided all funding to the Company for the label and owns the rights to all sound recordings made under artist agreements during the initial three year term of the agreement. RCA had an option to terminate its agreement with Kneeling Elephant after three years, at which point, the assets and properties of Kneeling Elephant would be divided based on the terms of the agreement. Under the agreement, RCA provided funding of $300,000 in January 1997, which was recognized ratably over the minimum three year operating term. Additionally, RCA has provided annual funding of $450,000, paid on a quarterly basis, to the Company for the operation of Kneeling Elephant under the terms of the agreement. The original agreement with RCA was extended through June 30, 2000, at which point it was terminated.

     In April 1999, the Company entered into an agreement with a merchandiser for a term of four years. In exchange for merchandise fulfillment services, the Company granted the merchandiser warrants to purchase 13,125 shares of common stock upon the signing of the agreement. Additional warrants to purchase common stock may be earned by the merchandiser based on the achievement of certain sales levels, none of which have been reached to date.


     In June 1999, the Company entered into an agreement with a merchandiser for a three-year term. In exchange for merchandise fulfillment services over the term of the agreement, the Company paid a deposit of $1.0 million which is being amortized over the term of the agreement, and granted the merchandiser warrants to purchase 22,842 shares of common stock upon the signing of the agreement. Additional warrants to purchase common stock may be earned by the merchandiser based on the achievement of certain sales levels, none of which have been reached to date. In January 2001, the merchandiser filed for bankruptcy protection under Chapter 11. Due to uncertainty regarding the ability of the merchandiser to provide future services, the Company has fully expensed the $1 million deposit as of September 30, 2001.


     In November 1999, the Company entered into a three year programming license agreement with CHUMcity International. The Company was amortizing the license cost over the contractual license period. In July 2001, the Company terminated this agreement with CHUMcity.

     In December 1999, the Company entered into an eighteen month marketing agreement with ABC News Internet Ventures. The agreement provides for the exchange and distribution of content by both parties. As the values of the content and services being provided by both parties is not readily determinable, the content and services provided and received by the Company are being recorded at their cost basis to the Company, which is zero.

     In connection with the issuance of Series C Preferred shares, the Company entered into strategic relationships with four record labels. Under the terms of these agreements, the Company has the right to purchase certain content related to each of the respective companies' artists on terms generally made available to other online music companies. The cost associated with the acquisition of such content will be expensed as it is acquired and broadcast online.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     In December 1999, the Company entered into an advertising and promotion agreement with Yahoo! pursuant to which the Company purchased media placement on Yahoo!. The Company recorded the expense related to the amounts paid to Yahoo! for advertising and promotion services over the term of the agreement as services or promotions were received. On November 7, 2000, the Company amended this agreement such that it was terminated as of December 31, 2000. Yahoo! delivered certain additional page views containing the Company's banners on various Yahoo! properties through June 30, 2001. In connection with the original agreement, the Company issued Yahoo! warrants to purchase 33,926 shares of common stock. The exercise price for 16,963 of the warrants is $139.28, and the exercise price for the remaining warrants is $120.00. The expense related to the warrants was amortized through June 30, 2001 (see discussion of fair value under "Warrants" in note 15).

     The Company entered into an agreement with a landlord for office space for a term of ten years. In connection with the agreement, the Company issued warrants to purchase 6,250 shares of common stock at $139.28 per share. The expense related to the warrants is being amortized over the term of the agreement. (See discussion of fair value under "Warrants" in note 15).

14. REDEEMABLE SECURITIES

     From July through December 1998, the Company issued redeemable preferred units for proceeds of $4.9 million. These preferred units were converted into
12.8 million Series A ARTISTdirect, LLC redeemable preferred securities pursuant to the Exchange Transaction, and were converted into 320,782 shares of Series A Redeemable Preferred Stock (Series A Preferred) pursuant to the Capital Reorganization and Reverse Stock Splits. The Series A Preferred shares carried a 10% cumulative annual dividend. The liquidation preference and redemption value of the Series A Preferred shares was approximately $5.0 million as of December 31, 1999. The Series A Preferred shares and accrued dividend were converted to common shares upon the closing of the initial public offering.

     On February 17, 1999, the Company issued 17,044 redeemable common shares (Redeemable Stock) for the purchase of the remaining 80% of iMusic, Inc. The holder of the Redeemable Stock had the right to redeem the Redeemable Stock upon the earlier of an initial public offering or February 17, 2002 at a redemption value of $2.8 million. The holder chose not to redeem the shares. The accreted value of $2.4 million was included in redeemable common securities in the balance sheet as of December 31, 1999 and was converted to common shares upon the completion of the initial public offering in March 2000.

     On May 18, 1999, the Company issued 375,000 Series B redeemable preferred shares (Series B Preferred) for proceeds of $15 million. The Series B Preferred shares had the same redemption terms as the Series A Preferred shares, and had an original conversion price of $40.00 per share. The Series B Preferred shares had liquidation preference over all other classes of shares. The liquidation preference and redemption value of the Series B Preferred shares was $15.4 million as of December 31, 1999. The Series B Preferred shares and accrued dividends were converted to common shares upon the closing of the initial public offering in March 2000.

     In December 1999, the Company issued 590,537 Series C redeemable preferred shares (Series C Preferred) for proceeds of $82.2 million and in January 2000, the Company issued an additional 109,492 Series C Preferred shares for proceeds of $15.2 million. The total sum of $97.5 million was raised through the sale of shares to six music and media companies which included Universal Music Group, BMG Entertainment, Sony Music Entertainment, Time Warner Inc., an affiliate of Cisneros Television Group and Yahoo! The Series C Preferred shares had the same redemption terms as the

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

Series A and Series B Preferred shares and had an initial conversion price of $139.28 per share. The liquidation preference and redemption value as of December 31, 1999 was $82.3 million. The Series C Preferred shares were converted to 1,015,625 common shares upon the closing of the initial public offering. The conversion rate was 1.45 common shares for each Series C Preferred share based on the offering price and pursuant to the Series C shareholder agreement.

     Included in redeemable common securities are amounts related to options and securities subject to the Company's rescission offer. The Company issued shares or options to purchase shares to employees, artists and advisors. The issuance of these shares or options did not fully comply with certain requirements under the Securities Act or applicable state securities laws, or available exemptions thereunder, and as a result the Company is making a rescission offer to all these persons pursuant to the registration statement filed with this prospectus under the Securities Act and pursuant to applicable state securities laws.


     In the rescission offer, the Company is offering to repurchase from these persons all shares issued directly to these persons or pursuant to option exercises by these persons before the expiration of the rescission offer (regardless of whether the shares have been subsequently sold by the person) for an amount equal to the purchase or exercise price paid for the shares, plus interest from the date of purchase until the rescission offer expires, at the annual rate mandated by the state in which such shares were purchased, or at 7% per year if a "private placement" exemption was available in a particular state or if the shares were otherwise issued in compliance with state law (less any amounts received if the shares have already been sold by the purchaser). The rescission offer will expire approximately 30 days after the effective date of the registration statement filed with this prospectus. Based upon the number of options exercised through September 30, 2001, the out-of-pocket cost to the Company would be approximately $2.2 million, plus interest of $280,000.



     In addition, the Company is also offering to repurchase all unexercised options granted to these persons (regardless of whether the options have expired), at 20% of the option exercise price times the number of option shares, plus interest from the date of grant until the rescission offer expires, at the annual rate mandated by the state in which such options were granted, or at 7% per year if a "private placement" exemption was available in a particular state or if the shares were otherwise issued in compliance with state law. Based on the number of options outstanding as of September 30, 2001, and assuming that none of these options are exercised prior to the end of the rescission offer, the out-of-pocket cost to the Company in repurchasing such options would be approximately $7.7 million, plus interest of $1.0 million.



     The Company has accrued $114,000, $6.7 million, $3.9 million, $3.4 million and $412,000 related to the rescission offer for the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively. Of the $11.2 million accrued as of September 30, 2001, $7.7 million represents the accrual for options that are subject to the rescission offer, $2.2 million represents amounts due as a result of the exercise of options and $1.3 million represents accrued interest at the applicable statutory rates.


     The amount recorded in "Redeemable securities" for the rescission offer has been recorded as a reduction from "Members' and stockholders' equity" as the amount that is potentially due to holders of options and shares subject to the rescission offer represents a redeemable security, as the redemption feature is not within the control of the Company.

     In the event that a holder of options or shares subject to the rescission offer does not accept the rescission offer, the holder's right to rescission may survive the rescission offer.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

15. MEMBERS' AND STOCKHOLDERS' EQUITY

     COMMON STOCK

     In March 2000, the Company completed an initial public offering in which it sold 500,000 shares for total proceeds, net of offering costs, of $52.4 million.


     In April 2001, the Company completed a tender offer in which it repurchased 200,000 shares of common stock for a total cost of $2.5 million. The repurchased shares are reflected as treasury stock in the balance sheet as of September 30, 2001.



     In May 2001, the Company authorized the purchase of up to $2 million worth of the Company's common stock. The stock repurchase program is being implemented through purchases in the open market or in privately negotiated transactions from time to time depending on market conditions and other factors. As of September 30, 2001, the Company repurchased 27,528 shares of common stock for an aggregate purchase price of approximately $163,000. This repurchase is separate from the Company's tender offer described above, and is reflected as treasury stock in the balance sheet as of September 30, 2001.


     MEMBER DISTRIBUTIONS

     The Company made distributions to members of $249,000 and $741,000 in 1998 and 1999, respectively.

     VARIABLE EQUITY INTERESTS

     During 1998, the Company issued common units, which were converted to common shares upon the conversion of the Company to a C Corporation in October 1999, to certain executive employees and its outside legal counsel in connection with services rendered and to be rendered. In January 1998, Keith Yokomoto and L&G Associates One, an affiliate of Lenard, Brisbin & Klotz LLP, one of the Company's outside legal counsel, received interests of 10.1% and 3.03% respectively. In June 1998, Steve Rennie and Robert Morse received interests of 4.04% and 1.01% respectively. The units provided for the holder to share in the capital of the Company to the extent of increases in the fair value of the Company subsequent to the issuance of the units (Appreciation Rights). The Appreciation Rights issued to employees have been accounted for as stock appreciation rights. The Appreciation Rights issued to the outside legal counsel were valued at the estimated fair value as determined by the Company and expensed immediately as they related to past services. Accordingly, the value of the Appreciation Rights has been adjusted based on changes in the fair value of the Company. The Company has estimated the fair value based on third party equity transactions and ultimately on the trading price of the Company's common shares upon the completion of the initial public offering. The Appreciation Rights were settled upon the closing of the initial public offering on March 31, 2000. The Company has recognized as stock based compensation expense $3.8 million and $16.3 million for the years ended December 31, 1998 and 1999, respectively. The Company recorded a credit to stock based compensation in the amount of $6.6 million for the year ended December 31, 2000 as a result of the decline in the value of the Company's common shares from December 31, 1999 to March 31, 2000, the date on which the Appreciation Rights were settled.

     WARRANTS

     In May and June 1999, the Company issued warrants to purchase 35,967 shares of common stock at $40.00 per share to two vendors from whom it purchases merchandise ("merchandisers").

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

The value of the warrants was $864,000, of which $168,000, $262,000, $196,000 and $196,000 has been recognized as expense for the years ended December 31, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively. The value of the warrants is being amortized as cost of revenues over the term of the related merchandising agreements. All of the warrants, which expire 5 years from the date of issuance, are exercisable as of September 30, 2001 and none have been exercised. Additionally, the merchandisers may earn up to 54,546 of additional warrants based on certain performance levels as specified in the merchandising agreements, none of which have been reached as of September 30, 2001.



     In December 1999, the Company issued warrants to purchase 33,926 shares of common stock in connection with an advertising and promotion agreement. As of September 30, 2001, 16,963 of the warrants are exercisable and the remaining warrants vest in December 2001 and have an exercise price of $120.00 per share. The value of the warrants upon issuance was $2.0 million, of which $19,000 was recorded as expense for the year ended December 31, 1999. These warrants were being accounted for as variable instruments under EITF 96-18 up through June 30, 2001, when performance under the agreement was completed and a measurement date was reached. Due to the decrease in fair value of the Company's common stock, the value of the warrants was reduced to $66,000 as of June 30, 2001. The related expense for the year ended December 31, 2000 was $28,000, and $42,000 and $19,000 for the nine months ended September 30, 2000 and 2001, respectively. The value of the warrants was amortized through June 30, 2001, the period through which services were performed. The warrants expire in December 2002.



     In January 2000, the Company issued warrants to purchase 6,250 shares of common stock in connection with an office lease. The warrants, which expire in January 2005, were exercisable upon grant, and none have been exercised as of September 30, 2001. The warrants were valued at $568,000, of which $47,000, $33,000 and $43,000 has been recorded as expense for the year ended December 31, 2000 and for the nine months ended September 30, 2000 and 2001, respectively. The value of the warrants is being amortized over the term of the related lease.



     The estimated fair values of the warrants was determined using the Black-Scholes model. The key assumptions used in the model for the purpose of the calculation were: a risk free rate of 6% in 1999 and 6.4% in 2000; a volatility factor of 81% in 1999, 100% in January 2000, 120% in June 2000 and 180% in September 2001; no expected dividends; and an expected life which is equal to the contractual life of the warrants.



     In August 2000, the Company issued warrants to purchase 1,306 shares of common stock to various consultants in connection with the acquisition of Mjuice.com, Inc. These warrants were valued at $34,000 and were accounted for as part of the purchase price. The warrants have exercise prices ranging from $1.90 to $63.50 per share, and all of the warrants were exercisable as of September 30, 2001.


     PREFERRED DIVIDENDS

     On May 18, 1999, the Company paid to the Series A redeemable preferred securities holders the accrued dividends to that date of $355,000 in the form of 8,863 common shares, as well as a cash payment of $85,000.

     On October 6, 1999, the Company paid to the Series A and B redeemable preferred stockholders the accrued dividends to that date of $767,000 in the form of 21,300 shares of common stock, as well as a cash payment of $191,000.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     Upon the conversion of the Series A, B and C Preferred shares to common shares, accrued dividends of $963,000 were converted into 8,021 common shares.

     PURCHASE OF SHARES BY OFFICER

     In September 1999, the Company's Chief Financial Officer purchased 11,182 shares of common securities from certain officer stockholders for an aggregate purchase price of $400,000. The difference between the purchase price and the fair value of the securities as of the date of the transaction has been reflected as stock-based compensation. The amount of stock-based compensation aggregated $875,000 for the year ended December 31, 1999. The Company determined the fair value of the securities based on the continued growth of the Company's operations and recent equity transactions with third parties.

     EQUITY TRANSFER

     In March 2000, the founders of the Company entered into a series of transactions whereby two employees and an outside legal counsel would receive the appreciation on the Company's common stock above $139.28 per share through the third day of trading after the initial public offering. Additionally, the two employees and outside legal counsel received stock options on the third day of trading after the initial public offering with an exercise price of $139.28. There was no expense charge for the appreciation rights and stock options granted to the two employees, as the stock price was below $139.28 per share on the third day of trading and the exercise price on the stock options was greater than the fair value of the Company's common stock on the date of grant. The fair value of the appreciation rights and stock options granted to the outside legal counsel was $2,029,000 and was recorded as expense for the year ended December 31, 2000, as the grants related to past services. The stock option grants to the outside legal counsel are reflected as option grants under the Advisor Plan (see discussion in note 16).

16. OPTIONS


     In July 1998, the Company implemented the 1998 Unit Option Plan (which was subsequently amended and replaced by the 1999 Employee Stock Option Plan), which has reserved 725,593 shares of the Company's common stock for issuance to employees, non-employee members of the board of directors and consultants. This share reserve automatically increases on the first trading day in January each calendar year, by an amount equal to two percent (2%) of the total number of shares of our common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 87,500 shares. No option may have a term in excess of 10 years. The options generally vest within three years. As of September 30, 2001, 308,040 shares remained available for future option grant.


     The Company accounts for its employee stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," Interpretation No. 44, and other related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     Summary stock option activity for 1999 Employee Stock Option Plan during the years ended December 31, 1998, 1999 and 2000 and the nine months ended September 30, 2001 is as follows:



                                                     OPTIONS OUTSTANDING
                                                    ---------------------
                                                                 WEIGHTED
                                                                 AVERAGE
                                                    NUMBER OF    EXERCISE
                                                     SHARES       PRICE
                                                    ---------    --------
Outstanding options at December 31, 1997..........        --      $   --
  Granted.........................................    35,672       15.20
  Exercised.......................................        --          --
  Canceled........................................        --          --
                                                    --------      ------
Outstanding options at December 31, 1998..........    35,672       15.20
  Granted.........................................   344,906       36.00
  Exercised.......................................    (5,875)      34.00
  Canceled........................................      (125)      36.00
                                                    --------      ------
Outstanding options at December 31, 1999..........   374,578       34.06
  Granted.........................................   319,709       81.64
  Exercised.......................................    (3,181)      13.72
  Canceled........................................  (124,802)      46.18
                                                    --------      ------
Outstanding options at December 31, 2000..........   566,304       58.36
  Granted (unaudited).............................    35,687        7.50
  Exercised (unaudited)...........................        --          --
  Canceled (unaudited)............................  (193,494)      52.16
                                                    --------      ------
Outstanding options at September 30, 2001
  (unaudited).....................................   408,497      $56.86
                                                    ========      ======


     During the year ended December 31, 1999 the Company issued 750 options to consultants, for services previously performed resulting in a weighted average fair value per option of $102.67, and a total value of $77,000. The Company recorded this amount as stock based compensation for the year ended December 31, 1999, as the services had been performed.

     In February 2000, the Company accelerated the vesting of 11,480 stock options granted to an executive of the Company. The resulting compensation expense of $964,000 which represented the difference between the fair value of the Company's common stock on the date of modification and the exercise price, was recorded during the year ended December 31, 2000.

     In May 2001, the Company granted an officer non-qualified stock options, which are not part of any stock option plan maintained by the Company, to purchase 444,480 shares of common stock at an exercise price of $7.50 per share. Of the 444,480 option shares, 302,370 are exercisable immediately (the underlying shares pursuant to the exercise of this portion of the options vest over five years from the date of the option grant), 75,588 are exercisable in the event the 30-day average closing price of the Company's common stock on NASDAQ equals or exceeds $35.00 per share within three years from the grant date, and 66,522 are exercisable in the event the 30-day average closing price of the Company's common stock on NASDAQ equals or exceeds $70.00 per share within three years of the grant date. The two options that are not exercisable upon grant shall also become exercisable in the event of a de-listing of the Company's common stock from NASDAQ and

                      ARTISTDIRECT, INC. AND SUBSIDIARIES
a subsequent re-listing, a change in control of the Company or an involuntary termination of the officer (within three years of the date of grant).


     In September 2001, the Company granted options to purchase 35,687 shares of its common stock at an exercise price of $7.50 per share to outside legal counsel. The fair value of the stock options granted to the outside legal counsel was $205,000 and was recorded as expense for the nine months ended September 30, 2001, as the grant related to past services.


     If the Company had elected to recognize compensation cost based on the fair value at the date of grant, consistent with the method as prescribed by SFAS No. 123, net loss for the years ended December 31, 1998, 1999 and 2000 would have changed to the pro forma amounts indicated below:


                                                                   (UNAUDITED)
                                                                NINE MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                ----------------------------    ------------------
                                 1998      1999       2000       2000       2001
                                ------    -------    -------    -------    -------
                                            (IN THOUSANDS)
Net loss:
  As reported.................  $6,318    $57,804    $59,308    $42,265    $47,393
  Pro forma...................  $6,334    $58,254    $64,678    $46,069    $52,929
                                ======    =======    =======    =======    =======



     The fair value of options granted during 1998 and 1999 was determined using a minimum value pricing model with the following assumptions: risk-free interest rate of 6.0% and an expected life of five years. The fair value of options granted during the year ended December 31, 2000 and the nine months ended September 30, 2000 and 2001 was determined using a Black-Scholes model with the following assumptions: risk free rate of 6.38%, a volatility factor of 100% in 2000 and 180% in 2001, no expected dividends and an expected life of five years. The weighted average fair values of the options per share on the date of grant were $3.20, $55.60, $58.30, $70.90 and $6.05 for the options granted for the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     The following table summarizes information regarding options outstanding and options exercisable at September 30, 2001 (unaudited):



                        OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
                  --------------------------------   --------------------
                             WEIGHTED
                              AVERAGE     WEIGHTED              WEIGHTED
                  NUMBER     REMAINING    AVERAGE     NUMBER     AVERAGE
                    OF      CONTRACTUAL   EXERCISE      OF      EXERCISE
EXERCISE PRICES   SHARES       LIFE        PRICE      SHARES      PRICE
---------------   -------   -----------   --------   --------   ---------
$          7.50    43,687      6.84       $  7.50     35,687     $  7.50
          12.40    13,362      3.83         12.40     13,362       12.40
          20.00       300      6.01         20.00        100       20.00
          23.20     5,444      3.83         23.20      5,444       23.20
          25.00       550      6.01         25.00        199       25.00
          30.00    12,567      6.01         30.00      5,145       30.00
          36.00   191,729      4.83         36.00    145,466       36.00
          40.00    36,891      5.67         40.00     16,844       40.00
         120.00    33,659      5.42        120.00     23,124      120.00
         139.30    69,683      5.50        139.30     34,842      139.30
         140.00       625      5.32        140.00        625      140.00
---------------   -------      ----       -------    -------     -------
$7.50 - $140.00   408,497      5.28       $ 56.86    280,836     $ 57.43
===============   =======      ====       =======    =======     =======



     In June 1999 and as amended in October 1999 and March 2000 the Company adopted the 1999 Artist and Artist Advisor Stock Option Plan (the Advisor Plan). The Advisor Plan has reserved 222,500 shares of common stock for issuance to artists for whom the Company maintains ARTISTchannels and their agents, business managers, attorneys and other advisors. This share reserve automatically increases on the first trading day in January each calendar year, by an amount equal to one percent (1%) of the total number of shares of our common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 37,500 shares. As of September 30, 2001, 89,617 shares remained available for future option grants. The options expire seven years from the date of grant. Vesting generally varies between one to three years, as specifically stated in each advisor's option agreement. In January 2000, the vesting of certain options was accelerated such that these options grants vested immediately.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     Summary stock option activity for the Advisor Plan options during the years ended December 31, 1999 and 2000 and for the nine months ended September 30, 2001 is as follows:



                                                     OPTIONS OUTSTANDING
                                                    ---------------------
                                                                 WEIGHTED
                                                                 AVERAGE
                                                    NUMBER OF    EXERCISE
                                                     SHARES       PRICE
                                                    ---------    --------
Outstanding Options at December 31, 1998..........        --          --
     Granted......................................    99,956     $ 39.24
     Exercised....................................        --          --
     Canceled.....................................        --          --
                                                    --------     -------
Outstanding Options at December 31, 1999..........    99,956       39.24
     Granted......................................    33,302      139.28
     Exercised....................................   (13,547)      40.00
     Canceled.....................................      (375)      40.00
                                                    --------     -------
Outstanding Options at December 31, 2000..........   119,336       67.05
     Granted (unaudited)..........................        --          --
     Exercised (unaudited)........................        --          --
     Canceled (unaudited).........................        --          --
                                                    --------     -------
Outstanding options at September 30, 2001
  (unaudited).....................................   119,336     $ 67.05
                                                    ========     =======


     The weighted average fair value of options granted under the Advisor Plan was $93.40 and $66.50 per option, resulting in a total value for options granted of $9.7 million and $2.1 million for the years ended December 31, 1999 and 2000, respectively. Of the $2.1 million in option fair value in 2000, $1.8 million was expensed immediately, as it related to past services. Consequently, $9.7 million and $300,000 for 1999 and 2000, respectively, of total value for options granted has been recorded as unearned compensation in the statement of changes in members' and stockholders' equity and is being amortized over the term of the advisors' option agreement.


     The following table summarizes information regarding options outstanding and options exercisable at September 30, 2001 (unaudited):



                        OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                   ------------------------------   --------------------
                             WEIGHTED
                              AVERAGE    WEIGHTED              WEIGHTED
                   NUMBER    REMAINING   AVERAGE     NUMBER     AVERAGE
                     OF      CONTRACT    EXERCISE      OF      EXERCISE
 EXERCISE PRICE    SHARES      LIFE       PRICE      SHARES      PRICE
----------------   -------   ---------   --------   --------   ---------
    $ 36.00         18,938     5.03      $ 36.00     18,938     $ 36.00
      40.00         67,097     4.98        40.00     65,974       40.00
     139.28         33,301     5.48       139.28     33,302      139.28
----------------   -------     ----      -------    -------     -------
$36.00 - $139.28   119,336     5.13      $ 67.05    118,214     $ 67.33
================   =======     ====      =======    =======     =======


     In June 1999 and as amended in October 1999, the Company adopted the 1999 Artist Stock Plan (the Artist Option Plan), which has reserved 475,593 shares of common stock for issuance to artists for whom the Company maintains ARTISTchannels. This share reserve will automatically increases on the first trading day in January each calendar year, by an amount equal to two percent

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

(2%) of the total number of shares of our common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 87,500 shares. As of September 30, 2001, 217,249 shares remained available for future option grants. The options expire seven years from the date of grant. Vesting generally varies between one to three years, as specifically stated in each artist's option agreement. In January 2000, the vesting of certain options was accelerated such that these options vested immediately.



     Summary stock option activity for the Artist Option Plan during the years ended December 31, 1999 and 2000, and for the nine months ended September 30, 2001 is as follows:



                                                     OPTIONS OUTSTANDING
                                                    ---------------------
                                                                 WEIGHTED
                                                                 AVERAGE
                                                    NUMBER OF    EXERCISE
                                                     SHARES       PRICE
                                                    ---------    --------
Outstanding Options at December 31, 1998..........        --          --
     Granted......................................   226,406     $ 40.00
     Exercised....................................   (11,792)      40.00
     Canceled.....................................        --          --
                                                     -------     -------
Outstanding Options at December 31, 1999..........   214,614       40.00
     Granted......................................    46,938      134.09
     Exercised....................................   (24,177)      40.00
     Canceled.....................................   (15,000)      40.00
                                                     -------     -------
Outstanding Options at December 31, 2000..........   222,375       59.86
     Granted (unaudited)..........................        --          --
     Exercised (unaudited)........................        --          --
     Canceled (unaudited).........................        --          --
                                                     -------     -------
Outstanding options at September 30, 2001
  (unaudited).....................................   222,375     $ 59.86
                                                     =======     =======


     The weighted average fair value of the options granted under the Artist Option Plan was $83.30 and $99.70 per option, resulting in a total value for options granted of $20.6 million and $4.7 million for the years ended December 31, 1999 and 2000, respectively, which has been recorded as unearned compensation in the statement of changes in members' and stockholders' equity, and is being amortized over the service period of the related artist agreements.


     The following table summarizes information regarding options outstanding and options exercisable at September 30, 2001 (unaudited):



                        OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                   ------------------------------   --------------------
                             WEIGHTED
                              AVERAGE    WEIGHTED              WEIGHTED
                   NUMBER    REMAINING   AVERAGE     NUMBER     AVERAGE
                     OF      CONTRACT    EXERCISE      OF      EXERCISE
 EXERCISE PRICE    SHARES      LIFE       PRICE      SHARES      PRICE
----------------   -------   ---------   --------   --------   ---------
    $ 40.00        175,437     4.93      $ 40.00    157,114     $ 40.00
     120.00         12,500     5.47       120.00     12,500      120.00
     139.28         34,438     5.43       139.28     21,734      139.28
----------------   -------     ----      -------    -------     -------
$40.00 - $139.28   222,375     5.04      $ 59.86    191,348     $ 56.51
================   =======     ====      =======    =======     =======

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     Total compensation expense related to the Advisor Plan and the Artist Option Plan was $12.4 million, $10.2 million, $8.1 million and $6.6 million for the years ended December 31, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001, respectively, of which $1.6 million, $7.3 million, $6.0 million and $4.5 million, respectively, was included in cost of revenue, and $10.8 million, $2.9 million, $2.1 million and $2.2 million, respectively, was included in operating expenses.


     The estimated fair values of the options granted under the Advisor Plan and the Artist Option Plan was determined using the Black-Scholes model. The key assumptions used in the model for the purpose of the calculation were: a risk free rate of 6.0%, a volatility factor of 80%, no expected dividends and an expected life of seven years (the contractual term of the options) for options granted in 1999; and a risk free rate of 6.4%, a volatility factor ranging from 80% to 150%, no expected dividends and an expected life of seven years (the contractual term of the options) for options granted in 2000.

     For the year ended December 31, 1999, the addition to unearned compensation related to the grant of equity instruments of $67.7 million was comprised of the issuance of options under the Artist Option Plan and Advisor Plan with a fair value of $30.3 million; the issuance of compensatory options granted under the 1999 Employee Stock Option Plan with a fair value of $17.9 million; options granted to non-employees under the 1999 Employee Stock Option Plan with a fair value of $77,000; warrants granted to vendors with a fair value of $864,000; warrants granted for advertising services with a fair value of $2.0 million; and an increase in the value of the variable equity interests of $16.5 million.

     For the year ended December 31, 2000, the reduction to unearned compensation related to the issuance/cancellation of equity instruments of $1.4 million was comprised of additions of $5.7 million, which were offset by reductions of $7.1 million. The additions were a result of the grant of options under the Artist Option Plan and Advisor Plan with a fair value of $4.9 million; warrants granted to the landlord with a fair value of $568,000; and the issuance of compensatory options under the 1999 Employee Stock Option Plan with a fair value of $210,000. The reductions were a result of the cancellation of options under the Artist Option Plan and Advisor Plan with an unamortized balance of $1.3 million on the cancellation date; a decrease in the value of the unamortized portion of the variable equity interest of $600,000; a decrease in the value of warrants accounted for as variable instruments of $1.9 million; and the cancellation of unvested compensatory employee options with a remaining unamortized value of $3.3 million as a result of employee terminations in 2000.


     For the nine months ended September 30, 2001, the decrease to unearned compensation related to the issuance/cancellation of equity instruments of $1.4 million was primarily comprised of the cancellation of unvested compensatory employee options with a remaining unamortized value of $1.6 million as a result of employee terminations in 2001, as well as a reduction in the value of variable warrants of $25,000 from December 31, 2000 to September 30, 2001.


     In October 1999, the Company adopted the 1999 Employee Stock Purchase Plan which has reserved 75,000 shares of common stock for issuance under this plan. This share reserve automatically increases on the first trading day in January each calendar year by an amount equal to one percent (1%) of the total number of our common stock outstanding on the last trading day of December in the prior calendar year, but in no event will this annual increase exceed 25,000 shares. Terms of the plan permit eligible employees to purchase common stock through payroll deduction of up to 15% of each employee's compensation. The accumulated deductions will be applied to the purchase on shares

                      ARTISTDIRECT, INC. AND SUBSIDIARIES
on each semi-annual purchase date at a purchase price per share equal to 85% of the fair market value per share on the participant's entry date into the offering period or the semi-annual purchase date, whichever is lower. Pursuant to the provisions of APB No. 25, shares issued to employees under this plan are considered noncompensatory. During the year ended December 31, 2000 and the nine months ended September 30, 2001, the Company issued 6,758 and 2,666 shares of common stock for total proceeds of $40,000 and $11,000 respectively.


     In connection with the acquisition of Mjuice.com, Inc. in August 2000, the Company assumed the Audio Explosion, Inc. 1998 Stock Option Plan and the Mjuice.com, Inc. 1999 Stock Option Plan. Options granted to employees, consultants and directors under these plans were converted into options to purchase shares of the Company's common stock. Options currently outstanding vest over periods of up to 48 months from their grant date. Each option shall terminate 10 years after the date of grant. The value of the options issued by the Company was included as part of the purchase price.


     Summary stock option activity for the Audio Explosion and Mjuice.com Stock Option Plans during the year ended December 31, 2000 and for the nine months ended September 30, 2001 is as follows:



                                                     OPTIONS OUTSTANDING
                                                    ---------------------
                                                                 WEIGHTED
                                                                 AVERAGE
                                                    NUMBER OF    EXERCISE
                                                     SHARES       PRICE
                                                    ---------    --------
Outstanding options at December 31, 1999..........       --       $   --
  Granted.........................................    2,091        29.38
  Exercised.......................................       --           --
  Canceled........................................     (107)       52.39
                                                     ------       ------
Outstanding options at December 31, 2000..........    1,984        28.13
  Granted (unaudited).............................       --           --
  Exercised (unaudited)...........................       --           --
  Canceled (unaudited)............................   (1,512)       27.51
                                                     ------       ------
Outstanding options at September 30, 2001
  (unaudited).....................................      472       $30.14
                                                     ======       ======



     The following table summarizes information regarding options outstanding and options exercisable at September 30, 2001 (unaudited):



                        OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
                  --------------------------------   --------------------
                              WEIGHTED
                               AVERAGE    WEIGHTED               WEIGHTED
                              REMAINING   AVERAGE                AVERAGE
                   NUMBER     CONTRACT    EXERCISE    NUMBER     EXERCISE
EXERCISE PRICE    OF SHARES     LIFE       PRICE     OF SHARES    PRICE
---------------   ---------   ---------   --------   ---------   --------
    $18.70            62        7.38       $18.70        62       $18.70
     31.80           410        7.91        31.80       410        31.80
---------------      ---        ----       ------       ---       ------
$18.70 - $31.80      472        7.84       $30.14       472       $30.14
===============      ===        ====       ======       ===       ======

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

17. 401(k) PLAN


     In February 1999 and as amended in January 2000, the Company adopted the Cash or Deferred Profit Sharing Plan and Trust under Section 401(k) of the Internal Revenue Code (the 401(k) Plan). Under the 401(k) Plan, participating employees may defer a percentage (not to exceed 15%) of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees of the Company age 21 years or older who complete three months of service are eligible to participate in the 401(k) Plan. The Company does not match participants' contributions to the 401(k) Plan. Accordingly, there is no expense for the years ended December 31, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001.


18. COMMITMENTS AND CONTINGENCIES

     LEASE COMMITMENTS


     Future minimum lease payments under operating leases for facilities and certain equipment, including leases entered into subsequent to December 31, 2000, are as follows as of the years ended December 31 (unaudited):


                                                    (IN THOUSANDS)
2001..............................................     $ 1,730
2002..............................................       1,878
2003..............................................       1,756
2004..............................................       1,746
Thereafter........................................      10,251
                                                       -------
  Total...........................................     $17,361
                                                       =======


     Rent expense under operating leases for the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001 for the Company was $109,000, $341,000, $1,735,000, $1,253,000 and $1,479,000,
respectively.


     EMPLOYMENT CONTRACTS

     Future payments under employment contracts, including agreements entered into subsequent to December 31, 2000, are as follows for the years ended December 31 (unaudited):

                                                    (IN THOUSANDS)
2001..............................................      $2,737
2002..............................................       1,602
2003..............................................       1,500
2004..............................................       1,500
2005..............................................       1,500
2006..............................................         750
                                                        ------
  Total...........................................      $9,589
                                                        ======

     LITIGATION

     The Company is subject to various pending and threatened legal actions, which arise in the normal course of business. The Company's management believes that the impact of such litigation will not have a material adverse impact on its financial position or results of operations.

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

19. REPORTABLE SEGMENTS


     The Company provides integrated music entertainment products and services through five reportable segments. The five reportable segments, based upon management's new basis for identifying segments in January 2001 are ARTISTdirect Media Group ("Media"), E-Commerce Operations Group ("E-Commerce"), Digital Music Distribution Group ("Digital Music"), Talent Agency and Live Event Group ("Agency") and Record Label ("Record Label"). The segment information has been restated for all periods to reflect the new basis for identifying segments. E-Commerce revenue is generated from the sale of recorded music and music-related merchandise. Media revenue is generated primarily from the sale of advertising and sponsorships, both online and offline. Talent agency revenue is generated from commissions based on the income received by agency clients for live performances. The Digital Music and the Record Label segments currently are not generating revenue. Prior to January 1, 2001, the Company had three reportable segments: music-related Web site operations ("ARTISTdirect Network"), musical artist booking operations ("Agency") and record label operations ("Record Label"). ARTISTdirect Network generated revenue primarily from the sale of recorded music and music-related merchandise and from the sale of advertising on its Web sites. The Agency generated revenue from commissions based on the income received by agency clients for live performances. The Record Label generated revenue from advances under an agreement with RCA, which was terminated in June 2000, and from royalties on sales of recorded music. The factors for determining reportable segments were based on the distinctive services and products. Each segment is responsible for executing a unique marketing and business strategy. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on EBITDA earnings/loss (earnings or loss before interest, taxes, depreciation and amortization, stock-based compensation, loss from impairment of goodwill, amortization of vendor prepaid, interest income and income (loss) from equity investments). Included in EBITDA are direct operating expenses for the segment. The following table summarizes the revenue and EBITDA by segment for the years ended December 31, 1998, 1999 and 2000 and for the nine months ended September 30, 2000 and 2001.



                                                                               (UNAUDITED)
                                                                            NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                           -----------------------------   -------------------
                                            1998       1999       2000       2000       2001
                                           -------   --------   --------   --------   --------
                                                             (IN THOUSANDS)
Net Revenue:
  E-Commerce.............................  $ 1,548   $  5,282   $ 12,160   $  7,874   $  5,651
  Media..................................      552      2,910      6,326      5,016      2,205
  Talent Agency..........................    1,917      1,304      2,946      2,523        738
  Digital Music..........................       --         --         --         --         --
  Record Label...........................      565        778        244        244         --
                                           -------   --------   --------   --------   --------

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

                                                                               (UNAUDITED)
                                                                            NINE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,         SEPTEMBER 30,
                                           -----------------------------   -------------------
                                            1998       1999       2000       2000       2001
                                           -------   --------   --------   --------   --------
                                                             (IN THOUSANDS)
                                             4,582     10,274     21,676     15,657      8,594
EBITDA:
  E-Commerce.............................     (256)    (2,756)    (4,103)    (3,281)    (2,629)
  Media..................................     (538)   (12,330)   (16,015)    (9,938)    (4,698)
  Talent Agency..........................     (629)        22      2,191      1,975        143
  Digital Music..........................       --         --       (794)        --       (683)
  Record Label...........................     (464)      (257)      (262)      (203)        --
                                           -------   --------   --------   --------   --------
                                            (1,887)   (15,321)   (18,983)   (11,447)    (7,867)
  Corporate..............................     (575)    (8,121)   (26,866)   (20,995)   (12,010)
                                           $(2,462)  $(23,442)  $(45,849)  $(32,442)  $(19,877)
                                           =======   ========   ========   ========   ========
Reconciliation of EBITDA to Net Loss:
  EBITDA Per Segments....................   (2,462)   (23,442)   (45,849)   (32,442)   (19,877)
  Amortization of vendor prepaid.........       --       (111)      (333)      (250)      (139)
  Amortization of stock-based
     compensation........................   (3,828)   (32,073)   (12,612)    (9,266)    (9,507)
  Depreciation and amortization..........      (59)    (2,509)    (6,248)    (4,315)    (5,429)
  Loss from impairment of goodwill.......       --         --         --         --    (11,444)
  Interest income (expense), net.........       29        281       (235)     3,993      3,057
  Income/(loss) from equity
     investments.........................        2         50      5,969         15     (4,054)
                                           -------   --------   --------   --------   --------
     Net Loss............................  $(6,318)  $(57,804)  $(59,308)  $(42,265)  $(47,393)
                                           =======   ========   ========   ========   ========



     The following table summarizes assets as of December 31, 1999 and 2000 and September 30, 2001.



                                                       DECEMBER 31,
                                                    -------------------      SEPTEMBER
                                                     1999        2000        30, 2001
                                                    -------    --------    -------------
                                                                            (UNAUDITED)
                                                               (IN THOUSANDS)
Assets:
  Corporate.....................................    $78,406    $ 98,857       $68,908
  E-Commerce....................................      8,434       9,394         1,008
  Media.........................................      9,137       9,486         3,450
  Talent Agency.................................      2,547         768           382
  Digital Music.................................         --          --            --
  Record Label..................................         76          --            --
                                                    -------    --------       -------
                                                    $98,600    $118,505       $73,748
                                                    =======    ========       =======

                      ARTISTDIRECT, INC. AND SUBSIDIARIES

     Assets by segment are those assets used in the Company operations in each segment. Corporate assets are principally made up of cash and cash equivalents, short-term investments, prepaid expenses, computer equipment, leasehold improvements and other assets.

20. QUARTERLY RESULTS OF OPERATIONS


     The following table sets forth unaudited quarterly results of operations for the eight most recent quarters ended September 30, 2001. This unaudited quarterly information has been derived from the Company's unaudited financial statements and, in the Company's opinion, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for the periods covered. The operating results for any quarter are not necessarily indicative of the operating results for any future period.


                                                               QUARTER ENDED
                              -------------------------------------------------------------------------------
                              DECEMBER 31,   MARCH 31,   JUNE 30,    SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                                  1999         2000        2000          2000            2000         2001
                              ------------   ---------   ---------   -------------   ------------   ---------
                                                              (IN THOUSANDS)
Net revenue.................   $   3,840     $   4,497   $   5,598     $   5,562      $   6,019     $   3,353
Gross profit (loss).........        (744)       (1,850)       (527)       (1,334)        (1,155)       (2,050)
Net loss....................     (23,598)      (11,187)    (14,003)      (17,075)       (17,043)      (17,082)
Net loss attributed to
  common shareholders.......     (24,297)      (36,747)    (14,274)      (16,921)       (17,236)      (17,246)
Basic and diluted loss per
  share.....................   $  (17.14)    $  (24.66)  $   (3.87)    $   (4.45)     $   (4.56)    $   (4.56)
Weighted average shares
  outstanding -- basic and
  diluted...................   1,417,746     1,490,151   3,685,255     3,735,556      3,777,331     3,779,608

                                    QUARTER ENDED
                              -------------------------
                              JUNE 30,    SEPTEMBER 30,
                                2001          2001
                              ---------   -------------
                                   (IN THOUSANDS)
Net revenue.................  $   2,893     $   2,348
Gross profit (loss).........     (1,512)       (1,903)
Net loss....................    (10,950)      (19,361)
Net loss attributed to
  common shareholders.......    (11,123)      (19,557)
Basic and diluted loss per
  share.....................  $   (3.07)    $   (5.48)
Weighted average shares
  outstanding -- basic and
  diluted...................  3,623,154     3,568,577

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors
iMusic, Inc.:

     We have audited the accompanying balance sheets of iMusic, Inc. (the "Company") as of December 31, 1997 and 1998 and the related statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iMusic, Inc. as of December 31, 1997 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ KPMG LLP
Los Angeles, CA
May 26, 1999

                                  IMUSIC, INC.

                                 BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                              DECEMBER 31,
                                                              -------------
                                                              1997     1998
                                                              -----    ----
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   2    $116
  Accounts receivable.......................................      5      65
                                                              -----    ----
     Total current assets...................................      7     181
                                                              -----    ----
Property and equipment, at cost:
  Computer equipment........................................     --       7
  Less accumulated depreciation.............................     --      (1)
                                                              -----    ----
                                                                 --       6
                                                              -----    ----
     Total assets...........................................  $   7    $187
                                                              =====    ====
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $  11    $ 15
  Accrued payroll taxes.....................................     12      27
  Due to related party......................................     52      66
  Note payable..............................................      5      --
                                                              -----    ----
     Total current liabilities..............................     80     108
Line of credit..............................................      7       6
                                                              -----    ----
     Total liabilities......................................     87     114
                                                              -----    ----
Shareholders' equity (deficit):
  Series A convertible preferred stock, $.01 par value.
     Authorized 200,000 shares; issued and outstanding
     161,364 as of December 31, 1998. Liquidation value of
     $100 as of December 31, 1998...........................     --       2
  Common stock, $.01 par value. Authorized 1,000,000 shares;
     issued and outstanding 545,455 shares as of December
     31, 1997 and 1998......................................      5       5
  Additional paid-in capital................................     15     113
  Accumulated deficit.......................................   (100)    (47)
                                                              -----    ----
     Total shareholders' equity (deficit)...................    (80)     73
                                                              -----    ----
     Total liabilities and shareholders' equity.............  $   7    $187
                                                              =====    ====

                See accompanying notes to financial statements.

                                  IMUSIC, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1998
                                                              ----    ----
Revenue, net................................................  $ 51    $260
Cost of revenue.............................................    52     115
                                                              ----    ----
  Gross profit..............................................    (1)    145
Operating expenses:
  Sales and marketing.......................................     5      33
  General and administrative................................    39      57
                                                              ----    ----
  (Loss) income from operations.............................   (45)     55
Interest expense, net.......................................     1       2
                                                              ----    ----
  Net (loss) income.........................................  $(46)   $ 53
                                                              ====    ====

                See accompanying notes to financial statements.

                                  IMUSIC, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                   SERIES A
                               PREFERRED STOCK      COMMON STOCK                                          TOTAL
                               ----------------   ----------------     ADDITIONAL      ACCUMULATED    SHAREHOLDERS'
                               SHARES    AMOUNT   SHARES    AMOUNT   PAID-IN-CAPITAL     DEFICIT     EQUITY (DEFICIT)
                               -------   ------   -------   ------   ---------------   -----------   ----------------
Balance at December 31,
  1996.......................       --    $--     545,455    $ 5          $ 15            $ (54)           $(34)
Net loss.....................       --     --          --     --            --              (46)            (46)
                               -------    ---     -------    ---          ----            -----            ----
Balance at December 31,
  1997.......................       --     --     545,455      5            15             (100)            (80)
Net income...................       --     --          --     --            --               53              53
Issuance of preferred
  stock......................  161,364      2          --     --            98               --             100
                               -------    ---     -------    ---          ----            -----            ----
Balance at December 31,
  1998.......................  161,364    $ 2     545,455    $ 5          $113            $ (47)           $ 73
                               =======    ===     =======    ===          ====            =====            ====

                See accompanying notes to financial statements.

                                  IMUSIC, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                              1997    1998
                                                              ----    ----
Cash flows from operating activities:
  Net (loss) income.........................................  $(46)   $ 53
                                                              ----    ----
  Adjustments to reconcile net (loss) income to net cash
     provided by (used in) operating activities:
     Depreciation...........................................    --       1
     Changes in assets and liabilities:
       Accounts receivable..................................    31     (60)
       Accounts payable and accrued expenses................    (2)     19
                                                              ----    ----
          Net cash (used in) provided by operating
            activities......................................   (17)     13
                                                              ----    ----
Cash flows from investing activities -- purchase of
  equipment.................................................    --      (7)
                                                              ----    ----
Cash flows from financing activities:
  Change in due to related party............................    13      14
  Proceeds from (payment on) note payable...................     5      (5)
  Payments on line of credit................................    (1)     (1)
  Issuance of preferred stock...............................    --     100
                                                              ----    ----
          Net cash provided by financing activities.........    17     108
                                                              ----    ----
          Net increase in cash and cash equivalents.........    --     114
Cash and cash equivalents at beginning of year..............     2       2
                                                              ----    ----
Cash and cash equivalents at end of year....................  $  2    $116
                                                              ====    ====
Supplemental disclosure of cash flow information -- cash
  paid during the year for interest.........................  $  1    $  2
                                                              ====    ====

                See accompanying notes to financial statements.

                                  IMUSIC, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

     iMusic, Inc. (the "Company") was incorporated as a Washington corporation in October 1995. The Company operates an Internet Web site that provides music-related content such as chats, message boards, news, music information and live performances.

2. SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     Cash equivalents consist of temporary investments in short-term securities with an original maturity date of three months or less.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over a useful life of three years.

     REVENUE RECOGNITION

     The Company generates revenue from the sale of advertisements under short-term contracts. To date, the duration of the Company's advertising commitments has generally averaged from one to three months. Advertising revenue is generally recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations of the Company remains and collection of the resulting receivable is probable. The Company's obligations typically include the guarantee of a minimum number of "impressions" or times that an advertisement appears in pages viewed by the users of the Company's online properties. The Company records a reserve for contracts in which the guarantee of a minimum number of impressions is not expected to be met. There were no such instances as of December 31, 1997 and 1998.

     The Company also generates revenue from a "link" to the Web site of a third party. Revenue is based on merchandise purchased on the third-party's Web site by customers utilizing the "link" on the Company's Web site.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The allowance for doubtful accounts is based on historical experience and management's evaluation of outstanding accounts receivable at the balance sheet date. There was no allowance as of December 31, 1997 and 1998.

     PRODUCT DEVELOPMENT EXPENSE

     Product development expense consists primarily of third-party Internet development costs and payroll and related expenses for in-house Web site development costs incurred in the start-up and production of the Company's content and services.

     INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and

                                  IMUSIC, INC.

their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company periodically reviews the carrying amounts of long-lived assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. An impairment adjustment is necessary in the event the net book value of such long-lived assets exceeds the future undiscounted cash flows attributable to such assets. In such an event, the loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates.

     CONCENTRATION OF CREDIT RISK AND REVENUES FROM A SINGLE CUSTOMER

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable. The Company places its cash investments in high-credit quality instruments and, by policy, limits the amount of credit exposure to any one financial institution. Certain financial instruments potentially subject the Company to credit risk. The Company performs ongoing credit evaluations of its customers but does not require collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

     During the years ended December 31, 1997 and 1998, the Company derived revenues from a single customer that comprised 50% and 65% of total revenues, respectively.

     FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments, which include cash, accounts receivable, accounts payable and accrued expenses, lines of credit and due to related party, approximate fair value because of the short maturity of these instruments.

     USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," in June 1997. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in shareholders' equity (except those arising from transactions with

                                  IMUSIC, INC.

members) and includes net income and net unrealized gains (losses) on securities. There is no impact on the Company's financial statements as a result of the implementation of SFAS No. 130.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires the use of the "management approach" for segment reporting, which is based on the way the chief operating decision maker organizes segments within a company for making operating decisions and assessing performance. The adoption of this statement did not have a material impact on the Company's financial statement.

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP 98-1 did not have a material impact on the financial statements.

     In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." The statement is effective for fiscal years beginning after December 15, 1998. The statement requires costs of start-up activities and organization costs to be expensed as incurred. The Company is required to adopt SOP 98-5 for the year ended December 31, 1999. The adoption of SOP 98-5 is not expected to have a material impact on the Company's consolidated financial statements.

     The Financial Accounting Standards Board recently issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for all fiscal years beginning after September 15, 1999. SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Under SFAS 133, changes in the fair values of derivative instruments are recognized immediately in earnings unless those instruments qualify as hedges of the (1) fair values of existing assets, liabilities, or firm commitments, (2) variability of cash flows of forecasted transactions, or (3) foreign currency exposures on net investments in foreign operations. As of December 31, 1997 and 1998, the Company has not entered into any derivative contracts nor does it hold any derivative financial instruments. Therefore, SFAS 133 does not have a material impact on the Company's consolidated results of operations, financial position, or cash flows.

3. LINE OF CREDIT

     In 1996, the Company obtained a $10,000 line of credit with a financial institution which is guaranteed by the majority shareholder of the Company. The credit line bears interest, which is payable monthly, at an index rate plus 1% (10.25% and 10% at December 31, 1997 and 1998, respectively). The balance outstanding on the line of credit as of December 31, 1997 and 1998 was $7,000 and $6,000, respectively. The unused balance under the line of credit as of December 31, 1997 and 1998 was $3,000 and $4,000, respectively.

4. NOTE PAYABLE

     In 1997, the Company issued a note payable in the amount of $5,000 that bore interest at 10% and was repaid in 1998.

                                  IMUSIC, INC.

5. RELATED PARTY TRANSACTIONS

     A shareholder of the Company has paid expenses on behalf of the Company during 1996, 1997 and 1998. Additionally, the Company rents office space from this shareholder. The facility is on a month-to-month lease, and the monthly rent approximates a fair market rate. Lease payments for the facility for each of the years ended 1997 and 1998 were $14,000. The amount due to the shareholder as of December 31, 1997 and 1998 as a result of these transactions was $52,000 and $66,000, respectively.

6. SHAREHOLDERS' EQUITY

     In August 1998, the Company issued 161,364 shares of Series A convertible preferred stock for proceeds of $100,000. The preferred shareholder may convert the preferred shares into common shares at a ratio based on the issue price per share plus any accrued and unpaid dividends. The preferred shares shall be automatically converted to common shares upon an initial public offering or at such time when 80% of the shares initially issued have been converted to common shares. The liquidation value of the preferred shares shall be the initial issue price plus any accrued and unpaid dividends. The preferred shareholder shall have voting rights as if the preferred shares had been converted to common shares.

7. INCOME TAXES

     There was no income tax provision for the years ended December 31, 1997 and 1998. Income tax expense (benefit) differs from the amount computed by applying the federal statutory tax rate of 34% to income before income taxes as shown below. There is no corporate tax in the state of Washington.

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                         --------------
                                                         1997      1998
                                                         ----      ----
                                                         (IN THOUSANDS)
Computed "expected" income tax expense (benefit).......  $(15)     $ 18
Change in valuation allowance..........................    15       (18)
                                                         ----      ----
  Income taxes.........................................  $ --      $ --
                                                         ====      ====

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets as of December 31, 1997 and 1998 are presented below:

                                                          DECEMBER 31,
                                                         --------------
                                                         1997      1998
                                                         ----      ----
                                                         (IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards.....................  $ 29      $ 28
  Temporary differences -- accounts receivable and
     accounts payable..................................     1       (17)
  Valuation allowance..................................   (30)      (11)
                                                         ----      ----
     Net deferred tax assets...........................  $ --      $ --
                                                         ====      ====

                                  IMUSIC, INC.

     The Company has federal net operating loss carryforwards of $82,000 and $84,000 as of December 31, 1997 and 1998, respectively, that begin to expire in 2003.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers historical and projected future taxable income in making this assessment. Management has provided for a full valuation allowance.

8. COMMITMENTS AND CONTINGENCIES

     In February 1999, the Company entered into a lease agreement for its facilities. Future minimum lease payments under this operating lease are as follows for the years ended December 31:

                                                    (IN THOUSANDS)
1999..............................................       $24
2000..............................................        26
2001..............................................        26
2002..............................................         2
                                                         ---
                                                         $78
                                                         ===

9. SUBSEQUENT EVENTS

     In February 1999, ARTISTdirect, which previously had a 20% ownership in the Company, acquired all of the remaining outstanding capital stock of the Company. The purchase consideration for the Company was approximately $2.5 million, including $110,000 in cash, a redeemable put option valued at approximately $2.2 million and the assumption of approximately $185,000 in liabilities. The acquisition was accounted for as a purchase. The purchase price has been largely allocated to goodwill, which will be amortized over five years.

                              [ARTISTDIRECT LOGO]

                            EXHIBIT A TO PROSPECTUS

                                 ELECTION FORM

To: ARTISTdirect, Inc.
    5670 Wilshire Boulevard, Suite 200
    Los Angeles, California 90036
    Attn: James B. Carroll

     [Please check the appropriate response below]

     The undersigned acknowledges receipt of a final prospectus ("Prospectus") from ARTISTdirect, Inc., in which ARTISTdirect has offered certain holders of Common Stock, or options to purchase Common Stock, the right to rescind or continue their investment (the "Offer"). This Offer must be accepted or rejected prior to 30 days after the date of the Prospectus.

ACCEPTANCE OF REPURCHASE OFFER

  OPTIONS

     [ ] All options: The undersigned hereby accepts the offer of ARTISTdirect, Inc. (the "Company") to repurchase the options for the Company's Common Stock described below at the repurchase price(s) described below. The undersigned acknowledges that the Company will pay interest to the undersigned from the initial grant date of the securities through the expiration date of the written repurchase offer. Depending on the state in which the undersigned was granted the options, the undersigned acknowledges that the Company will pay interest at the following annual rate: 10% in Arizona or Maryland; 9% in Oregon; 8% in Washington; 7% in California, Florida, Illinois, Nevada, New Jersey, New York, Tennessee, Texas or any foreign countries; and 6% in Georgia, Massachusetts or Michigan.

                                        PER SHARE   PER SHARE    AGGREGATE                 TOTAL
                    NUMBER OF SHARES    EXERCISE    REPURCHASE   REPURCHASE   INTEREST   REPURCHASE
       GRANT DATE  UNDERLYING OPTIONS     PRICE       PRICE        PRICE      PAYABLE     PAYMENT
       ----------  ------------------   ---------   ----------   ----------   --------   ----------


     [ ] Some options: The undersigned hereby accepts the Company's offer to repurchase the options for the Company's Common Stock described below at the repurchase price(s) described below with respect to such number of those options as indicated below by the undersigned. The undersigned acknowledges that the Company will pay interest to the undersigned from the initial grant date of the securities through the expiration date of the written repurchase offer. Depending on the state in which the undersigned was granted the options, the undersigned acknowledges that the Company will pay interest at the following annual rate: 10% in Arizona or Maryland; 9% in Oregon; 8% in Washington; 7% in California, Florida, Illinois, Nevada, New Jersey, New York, Tennessee, Texas or any foreign countries; and 6% in Georgia, Massachusetts and Michigan.

                                               PER SHARE      PER SHARE
                        NUMBER OF SHARES       EXERCISE       REPURCHASE      NUMBER OF OPTIONS
       GRANT DATE      UNDERLYING OPTIONS        PRICE          PRICE         TO BE REPURCHASED
       ----------      ------------------      ---------      ----------      -----------------
                                                                              (Please fill in)


  PURCHASED SHARES

     [ ] All purchased shares: The undersigned hereby accepts the Company's offer to repurchase shares of the Company's Common Stock acquired by the undersigned upon exercise of options, as described below, at the repurchase price(s) described below. The undersigned acknowledges that the Company will pay interest to the undersigned from the purchase date of the securities through the expiration date of the written repurchase offer. Depending on the state in which the undersigned acquired the shares, the undersigned acknowledges that the Company will pay interest at the following annual rate: 10% in Arizona or Maryland; 9% in Oregon; 8% in Washington; 7% in California, Florida, Illinois, Nevada, New Jersey, New York, Tennessee, Texas or any foreign countries; and 6% in Georgia, Massachusetts or Michigan.

                                                  PER SHARE    PER SHARE    AGGREGATE                 TOTAL
                                  NUMBER OF        EXERCISE    REPURCHASE   REPURCHASE   INTEREST   REPURCHASE
         DATE OF PURCHASE      SHARES PURCHASED   PRICE PAID     PRICE        PRICE      PAYABLE     PAYMENT
         ----------------      ----------------   ----------   ----------   ----------   --------   ----------


     [ ] Some purchased shares: The undersigned hereby accepts the Company's offer to repurchase shares of the Company's Common Stock acquired by the undersigned upon exercise of options, as described below, at the repurchase price(s) described below with respect to such number of those shares as indicated below by the undersigned. The undersigned acknowledges that the Company will pay interest to the undersigned from the purchase date of the securities through the expiration date of the written repurchase offer. Depending on the state in which the undersigned acquired the shares, the undersigned acknowledges that the Company will pay interest at the following annual rate: 10% in Arizona or Maryland; 9% in Oregon; 8% in Washington; 7% in California, Florida, Illinois, Nevada, New Jersey, New York, Tennessee, Texas or any foreign countries; and 6% in Georgia, Massachusetts and Michigan.

                                                   PER SHARE       PER SHARE
                                NUMBER OF           EXERCISE       REPURCHASE      NUMBER OF SHARES
       DATE OF PURCHASE      SHARES PURCHASED      PRICE PAID        PRICE         TO BE REPURCHASED
       ----------------      ----------------      ----------      ----------      -----------------
                                                                                   (Please fill in)


  PURCHASED SHARES SUBSEQUENTLY SOLD

     [ ] The undersigned hereby accepts the Company's offer to refund the purchase price of the shares of the Company's Common Stock acquired by the undersigned upon exercise of options, and subsequently sold by the undersigned, as described below, at the refund amount described below (which amount is less the amount received by the undersigned upon the undersigned's sale of the shares) with respect to such number of those shares as indicated below by the undersigned. The undersigned acknowledges that the Company will pay the difference between (a) the original purchase price paid by the undersigned for the shares plus interest on the original purchase price from the purchase date of the securities through the expiration date of the written repurchase offer and (b) the amount previously received by the undersigned for the shares. Depending on the state in which the undersigned acquired the shares, the undersigned acknowledges that the Company will pay interest at the following annual rate: 10% in Arizona or Maryland; 9% in Oregon; 8% in Washington; 7% in California, Florida, Illinois, Nevada, New Jersey, New York, Tennessee, Texas or any foreign countries; and 6% in Georgia, Massachusetts and Michigan. THE UNDERSIGNED HAS ENCLOSED A COPY OF THE CONFIRMATION OF SALE OF SUCH SHARES AND HAS COMPLETED AND INITIALED THE AFFIDAVIT OF SOLD STOCK CERTIFICATE BELOW.

                                            PER SHARE
                            NUMBER OF        EXERCISE       NUMBER OF          PER SHARE          NUMBER OF SHARES
       DATE OF PURCHASE  SHARES PURCHASED   PRICE PAID     SHARES SOLD        SALES PRICE      FOR WHICH REFUND SOUGHT
       ----------------  ----------------   ----------   ----------------   ----------------   -----------------------
                                                         (Please fill in)   (Please fill in)      (Please fill in)


     TO THE EXTENT YOU ACCEPT THE REPURCHASE OFFER FOR YOUR OPTIONS OR PURCHASED SHARES, YOU AGREE YOU WILL CEASE TO HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE OPTIONS OR PURCHASED SHARES AND ANY SUBSEQUENT APPRECIATION IN THE VALUE OF THE SHARES UNDERLYING SUCH OPTIONS OR SUCH PURCHASED SHARES. DEFINED TERMS USED HEREIN AND NOT DEFINED SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE WRITTEN REPURCHASE OFFER.

REJECTION OF REPURCHASE OFFER

     [ ]The undersigned acknowledges receipt of the Company's repurchase offer but expressly and irrevocably rejects the repurchase offer.

  AFFIDAVIT OF SOLD STOCK CERTIFICATE

     By his or her initials below, the undersigned hereby represents, warrants,
and covenants that he or she previously owned           shares ("Shares") of the
Company's Common Stock represented by Stock Certificate Number
("Certificate"). On           , 200 , the undersigned sold           Shares and
surrendered for transfer the Certificate in such transaction. The undersigned agrees, in consideration of the refund received from the Company's repurchase offer, to indemnify and hold harmless the Company, its officers, directors, employees and agents, and the successors and assigns of any such persons or entities, from and against any and all claims, actions, and suits, whether groundless or otherwise, and any and all liabilities, loss, damage, costs, charges, attorney's fees, and other expenses of every nature and character arising from, or incurred in connection with, said sold Shares and said transferred Certificate.

Please initial

  WITHHOLDING TAXES

     If the undersigned is a current or former employee of the Company and accepts the repurchase offer, the Company is required to withhold tax at the applicable tax rate on payments of interest to holders of shares and on payments of principal plus interest to holders of options. If the undersigned is a current or former employee of the Company, he or she must complete the attached Form W-4 and return it to the Company along with this Election Form. The undersigned will not receive any payments until the Company receives his or her Form W-4.

Dated:                                    --------------------------------------
                                          Signature of Offeree

                                          --------------------------------------
                                          Print Name

                                          Offeree's Tax Identification
                                          or Social Security Number:

                                          --------------------------------------

                                          Address of Offeree:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses and costs expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the registration fee of the Commission.

                           ITEM                                AMOUNT
                           ----                              -----------
SEC registration fee.......................................  $ 10,134.06
Blue sky fees and expenses.................................  $ 25,000.00
Printing and engraving expenses............................  $100,000.00
Legal fees and expenses....................................  $150,000.00
Accounting fees and expenses...............................  $ 50,000.00
Miscellaneous..............................................  $  5,710.34
                                                             -----------
          Total............................................  $340,844.40
                                                             ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     ARTISTdirect, Inc. (the "Registrant") is a Delaware corporation. Article VI of the Registrant's Bylaws provides that the Registrant may indemnify its officers and Directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall have determined that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     The Registrant carries directors' and officers' liability insurance covering its directors and officers.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following is a summary of the transactions by the Registrant and ARTISTdirect LLC, predecessor to the Registrant, within the past three years, involving sales of the Registrant's securities that were not registered under the Securities Act. All of the numbers reflect the 35-for-1 forward unit split that occurred in May 1999 with respect to common and preferred securities of ARTISTdirect, LLC, but do not reflect the one-for-four reverse stock split of the Registrant that occurred on March 21, 2000 or the one-for-ten reverse stock split of the Registrant that occurred on July 5, 2001.

     (a) In January 1998, ARTISTdirect, LLC issued 4,014,107 common securities to one of the founders of the Registrant, Keith Yokomoto, and 1,204,232 common securities to L&G Associates One, in connection with services rendered and to be rendered. L&G Associates One is affiliated with Allen Lenard, one of the Registrant's directors.

     (b) In June 1998, ARTISTdirect, LLC issued 1,605,643 common securities to Steve Rennie and 401,411 common securities to Robert Morse in connection with services rendered and to be rendered.

     (c) Throughout 1998, ARTISTdirect, LLC periodically issued additional common securities, for no additional consideration, to Messrs. Yokomoto, Rennie and Morse and L&G Associates One. In connection with each of these issuances, Marc Geiger and Don Muller, the other two founders of the Registrant, contributed the same number of common securities to ARTISTdirect, LLC, for no consideration.

     (d) In July 1998, the Registrant issued 200,705 shares of common securities to each of Messrs. Geiger and Muller in exchange for their interests in ARTISTdirect Holdings, L.L.C.

     (e) Between July 1998 and December 1998, ARTISTdirect, LLC issued a total of 9,458,340 Series A preferred securities for an aggregate purchase price of $2,910,000 to several outside investors, including affiliates of Constellation Venture Capital, L.P., Chase Capital Partners, Psilos Group Partners, DreamMedia Internet Ventures and Carl Kawabe.

     (f) In May 1999, ARTISTdirect, LLC issued a total of 13,982,207 common securities and 3,372,920 Series A preferred securities to the members of UBL, LLC in exchange for the 8,042,134 common securities and 1,940,000 preferred securities of UBL held by such members.

     (g) In May 1999, ARTISTdirect, LLC issued a total of 15,000,000 Series B preferred securities for an aggregate purchase price of $15,000,000 to several outside investors, including affiliates of Constellation Venture Capital, L.P. Psilos Group Partners, L.P., Chase Venture Capital

         Associates, L.P., Flatiron Fund 1998/99, LLC, Spinnaker Technology Fund, LP, and Toronto Dominion Investments, Inc. In connection with this transaction, holders of ARTISTdirect, LLC's Series A preferred securities received an aggregate of 354,526 common securities of ARTISTdirect, LLC and $85,000 in exchange for accrued and unpaid preferred returns on their Series A preferred securities.

     (h) In June 1999, ARTISTdirect, LLC issued Winterland Concessions a warrant to purchase 342,640 shares of our common stock at a price of $4.00 per share. ARTISTdirect, LLC also issued Giant Merchandising warrants to purchase a total of 562,500 shares of our common stock at a price of $4.00 per share.

     (i) In December 1999 and January 2000, the Registrant issued a total of 7,000,291 shares of Series C preferred stock for an aggregate purchase price of $97.5 million to several outside investors, including affiliates of Universal Music Group, Inc., Cisneros Television Group, Sony Music, BMG Music, Time Warner Inc., Maverick Recording Company and Yahoo!.

     (j) In December 1999, the Registrant issued Yahoo! a warrant to purchase an aggregate of 339,254 shares of common stock at an exercise price of $13.928 per share with respect to half of the shares and an exercise price of $11.00 per share with respect to the remaining half of the shares.

     (k) In March 2000, the Registrant issued 5670 Wilshire, L.P. a warrant to purchase 62,500 shares of common stock at an exercise price of $13.92 per share.

     (l) In May 2001, the Registrant granted three non-plan, non-qualified stock options to Frederick Field, its Chairman of the Board and Chief Executive Officer, to purchase up to an aggregate of 4,444,800 shares of common stock at an exercise price of $0.75 per share.

     None of the foregoing transactions involved any public offering, and the Registrant believes that at the time of each transaction, the transaction was exempt from the registration requirements of the Securities Act by virtue of
Section 4(2) thereof. The recipients in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments, as applicable, issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

     From August 1, 1998 to September 30, 2001, the Registrant granted options to purchase an aggregate of 1,587,055 shares of common stock to its directors, executive officers, employees, artists and consultants at a weighted average exercise price of $41.78. As of September 30, 2001, the Registrant has outstanding options to purchase shares of common stock as follows:


                           NUMBER
EXERCISE PRICE            OF SHARES
---------------          -----------
        $  7.50             488,167
        $ 12.40              13,362
        $ 20.00                 300
        $ 23.20               5,444
        $ 25.00                 550
        $ 30.00              12,567
        $ 36.00             210,667
        $ 40.00             279,425
        $120.00              46,159
        $139.28             137,422
        $140.00                 625
---------------           ---------
$7.50 - $140.00           1,194,688
===============           =========


     At the time these options were issued under the Registrant's various stock option plans, the Registrant believed that each of the issuances was exempt from the registration requirements of the Securities Act either by virtue of (i) the exemption provided by Rule 701 for securities offered under compensatory benefit plans and contracts or (ii) a "no-sale" theory under Section 5 of the Securities Act of 1933, since none of the optionees provided any consideration for the grants (the sale of the underlying option shares occurs only when the option is exercised and the purchase price for the shares is paid to the Registrant).


     Rule 701 was amended in April 1999 to revise, among other things, the category of persons who will qualify as consultants for purposes of securities issued pursuant to such rule. As a result, the Registrant believes that a number of artists and other non-employees who were granted options under the Registrant's plans may no longer qualify as consultants under amended Rule 701 and that the Rule 701 exemption may no longer be available for the options granted to those individuals. In addition, the Registrant believes that the aggregate dollar amount of the offering represented by the options granted under the Registrant's stock option plans may have exceeded the applicable limits set forth in Rule 701. Because the Registrant does not wish to rely solely on a "no-sale" theory for these option grants, the Registrant is making a rescission offer with respect to the unexercised options and shares of its common stock issued pursuant to the exercise of options. The details of this rescission offer are summarized on pages 9-10 of the prospectus contained in this registration statement.


     In August 2000, the Registrant acquired all the outstanding capital stock of Mjuice.com, Inc. for 900,000 shares of the Registrant's common stock, options and warrants. The Registrant relied on Section 3(a)(10) of the Securities Act for an exemption from the registration requirements of the Security Act when these securities are issued.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS

     The following Exhibits are attached hereto and incorporated herein by reference.


     EXHIBIT
     NUMBER                             DESCRIPTION
    ---------                           -----------
     3.1*       Amended and Restated Certificate of Incorporation of the
                Registrant.
     3.2*       Amended and Restated Bylaws of the Registrant.
     3.3(1)     Certificate of Amendment of the Third Amended and Restated
                Certificate of Incorporation.
     4.1*       See Exhibits 3.1 and 3.2 for provisions of the Registrant's
                Certificate of Incorporation and Bylaws determining the
                rights of holders of the Registrant's common stock. See
                Exhibit 10.8 for the rights of holders of registration
                rights.
     4.2*       Specimen common stock certificate.
     4.3(2)     Registration Rights Letter Agreement dated May 31, 2001
                between the Registrant and Frederick W. Field.
     5.1**      Opinion of Brobeck, Phleger & Harrison LLP.
    10.1+*      Agreement dated as of November 15, 1996, between the RCA
                Records Label and the Registrant.
    10.3+*      BMI Music Performance Agreement for the UBL, dated October
                9, 1998.
    10.5*       Settlement Agreement and Mutual General Release, dated as of
                October 23, 1997, between William Elson, on the one hand,
                and the Registrant, MGE, LLC, Marc Geiger and Donald Muller,
                on the other hand.
    10.6+*      Database, On-Line Internet Retail Store and Consumer Direct
                Fulfillment Services Agreement, dated as of August 15, 1998, between AEC One Stop Group, Inc. and the UBL, as amended.
    10.7*       Securities Purchase Agreement, dated July 28, 1998, among
                the Registrant, the UBL, Constellation Venture Capital, L.P.
                and Constellation Ventures (BVI), Inc.
    10.8*       Third Amended and Restated Registration Rights Agreement,
                dated as of November 12, 1999, among the Registrant and the other parties who are signatories thereto, as amended.
    10.9*       UBL Exchange, Contribution and Distribution Agreement, dated
                May 18, 1999.
    10.10*      Exchange Agreement, dated February 17, 1999, by and among
                the UBL, Scott Blum and Eric Benjamin.
    10.11*      Contingent Loan Agreement, dated February 17, 1999, by and between the UBL and Scott Blum.
    10.12*      Letter Agreement, dated February 17, 1999, between the UBL and Scott Blum regarding bonuses to cover interest
                obligations under the Contingent Loan Agreement.
    10.13*      Issuance, Noncompetition and Nonsolicitation Agreement,
                dated as of January 1, 1996, between the Registrant and
                Keith Yokomoto.
    10.14*      Issuance Agreement, dated as of January 1, 1998, between the
                Registrant, Marc Geiger, Donald Muller, and L&G Associates
                One.
    10.15*      Issuance, Noncompetition and Nonsolicitation Agreement,
                dated as of June 30, 1998, between the Registrant and Steve
                Rennie.
    10.16*      Deferred Compensation Agreement, dated as of April 1, 1998, by and between Keith Yokomoto and the Registrant dated July
                1, 1998.
    10.17*      Employment Agreement, dated as of January 1, 1998, between
                Keith Yokomoto and the Registrant.
    10.19*      Employment Agreement, dated as of July 28, 1998, between
                Marc Geiger and the Registrant.
    10.20*      Employment Agreement, dated as of July 28, 1998, between Don
                Muller and the Registrant.
    10.21*      1999 Employee Stock Purchase Plan.
    10.22*      1999 Employee Stock Option Plan.
    10.23*      1999 Artist and Artist Advisor Stock Option Plan.
    10.24*      1999 Artist Stock Option Plan.

     EXHIBIT
     NUMBER                             DESCRIPTION
    ---------                           -----------
    10.25+*     Agreement to license Pandesic E-business Solution Service
                between Pandesic LLC, AD and UBL.
    10.26+*     ADNM Merchandiser Agreement, dated as of April 1, 1999,
                between Giant Merchandising and ARTISTdirect New Media, LLC.
    10.27+*     ADNM Merchandiser Agreement, dated as of June 7, 1999,
                between Winterland Concessions Company and ARTISTdirect New
                Media, LLC.
    10.28+*     UBL Merchandiser Agreement, dated as of April 1, 1999,
                between Giant Merchandising and ARTISTdirect New Media, LLC.
    10.29*      Form of Directors Indemnification Agreement
    10.30*      Form of Officers Indemnification Agreement
    10.31*      Audio Sample License Agreement dated as of December 20, 1999 between the Registrant and Maverick Recording Company.
    10.32+*     Internet Video License Agreement dated as of December 20,
                1999 between the Registrant and Maverick Recording Company.
    10.33+*     Webcasting Transmission License Agreement dated as of
                December 20, 1999 between the Registrant and Maverick
                Recording Company.
    10.34+*     Strategic Marketing Agreement dated as of December 20, 1999 between the Registrant and Maverick Recording Company.
    10.35+*     Audio Sample License Agreement dated as of December 20, 1999 between the Registrant and Warner Music Group Inc.
    10.36+*     Internet Video License Agreement dated as of December 20,
                1999 between the Registrant and Warner Music Group Inc.
    10.37+*     Webcasting Transmission License Agreement dated as of
                December 20, 1999 between the Registrant and Warner Music
                Group Inc.
    10.38+*     Strategic Marketing Agreement dated as of December 20, 1999 between the Registrant and Warner Music Group Inc.
    10.39*      Strategic Marketing Agreement dated as of December 6, 1999 between the Registrant and Universal Music Group, Inc.
    10.40+*     ARTISTdirect -- Cisneros Television Group Memorandum of
                Understanding dated as of November 15, 1999 between the
                Registrant and Lakeport Overseas Ltd.
    10.41+*     Strategic Licensing Agreement dated as of December 6, 1999 between the Registrant and Sony Music.
    10.42*      Strategic Marketing Agreement dated as of December 20, 1999 between the Registrant and BMG Music.
    10.43+*     Advertising and Promotion Agreement dated as of December 24,
                1999 between the Registrant and Yahoo! Inc.
    10.45*      Form of Series C Preferred Stock Purchase Agreement.
    10.46*      Warrant dated December 24, 1999, issued to Yahoo!
    10.47*      5670 Wilshire Boulevard Office Lease, as amended.
    10.48(3)    Operating Agreement of ARTISTdirect Records, LLC dated May
                31, 2001 by and among ARTISTdirect Records, LLC,
                ARTISTdirect Recordings, Inc. and Radar Records Holdings,
                LLC.
    10.49(4)    Loan and Security Agreement dated May 31, 2001 by and
                between ARTISTdirect Records, LLC and ARTISTdirect
                Recordings, Inc.
    10.50(5)    Employment Agreement dated May 31, 2001 by and between the
                Registrant and Frederick W. Field.
    10.51(6)    Employment Agreement dated May 31, 2001 by and between
                ARTISTdirect Records, LLC and Frederick W. Field.
    10.52(7)    Letter Agreement dated May 31, 2001 by and among the
                Registrant, ARTISTdirect Records, LLC, ARTISTdirect
                Recordings, Inc., Frederick W. Field and Radar Records
                Holdings, LLC.
    10.53**     Agreement to Extend Initial Period of Employment, dated as of April 27, 2001, between Marc Geiger and the Registrant.
    10.54**     Amendment to Employment Agreement, dated as of July 1, 2001, between Marc Geiger and the Registrant.

     EXHIBIT
     NUMBER                             DESCRIPTION
    ---------                           -----------
    10.55**     Employment Agreement, dated as of July 1, 2001, between
                Keith Yokomoto and the Registrant.
    10.56+      Hosting and Development Agreement, dated August 14, 2001,
                between CNP, Inc. (formerly Amplified Holdings, Inc.) and
                the Registrant.
    10.57+      Agreement dated as of July 19, 2000 between the Registrant and Ticketmaster Online-City Search, Inc.
    21.1        Subsidiaries of the Registrant.
    23.1        Consent of Brobeck, Phleger & Harrison LLP (included in
                Exhibit 5.1).
    23.2        Consent of KPMG LLP with respect to ARTISTdirect, LLC and
                subsidiaries.
    23.3        Consent of KPMG LLP with respect to iMusic, Inc.
    24.1**      Powers of Attorney.
    99.1(8)     1999 Employee Stock Option Plan (As Amended and Restated
                Through March 21, 2000).
    99.2(8)     1999 Employee Stock Purchase Plan (As Amended and Restated
                Through March 21, 2000).
    99.3(9)     Mjuice.com, Inc. 1999 Stock Option Plan, as assumed by
                Registrant.
    99.4(9)     Audio Explosion, Inc. 1998 Stock Option Plan, as assumed by
                Registrant.
    99.5(10)    Offer to Purchase, dated February 26, 2001.


-------------------------
   * Incorporated by reference to the same exhibit in the Registrant's Registration Statement on Form S-1 initially filed on September 22, 1999, as amended by Amendment No.'s 1 - 7 thereto.

  ** Previously filed.

 (1) Incorporated by reference to the same exhibit in the Registrant's Quarterly Report on Form 10-Q filed on August 14, 2001.

 (2) Incorporated by reference to Exhibit 3 filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.)

 (3) Incorporated by reference to Appendix B filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.

 (4) Incorporated by reference to Appendix C filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001

 (5) Incorporated by reference to the same exhibit in the Registrant's Registration Statement on Form S-8 filed on August 27, 2001.

 (6) Incorporated by reference to Exhibit 2 filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.

 (7) Incorporated by reference to Exhibit 4 filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.


 (8) Incorporated by reference to the same exhibits in the Registrant's Registration Statement on Form S-8 filed on May 31, 2000.



 (9) Incorporated by reference to the same exhibits in the Registrant's Registration Statement on Form S-8 filed on January 4, 2001.



(10) Incorporated by reference to Exhibit (a)(1)(A) filed in connection with the Registrant's Schedule TO-I on February 26, 2001.


   + Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions will be omitted from this exhibit and filed separately with the Commission.

ITEM 17. UNDERTAKINGS

     1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     2. The undersigned Registrant hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 14th day of November, 2001.


                                          ARTISTDIRECT, INC.

                                          By:    /s/ FREDERICK W. FIELD
                                            ------------------------------------
                                                     Frederick W. Field
                                                Chief Executive Officer and
                                             Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----
               /s/ FREDERICK W. FIELD                  Chief Executive Officer     November 14, 2001
-----------------------------------------------------  and Chairman of the Board
                 Frederick W. Field                    of Directors (Principal
                                                       Executive Officer)

                   MARC P. GEIGER*                     President, ARTISTdirect     November 14, 2001
-----------------------------------------------------  Artist Services, and Vice-
                   Marc P. Geiger                      Chairman of the Board of
                                                       Directors

                 KEITH K. YOKOMOTO*                    Chief Operating Officer,    November 14, 2001
-----------------------------------------------------  President and Director
                  Keith K. Yokomoto

                /s/ JAMES B. CARROLL                   Executive Vice President    November 14, 2001
-----------------------------------------------------  and Chief Financial
                  James B. Carroll                     Officer (Principal
                                                       Financial and Accounting
                                                       Officer)

                  ALLEN D. LENARD*                     Director                    November 14, 2001
-----------------------------------------------------
                   Allen D. Lenard

                CLIFFORD H. FRIEDMAN*                  Director                    November 14, 2001
-----------------------------------------------------
                Clifford H. Friedman

                  STEPHEN M. KRUPA*                    Director                    November 14, 2001
-----------------------------------------------------
                  Stephen M. Krupa

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----
                   BENJAMIN MOODY*                     Director                    November 14, 2001
-----------------------------------------------------
                   Benjamin Moody

                 DARA KHOSROWSHAHI*                    Director                    November 14, 2001
-----------------------------------------------------
                  Dara Khosrowshahi


*Power of attorney

By:     /s/  JAMES B. CARROLL
------------------------------------
          James B. Carroll
          Attorney-in-Fact

                                 EXHIBIT INDEX


     EXHIBIT
     NUMBER                             DESCRIPTION
    ---------                           -----------
     3.1*       Amended and Restated Certificate of Incorporation of the
                Registrant.
     3.2*       Amended and Restated Bylaws of the Registrant.
     3.3(1)     Certificate of Amendment of the Third Amended and Restated
                Certificate of Incorporation.
     4.1*       See Exhibits 3.1 and 3.2 for provisions of the Registrant's
                Certificate of Incorporation and Bylaws determining the
                rights of holders of the Registrant's common stock. See
                Exhibit 10.8 for the rights of holders of registration
                rights.
     4.2*       Specimen common stock certificate.
     4.3(2)     Registration Rights Letter Agreement dated May 31, 2001
                between the Registrant and Frederick W. Field.
     5.1**      Opinion of Brobeck, Phleger & Harrison LLP.
    10.1+*      Agreement dated as of November 15, 1996, between the RCA
                Records Label and the Registrant.
    10.3+*      BMI Music Performance Agreement for the UBL, dated October
                9, 1998.
    10.5*       Settlement Agreement and Mutual General Release, dated as of
                October 23, 1997, between William Elson, on the one hand,
                and the Registrant, MGE, LLC, Marc Geiger and Donald Muller,
                on the other hand.
    10.6+*      Database, On-Line Internet Retail Store and Consumer Direct
                Fulfillment Services Agreement, dated as of August 15, 1998, between AEC One Stop Group, Inc. and the UBL, as amended.
    10.7*       Securities Purchase Agreement, dated July 28, 1998, among
                the Registrant, the UBL, Constellation Venture Capital, L.P.
                and Constellation Ventures (BVI), Inc.
    10.8*       Third Amended and Restated Registration Rights Agreement,
                dated as of November 12, 1999, among the Registrant and the other parties who are signatories thereto, as amended.
    10.9*       UBL Exchange, Contribution and Distribution Agreement, dated
                May 18, 1999.
    10.10*      Exchange Agreement, dated February 17, 1999, by and among
                the UBL, Scott Blum and Eric Benjamin.
    10.11*      Contingent Loan Agreement, dated February 17, 1999, by and between the UBL and Scott Blum.
    10.12*      Letter Agreement, dated February 17, 1999, between the UBL and Scott Blum regarding bonuses to cover interest
                obligations under the Contingent Loan Agreement.
    10.13*      Issuance, Noncompetition and Nonsolicitation Agreement,
                dated as of January 1, 1996, between the Registrant and
                Keith Yokomoto.
    10.14*      Issuance Agreement, dated as of January 1, 1998, between the
                Registrant, Marc Geiger, Donald Muller, and L&G Associates
                One.
    10.15*      Issuance, Noncompetition and Nonsolicitation Agreement,
                dated as of June 30, 1998, between the Registrant and Steve
                Rennie.
    10.16*      Deferred Compensation Agreement, dated as of April 1, 1998, by and between Keith Yokomoto and the Registrant dated July
                1, 1998.
    10.17*      Employment Agreement, dated as of January 1, 1998, between
                Keith Yokomoto and the Registrant.
    10.19*      Employment Agreement, dated as of July 28, 1998, between
                Marc Geiger and the Registrant.

     EXHIBIT
     NUMBER                             DESCRIPTION
    ---------                           -----------
    10.20*      Employment Agreement, dated as of July 28, 1998, between Don
                Muller and the Registrant.
    10.21*      1999 Employee Stock Purchase Plan.
    10.22*      1999 Employee Stock Option Plan.
    10.23*      1999 Artist and Artist Advisor Stock Option Plan.
    10.24*      1999 Artist Stock Option Plan.
    10.25+*     Agreement to license Pandesic E-business Solution Service
                between Pandesic LLC, AD and UBL.
    10.26+*     ADNM Merchandiser Agreement, dated as of April 1, 1999,
                between Giant Merchandising and ARTISTdirect New Media, LLC.
    10.27+*     ADNM Merchandiser Agreement, dated as of June 7, 1999,
                between Winterland Concessions Company and ARTISTdirect New
                Media, LLC.
    10.28+*     UBL Merchandiser Agreement, dated as of April 1, 1999,
                between Giant Merchandising and ARTISTdirect New Media, LLC.
    10.29*      Form of Directors Indemnification Agreement.
    10.30*      Form of Officers Indemnification Agreement.
    10.31*      Audio Sample License Agreement dated as of December 20, 1999 between the Registrant and Maverick Recording Company.
    10.32+*     Internet Video License Agreement dated as of December 20,
                1999 between the Registrant and Maverick Recording Company.
    10.33+*     Webcasting Transmission License Agreement dated as of
                December 20, 1999 between the Registrant and Maverick
                Recording Company.
    10.34+*     Strategic Marketing Agreement dated as of December 20, 1999 between the Registrant and Maverick Recording Company.
    10.35+*     Audio Sample License Agreement dated as of December 20, 1999 between the Registrant and Warner Music Group Inc.
    10.36+*     Internet Video License Agreement dated as of December 20,
                1999 between the Registrant and Warner Music Group Inc.
    10.37+*     Webcasting Transmission License Agreement dated as of
                December 20, 1999 between the Registrant and Warner Music
                Group Inc.
    10.38+*     Strategic Marketing Agreement dated as of December 20, 1999 between the Registrant and Warner Music Group Inc.
    10.39*      Strategic Marketing Agreement dated as of December 6, 1999 between the Registrant and Universal Music Group, Inc.
    10.40+*     ARTISTdirect -- Cisneros Television Group Memorandum of
                Understanding dated as of November 15, 1999 between the
                Registrant and Lakeport Overseas Ltd.
    10.41+*     Strategic Licensing Agreement dated as of December 6, 1999 between the Registrant and Sony Music.
    10.42*      Strategic Marketing Agreement dated as of December 20, 1999 between the Registrant and BMG Music.
    10.43+*     Advertising and Promotion Agreement dated as of December 24,
                1999 between the Registrant and Yahoo! Inc.
    10.45*      Form of Series C Preferred Stock Purchase Agreement.
    10.46*      Warrant dated December 24, 1999, issued to Yahoo!
    10.47*      5670 Wilshire Boulevard Office Lease, as amended.
    10.48(3)    Operating Agreement of ARTISTdirect Records, LLC dated May
                31, 2001 by and among ARTISTdirect Records, LLC,
                ARTISTdirect Recordings, Inc. and Radar Records Holdings,
                LLC.

     EXHIBIT
     NUMBER                             DESCRIPTION
    ---------                           -----------
    10.49(4)    Loan and Security Agreement dated May 31, 2001 by and
                between ARTISTdirect Records, LLC and ARTISTdirect
                Recordings, Inc.
    10.50(5)    Employment Agreement dated May 31, 2001 by and between the
                Registrant and Frederick W. Field.
    10.51(6)    Employment Agreement dated May 31, 2001 by and between
                ARTISTdirect Records, LLC and Frederick W. Field.
    10.52(7)    Letter Agreement dated May 31, 2001 by and among the
                Registrant, ARTISTdirect Records, LLC, ARTISTdirect
                Recordings, Inc., Frederick W. Field and Radar Records
                Holdings, LLC.
    10.53**     Agreement to Extend Initial Period of Employment, dated as of April 27, 2001, between Marc Geiger and the Registrant.
    10.54**     Amendment to Employment Agreement, dated as of July 1, 2001, between Marc Geiger and the Registrant.
    10.55**     Employment Agreement, dated as of July 1, 2001, between
                Keith Yokomoto and the Registrant.
    10.56+      Hosting and Development Agreement, dated August 14, 2001,
                between CNP, Inc. (formerly Amplified Holdings, Inc.) and
                the Registrant.
    10.57+      Agreement dated as of July 19, 2000 between the Registrant and Ticketmaster Online -- City Search, Inc.
    21.1        Subsidiaries of the Registrant.
    23.1        Consent of Brobeck, Phleger & Harrison LLP (included in
                Exhibit 5.1).
    23.2        Consent of KPMG LLP with respect to ARTISTdirect, LLC and
                subsidiaries.
    23.3        Consent of KPMG LLP with respect to iMusic, Inc.
    24.1**      Powers of Attorney.
    99.1(8)     1999 Employee Stock Option Plan (As Amended and Restated
                Through March 21, 2000).
    99.2(8)     1999 Employee Stock Purchase Plan (As Amended and Restated
                Through March 21, 2000).
    99.3(9)     Mjuice.com, Inc. 1999 Stock Option Plan, as assumed by
                Registrant.
    99.4(9)     Audio Explosion, Inc. 1998 Stock Option Plan, as assumed by
                Registrant.
    99.5(10)    Offer to Purchase, dated February 26, 2001.


-------------------------
   * Incorporated by reference to the same exhibit in the Registrant's Registration Statement on Form S-1 initially filed on September 22, 1999, as amended by Amendment No.'s 1 - 7 thereto.

  ** Previously filed.

 (1) Incorporated by reference to the same exhibit in the Registrant's Quarterly Report on Form 10-Q filed on August 14, 2001.

 (2) Incorporated by reference to Exhibit 3 filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.)

 (3) Incorporated by reference to Appendix B filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.

 (4) Incorporated by reference to Appendix C filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001

 (5) Incorporated by reference to the same exhibit in the Registrant's Registration Statement on Form S-8 filed on August 27, 2001.

 (6) Incorporated by reference to Exhibit 2 filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.

 (7) Incorporated by reference to Exhibit 4 filed in connection with the Registrant's Definitive Proxy Statement on June 11, 2001.



 (8) Incorporated by reference to the same exhibits in the Registrant's Registration Statement on Form S-8 filed on May 31, 2000.



 (9) Incorporated by reference to the same exhibits in the Registrant's Registration Statement on Form S-8 filed on January 4, 2001.



(10) Incorporated by reference to Exhibit (a)(1)(A) filed in connection with the Registrant's Schedule TO-I on February 26, 2001.


   + Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions will be omitted from this exhibit and filed separately with the Commission.